UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Agilysys, Inc.
(Name of Registrant as Specified In Its Charter)
n/a (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
The purchase price payable under the purchase agreement is $64 million, subject to a possible adjustment as set forth in the purchase agreement. Solely for purposes of calculating the filing fee, the registrant estimates a purchase price of $64 million.

	(5)	Total fee paid:
$7,430.40

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

Preliminary Copy

28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139

June [    ], 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Agilysys, Inc., which will be held at 8:30 a.m., local time, on July 28, 2011, at our headquarters, 28925 Fountain Parkway, Solon, Ohio 44139. Your Board of Directors and management look forward to meeting with you.

At the Annual Meeting, we are seeking your authorization for an important transaction. We agreed to sell our Technology Solutions Group business segment (the “TSG Business”) to OnX Acquisition LLC and OnX Enterprise Solutions Limited, pursuant to a Stock and Asset Purchase Agreement, dated as of May 28, 2011. In accordance with the terms and conditions of the Purchase Agreement, we will sell the TSG Business for an aggregate purchase price of $64 million, subject to a possible working capital adjustment as set forth in the Purchase Agreement. The full text of the Purchase Agreement is included as Annex A to the Proxy Statement that accompanies this letter.

Additionally, at the Annual Meeting, we are seeking your approval on several important corporate governance matters, as well as several compensation matters, including two compensation plans. All of the matters to be addressed at the Annual Meeting are included in the Notice of Annual Meeting of Shareholders that follows this letter. As there are numerous, detailed matters for you to consider, we strongly encourage you to read the entire Proxy Statement and all of the Annexes to the Proxy Statement, including the Purchase Agreement, as the Purchase Agreement will be the legal governing document setting forth the terms of sale of the TSG Business.

After careful consideration, our Board of Directors unanimously determined that all of the matters proposed at the Annual Meeting are in the best interests of the Company and our shareholders; and, therefore, unanimously recommends that you vote “FOR” the authorization and approval of all matters included in the Notice of Annual Meeting of Shareholders. Certain shareholders have agreed to vote “FOR” the authorization of the sale of the TSG Business as discussed in the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. In particular, several of the matters require the affirmative vote of the holders of two-thirds of our outstanding common shares for approval, including authorization of the sale of the TSG Business, and failure to vote on these matters will have the same effect as a vote “AGAINST” such matters. Accordingly, please sign, date, and mail the enclosed proxy card in the envelope provided at your earliest convenience.

Thank you for your cooperation and continued support.

Keith M. Kolerus

Chairman of the Board

28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Agilysys Inc. will be held at our headquarters, 28925 Fountain Parkway, Solon, Ohio 44139, on July 28, 2011, at 8:30 a.m., local time, for the following purposes:

1.

To authorize the sale of the Company’s Technology Solutions Group business segment to OnX Acquisition LLC and OnX Enterprise Solutions Limited (together, the “Purchasers”) pursuant to the terms and conditions of the Stock and Asset Purchase Agreement dated as of May 28, 2011, by and among Agilysys, Inc., Agilysys Technology Solutions Group, LLC, and the Purchasers (Proposal 1);

2.	To approve an amendment to the Company’s Amended Code of Regulations (“Regulations”) to reduce the required number of Directors to a minimum of three and maximum of nine (Proposal 2);

3.	If Proposal 2 is approved, to approve an amendment to the Company’s Regulations to reduce the number of Board classes from three to two (Proposal 3);

4.	If both Proposals 2 and 3 are approved, to elect one Director for a two-year term expiring at the 2013 Annual Meeting (Proposal 4);

5.	If Proposal 3 is not voted on or is not approved, to elect three Directors to hold office for terms expiring at the 2014 Annual Meeting (Proposal 5);

6.

To approve an amendment to the Company’s Amended Articles of Incorporation (“Articles”) to delete Article that states that amendments to the Regulations may only be authorized by shareholders (Proposal 6);

7.

If Proposal 6 is approved, to approve an amendment to the Company’s Regulations to authorize the Board of Directors to amend the Regulations to the extent permitted by Ohio General Corporation Law (Proposal 7);

8.	To vote, on a non-binding advisory basis, to approve executive compensation (Proposal 8);

9.	To vote, on a non-binding advisory basis, on the frequency of future advisory votes on executive compensation (Proposal 9);

10.	To approve the Agilysys, Inc. 2011 Stock Incentive Plan (Proposal 10);

11.	To approve the Agilysys, Inc. Annual Incentive Plan (Proposal 11);

12.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal 12);

13.

To approve adjournments or postponements of the Annual Meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual Meeting to establish a quorum or to approve the above proposals (Proposal 13); and

14.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on June 14, 2011 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

By Order of the Board of Directors,

Kathleen A. Weigand

General Counsel, Secretary and

Senior Vice President – Human Resources

June [    ], 2011

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT PROMPTLY TO ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 28, 2011:  The Proxy Statement and 2011 Annual Report to Shareholders and Form 10-K for the fiscal year ended March 31, 2011 are available at www.agilysys.com.

i

v

28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

JULY 28, 2011

This Proxy Statement and the enclosed proxy card are being provided in connection with the solicitation by the Board of Directors of Agilysys, Inc. to be used at the Annual Meeting on July 28, 2011, and any adjournments or postponement of the Annual Meeting. The time, place, and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders that is provided with this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her, or its vote by giving written notice to the Company’s Secretary at any time before the final vote on a matter is taken at the Annual Meeting. Unless revoked, common shares of the Company represented by a valid proxy card (or other valid form of proxy) received in time for voting will be voted according to the directions given on the proxy card.

This Proxy Statement, the enclosed proxy card, and our 2011 Annual Report to Shareholders and Form 10-K for the fiscal year ended March 31, 2011 (“2011 Annual Report”) are first being mailed to shareholders and made available electronically on our website at www.agilysys.com, under Investor Relations, beginning on or about June [    ], 2011. Our 2011 Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material. If you wish to have additional copies of our 2011 Annual Report, we will mail copies to you without charge. Requests may be sent to: Agilysys, Inc., Attn: Investor Relations, 28925 Fountain Parkway, Solon, Ohio 44139, or you may request copies through our website, under Investor Relations. These documents have been filed with the Securities and Exchange Commission and also may be accessed from its website at www.sec.gov.

Holders of our common shares can vote at the Annual Meeting. At the close of business on June 14, 2011, the record date fixed for purpose of determining which shareholders can vote at the Annual Meeting (the “Record Date”), there were 22,993,135 common shares outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. References within this Proxy Statement to our “common shares” or “shares” refer to our common shares, without par value, our only class of outstanding shares.

In this Proxy Statement the terms “Agilysys,” “Company,” “we,” “our,” “ours,” and “us” refer to Agilysys, Inc., an Ohio corporation, and its subsidiaries. The term “Agilysys LLC” refers to Agilysys Technology Solutions Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Agilysys. The term “Purchase Agreement” refers to the Stock and Asset Purchase Agreement, dated as of May 28, 2011, by and between Agilysys, Agilysys LLC, OnX LLC and OnX Limited, and as it may be amended, restated, modified or superseded from time to time in accordance with its terms. The terms “TSG Business” or “TSG” refer to the Company’s Technology Solutions Group business segment as further described in the Purchase Agreement. The terms “HSG Business” or HSG refer to the Company’s Hospitality Solutions Group business segment and the terms “RSG Business” or RSG refer to the Company’s Retail Solutions Group business segment (together with HSG Business, “HSG and RSG Businesses”). The term “TSG Sale” refers to the proposed sale of the TSG Business pursuant to the Purchase Agreement. The term “OnX LLC” refers to OnX Acquisition LLC, a Delaware limited liability company. The term “OnX Limited” refers to OnX Enterprise Solutions Limited, an Ontario company. The terms “Purchaser” or “Purchasers” refer collectively to OnX LLC and OnX Limited (and also Marlin Equity Partners for purposes of discussing the “Background of the TSG Sale” and “Reasons for the TSG Sale” on pages [    ] and for purposes of the opinion of our financial advisor on pages [    ]). Each of Agilysys and Purchasers are sometimes referred to in this Proxy Statement as a “party,” or collectively as the “parties.”

SUMMARY TERM SHEET

(REGARDING THE TSG SALE)

This summary highlights selected information from this Proxy Statement about the TSG Sale (Proposal 1) and about the Annual Meeting. This summary may not contain all the information that is important to you regarding the TSG Sale or the Annual Meeting. You should carefully read the entire Proxy Statement and the other documents to which we have referred you. See “Additional Information” on page [    ]. Each item in this summary refers to the page of this Proxy Statement on which the applicable subject is discussed in more detail.

Parties to the TSG Sale

Agilysys, Inc.

Agilysys is a leading developer and marketer of proprietary enterprise software, services, and solutions to the hospitality and retail industries. The Company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency, and enhance the consumer’s experience. The Company serves casinos, resorts, hotels, food service venues, stadiums, cruise lines, grocery stores, convenience stores, and general and specialty retail businesses, and partners. Headquartered in Cleveland, Ohio, the Company operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore, and Hong Kong. We have agreed to sell our TSG Business pursuant to the Purchase Agreement. For more information please visit our website at www.agilysys.com. Our common shares are listed on The NASDAQ Global Select Market under the symbol “AGYS.” Our common shares will continue to be listed under the symbol “AGYS” whether or not the TSG Sale is consummated.

Agilysys is an Ohio corporation. Our principal executive office is located at 28925 Fountain Parkway, Solon, Ohio 44139. Our telephone number is (440) 519-8700.

OnX LLC and OnX Limited

OnX LLC, a newly formed Delaware limited liability company and a subsidiary of Marlin Equity Partners (“Marlin Equity”), was formed by Marlin Equity solely for the purpose of entering into the Purchase Agreement and consummating the transactions contemplated thereby. OnX LLC has not engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Purchase Agreement. OnX LLC’s principal executive office is located at 2121 Rosecrans Avenue, Suite 4325, El Segundo, CA 90245. Its telephone number is (310) 364-0100.

OnX Limited, an Ontario company and a portfolio company of Marlin Equity, is a leading IT solutions provider focused on designing and delivering mission critical data center solutions. OnX Limited offers a broad range of core solutions including specialized offerings in professional services, hardware and software solutions, managed services and digital services. OnX Limited was founded in 1983 and has been recognized as one of Canada’s 50 best managed companies for three consecutive years. OnX Limited’s principal executive office is located at 155 Commerce Valley Drive, E, Thornmill, Ontario L3T 7T2. Its telephone number is (905) 482-2292.

Marlin Equity is a leading private investment firm with over $1 billion of capital under management. The firm is focused on providing corporate parents, shareholders, and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin Equity primarily invests in businesses where its capital base, extensive network of operational resources, and industry relationships will strengthen a company’s operating and financial performance. Marlin Equity’s principal executive office is located at 2121 Rosecrans Avenue, Suite 4325, El Segundo, CA 90245. Its telephone number is (310) 364-0100.

The Annual Meeting

Date, Time and Place of the Annual Meeting (Page [    ])

The Annual Meeting will be held at 8:30 a.m., local time, on July 28, 2011, at our headquarters, 28925 Fountain Parkway, Solon, Ohio 44139.

Purpose (Page [    ])

You will be asked to consider and vote upon proposals to (i) authorize the TSG Sale (Proposal 1), (ii) approve amendments to our Articles and Regulations (Proposals 2, 3, 6 and 7), (iii) elect Directors (Proposals 4 and 5), (iv) approve an annual incentive plan and an equity incentive plan (Proposals 10 and 11), (v) approve, on a non-binding basis, our executive compensation and the frequency of future advisory votes on executive compensation (Proposals 8 and 9), and (vi) to ratify the appointment of our independent registered public accounting firm (Proposal 12). You may also be asked to approve any proposals to adjourn or postpone the Annual Meeting (Proposal 13), if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual Meeting to establish a quorum or to authorize the TSG Sale or any other proposal.

Record Date, Voting and Quorum and Required Vote (Page [    ])

You are entitled to vote at the Annual Meeting if you owned our common shares at the close of business on June 14, 2011, the Record Date for the Annual Meeting. You will have one vote for each common share that you owned on the Record Date. As of the Record Date, there were 22,993,135 common shares outstanding and entitled to vote. On all matters, each share has one vote.

A quorum of the holders of the outstanding common shares must be present for the Annual Meeting to be held. A quorum consists of the holders of record of a majority of shares entitled to vote at the Annual Meeting, present in person or represented by proxy. If a quorum is not present, the Annual Meeting will be adjourned or postponed until the holders of the number of votes required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your common shares will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of at least two-thirds of the issued and outstanding common shares of the Company is required to authorize or approve the (i) TSG Sale (Proposal 1), and (ii) amendments to our Articles and Regulations (Proposals 2, 3, 6 and 7). Additionally, approval of the reduction in number of Board classes (Proposal 3) requires the affirmative vote of a majority of disinterested shares voted.

Directors will be elected if they receive the greatest number of votes cast at the Annual Meeting by shareholders present and in person or represented by proxy and entitled to vote (Proposals 4 and 5).

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote is required (i) to approve the non-binding vote on executive compensation (Proposal 8), (ii) to approve the annual incentive plan and equity incentive plan (Proposals 10 and 11), (iii) to ratify the appointment of our independent registered public accounting firm (Proposal 12), and (iv) to adjourn or postpone the Annual Meeting (Proposal 13), if necessary.

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders present in person or represented by proxy and entitled to vote will be the frequency for the advisory vote on executive compensation selected by shareholders (Proposal 9).

More information about the vote required to authorize or approve each proposal is described in the discussion of each proposal and, for the TSG Sale, additional information is provided below in this Summary.

Effect of Abstentions and Broker Non-Votes on Voting (Page [    ])

Abstentions will have the same effect as a vote “AGAINST” all proposals, except the Director elections and the vote on the frequency vote for executive compensation, for which abstentions will have no effect.

Generally, a broker, bank, or other nominee may only vote the common stock that it holds in street name for you in accordance with your instructions. However, if your broker, bank or other nominee has not received your instructions, your broker, bank, or other nominee has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your broker, bank, or other nominee cannot vote on a particular matter because your broker, bank, or other nominee has not received instructions from you and because the proposal is not routine. All of the proposals are non-routine except the proposals to (i) ratify the appointment of our independent registered public accounting firm (Proposal 12), and (ii) adjourn or postpone the Annual Meeting (Proposal 13), if necessary, to permit the solicitation of additional proxies for any proposal except the TSG Sale (for which such adjournment or postponement would be a non-routine proposal). For Proposals 1, 2, 3, 6 and 7 a broker non-vote is the same as a vote “AGAINST” each proposal. For Proposals 4, 5, 8, 9, 10, 11 and 13 a broker non-vote will have no effect.

If you wish to vote on any proposal to approve adjournments or postponements of the Annual Meeting (Proposal 13), you should provide instructions to your broker, bank or other nominee. If you do not provide instructions to your broker, bank or other nominee, your broker, bank, or other nominee generally will have the authority to vote on proposals such as the adjournment or postponement of meetings. However, your broker, bank, or other nominee will not be authorized to vote on any proposal to adjourn or postpone the meeting solely relating to the solicitation of proxies to authorize the TSG Sale.

Revocability of Proxies (Page [    ])

Any registered shareholder who executes and returns a proxy card may revoke the proxy at any time before it is voted in any one of the following ways:

•	Delivering to our principal offices (Attention: Secretary) a written instrument that revokes the proxy;

•	Submitting another properly completed proxy with a later date; or

•	Attending the Annual Meeting and voting in person.

Simply attending the Annual Meeting will not constitute revocation of a proxy. If you are not a registered shareholder and you instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your instructions.

The TSG Sale

The TSG Sale (Page [    ])

On May 27, 2011, our board of directors, at a meeting duly called and held, unanimously authorized the TSG Sale pursuant to the Purchase Agreement, a copy of which is included as Annex A to this Proxy Statement. Please read it carefully. Pursuant to the terms of the Purchase Agreement:

•	We agreed to sell the TSG Business to Purchasers; and

•

In exchange for the TSG Business, Purchasers agreed to make a cash payment to us in the amount of $64 million, subject to a possible working capital adjustment as set forth in the Purchase Agreement and more fully described below under “The Purchase Agreement — General” on page [    ].

If all necessary approvals have been obtained or waived, including shareholder authorization and any third party consents, we hope to complete the TSG Sale shortly after this Annual Meeting.

Reasons for the TSG Sale (Page [    ])

In evaluating the TSG Sale, our Board of Directors considered, among other things, its consultations with our management and external legal and financial advisors and various other factors. For the material factors considered by our Board of Directors in reaching its decision to authorize the TSG Sale, see “The TSG Sale — Reasons for the TSG Sale” on page [    ].

Voting Requirement and Recommendation of Our Board of Directors (Page [    ])

The proposal to authorize the TSG Sale requires the affirmative vote of the holders of two-thirds of the common shares outstanding as of the Record Date.

After careful consideration, our Board of Directors has unanimously:

•	Authorized the TSG Sale; and

•

Determined the TSG Sale to be in the best interests of the Company and our shareholders, and recommended to our shareholders that they authorize the TSG Sale and other transactions contemplated by the Purchase Agreement.

A shareholder group, consisting of MAK Capital Fund LP and Sunrise Partners Limited Partnership (the “MAK Shareholders”), entered into a voting agreement with OnX LLC, dated May 28, 2011 (the “Voting Agreement”), pursuant to which the MAK Shareholders agreed to vote in favor of the TSG Sale, subject to the limitations set forth in the Amended and Restated Voting Trust Agreement dated May 31, 2011, by and between MAK Capital and Computershare Trust Company, N.A. (the “Voting Trust Agreement”). The Voting Trust Agreement provides that, for a strategic transaction, including the TSG Sale, Computershare Trust Company must vote the MAK Shareholders’ shares that exceed 20% of the outstanding common shares in favor of, against, or abstaining from voting in the same proportion as all other shares voted by all shareholders (including MAK Capital’s shares that do not exceed the 20% threshold) (the “Voting Trust Agreement Limitations”). As of the Record Date, the MAK Shareholders held 7,056,934 shares, of which 4,598,627 shares will be voted to authorize the TSG Sale and 2,458,307 shares will be voted in the same proportion as all other shares voted by the shareholders, including the 4,598,627 shares.

Opinion of Our Financial Advisor (Page [    ] and Annex B)

In connection with the TSG Sale, Agilysys’ financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), delivered a written opinion, dated May 27, 2011, to Agilysys’ Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to Agilysys of the $64 million aggregate consideration to be received by Agilysys in the TSG Sale. The full text of BofA Merrill Lynch’s written opinion, dated May 27, 2011, to Agilysys’ Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. BofA Merrill Lynch delivered its opinion to Agilysys’ Board of Directors for the benefit and use of Agilysys’ Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the aggregate consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the TSG Sale and no opinion or view was expressed as to the relative merits of the TSG Sale in comparison to other strategies or transactions that might be available to Agilysys or with respect to TSG or in which Agilysys might engage or as to the underlying business decision of Agilysys to proceed with or effect the TSG Sale. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the TSG Sale or any related matter.

Proceeds from the TSG Sale (Page [    ])

We will use the proceeds of this sale to fund working capital needs and to make select investments in our higher-margin and higher-growth HSG and RSG Businesses and to return excess cash to shareholders as prudently as possible. While we may use a portion of the net cash proceeds from the TSG sale for future acquisitions complementary to our HSG and RSG Businesses, no specific acquisition targets have been identified. If we have adequate working capital and establish adequate cash reserves without using all of our cash, and if we are unable to identify suitable acquisition targets that are appropriately valued, we will consider alternate uses of any excess cash in order to enhance shareholder value.

Effects of the TSG Sale (Page [    ])

If the TSG Sale is authorized by our shareholders and the other conditions to the closing of the TSG Sale are satisfied or waived, Purchasers will acquire the TSG Business. We expect to focus exclusively on our HSG and RSG Businesses following the closing of the TSG Sale. If the TSG Sale is not authorized by the holders of two-thirds of our outstanding shares, then either we or Purchasers may terminate the Purchase Agreement and our Board of Directors, along with our management, will reassess our options in light of our long-term strategic goals.

Other Agreements and Transactions Related to the TSG Sale (Page [    ])

In addition to the Purchase Agreement, we intend to enter into a number of related agreements, including the following:

•	A transition services agreement with OnX LLC pursuant to which we will provide certain transitional, administrative and support services to OnX LLC on a short-term basis;

•

A non-compete agreement with OnX LLC pursuant to which we agreed not to directly or indirectly engage in the TSG business, and pursuant to which OnX LLC agreed, subject to certain limitations, to not engage, directly or indirectly, in business activities that would compete with our HSG and RSG Businesses.

Interests of Our Directors and Executive Officers in the TSG Sale (Page [    ])

In considering the recommendation of our Board of Directors to vote for the proposal to authorize the TSG Sale, you should be aware that some of our Directors and executive officers have personal interests in the TSG Sale that are, or may be, different from, or in addition to, your interests, including:

•	Certain equity awards granted under the 2006 Stock Incentive Plan vested upon announcement of the TSG Sale;

•	The Board of Directors approved certain bonus payments to be paid by the Company to executive officers in connection with the TSG Sale;

•	Severance payments may be made by the Company to certain executive officers if they are terminated following the closing of the TSG Sale; and

•	Retention payments to certain executive officers by the Company may be triggered by the TSG Sale.

All of our Directors and executive officers own common shares and/or options to purchase common shares, and to that extent, their interests in the TSG Sale are the same as that of other shareholders.

Dissenters’ Rights (Page [    ])

Under Ohio law, if you own Agilysys common shares and (i) do not vote to authorize the TSG Sale and (ii) deliver a written demand for payment of the fair cash value of your common shares not later than ten days after the Annual Meeting, you will be entitled, if and when the TSG Sale is completed, to receive the fair cash value of your common shares. The right as an Agilysys shareholder to receive the fair cash value of the common shares, however, is contingent upon strict compliance by the dissenting shareholder with the procedures set forth in Ohio Revised Code Section 1701.85, a copy of which is attached to this Proxy Statement as Annex C. If you wish to submit a written demand for payment of the fair cash value of your common shares, you should deliver your demand no later than ten days after the Annual Meeting.

Merely voting against the authorization of the TSG Sale will not preserve your dissenters’ rights. Also, the submission of a proxy not marked “AGAINST” or “ABSTAIN” will result in the waiver of your dissenters’ rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand payment of the fair cash value of your common shares.

You do not have dissenters’ rights on any other proposal to be acted on at the Annual Meeting.

Material U.S. Federal, State and Foreign Income Tax Consequences (Page [    ])

We do not expect to pay taxes on the proceeds from the TSG Sale. The TSG Sale will not result in any material U.S. federal income tax consequences to our shareholders. Agilysys shareholders that exercise dissenters’ rights are urged to consult their tax advisors regarding the tax treatment of any cash received upon the exercise of dissenters’ rights in connection with the TSG Sale.

Regulatory Matters (Page [    ])

The TSG Sale is not subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other regulatory approvals.

Purchase Agreement (See Annex A)

General (Page [    ])

Pursuant to the Purchase Agreement, Purchasers agreed to pay us $64 million, subject to a possible working capital adjustment as set forth in the Purchase Agreement, for our TSG Business. The parties provided each other with customary representations and warranties as more fully set forth in the Purchase Agreement. In addition, we agreed to certain covenants, including interim operating covenants which place certain restrictions on the operation of the TSG Business until the TSG Sale closes. In addition, we agreed to enter into a non-competition agreement and a transition services agreement with OnX LLC in connection with the TSG Sale.

No Solicitation (Page [    ])

The Purchase Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the TSG Business. Notwithstanding these restrictions, under certain limited circumstances, our Board of Directors may respond to a competing transaction proposal made by a third party, change its recommendation with respect to the TSG Sale or terminate the Purchase Agreement and enter into an alternative agreement, if the proposal constitutes a superior proposal under the criteria and pursuant to the procedures set forth in the Purchase Agreement and after paying the termination fee of $2.25 million in the manner specified in the Purchase Agreement. In addition, pursuant to the Purchase Agreement, we may enter into discussions with third parties regarding a sale of the entire Company (i.e., a sale that includes both the TSG Business and the HSG and RSG Businesses).

Conditions to Completion of the TSG Sale (Page [    ])

Before we can complete the TSG Sale, a number of conditions must be satisfied. See and read carefully “The Purchase Agreement — Conditions to Completion of the TSG Sale” on page [    ]. Neither we nor Purchasers can provide any assurance that all of the conditions will be satisfied or waived or that the TSG Sale will occur, or the timing of the TSG Sale if it occurs.

Termination of the Purchase Agreement and Termination Fees (Page [    ])

The parties may terminate the Purchase Agreement at any time prior to the completion of the TSG Sale by mutual written consent, or either we or Purchasers may terminate the Purchase Agreement under certain specified circumstances. Upon termination of the Purchase Agreement under certain specified circumstances, we may be required to pay a termination fee of $2.25 million to OnX LLC or reimburse OnX LLC and its affiliates up to $1.25 million of their expenses.

QUESTIONS AND ANSWERS

The following briefly responds to some commonly asked questions about this Proxy Statement, the Annual Meeting and the TSG Sale (Proposal 1). These questions and answers may not address all questions that may be important to you as a shareholder. You should carefully read the entire Proxy Statement, including each Annex.

The Annual Meeting

Q:	Why am I receiving this Proxy Statement and Proxy Card?

A:

You are receiving a Proxy Statement and proxy card because you owned common shares as of the Record Date. This Proxy Statement and proxy card are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting (and any adjournment or postponement thereof) to be held at 8:30 a.m., local time, on July 28, 2011, at our headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, for the purposes stated in the Notice of Annual Meeting of Shareholders. This Proxy Statement describes all the proposals to be considered at the Annual Meeting. The enclosed proxy card allows you to have your shares voted without attending the Annual Meeting.

Q:	Who may vote at the Annual Meeting?

A:

Holders of record of our common shares at the close of business on the Record Date are entitled to notice of and may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Q:	What are the voting rights of shareholders?

A:	Each common share outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted upon.

Q:	Who can attend the Annual Meeting?

A:

All holders of our common shares at the close of business on the Record Date, or their duly appointed proxies, are authorized to attend the Annual Meeting. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting. If you hold your common shares in “street name” (that is, through a bank, broker, or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of the Record Date, or a legal proxy from your bank or broker.

Q:	What will constitute a quorum at the Annual Meeting?

A:

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on the Record Date will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the number of common shares present at the Annual Meeting for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. As of the Record Date, there were 22,993,135 common shares outstanding.

Q:	What vote is necessary to pass each proposal?

A:

Under Ohio law and our Regulations, if a quorum is present at the Annual Meeting, for Proposals 4 and 5 (the election of Directors) the nominees for election as Directors will be elected as Directors if they receive the greatest number of votes cast at the Annual Meeting by shareholders present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will count as votes present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on Proposals 4 and 5.

For Proposals 1, 2, 3 and 6 through 13, if a quorum is present, the affirmative vote needed to authorize or approve each proposal is set forth below in the respective discussion accompanying each proposal, including the effect of abstentions and broker non-votes. Each of these proposals, except for Proposal 12 and an adjournment proposal (Proposal 13) not related to the TSG Sale, is a non-routine proposal. If you hold your shares in street name and do not give your broker or nominee instruction as to how to vote your shares with respect these non-routine proposals, under applicable rules, your broker or nominee will not have discretionary authority to vote your shares, in which case such shares will be considered a broker non-vote.

Q:	Why are certain proposals contingent on other proposals?

A:

If shareholders approve reducing the number of required Directors (Proposal 2), the Board can implement such reduction only if the number of Board classes also is reduced (Proposal 3), as Ohio law requires that no Board class contains less than three Directors. Therefore, if Proposal 2 is not approved, Proposal 3 will not be voted upon. Additionally, if Proposal 3 is voted upon, but not approved, it will be necessary to vote on Proposal 5 to elect three Directors to continue with three classes of Directors, as Proposal 4 only is applicable if the number of Directors and Board classes is reduced. Lastly, to amend our Regulations as set forth in Proposal 7, shareholders must first approve Proposal 6 to amend our Articles such that the nature of the amendment in Proposal 6 is permitted. If Proposal 6 is not approved, Proposal 7 will not be voted upon. Please see the chart on page [    ] under the discussion of Proposal 2 for more detail about the contingent nature of the proposals.

Q:	How do I vote?

A:

If you are the record holder of common shares, you or your duly authorized agent may vote by completing and returning the accompanying proxy card, or you may attend the Annual Meeting and vote in person. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above. Your vote will be counted even if you later decide not to attend.

Q:	What does it mean if I get more than one proxy card?

A:

If you have common shares that are registered differently or are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	How do I vote my common shares if they are held by a bank or broker?

A:

If your common shares are held by a bank or broker, or any other nominee, you must follow the voting instructions provided to you by the bank, broker, or nominee. Although most banks and brokers offer voting by mail, telephone, and on the Internet, availability and specific procedures will depend on their voting arrangements.

Q:	May I revoke or change my vote?

A:

Yes. If you are the record holder of your common shares, you may revoke or change your vote at any time before the final vote on the matter is taken at the Annual Meeting by submitting to our Secretary a notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. If your shares are held by a bank, broker, or other nominee, you must contact the bank, broker, or nominee and follow their instructions for revoking or changing your vote.

Q:	How are votes counted?

A:

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of the Board’s Director nominees in either Proposal 4 or 5, as set forth below in this Proxy Statement, and “FOR” Proposals 1 through 3, 6 through 8, and 10 through 13, and for a one-year frequency for Proposal 9. If any other business is properly brought before the Annual Meeting, your proxy gives discretionary authority to the proxy holders with respect to such business, and the proxy holders intend to vote the proxy as recommended by our Board with regard to any such business, or, if no such recommendation is given, the proxy holders will vote in their own discretion.

Q:	What happens if I cumulate my votes for the election of Directors?

A:

If any shareholder gives written notice not less than 48 hours before the Annual Meeting commences to our Chief Executive Officer or Secretary that he, she, or it wants the voting for the election of Directors to be cumulative, the shareholder giving notice, or a representative of such shareholder, the Chairman, or the Secretary, will make an announcement about such notice at the start of the Annual Meeting. Cumulative voting means that each shareholder may cumulate his, her, or its voting power for the election of Directors by distributing a number of votes, determined by multiplying the number of Directors to be elected at the Annual Meeting times the number of such shareholder’s shares. The shareholder may distribute all of the votes to one individual Director nominee or distribute the votes among two or more Director nominees, as the shareholder chooses.

Q:	How can I determine the results of the voting at the Annual Meeting?

A:

Preliminary voting results will be announced at the Annual Meeting. Within four business days following the Annual Meeting, final results, or preliminary results if final results are unknown, will be announced on a Form 8-K filed with the Securities and Exchange Commission (“SEC”). If preliminary results are announced, final results will be announced on a Form 8-K filed with the SEC within four business days after the final results are known.

Q:	Who should I contact if I have any questions?

A:

If you have any questions about the Annual Meeting or these proxy materials, please contact Investor Relations by telephone at (440) 519.8635, or by email at investorrelations@agilysys.com, or through our website, under Investor Relations.

The TSG Sale

Q:	What is the TSG Sale?

A:

The Purchase Agreement provides for the sale of the TSG Business to Purchasers for a cash payment of $64 million, subject to a possible working capital adjustment as set forth in the Purchase Agreement and more fully described below under “The Purchase Agreement – General” on page [    ].

Q:	Why are we asking for a shareholder vote?

A:

Ohio law requires that an Ohio corporation obtain authorization by its shareholders to sell all, or substantially all, of its assets. The TSG Sale may constitute the sale of substantially all our assets.

Q:	What is the purpose of the TSG Sale?

A:

The purpose of the TSG Sale is to enable us to focus all our resources on and enhance the value of our remaining businesses, the HSG and RSG Businesses, and to increase the funds we have available for reinvestment and for distribution to shareholders.

Q:	What are the estimated net cash proceeds from the TSG Sale?

A:

We currently estimate the net cash proceeds from the TSG Sale to be approximately $60.2 after estimated transaction costs. The actual amount of net cash proceeds from the TSG Sale may vary from this estimate. This estimate does not include, and the actual amount of cash proceeds from the TSG Sale will be reduced by, among other things, up to $3 million of severance costs for non-continuing employees and up to $1.25 million of consulting fees related to transition services.

Q:	How does the Company plan to use the net cash proceeds from the TSG Sale?

A:

We will use the proceeds of this sale to fund working capital needs and to make select investments in our higher-margin and higher-growth HSG and RSG Businesses and to return excess cash to shareholders as prudently as possible. While we may use a portion of the net cash proceeds from the TSG sale for future acquisitions complementary to our HSG and RSG Businesses, no specific acquisition targets have been identified. If we have adequate working capital and establish adequate cash reserves without using all of our cash, and if we are unable to identify suitable acquisition targets that are appropriately valued, we will consider alternate uses of any excess cash in order to enhance shareholder value.

Q:	When will the TSG Sale be consummated?

A:	If the shareholders authorize the TSG Sale, we expect to complete the TSG Sale promptly following our Annual Meeting.

Q:	Will the Company continue to be publicly traded following the TSG Sale? Will its NASDAQ ticker symbol change?

A:

The Company will continue to be a publicly traded company whether or not the TSG Sale closes and we will continue to be subject to the rules and regulations of the SEC and the NASDAQ Stock Market. Our NASDAQ ticker symbol will not change and will remain “AGYS”.

Q:	What vote of our shareholders is required to authorize the TSG Sale?

A:

For us to complete the TSG Sale, shareholders holding at least two-thirds of the outstanding common shares at the close of business on the Record Date must vote “FOR” the proposal to authorize the TSG Sale. Your failure to return a proxy card or otherwise vote will have the legal effect of a vote “AGAINST” the authorization of the TSG Sale.

The MAK Shareholders have entered into a voting agreement with OnX LLC pursuant to which the MAK Shareholders have agreed to vote in favor of the TSG Sale, subject to the Voting Trust Agreement Limitations. As of the Record Date, the MAK Shareholders held 7,056,934 shares, of which 4,598,627 shares will be voted to authorize the TSG Sale and 2,458,307 shares will be voted in the same proportion as all other shares voted by the shareholders, including the 4,598,627 shares.

Q:	How does our Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote “FOR” the proposal to authorize the TSG Sale. See “The TSG Sale — Reasons for the TSG Sale” on page [ ].

Q:	How do the Company’s Directors intend to vote?

A:	All of our Directors have informed us that they intend to vote all of their shares “FOR” authorization of the TSG Sale.

Q:	Am I entitled to appraisal or dissenters’ rights in connection with the TSG Sale?

A:

Yes. Holders of our outstanding common shares may be entitled to seek relief as a dissenting shareholder under Ohio Revised Code Section 1701.85 in connection with the TSG Sale. See “The TSG Sale — Dissenters’ Rights” on page [    ].

Q:	What will happen if the TSG Sale is not authorized?

A:

If the TSG Sale is not authorized, we will not complete the TSG Sale. In that event, we expect to reassess our options in light of our long-term strategic goals. We also may be required to pay a termination fee equal to $2.25 million if the Purchase Agreement is terminated:

•	By us to approve a definitive agreement relating to a superior proposal;

•

By OnX LLC because our Board of Directors withdraws or modifies its recommendation regarding the TSG Sale or approves, recommends or enters into a competing transaction or a contingent seller proposal;

•

Following public disclosure or direct delivery to our shareholders of a competing transaction, by OnX LLC or by us because either (i) the closing of the TSG Sale has not occurred by the outside date or (ii) the TSG Sale is not authorized by our shareholders; or

•	By OnX LLC or us because we are in breach of the no solicitation provisions under the Purchase Agreement and the TSG Sale is not authorized by our shareholders.

If the Purchase Agreement is terminated by us or OnX LLC because our shareholders fail to authorize the TSG Sale and the termination fee described above is not otherwise payable, then we shall reimburse OnX LLC and its affiliates up to $1.25 million of their reasonable out-of-pocket fees and expenses incurred in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the Purchase Agreement and the transactions contemplated thereby.

PROPOSAL 1

TO AUTHORIZE THE SALE OF THE COMPANY’S TECHNOLOGY SOLUTIONS GROUP

BUSINESS SEGMENT TO ONX ACQUISITION LLC AND ONX ENTERPRISE SOLUTIONS LIMITED PURSUANT TO THE STOCK AND ASSET PURCHASE AGREEMENT

The following is a description of the material aspects of the TSG Sale, including background information relating to the proposed terms of the Purchase Agreement. You should carefully read this Proxy Statement and the other documents to which we refer, including the Purchase Agreement, for a complete understanding of the terms of the TSG Sale.

Background of the TSG Sale

We have been in the enterprise computer systems products and solutions business since the late 1980s. From 2003 through 2007, we made a series of acquisitions broadening our information technology offerings and positioning the Company as a leading source for technology solutions in enterprise infrastructure datacenter solutions as well as an innovative provider of solutions to the hospitality and retail industries. In 2007, we divested our computer systems distribution business to focus exclusively on being a leading provider of innovative IT solutions. In early 2008, we structured the company into three businesses, TSG, HSG, and RSG.

Our senior management and Board of Directors periodically review the performance of our TSG Business, HSG Business, and RSG Business and our strategies, opportunities, and objectives in the markets in which we operate. In conjunction with those reviews, we assess the short- and long-term prospects of our business segments and our company as a whole. We evaluate opportunities to grow our businesses organically and also inorganically, by means of mergers, acquisitions, divestitures, asset sales, and strategic alliances with other companies. In that regard, during the summer of 2010, the Board of Directors determined to explore the range and feasibility of strategic alternatives regarding the TSG Business.

Also during the summer of 2010, a company with an information technology business, which we refer to as Company A, contacted Martin Ellis, the Company’s Chief Executive Officer at that time, about its interest in possibly acquiring 100% of the equity of Agilysys. Mr. Ellis brought Company A’s interest to the attention of the Board of Directors, which determined that it preferred to continue exploring potential strategic alternatives for the TSG Business.

On September 7, 2010, based solely on publicly available information, Company A submitted an unsolicited, non-binding indication of interest to acquire 100% of the capital stock of Agilysys for between $8.25 and $9.00 per share in cash.

Also on September 7, 2010, the Board of Directors established a Special Committee of Directors, comprised of Robert A. Lauer, Chairman, and R. Andrew Cueva, and James H. Dennedy, to support the Board of Directors in the execution of Agilysys’ strategic plan, to evaluate a range of potential alternatives to maximize shareholder value, and to provide recommendations to the Board of Directors on these matters. The Special Committee met almost every week from this date until the purchase agreement was signed with OnX on May 27, 2011. Keith Kolerus, Chairman of the Board of Directors, and Mr. Ellis participated in nearly all of these Special Committee meetings.

In late October 2010, Agilysys engaged BofA Merrill Lynch as Agilysys’ financial advisor in connection with a possible sale of the TSG Business or other business transaction with Agilysys.

On October 28, 2010, following a comprehensive strategic review by the Board of Directors, we determined the best way to unlock value for Agilysys shareholders was to monetize the value of the TSG Business and to use the proceeds to return value to shareholders and to focus on the growth of our HSG and RSG Businesses with their proprietary offerings in the higher-margin and higher-growth hospitality and retail markets. In that regard, the Board of Directors determined to evaluate the level of potential interest in the acquisition of the TSG Business in a structured manner, and instructed management, with the assistance of BofA Merrill Lynch, to commence a formal process with respect to the TSG Business.

In early December 2010, in accordance with the directives of our Board of Directors, BofA Merrill Lynch began contacting a number of information technology companies and private equity firms in order to determine whether any of those entities would be interested in acquiring the TSG Business. BofA Merrill Lynch was directed to contact those entities based on factors including perceived interest in the TSG Business, familiarity with the information technology and datacenter solutions industries, financial position and ability to consummate an acquisition of the TSG Business. A total of 38 parties were contacted, including eight strategic buyers and 30 financial buyers, including Purchaser. Initially, 12 of these parties, including one strategic buyer and 11 financial buyers, including Purchaser, executed confidentiality agreements. Each of these parties received certain preliminary, summary, non-public information regarding Agilysys and the TSG Business and was requested to provide a non-binding, preliminary indication of interest by January 24, 2011.

On January 20, 2011, Company A submitted a revised a non-binding indication of interest to acquire 100% of the capital stock of Agilysys for $9.50 per share in cash.

By January 26, 2011, seven parties, including one strategic buyer and six financial buyers, including Purchaser, submitted a preliminary indication of interest to acquire the TSG Business.

On January 26 and 27, 2011, the Board of Directors convened a regularly scheduled meeting and considered, among other items, the preliminary indications of interest received to date, including the non-binding indication of interest from Company A to acquire the whole Company. Management and our advisors also attended this meeting. Management discussed the status of various bidders’ participation in the process. After extensive discussion, the Board of Directors determined to continue pursuing the sale of the TSG Business, and six of the parties that had submitted preliminary indications of interest for the TSG Business, including the strategic buyer and five of the financial buyers, including Purchaser, were invited to continue in the sale process. Each of these parties received certain additional non-public information regarding the TSG Business.

In addition, after January 26, 2011, three additional parties, including one additional strategic buyer and two additional financial buyers, signed confidentiality agreements and joined the sale process. Each of these parties received the summary non-public information regarding the TSG Business that previously had been distributed to the other potential bidders.

Throughout the remainder of January, February, and the early part of March 2011, the nine bidders remaining in the sale process, including Purchaser, continued their financial and legal due diligence review of the TSG Business, which included discussions and meetings with Agilysys’ management and review of certain additional non-public information made available in a virtual data room established by the Company for the sale process.

On March 4, 2011, one of the financial buyers included in the sale process for the TSG Business, which we refer to as Company B, submitted a non-binding indication of interest to acquire 100% of capital stock of Agilysys for $11.00 per share in cash, which the Special Committee discussed later that same day.

By March 10, 2011, eight parties, including two strategic buyers and six financial buyers, submitted revised, preliminary indications of interest.

The Board of Directors next convened a special meeting via teleconference on March 11, 2011, and considered, among other items, the eight preliminary indications of interest received to date to acquire the TSG Business and the proposal submitted by Company B on March 4, 2011 to acquire all of Agilysys. Management and BofA Merrill Lynch discussed the status of the various bidders’ participation in the process. After discussion, four parties that submitted the highest bids, including one strategic buyer and three financial buyers, including Purchaser, were invited to continue in the sale process.

On March 14, 2011, a final bid instruction letter was distributed to the four bidders that were invited to participate in the final round of bidding. These bidders were requested to submit final bids by April 1, 2011. These parties also continued, to varying degrees, their respective due diligence investigations of Agilysys and the TSG Business during this period. On March 15, 2011, a draft purchase agreement was made available to the bidders in the Company’s virtual data room.

Between April 1 and April 4, 2011, the three financial buyers invited to participate in the final round of the sale process, including Purchaser and a buyer we refer to as Bidder X, submitted written proposals to purchase the TSG Business. The only remaining strategic buyer in the sale process declined to make a final bid. In addition, two financial buyers that previously had been participating in the sale process but were not formally invited by the Board of Directors to participate in the final round of bidding submitted oral indications of interest at purchase prices below the highest proposal received.

On April 5, 2011, the Board of Directors met to consider the three final bids that had been submitted. Management updated the Board of Directors on the sale process since the March 11, 2011 board meeting and gave a general overview of the bids and discussions with the bidders. BofA Merrill Lynch also discussed with the Board of Directors financial terms of the bids and updated the Board of Directors on the status of discussions with each of the bidders.

After discussing the three bids, the Board of Directors determined that Bidder X’s bid was superior as the other two bids were at a lower cash price, the other two bidders had submitted more extensively marked up purchase agreements, and neither of the other two bidders had completed as much due diligence as Bidder X, giving Bidder X a significant timing advantage. At the conclusion of the meeting, the Board of Directors determined to grant Bidder X exclusivity until April 29, 2011 to negotiate a definitive agreement and authorized management, with the assistance of Agilysys’ legal and financial advisors, to negotiate with Bidder X and its advisors to arrive at a final negotiated deal on terms generally consistent with the terms set forth in Bidder X’s draft purchase agreement.

Between April 11 and April 29, 2011, Agilysys, Bidder X and their respective legal advisors negotiated the terms of the stock purchase agreement. Management, with the assistance of BofA Merrill Lynch, and Bidder X negotiated various open business points, and Bidder X continued its due diligence review of Agilysys.

On April 26, 2011, the Board of Directors convened a regularly scheduled meeting and discussed the status of discussions with Bidder X. BofA Merrill Lynch informed the Board of Directors that Bidder X had substantially reduced its proposed purchase price and that Bidder X indicated it had done so in response to declining performance of the TSG Business due to lower vendor rebates, softer revenue and higher than expected incentive expense in the TSG Business. In addition, legal counsel summarized the current state of the purchase agreement, and the Board discussed various issues related to the use of proceeds from the sale of the TSG Business. At the conclusion of the meeting, the Board authorized management, with the assistance of BofA Merrill Lynch, to continue discussions with Bidder X to increase its proposed purchase price.

Between April 26 and April 29, 2011, management, with the assistance of BofA Merrill Lynch, negotiated with Bidder X regarding its proposed purchase price. Unable to arrive at an agreement as to the structure and certainty of its purchase price, Bidder X’s exclusivity expired on April 29, 2011.

On April 30, 2011, in accordance with the directives of the Board of Directors, representatives of BofA Merrill Lynch contacted representatives of Purchaser to reopen negotiations. Later that day, Agilysys sent to Purchaser the current draft of the transaction agreements, including the purchase agreement, that had been negotiated with Bidder X.

Between April 30 and May 2, 2011, management, with the assistance of BofA Merrill Lynch, had conversations with representatives of both Bidder X and Purchaser regarding their respective proposed purchase prices.

On May 3, 2011, the Special Committee met to receive an update regarding discussions with Bidder X and Purchaser. BofA Merrill Lynch discussed with the Special Committee the components of Bidder X’s and Purchaser’s respective proposals. Management also discussed the fact that Purchaser had a related business to that of TSG, and therefore had relationships with many of the same vendors that worked with TSG. In addition, management noted that Purchaser may need less transition services and for a shorter period than Bidder X. The Special Committee authorized management, with the assistance of BofA Merrill Lynch, to negotiate purchase prices with each of Bidder X and Purchaser.

Between May 3 and May 11, 2011, management had extensive discussions with representatives of Bidder X and Purchaser regarding price. In addition, during this period, each of Bidder X and Purchaser submitted a revised purchase agreement.

On May 11, 2011, the Special Committee met to receive an update from management and representatives of BofA Merrill Lynch regarding the price discussions with Bidder X and Purchaser since the May 3 Special Committee meeting. As part of its proposal, Purchaser requested exclusivity until May 23, 2011. Legal counsel summarized the open issues in each party’s proposed purchase agreement, and noted that the open issues in each contract, while different, did not give one party a significant competitive advantage over the other. Given that Bidder X had missed the deadline to submit a revised proposal and did not have certainty of financing, and given Purchaser’s significant movement on the purchase agreement and its commitment to expedite due diligence, the Special Committee authorized management to grant exclusivity to Purchaser until May 23.

Between May 11 and May 27, 2011, management, with the assistance of outside legal counsel, negotiated with representatives of Purchaser the terms of the Purchase Agreement, transition services agreement and non-competition agreement, and Purchaser completed its due diligence investigation of the TSG Business.

On May 27, 2011, our Board of Directors convened a meeting to discuss the proposed terms of the transaction and the proposed Purchase Agreement and related documents. Our senior management and legal and financial advisors also were present at this meeting. At the meeting, a representative of Jones Day updated our Board of Directors with respect to the resolution of the remaining open issues relating to the Purchase Agreement and the related documents. BofA Merrill Lynch reviewed with our Board of Directors its financial analysis of the $64 million aggregate consideration and delivered to our Board of Directors an oral opinion, confirmed by delivery of a written opinion dated May 27, 2011, to the effect that, as of such date and based upon and subject to the assumptions and limitations set forth in its opinion, such aggregate consideration was fair, from a financial point of view, to Agilysys. Our Board of Directors discussed the advantages and risks of the proposed transaction that are described in “Reasons for the TSG Sale” below. Following discussion, our Board of Directors unanimously determined that the TSG Sale and the Purchase Agreement were in the best interests of Agilysys and our shareholders, unanimously authorized the TSG Sale and approved the Purchase Agreement and recommended that our shareholders authorize the TSG Sale.

The Purchase Agreement was executed by Agilysys and Purchaser’s subsidiaries, OnX LLC and OnX Limited, on May 28, 2011.

On the morning of May 31, 2011, prior to commencement of trading on NASDAQ that day, Agilysys issued a press release announcing the execution of the Purchase Agreement and other matters.

Reasons for the TSG Sale

Our Board of Directors recommends authorizing the TSG Sale because we believe that separating the TSG Business from the HSG and RSG Businesses will enhance our potential to maximize value for our shareholders. We believe that focusing on our HSG and RSG Businesses will permit greater management focus on what we believe to be our greatest opportunity for growth and long-term shareholder value. Operating the HSG and RSG Businesses separately will realize their full potential while allowing the TSG Business to achieve its full potential in the private market.

Following the divestiture of the TSG Business, we expect to continue our growth as a leading developer and marketer of proprietary enterprise software, services, and solutions to the hospitality and retail industries. We believe that the hospitality and retail markets offer us the opportunity for continuing strong growth to further strengthen our position as a leader in these markets. Focusing solely on the HSG and RSG Businesses, we expect our annual revenues to be in excess of $200 million immediately. In total, the HSG and RSG Businesses comprise in excess of $60 million in recurring revenue — approximately $40 million from software maintenance contracts in the HSG Business and approximately $20 million in recurring revenue contracts in the RSG Business.

Streamlining the business through the sale of the TSG Business permits a strategic focus by management and the Board of Directors on our HSG and RSG Businesses. As competitive dynamics shaped and continue to influence our strategy, the differences between what the TSG Business requires and what our HSG and RSG Businesses require to sustain growth are growing further apart. Moreover, consistent financial performance has been elusive and well below expectations of our Board of Directors, management and analysts. We believe the sale of the TSG Business provides the most effective solution, allowing us to simplify the business model and reduce cost structure.

In addition, we received significant feedback over the last number of years from investors about our mix of businesses and how they are viewed in the eyes of the investment community. We currently trade at a conglomerate discount, with our datacenter-focused solution provider business attracting a significantly different investor base than retail and hospitality software and services. Separating the businesses attracts the right investors to each business, unlocks value for shareholders, and provides clarity for customers and employees.

In evaluating the Purchase Agreement and the TSG Sale, our Board of Directors consulted with our senior management, outside legal counsel, and financial advisor. With respect to recommending that our shareholders authorize the TSG Sale in accordance with the applicable provisions of Ohio law, our Board of Directors consulted with our senior management and outside legal counsel. Our Board of Directors also consulted with outside legal counsel regarding its fiduciary duties, legal due diligence matters, and the terms of the Purchase Agreement and related agreements. Based on these consultations, and the factors discussed below, our Board of Directors concluded that the TSG Sale was in the best interests of the Company and our shareholders and recommended that our shareholders authorize the TSG Sale.

The factors that our Board of Directors considered in reaching its determination included, but were not limited to, the following:

•	The value and the consideration to be received by us pursuant to the Purchase Agreement, including the fact that we would receive an up-front payment without the placement of any funds in escrow;

•	The form of the consideration in the TSG Sale being cash, and the certainty of the value of such cash consideration compared to stock or other possible forms of consideration;

•	The ability to return a portion of the net proceeds from the TSG Sale to our shareholders;

•

Financial information concerning our TSG Business and our HSG and RSG Businesses (including, without limitation, information relating to the financial condition and prospects of our TSG Business and HSG and RSG Businesses), current industry, economic and market conditions relating to our TSG Business and our HSG and RSG Businesses;

•	The financial projections for our TSG Business set forth under “Financial Projections” on page [ ];

•

The decline in the TSG Business’ gross margin percentage, which was driven by lower product gross margins, which were affected by declines in gross margins, as a result of the reduction in vendor rebates;

•

The fact that the continued operation of the TSG Business together with the HSG and RSG Businesses could place certain restrictions on each business due to strategic, competitive, and operational considerations that may hinder their respective abilities to achieve their goals in the future;

•

The creation of a more focused business model and a clearer investment opportunity for our current and future shareholders and for our continuing employees who hold stock options and other equity in our Company;

•	The increased focus our management could place on our growing HSG and RSG Businesses following the TSG Sale;

•	The additional financial flexibility to continue to aggressively grow our HSG and RSG Businesses, both organically and through additional acquisitions;

•

The strategic review process undertaken by us, which included the retention of recognized legal and financial advisors and a solicitation and bid process, which ultimately resulted in the agreement with the Purchasers to acquire the TSG Business;

•

The alternatives available if we were not to sell the TSG Business to Purchaser, including independent pursuit of growth of the TSG Business, through acquisitions or otherwise, all of which involve meaningful risks and uncertainties and none of which, in the view of our Board of Directors, were as favorable to us and our shareholders as, nor more favorable to us and our shareholders than, the TSG Sale;

•

That the Purchase Agreement was agreed to only after a lengthy auction process pursuant to which a total of 38 potential purchasers were contacted, which included, for certain parties, management presentations, due diligence sessions, the submission of seven non-binding preliminary indications of interest and the submission of three final bids;

•	The fact we held discussions with several other potential acquirers, but none of those potential acquirers submitted written acquisition proposals that were as favorable to us as Purchaser’s proposal;

•

The Board of Directors’ and management’s evaluation of two unsolicited proposal to purchase the Company as a whole, which proposals the Board of Directors believed were not as favorable as selling the TSG Business and continuing to operate and grow the HSG and RSG Businesses, especially given each acquirer’s stated intention to sell the TSG Business if it acquired the whole Company, thereby capturing the value of the sale of the TSG Business for themselves;

•

The opinion and financial presentation of our financial advisor, BofA Merrill Lynch, dated May 27, 2011, to our Board of Directors as to the fairness, from a financial point of view and as of such date, to Agilysys of the $64 million aggregate consideration to be received by Agilysys in the TSG Sale, as more fully described below under the caption “The TSG Sale — Opinion of Our Financial Advisor” on page [    ];

•

The business reputation of Purchaser and its management, directors and shareholders and its financial resources which our Board of Directors believed supported the conclusion that a transaction with Purchaser could be completed relatively quickly and in an orderly manner;

•	The experience of Purchaser in successfully completing similar corporate carve-out transactions in a timely manner;

•	The impact of the TSG Sale on our customers, employees, and other business partners;

•

The fact that the Purchase Agreement affords our Board of Directors flexibility to consider, evaluate and accept superior proposals and alternative transactions in the period after signing and prior to the authorization of the TSG Sale by our shareholders in accordance with the terms of the Purchase Agreement; and

•

The reasonable likelihood of the consummation of the TSG Sale in light of the relatively limited conditions to Purchaser’s obligations to consummate the TSG Sale, including the fact that the consummation of the TSG Sale is not contingent on Purchaser’s ability to secure financing commitments.

Our Board of Directors also identified and considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the TSG Sale, including:

•

The possibility that the transactions contemplated by the Purchase Agreement, including the TSG Sale, might not be consummated, and the fact that if the TSG Sale is not consummated, (i) our Directors, executive officers, and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, (ii) we will have incurred significant transaction costs, and (iii) the potential negative market perception of our continuing business could potentially result in a loss of customers, business partners, channel partners and employees, any of which may have a material and adverse effect on our stock price and results of operations;

•

The effect of the public announcement of the TSG Sale, including effects on our sales, customer and channel partner relationships, operating results, stock price, our ability to attract and retain key management and sales and marketing personnel and technical support agents and the vesting of equity awards (regardless of consummation of the TSG Sale);

•	The resultant loss of sales and gross profit from the TSG Business;

•	The fact that, after the TSG Sale, we will be entirely dependent on the performance of our HSG and RSG Businesses;

•	The fact that by accepting Purchaser’s offer to purchase the TSG Business, we had to forego the two unsolicited proposals to purchase the Company as a whole;

•	Our obligations to provide services to the Purchasers for a period of time following the closing pursuant to the terms of the transition services agreement;

•

The restrictions on the conduct of the TSG Business prior to completion of the TSG Sale, requiring us to conduct the TSG Business only in the ordinary course, subject to specific limitations or OnX LLC’s consent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the TSG Sale;

•

The restrictions on our Board of Directors’ ability to solicit or engage in discussions or negotiations with a third party regarding alternative transactions for the TSG Business, and the requirement that we pay OnX LLC a termination fee of $2.25 million or reimburse OnX LLC and its affiliates for up to $1.25 million in expenses in certain cases in the event of a termination of the Purchase Agreement;

•	The risk we will not be able to satisfy some or all of the conditions to the Purchasers’ obligations to consummate the TSG Sale;

•	The risk that we could be exposed to future indemnification payments for a breach or violation of the covenants contained in the Purchase Agreement;

•	The risk that unforeseen liabilities and expenses may be incurred that may limit the ultimate amount of net proceeds from the TSG Sale;

•	The significant costs involved in consummating the TSG Sale, including financial advisory fees, legal, accounting and other costs; and

•	The possibility of a payment to the Purchasers as a working capital adjustment.

After careful and due consideration, our Board of Directors unanimously concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the TSG Sale were outweighed by the potential benefits of the TSG Sale, and that many of these risks could be managed or mitigated prior to the consummation of the TSG Sale or were unlikely to have a material adverse effect on our Company.

The foregoing information and factors considered by our Board of Directors are not intended to be exhaustive but are believed to include all of the material factors considered by our Board of Directors. In view of the variety of factors and the amount of information considered, our Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in authorizing the TSG Sale. In addition, individual members of our Board of Directors may have given different weights to different factors. Our Board of Directors considered all of these factors as a whole, and overall considered them to be favorable to and to support its determination.

Recommendation of Our Board of Directors

After careful consideration, our Board of Directors unanimously (i) authorized the TSG Sale and (ii) determined the TSG Sale to be in the best interests of the Company and our shareholders, and recommended to our shareholders that the TSG Sale and the other transactions contemplated by the Purchase Agreement be authorized by our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the authorization of the TSG Sale.

Opinion of Our Financial Advisor

Agilysys retained BofA Merrill Lynch to act as Agilysys’ financial advisor in connection with the TSG Sale. On May 27, 2011, at a meeting of Agilysys’ Board of Directors held to evaluate the TSG Sale, BofA Merrill Lynch delivered to Agilysys’ Board of Directors an oral opinion, confirmed by delivery of a written opinion dated May 27, 2011, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the $64 million aggregate consideration to be received by Agilysys in the TSG Sale was fair, from a financial point of view, to Agilysys.

The full text of BofA Merrill Lynch’s written opinion, dated May 27, 2011, to Agilysys’ Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to Agilysys’ Board of Directors for the benefit and use of Agilysys’ Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the aggregate consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the TSG Sale and no opinion or view was expressed as to the relative merits of the TSG Sale in comparison to other strategies or transactions that might be available to Agilysys or with respect to TSG or in which Agilysys might engage or as to the underlying business decision of Agilysys to proceed with or effect the TSG Sale. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the TSG Sale or any related matter.

In connection with its opinion, BofA Merrill Lynch, among other things:

•	Reviewed certain publicly available business and financial information relating to TSG;

•

Reviewed certain internal financial and operating information with respect to the business, operations and prospects of TSG furnished to or discussed with BofA Merrill Lynch by Agilysys’ management, including certain financial forecasts relating to TSG prepared by Agilysys’ management under two cases reflecting alternative assumptions as to the timing of the projected growth in TSG’s future financial performance, referred to as the TSG forecasts;

•	Discussed the past and current business, operations, financial condition, and prospects of TSG with members of Agilysys’ senior management;

•	Compared certain financial information of TSG with similar information of companies BofA Merrill Lynch deemed relevant;

•	Compared certain financial terms of the TSG Sale to financial terms of other transactions BofA Merrill Lynch deemed relevant;

•

Considered the results of BofA Merrill Lynch’s efforts on behalf of Agilysys to solicit, at Agilysys’ direction, indications of interest and definitive proposals from third parties with respect to a possible acquisition of TSG or any alternative transaction;

•	Reviewed a draft, dated May 27, 2011, of the stock and asset purchase agreement, referred to as the draft agreement; and

•	Performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Agilysys that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the TSG forecasts, BofA Merrill Lynch was advised by Agilysys, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Agilysys’ management as to the future financial performance of TSG under the alternative assumptions reflected in the TSG forecasts. In addition, BofA Merrill Lynch assumed, with Agilysys’ consent, that any adjustments to the aggregate consideration would not be material in any respect to BofA Merrill Lynch’s analyses or opinion.

BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TSG or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of TSG or any other entity. BofA Merrill Lynch did not evaluate the solvency or fair value of TSG or any other party to the TSG Sale under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at Agilysys’ direction, that the TSG Sale would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the TSG Sale, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on TSG, Agilysys or the TSG Sale. BofA Merrill Lynch also assumed, at Agilysys’ direction, that the final executed stock and asset purchase agreement would not differ in any material respect from the draft agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the TSG Sale (other than the $64 million aggregate consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the TSG Sale, any adjustments to or allocation of the aggregate consideration among the assets of TSG or otherwise or any other agreement, arrangement or understanding entered into in connection with or related to the TSG Sale or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, to Agilysys of the aggregate consideration to be received by Agilysys in the TSG Sale and no opinion or view was expressed with respect to any consideration received in connection with the TSG Sale by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the TSG Sale, or class of such persons, relative to the aggregate consideration or otherwise.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market, and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee. Except as described in this summary, Agilysys imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to Agilysys’ Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. For purposes of BofA Merrill Lynch’s financial analyses summarized below, BofA Merrill Lynch utilized internal financial forecasts relating to TSG prepared by Agilysys’ management under two cases, referred to as “management case 1” forecasts and “management case 2” forecasts, which management case 2 forecasts reflected a one-year delay in achieving the management case 1 forecasts.

Selected Companies Analysis. BofA Merrill Lynch reviewed financial information relating to TSG and publicly available financial and stock market information of the following four publicly traded companies that in whole or in part provide or resell information technology hardware, software and service solutions:

•	ePlus inc.
•	Insight Enterprises, Inc.
•	PC Connection, Inc.
•	Systemax Inc.

BofA Merrill Lynch, among other things, reviewed enterprise values of the selected companies, calculated as equity values based on closing stock prices on May 25, 2011, plus debt, preferred stock, and minority interest, less cash, cash equivalents, and short-term and long-term investments, as a multiple of latest 12 months and calendar year 2011 estimated earnings before interest, taxes, depreciation, and amortization, commonly referred to as EBITDA. BofA Merrill Lynch then applied a range of selected multiples of latest 12 months EBITDA derived from the selected companies to TSG’s actual latest 12 months (as of March 31, 2011) EBITDA based on internal estimates of Agilysys’ management and a range of selected multiples of calendar year 2011 estimated EBITDA derived from the selected companies to TSG’s fiscal year ending March 31, 2012 estimated EBITDA based both on the management case 1 forecasts and management case 2 forecasts prepared by Agilysys’ management. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings, and other publicly available information. This analysis indicated the following approximate implied enterprise value reference ranges for TSG, as compared to the aggregate consideration:

Implied Enterprise Value Reference Ranges for TSG Based on:			Aggregate Consideration ($)
Latest 12 Months ($)	FY2012 Management Case 1 ($)	FY2012 Management Case 2 ($)
23 million - 30 million	54 million - 72 million	37 million - 49 million	64 million

No company used in this analysis is identical to TSG. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which TSG was compared.

Selected Transactions Analysis. BofA Merrill Lynch reviewed financial information relating to the following 14 selected transactions involving companies that in whole or in part provide or resell information technology hardware, software, and service solutions:

Acquiror	Target
• Applied Computer Solutions, Inc.	• ProSys Information Systems, Inc.
• Sirius Computer Solutions, Inc.	• MSI System Integrators
• PC Connection, Inc.	• VaiCom Technology
• Platinum Equity Capital Partners, L.P.	• Pomeroy IT Solutions, Inc.
• Bell Microproducts Inc.	• ProSys Information Systems, Inc.
• Kforce Inc.	• Bradson Corporation
• TeleTech Holdings, Inc.	• Direct Alliance Corporation
• Calence, Inc.	• Avnet Enterprise Solutions
• Logicalis, Inc.	• Avnet Partner Solutions
• Agilysys, Inc.	• The CTS Corporations
• Pomeroy IT Solutions, Inc.	• Alternative Resources Corp.
• Agilysys, Inc.	• Inter-American Data Inc.
• Agilysys, Inc.	• Kyrus Corporation
• CDW Corporation	• Micro Warehouse, Inc. (selected assets)

BofA Merrill Lynch, among other things, reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transactions, as a multiple of the target company’s latest 12 months EBITDA. BofA Merrill Lynch then applied a range of selected multiples of latest 12 months EBITDA derived from the selected transactions to TSG’s latest 12 months (as of March 31, 2011) EBITDA. Financial data of the selected transactions were based on publicly available or other information at the time of announcement of the relevant transaction. Financial data of TSG were based on internal estimates of Agilysys’ management. This analysis indicated the following approximate implied enterprise value reference range for TSG, as compared to the aggregate consideration:

Implied Enterprise Value Reference Range for TSG ($)	Aggregate Consideration ($)
27 million - 40 million	64 million

No company, business, or transaction used in this analysis is identical to TSG or the TSG Sale. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments, or transactions to which TSG and the TSG Sale were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of TSG to calculate the estimated present value as of March 31, 2011 of the standalone unlevered, after-tax free cash flows that TSG was forecasted to generate during fiscal years ending March 31, 2012 through 2015 based on the management case 1 forecasts and management case 2 forecasts for TSG prepared by Agilysys’ management. BofA Merrill Lynch calculated terminal values for TSG by applying a range of perpetuity growth rates of 1% to 3% to TSG’s fiscal year 2015 estimated free cash flow. The cash flows and terminal values were then discounted to present value as of March 31, 2011 using discount rates ranging from 19% to 21%. This analysis indicated the following approximate implied enterprise value reference range for TSG, as compared to the aggregate consideration:

Implied Enterprise Value Reference Ranges for TSG		Aggregate Consideration ($)
Management Case 1 ($)	Management Case 2 ($)
63 million - 77 million	56 million - 69 million	64 million

Miscellaneous. As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to Agilysys’ Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Agilysys. The estimates of the future performance of TSG in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill

Lynch’s analysis of the fairness, from a financial point of view, to Agilysys of the aggregate consideration and were provided to Agilysys’ Board of Directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of TSG.

The type and amount of consideration payable in the TSG Sale was determined through negotiations between Agilysys and Purchaser, rather than by any financial advisor, and was approved by Agilysys’ Board of Directors. The decision to enter into the Purchase Agreement was solely that of Agilysys’ Board of Directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by Agilysys’ Board of Directors in its evaluation of the TSG Sale and should not be viewed as determinative of the views of Agilysys’ Board of Directors or management with respect to the TSG Sale or the aggregate consideration.

In connection with BofA Merrill Lynch’s services as Agilysys’ financial advisor, Agilysys agreed to pay BofA Merrill Lynch an aggregate fee of up to $3 million, a portion of which was payable in connection with the delivery of BofA Merrill Lynch’s opinion and up to $2.5 million of which is payable upon completion of the TSG Sale. Agilysys also agreed to reimburse BofA Merrill Lynch for its expenses, including fees and disbursements of BofA Merrill Lynch’s counsel, incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents, and affiliates against certain liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch’s engagement.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Agilysys, Purchaser and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking, and other financial services to Agilysys and has received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under certain credit facilities of Agilysys and (ii) having provided or providing certain cash and treasury management services to Agilysys.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking, and other financial services to Purchaser and has received or in the future may receive compensation for the rendering of these services, including having provided or providing certain cash and treasury management services to Purchaser.

BofA Merrill Lynch is an internationally recognized investment banking firm that is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. Agilysys selected BofA Merrill Lynch to act as Agilysys’ financial advisor in connection with the TSG Sale on the basis of BofA Merrill Lynch’s experience in similar transactions and its reputation in the investment community.

Other Agreements and Transactions Related to the TSG Sale

Transition Services Agreement

Pursuant to the Purchase Agreement, we agreed to enter into a transition services agreement with OnX LLC pursuant to which we shall provide certain transitional, administrative, and support services to OnX LLC for up to six months at no charge following the closing of the TSG Sale. In addition, we agreed to reimburse OnX LLC for up to $1.25 million of its consulting fees in connection with the transition.

Non-Compete Agreement

Pursuant to the Purchase Agreement, we agreed to enter into a non-compete agreement with OnX LLC pursuant to which we will agree, during the specified term, not to:

•	Directly or indirectly engage in the TSG Business;

•	Directly or indirectly solicit employees or, subject to certain exceptions, customers of Purchasers or the TSG Business or otherwise interfere in their relationships with OnX LLC; and

•	Disclose any confidential information relating to the TSG Business other than to representatives or affiliates of Agilysys or of OnX LLC.

Pursuant to the Purchase Agreement, OnX LLC agreed to enter into a non-compete agreement with us pursuant to which OnX LLC will agree, during the specified term, not to:

•	Directly or indirectly engage in business activities related to our HSG and RSG Businesses;

•	Directly or indirectly solicit employees or, subject to certain exceptions, customers of Agilysys or our continuing business or otherwise interfere in their relationships with Agilysys; and

•	Disclose any confidential information relating to our HSG and RSG Businesses other than to representatives or affiliates of Agilysys or of Purchasers.

Post-Closing Business and Proceeds from the TSG Sale

Upon the closing of the TSG Sale, our Board of Directors and management will focus their attention on our HSG and RSG Businesses, which will be our only remaining businesses after the TSG Sale is consummated. We will use the proceeds of the TSG Sale to fund our working capital needs, make select investments in the HSG and RSG Businesses, and return excess cash as prudently as possible to our shareholders. We will be able to focus more acutely on the growth of our HSG and RSG Businesses in the higher-margin and higher-growth hospitality and retail markets. We will also investigate possibilities for enhancing our HSG and RSG Businesses that may have been less available to us, due to competitive factors, resource issues, or otherwise, when we operated both the TSG Business and our HSG and RSG Businesses together. We may use a portion of the net cash proceeds from the TSG sale for future acquisitions complementary to our HSG and RSG Businesses. However, at this time, no specific acquisition targets have been identified.

In addition to the foregoing, to achieve our goal of growing our HSG and RSG Businesses, we will seek to reduce certain costs, including aligning our infrastructure and overhead to match our smaller size after the completion of the TSG Sale. We also expect to review our compensation structure. Our Board of Directors and management will work closely with our advisers to define and implement specific compensation strategies.

Interests of Our Directors and Executive Officers in the TSG Sale

In considering the recommendation of our Board of Directors with respect to the TSG Sale, our shareholders should be aware that some of our Directors and executive officers have personal interests in the TSG Sale that are, or may be, different from, or in addition to, your interests. Our Board of Directors was aware of the interests described below and considered them, among other matters, when authorizing the TSG Sale.

Vesting of Equity Awards Under the 2006 Stock Incentive Plan

Certain of our Directors and executive officers (including all of our Named Executive Officers, as defined on page [    ]) are participants in the 2006 Stock Incentive Plan, as amended and restated effective May 20, 2010 (the “Stock Incentive Plan”). Equity awards granted under the 2006 Stock Incentive Plan vest upon a change of control, which is defined to include the filing by the Company of a Form 8-K or proxy statement disclosing that a change of control of the Company has or may have occurred, or will or may occur in the future, pursuant to any then-existing contract or transaction. The TSG Sale constituted a change of control under the Stock Incentive Plan upon filing the Form 8-K announcing the TSG Sale. As a result, the equity awards under the Stock Incentive Plan vested.

Restricted Shares. 56,011 outstanding unvested restricted shares held by executive officers vested upon announcement of the TSG Sale. This resulted in the recognition of stock compensation expense on an accelerated basis in the amount of approximately $0.2 million.

Stock Options. All outstanding stock options vested previously upon MAK Capital reaching an ownership level of 20% of the Company. This change of control trigger was modified effective May 22, 2009 to trigger at 33-1/3%, and no stock options have been granted since that date. The TSG Sale will have no further affect on outstanding stock options.

Stock-Settled Stock Appreciation Rights (“SSARs”). 370,939 outstanding SSARs vested on an accelerated basis. This resulted in the recognition of stock compensation expense on an accelerated basis in the amount of approximately $.8 million. These shares would otherwise have vested as follows:

SSARs (#)
Vesting March 2012	214,936
Vesting March 2013	156,003

The following table summarizes the restricted shares and SSARs that vested upon the announcement of the TSG Sale and that are held by each of our Named Executive Officers, and all other executive officers as a group. No directors held restricted stock or SSARs.

	Restricted Shares Awards that Vested upon Announcement of the TSG Sale (#)	SSAR Awards that Vested upon Announcement of the TSG Sale (#)
Named Executive Officers:
Martin F. Ellis	13,329	149,667
Henry R. Bond	20,000	33,500
Kenneth J. Kossin (1)	0	0
Kathleen Weigand	9,055	48,201
Tina Stehle	4,213	36,368
Anthony Mellina	5,726	41,201

All Other Executive Officers as a Group (3 additional):	3,688	62,002

(1)	Kenneth J. Kossin separated from the Company effective November 10, 2010 and has no outstanding restricted shares, stock options or SSARs.

Bonus Payments to Executive Officers

In connection with the TSG Sale, our Board of Directors approved bonus payments to be paid to certain executive officers upon closing of the transaction, as follows:

Name	Amount ($)
Henry R. Bond	75,000
John Dyer	30,000
Anthony Mellina	55,000
Curtis Stout	75,000
Kathleen Weigand	75,000

Martin Ellis’ Change of Control and Non-Competition Agreements

Martin F. Ellis, who stepped down as our President and Chief Executive Officer on announcement of the transaction, has a Change of Control Agreement with the Company, pursuant to which he would receive severance benefits if he is terminated without cause or voluntarily terminates his employment for good reason within twelve months following a change of control. He would also be entitled to excise tax gross-up payments. Mr. Ellis also has a non-competition agreement with the Company. If he is terminated for cause or voluntarily terminates his employment without good reason, he would not receive severance payments, and he is subject to a two-year non-competition period. On May 28, 2011, concurrent with the announcement of the proposed TSG Sale, Mr. Ellis stepped down as President and Chief Executive Officer and will receive severance benefits pursuant to his Change of Control Agreement. Payment to Mr. Ellis under his Change of Control Agreement is discussed in detail under the caption “Termination and Change of Control” on page [    ].

Employment and Retention Agreements

All of our other Named Executive Officers have employment agreements with the Company, pursuant to which they will receive severance benefits if they are terminated without cause or voluntarily terminate their employment due to a change in position. Additionally, Henry R. Bond, our Senior Vice President and Chief Financial Officer, has a provision in his employment agreement which provides that if his employment is terminated without cause at any time following a change of control (as defined by Section 409(A) of the Internal Revenue Code) he will receive the benefits under his employment agreement. The TSG Sale will trigger a change of control under Section 409(A). The TSG Sale may trigger payments to these executive officers under the agreements as discussed in detail under the caption “Termination and Change of Control” on page [    ].

The Company appointed James H. Dennedy, a Director of the Company since June 2009, to serve as interim President and Chief Executive Officer of the Company for a one-year term, while continuing to serve as a Director. In connection with his appointment, the Company entered into an employment agreement with Mr. Dennedy whereby he will receive severance benefits if he is terminated without cause or there is a substantial change to his responsibilities or compensation prior to his one-year employment anniversary. While Mr. Dennedy’s appointment occurred concurrently with the announcement of the TSG Sale, his subsequent termination before the end of his one-year term would trigger severance payment obligations pursuant to his employment agreement.

Pursuant to a retention agreement between Kathleen A. Weigand, our General Counsel, Secretary and Senior Vice President — Human Resources, and the Company, if she continues her employment with the Company for twelve months after a change of control, or until released by a senior executive, if earlier, she will be paid $200,000. As a result, the TSG Sale may trigger payment to her under this agreement as discussed in detail under the caption “Termination and Change of Control” on page [    ].

Dissenters’ Rights

Under Ohio law, Agilysys shareholders are entitled to dissenters’ rights in connection with the TSG Sale. However, Agilysys shareholders are entitled to relief as dissenting shareholders under Ohio Revised Code Section 1701.85 only if they strictly comply with all of the procedural and other requirements of Section 1701.85, a copy of which has been attached as Annex C to this proxy statement. The following is a description of the material terms of Ohio Revised Code Section 1701.85.

Agilysys shareholders who wish to perfect their rights as dissenting shareholders in the event the TSG Sale is completed:

•

Must be record holders of the common shares as to which the shareholders seek relief as of June 14, 2011, the Record Date. Because only shareholders of record on the Record Date may exercise dissenters’ rights, any person who beneficially owns common shares that are held of record by a broker, fiduciary, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the common shares to satisfy all of the requirements outlined under Ohio Revised Code Section 1701.85;

•

Must not vote their common shares in favor of the proposal to authorize the TSG Sale and the other transactions contemplated by the Purchase Agreement. Failing to vote (by neither returning a proxy card nor voting at the meeting) or abstaining from voting (by marking the appropriate box on the proxy card and not voting at the meeting) does not waive dissenting shareholders’ rights;

•

Must deliver to Agilysys, not later than ten days after the Annual Meeting, a written demand for payment of the fair cash value of the common shares as to which the dissenting shareholder seeks relief. The written demand must state the name of the shareholder, the shareholder’s address, the number and class of shares as to which the shareholder seeks relief and the amount claimed as the fair value for those shares. Agilysys will not notify shareholders of the expiration of this ten-day period; and

•

Must, if Agilysys so requests, submit their share certificates to Agilysys within 15 days from the date of the sending of such request for endorsement thereon by Agilysys that a demand for the cash value of the common shares has been made. This request is not an admission by Agilysys that any dissenting shareholder is entitled to relief. Agilysys will promptly return the share certificates to the dissenting shareholders. At the option of Agilysys, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, dissenting shareholders who fail to deliver their certificate upon request from Agilysys may have their dissenting shareholders’ rights terminated, unless a court for good cause shown otherwise directs.

Voting against the proposal to authorize and approve the TSG Sale and the other transactions contemplated by the Purchase Agreement will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to Agilysys, Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Telephone: (440) 519-8700, Attention: Secretary. Because the written demand must be delivered to Agilysys within the ten-day period following the Annual Meeting, Agilysys recommends that a dissenting shareholder use certified or registered mail, return receipt requested, to confirm that the shareholder has made timely delivery.

If a dissenting shareholder and Agilysys have not come to an agreement on the fair cash value per Common Share, either may, within three months after the service of the written demand by the shareholder, file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio for a determination of the fair cash value of the dissenting shares. As discussed below, if neither the dissenting shareholder nor Agilysys files or joins in such a complaint within three months, the rights of such dissenting shareholder will terminate. If the court finds that the shareholder is entitled to be paid the fair cash value of any common shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

The fair cash value per common share to which a dissenting shareholder is entitled under Section 1701.85 will be determined as of the day prior to the Annual Meeting. Fair cash value will be computed as the amount a willing seller and willing buyer would accept or pay if neither was compelled to sell or buy, excluding any appreciation or depreciation in market value resulting from the submission of the TSG Sale and the other transactions contemplated by the Purchase Agreement to the shareholders of Agilysys for authorization. The Ohio Supreme Court, in Armstrong v. Marathon Oil Company, 32 Ohio St. 3d 397 (1987), has held that fair cash value for publicly traded shares of a company with significant trading activity will be the market price for such shares on the date that the transaction is submitted to the shareholders or directors for final approval, as adjusted to exclude the impact of the transaction giving rise to the dissenters’ rights.

Notwithstanding the foregoing, the fair cash value may not exceed the amount specified in the shareholder’s written demand. The fair cash value of the common shares may be higher, the same as or lower than the market value of the common shares on the date of the TSG Sale. Shareholders also should note that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the TSG Sale, are not opinions as to, and do not otherwise address, fair value under Section 1701.85. The court will make a finding as to the fair cash value of a Common Share and render judgment against Agilysys for its payment with interest at such rate and from such date as the court considers equitable. The court will assess or apportion the costs of the proceedings as it considers equitable.

Payment of the fair cash value must be made within 30 days after the later of the final determination of such value or the closing date of the TSG Sale. Such payment shall be made only upon simultaneous surrender to Agilysys of the share certificates for which such payment is made.

The rights of any dissenting shareholder will terminate if:

•	The dissenting shareholder has not complied with Section 1701.85, unless Agilysys, by its Board of Directors, waives this failure;

•	Agilysys abandons or is finally enjoined or prevented from carrying out the TSG Sale, or the shareholders of Agilysys rescind their authorization of the TSG Sale;

•	The dissenting shareholder withdraws his or her or its written demand with the consent of Agilysys, by its Board of Directors; or

•

Agilysys and the dissenting shareholder have not agreed upon the fair cash value per Common Share and neither has timely filed or joined in a complaint in the Court of Common Pleas of Cuyahoga County, Ohio for a determination of the fair cash value of the shares.

From the time of the dissenting shareholder’s giving of the demand, all other rights with respect to such common shares, including voting, dividend and distribution rights, will be suspended until Agilysys purchases the common shares, or the right to receive fair cash value is otherwise terminated. If during the suspension, any cash dividend is paid on Agilysys common shares, an amount equal to such dividend which, except for the suspension, would have been payable upon such common shares will be paid to the holder of record as a credit upon the fair cash value of the common shares. Such rights will be reinstated should the right to receive fair cash value be terminated other than by the purchase of the common shares by Agilysys, and all distributions which, except for the suspension, would have been made will be made to the holder of record of the shares at the time of termination.

Because a proxy card which is signed and returned but does not contain voting instructions regarding the proposal to authorize the TSG Sale and the other transactions contemplated by the Purchase Agreement will be voted for such proposal, Agilysys shareholders who wish to exercise dissenters’ should not sign and return an unmarked proxy card.

Accounting Treatment of the TSG Sale

Under accounting principles generally accepted in the United States of America, upon shareholder authorization of the TSG Sale, we expect to reflect the results of operations of the TSG Business as discontinued operations, including the related anticipated gain on the sale, net of any applicable taxes, commencing with the quarter during which the TSG Sale is authorized by the shareholders. For further information, see the unaudited pro forma condensed financial information included in this proxy statement.

Financing; Source and Amount of Funds

The TSG Sale is not conditioned on Purchasers’ ability to obtain financing.

Material U.S. Federal, State and Foreign Income Tax Consequences

The TSG Sale will not result in any material U.S. federal income tax consequences to our shareholders. Agilysys shareholders that exercise dissenters’ rights are urged to consult their tax advisors regarding the tax treatment of any cash received upon the exercise of dissenters’ rights in connection with the TSG Sale. We do not expect to pay taxes on the proceeds from the TSG Sale. However, we may be subject to income taxes in foreign jurisdictions on the gain, if any, from the TSG Sale in jurisdictions where we maintain foreign subsidiaries. The TSG Sale also may result in Agilysys being subject to foreign, state or local sales, use or other taxes in jurisdictions in which Agilysys files tax returns or has assets.

Regulatory Matters

The TSG Sale is not subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or any other regulatory approvals.

However, at any time before or after the consummation of the TSG Sale, the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the TSG Sale or seeking divestiture of certain of our or Purchasers’ assets. Private parties and State Attorneys General may also bring legal actions under the antitrust laws.

There can be no assurance that a challenge to the TSG Sale on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Required Vote and Recommendation

The affirmative vote of the holders of at least two-thirds of the issued and outstanding common shares of the Company will be required to authorize Proposal 1. The effect of an abstention or of a broker non-vote is the same as a vote “AGAINST” Proposal 1.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 1 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

FINANCIAL PROJECTIONS

Our management does not as a matter of course make public full year projections. However, in connection with the process to test the market for a potential sale of the TSG Business, our management provided certain TSG Business projections to potential acquirors, including Purchasers, which were based on our management’s projection of our future financial performance as of the date they were provided. The projections also were provided to our Board of Directors and financial advisor. We included below the material portions of these projections, which we refer to as the Projections, to give our shareholders access to certain nonpublic information prepared for purposes of considering and evaluating the TSG Sale. The Projections were prepared by Agilysys’ management for internal use and to assist Purchasers and certain of the other bidders with their respective due diligence investigations of Agilysys, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles.

Neither Agilysys’ independent registered public accounting firm, Ernst & Young LLP, nor any other independent accountants have compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or given any form of assurance on the projections or their achievability. The projections were prepared by management. Purchasers did not prepare the information in the table below, have no responsibility therefor, and may have varied some of the assumptions underlying such information for purposes of their analyses. Furthermore, the Projections:

•	Necessarily make numerous assumptions, many of which are beyond the control of Agilysys and may not prove to be accurate;

•

Except as indicated below, do not necessarily reflect revised prospects for Agilysys’ business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

•	Are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	Should not be regarded as a representation that they will be achieved.

We believe the assumptions our management used as a basis for the Projections were reasonable at the time such information was prepared, given the information our management had at the time.

The Projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. The future financial results and shareholder value of Agilysys may materially differ from those expressed in the Projections due to factors that are beyond our ability to control or predict. We cannot assure you that the Projections will be realized or that the future financial results of the TSG Business will not materially vary from the Projections. We do not intend to update or revise the Projections.

The Projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, see “Cautionary Statement Concerning Forward-Looking Information” on page [    ], “Special Risk Considerations You Should Take Into Account In Deciding How To Vote On The Proposal To Sell the TSG Business” on page [    ], and the “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which is incorporated herein by reference.

The Projections estimate profitability at the operating income level, including an allocation for general and administrative expenses but exclusive of interest income, other income and expenses, and income taxes. The Projections have also been prepared on a non-GAAP basis, which excludes stock-based compensation, restructuring charges, and amortization of intangible assets.

Agilysys’ management prepared the Projections under two cases, referred to as “management case 1” forecasts and “management case 2” forecasts, which management case 2 forecasts reflected a one-year delay in achieving the management case 1 forecasts. The financial projections included (in millions of dollars):

	Management Case 1 ($)		Management Case 2 ($)
	2012	2013	2012	2013
Revenue	530.0	572.4	501.9	530.0
Gross Profit	91.7	99.1	87.0	91.7
Operating Income	17.8	22.8	11.8	17.8

The foregoing financial projections are based upon numerous estimates and assumptions including, without limitation, the following:

•	Continued positive trends in the markets in which the TSG Business participates;
•	Continued development and expansion of the product offerings of the TSG Business;
•	Continued business relationship with Verizon Communications, Inc., one of the largest customers of the TSG Business;
•	Further penetration of the TSG Business’s growing markets, such as the finance, government, healthcare, telecommunications, and education industries.
•	Movement up the value chain in enterprise architecture, infrastructure optimization and resource management, identity management and business continuity solutions offerings;
•	Continued improvement of the TSG Business’s gross profit margins; and
•	$3 million in estimated incremental standalone costs.

SPECIAL RISK CONSIDERATIONS YOU SHOULD TAKE INTO ACCOUNT IN DECIDING HOW TO VOTE ON THE PROPOSAL TO SELL THE TSG BUSINESS

You should carefully consider the special risk considerations described below as well as other information provided to you or referenced in this document in deciding how to vote on the proposal to sell the TSG Business. The special risk considerations described below are not the only ones facing us. For a discussion of additional risk considerations, we refer to you the documents we file from time to time with the Securities and Exchange Commission, particularly our 2011 Annual Report. Additional considerations not presently known to us or that we currently believe are immaterial may also adversely affect our business operations. If any of the following special risk considerations actually occur, our business, financial condition, or results of operations could be materially adversely affected, the value of our common shares could decline, and you may lose all or part of your investment.

Special Risk Considerations Regarding the Proposal to Sell the TSG Business

If we fail to complete the sale of the TSG Business, our business may be harmed.

We cannot assure you that the sale of our TSG Business will be completed. The completion of the sale of the TSG Business is subject to the satisfaction of a number of conditions, including, among others, the requirement that we obtain shareholder authorization of the TSG Sale. In addition, either party may terminate the agreement under certain circumstances as discussed under the caption under the captions “The Purchase Agreement — Termination” on page [    ] and “The Purchase Agreement — Termination Fee” on page [    ]. Furthermore, we cannot guarantee that we will be able to meet all of the closing conditions of the Purchase Agreement. If we are unable to meet all of the closing conditions, Purchasers are not obligated to purchase the TSG Business. If the TSG Sale is not authorized or does not close, our Board of Directors will be forced to evaluate other alternatives, which may be less favorable to us than the proposed sale of the TSG Business.

As a result of our announcement of the sale of our TSG Business, third parties may be unwilling to enter into material agreements with respect to our TSG Business. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Employees working in the TSG Business may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the TSG Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. In addition, if we fail to complete the proposed TSG Sale, we will retain and continue to operate the TSG Business. The resultant potential for loss or disaffection of employees or TSG Business customers would have a material, negative impact on the value of our TSG Business.

In addition, if the TSG Sale is not consummated, our Directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our share price and results of operations.

Use of proceeds from the TSG Sale may not yield a favorable return.

The purchase price for the assets of the TSG Business will be paid directly to our Company. Management could spend or invest the net proceeds from the sale of the TSG Business in ways with which our shareholders may not agree, including acquisitions. The investment of these proceeds may not yield a favorable return.

The Purchase Agreement may expose us to contingent liabilities.

Under the Purchase Agreement, we agreed to indemnify Purchasers for breaches or violations of any covenant or agreement made by us in the Purchase Agreement, for certain pre-closing and other liabilities related to the TSG Business, and for other matters. Significant indemnification claims by Purchasers could have a material adverse effect on our financial condition.

Special Risk Considerations Regarding the Remaining HSG and RSG Businesses Assuming the TSG Business is Sold

Our TSG Business has historically generated a substantial portion of our revenue. After its sale we will be a much smaller company, and in order to succeed as a smaller company after the sale, we will need to achieve profitability of our HSG and RSG Businesses.

We will be selling our entire TSG Business which has historically been the source of a substantial portion of our revenue. For the fiscal year ended March 31, 2011, our TSG Business segment accounted for $474 million of our total revenues of $675 million while our HSG and RSG Businesses accounted for only $201 million of our total revenues. We intend to return a substantial portion of the net proceeds from this transaction to our shareholders and invest any remaining portion of the net proceeds to grow our HSG and RSG Businesses. There is no guarantee that we will be able to achieve sustained growth or profitability in our HSG and RSG Businesses or in new business opportunities we may pursue.

Our profitability and growth will depend on the success of our remaining businesses, the HSG Business and RSG Business, which are subject to a variety of business risks and uncertainties.

Our HSG Business provides solutions to major hotels, casinos, cruise lines, sports/entertainment venues and managed food service operations. Our RSG Business provides software, hardware, services, and consulting for retailers of all sizes and specialties that streamline operations. Any evaluation of our HSG Business, our RSG Business and our prospects must be considered in light of the risks and uncertainties often encountered by similarly situated companies, including the ability to:

•	Maintain our current relationships, and develop new relationships, with customers, channel partners and employees;

•	Continue to grow our revenue and meet anticipated growth targets;

•	Manage our expanding operations and implement and improve our operational, financial, and management controls;

•	Adapt to industry consolidation;

•	Successfully introduce new, and upgrade our existing, products and services for consumers;

•	Respond to government regulations relating to our Consumer Business;

•	Respond effectively to competition; and

•	Attract and retain qualified management and employees.

If we are unable to address these risks, our business, results of operations and prospects could suffer.

We will be a very small public company with a large cash balance

Once the TSG Sale is completed, we will remain a publicly traded company and will continue to be subject to NASDAQ listing standards and SEC rules and regulations, including the Sarbanes-Oxley Act of 2002. While all public companies face the costs and burdens associated with being publicly traded, given the size of our hospitality- and retail-focused company, the costs and burden of being a public company will be a significant portion of our annual revenues. In addition, given our size and the fact that the sole focus of our business will be our HSG Business and RSG Business, our management will have an even greater expectation from shareholders and industry analysts to produce improved quarterly financial results for our HSG and RSG Businesses as compared to the periods prior to the TSG Sale when the diversity of our revenue streams could enable one of our segments to offset weakness in the other segment. After giving effect to the TSG Sale, on a pro forma basis, we would have had approximately $126 million in cash, cash equivalents and investments as of March 31, 2011. This might cause distractions for our management and our Board of Directors and might otherwise prevent us from executing on our strategy for our HSG and RSG Businesses to build long-term shareholder value.

We may make acquisitions in the HSG Business or RSG Business that may not prove successful.

We may not be able to identify suitable acquisition candidates at prices we consider appropriate. If we do identify an appropriate acquisition candidate, we may not be able to successfully and satisfactorily negotiate the terms of the acquisition. Our management may not be able to effectively implement our acquisition program and internal growth strategy simultaneously. The integration of acquisitions involves a number of risks and presents financial, managerial, and operational challenges. We may have difficulty, and may incur unanticipated expenses related to, integrating management and personnel from these acquired entities with our management and personnel. Our failure to identify, consummate, or integrate suitable acquisitions could adversely affect our HSG and RSG Businesses. We cannot readily predict the timing, size or success of our future acquisitions. Failure to successfully integrate recent acquisitions or future acquisitions could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Economic or market factors could cause a decline in spending on information technology, adversely affecting our financial results.

Our revenue and profitability depend on the overall demand for our products and services and continued growth in the use of technology in our customers’ businesses. In challenging economic environments, our customers may reduce or defer their spending on new technologies. At the same time, many companies have already invested substantial resources in their current technological resources, and they may be reluctant or slow to adopt new approaches that could disrupt existing personnel, processes, and infrastructures. Delays or reductions in demand for information technology by end users could have a material adverse effect on the demand for our products and services offered. In the last two years, we have experienced weakening in the demand for our products and services. If the markets for our products and services continue to soften, our business, results of operations, or financial condition could be materially adversely affected.

THE PURCHASE AGREEMENT

The following is a summary of the material terms of the Purchase Agreement. While we believe that the following description covers the material terms of the Purchase Agreement, this summary does not purport to describe all the terms of the Purchase Agreement and is qualified by reference to the complete Purchase Agreement, which is attached as Annex A to this proxy statement. We urge you to read the Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the TSG Sale.

The terms of the Purchase Agreement are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the TSG Sale. The Purchase Agreement contains representations and warranties that Agilysys, on the one hand, and Purchasers, on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights and obligations to consummate the TSG Sale and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, certain representations and warranties relate to information that is not known currently by either party and have been negotiated such that the risk that such representations or warranties are ultimately shown to not be true is allocated between the parties.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that Agilysys and Purchasers have exchanged in connection with signing the Purchase Agreement (the “Seller Disclosure Letter”). While Agilysys does not believe that the Seller Disclosure Letter contains information that the securities laws require to be publicly disclosed, the Seller Disclosure Letter does contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the attached Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying Seller Disclosure Letter. The Seller Disclosure Letter contains certain information that has been included in our prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General

Under the terms of the Purchase Agreement, Purchasers agreed to purchase the TSG Business for an aggregate cash payment of $64 million to us, upon the closing of the TSG Sale, subject to adjustment based on final working capital. The transaction is structured as (i) a sale of the stock or equity of the following wholly owned subsidiaries of Agilysys to OnX LLC: (a) Agilysys LLC, (b) Agilysys Canada, Inc. and (c) Agilysys Europe Technology Solutions Limited (collectively, the “TSG Subsidiaries”); and (ii) a sale of certain assets of Agilysys LLC to OnX Limited. In connection with the transaction, certain assets of the TSG Business that are held by Agilysys, primarily employees, leases and vendor and customer contracts, will be transferred to one or more of the TSG Subsidiaries prior to closing the TSG Sale (the “Restructuring”).

Closing

Closing of the TSG Sale under the Purchase Agreement will occur on the second business day following the satisfaction or, to the extent permitted, waiver of all conditions to the obligations of the parties to consummate the transactions contemplated under the Purchase Agreement, including the authorization of the TSG Sale by the holders of two-thirds of our common shares outstanding on the Record Date, or at such other time as we and Purchasers may agree upon in writing.

Representations and Warranties

The Purchase Agreement contains a number of customary representations and warranties applicable to us, subject in some cases to customary qualifications, relating to, among other things, the following:

•	Corporate organization, good standing and other corporate matters regarding us;

•	Authorization, valid execution and delivery, and enforceability of the Purchase Agreement;

•	Absence of conflicts or violations under charter documents, contracts and instruments of law;

•	Valid ownership and transferability of the equity of the TSG Subsidiaries; and

•	Required shareholder vote to authorize the transaction.

The Purchase Agreement also contains a number of customary representations and warranties applicable to the TSG Subsidiaries and the TSG Business, subject in some cases to customary qualifications, relating to, among other things, the following:

•	Corporate organization, good standing and other corporate matters regarding the TSG Subsidiaries;

•	The capital structure and equity securities of the TSG Subsidiaries;

•	The absence of conflicts or violations under charter documents, contracts and instruments of law;

•	The financial statements related to the TSG Business;

•	Absence of certain changes related to the TSG Business;

•	Absence of undisclosed liabilities;

•	Title to personal property or other related assets of the TSG Subsidiaries;

•	Title to real estate or valid leasehold interests of the TSG Subsidiaries;

•	Intellectual property matters related to the TSG Business;

•	Material contracts related to the TSG Business;

•	Tax matters;

•	Absence of legal proceedings or orders;

•	Employee compensation and benefits matters;

•	Labor and employee matters;

•	Contracts with affiliates;

•	Sufficiency of TSG Subsidiaries’ assets for the conduct of the TSG Business;

•	Brokers’ or finders’ fees, and other fees with respect to the TSG Sale;

•	Customers and suppliers to the TSG Business; and

•	Bank accounts.

In addition, the Purchase Agreement contains a number of customary representations and warranties applicable to Purchasers, subject in some cases to customary qualifications, relating to, among other things, the following:

•	Corporate organization, good standing, and other corporate matters of Purchasers;

•	Authorization, valid execution and delivery, and enforceability of the Purchase Agreement;

•	Absence of conflicts with conflicts or violations under Purchasers’ charter documents, contracts and instruments of law;

•	Absence of legal proceedings;

•	Purchase of the equity is in compliance with securities laws;

•	Sufficiency of funds or financing to enable Purchasers to consummate the transactions contemplated under the Purchase Agreement; and

•	Financial position of Purchasers after consummation of the TSG Sale.

Certain representations and warranties in the Purchase Agreement provide exceptions for items that are not reasonably likely to have a Seller Material Adverse Effect, a Purchaser Material Adverse Effect, or a Company Material Adverse Effect. For purposes of the Purchase Agreement:

•

“Seller Material Adverse Effect” means a material adverse effect on the ability of Agilysys to perform its obligations under the Purchase Agreement or to consummate the TSG Sale and other transactions contemplated under the Purchase Agreement.

•

“Purchaser Material Adverse Effect” means a material adverse effect on the respective abilities of Purchasers to perform their respective obligations under the Purchase Agreement or to consummate the TSG Sale and other transactions contemplated under the Purchase Agreement.

•	“Company Material Adverse Effect” means a material adverse effect on the TSG Business as a whole, except for any effect resulting or arising from or relating to the following matters:

•

Changes or developments in the general conditions in which the TSG Business operates (provided the effect resulting from such matters does not materially and disproportionately affect the TSG Business as a whole);

•

Changes or developments in any conditions in the general economy in any of the geographic areas in which the TSG Business operates (provided the effect resulting from such matters does not materially and disproportionately affect the TSG Business as a whole);

•	Changes or developments in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism;

•	Any conditions resulting from natural or manmade disasters or other Acts of God;

•	Compliance by Agilysys or the TSG Subsidiaries with the covenants and agreements contained in the Purchase Agreement;

•	Any action taken or omitted to be taken by or at the request or with the consent of Purchasers;

•	The announcement of the Purchase Agreement or the other transactions contemplated by the Purchase Agreement;

•	Fluctuations or other changes in currency exchange rates;

•	Changes in any laws or accounting principles; or

•	The failure of the TSG Business to meet internal projections for budgets for any period prior to, on or after the date of the Purchase Agreement.

Indemnification

After closing of the TSG Sale, we have agreed to indemnify and hold each of OnX LLC, the TSG Subsidiaries and their respective affiliates harmless from any loss arising out of (i) any misrepresentation by us of or inaccuracy in any of the representations and warranties with respect to (A) title to and transferability of the shares of the TSG Subsidiaries and (B) capital structure and equity securities of the TSG Subsidiaries, (ii) any fraud or intentional misrepresentation by us of any of the representations and warranties; (iii) breaches by us of any covenants or agreements made by us under the Purchase Agreement, (iv) any excluded liabilities under the Purchase Agreement, or (v) certain tax matters relating to the TSG Subsidiaries.

After closing of the TSG Sale, OnX LLC and the TSG Subsidiaries have agreed to indemnify and hold us and our affiliates harmless from or relating to any loss arising out of any breach of any covenants or agreements made by OnX LLC under the Purchase Agreement.

Covenants and Agreements

Conduct of TSG Business

We agreed that during the period from the date of the Purchase Agreement until the closing of the TSG Sale, subject to certain exceptions, we shall conduct the TSG Business in the usual, regular and ordinary course in substantially the same manner as previously conducted including without limitation with respect to invoicing, collection and payment of payables and receivables, to use reasonable best efforts to keep intact the respective businesses of the TSG Subsidiaries, keep available the services of the TSG Subsidiaries’ respective current employees and preserve the goodwill of the TSG Subsidiaries’ respective customers, suppliers, licensors, licensees, distributors and others with whom the TSG Subsidiaries’ deal.

Without limiting the generality of the foregoing, except as expressly provided in the Purchase Agreement or as required by applicable law, without the prior written consent of OnX LLC, we shall not permit any of the TSG Subsidiaries to:

•	Amend the organizational documents of the TSG Subsidiaries;

•

(1) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, (2) issue, deliver or sell any shares of its capital stock or any option, warrant or right relating thereto or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, (3) adjust, split, combine or reclassify its capital stock, (4) grant any right or option to acquire any shares of its capital stock, or enter into any contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

•	Make, declare or pay any dividend or distribution on any shares of its capital stock;

•	Adopt or amend in any material respect any employee plan (as defined in the Purchase Agreement);

•

Grant to any executive officer or employee any increase in compensation or benefits, except as may be required under existing contracts and except for any increases for which we or our affiliates (other than the TSG Subsidiaries) shall be solely obligated;

•	Hire any new employee, except for employees transferred in compliance with the Purchase Agreement;

•	Incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or, except in the ordinary course of business, incur or assume any other liabilities or obligations;

•	Permit, allow or suffer any of its assets to become subjected to any liens;

•	Make any change in any method of accounting or accounting practice or policy other than those required by GAAP or other applicable laws;

•

Acquire by merging or consolidating with, or by purchasing the assets or equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division or otherwise acquire any material assets (other than inventory);

•	Make or incur any capital expenditures that are not currently approved or budgeted and expressly disclosed to Purchasers and that, in the aggregate, are in excess of $100,000;

•	Sell, lease, license or otherwise dispose of any of its assets in excess of $100,000, except inventory sold in the ordinary course of business and consistent with past practice;

•

Subject to certain exceptions, (1) enter into any contract of a character that would constitute a material contract under the Purchase Agreement or be required to be disclosed to Purchasers pursuant to the terms of the Purchase Agreement, if such contract had been entered into prior to the date of the Purchase Agreement, or any contract (a) with Agilysys or any of our affiliates, (b) providing for exclusivity or otherwise restricting the ability of any Subsidiary to operate and compete in any field, product line, geographic area, or in any other manner, or (c) providing for “most favored nation” pricing, or (2) terminate, cancel or amend in any material respect any material contract, other than new customer or supplier contracts entered into in the ordinary course of business and in consultation with OnX LLC;

•

Make or revoke any material tax election, settle or compromise and material tax claim, file any material amended return, if any of these actions could have an adverse effect on the tax liability of the TSG Subsidiaries;

•	Make any loans advancements or capital contributions to, or investments in any third party, other than in the ordinary course of business consistent with past practice;

•	Enter into any contracts with us or any of our affiliates; or

•

Accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand, except in the ordinary course of business, consistent with past practice.

No Solicitation

The Purchase Agreement provides that, except as specifically provided for in the Purchase Agreement, we will not (and we will cause our subsidiaries, employees, officers, directors and agents not to):

•	Solicit, initiate, entertain or knowingly encourage the submission of any proposal or offer from any third party relating to a competing transaction (as described below);
•	Enter into any agreement with respect to a competing transaction; or

•

Provide any non-public information regarding the TSG Subsidiaries or the TSG Business to any third party in connection with any competing transaction or engage in any negotiations or substantive discussions regarding any competing transaction.

However, prior to the receipt of shareholder authorization of the TSG Sale, in response to a proposal for a competing transaction that was not solicited by us, we may provide non-public information regarding the TSG Subsidiaries to any third party making the proposal for a competing transaction or engage in negotiations or substantive discussions with the third party regarding the competing transaction, in each case, if our Board of Directors determines in good faith (A) after consultation with its financial advisor and legal counsel, that such proposal for a competing transaction is, or is reasonably likely to lead to, a superior proposal (as described below), and (B) after consultation with legal counsel, that failing to take any such action would be inconsistent with the fiduciary duties of our Board of Directors.

We shall promptly (and in any event within 48 hours of receipt) advise OnX LLC orally and in writing of the receipt of any proposal for a competing transaction or contingent seller proposal and its material terms. In addition, we promptly shall advise OnX LLC orally and in writing of the commencement of any discussions with any third party or its representative regarding any proposal for a competing transaction or contingent seller proposal.

We agreed that our Board of Directors will not make a change of recommendation or approve or recommend any proposal for a competing transaction. Notwithstanding the foregoing, after the date of the Purchase Agreement but prior to the receipt of shareholder authorization for the TSG Sale:

•

The Board of Directors may terminate the Purchase Agreement and cause the Company to enter into an agreement with respect to a superior proposal five business days after providing written notice to OnX LLC specifying the terms of the proposal, contemporaneously furnishing a copy of the relevant acquisition agreement or other relevant transaction documents and giving OnX LLC an opportunity to make an alternative proposal in response to a contingent seller proposal (as described below) or a proposal for a competing transaction that was not solicited by us and that our Board of Directors determines in good faith is or could reasonably lead to a superior proposal (provided that any amendment to the financial terms or any other material term of a competing proposal requires that we provide a new written notice to OnX LLC and give OnX LLC three additional business days plus the remaining days, if any, from the five business day period described above), if (i) we waive the standstill provisions applicable to OnX LLC in the confidentiality agreement (unless the superior proposal constitutes a competing transaction, in which case no such waiver is required), and (ii) prior to the expiration of the five business day period described above, OnX LLC does not make a proposal to adjust the terms and conditions of the Purchase Agreement that our Board of Directors determines in good faith (after consultation with the Company’s financial advisor and legal counsel) to be at least as favorable as the superior proposal after giving effect to, among other things, the payment of the termination fee;

•

The Board of Directors may change its recommendation if (i) a material development or change in circumstances occurs or arises after the date of the Purchase Agreement that was not known by the Board of Directors as of the date of the Purchase Agreement, and the Board of Directors determines in good faith (after consultation with the Company’s legal counsel) that failing to make a change in recommendation in light of such material development or change in circumstances would be inconsistent with the directors’ fiduciary duties under applicable Law, and (ii) we provide OnX LLC five business days prior written notice of our Board of Directors’ intention to change its recommendation, specifying in reasonable detail the reasons and basis for such action.

The term “competing transaction” means any inquiry, proposal or offer (1) for a merger, consolidation, business combination or other similar transaction solely with respect to one or more of the TSG Subsidiaries or the TSG Business, (2) to acquire in any manner, directly or indirectly, substantially all the shares or other equity interests of the TSG Subsidiaries or any resulting parent company of the TSG Subsidiaries (other than Agilysys), or (3) to acquire in any manner, directly or indirectly, assets of the TSG Subsidiaries representing substantially all of the consolidated assets solely of the TSG Subsidiaries.

The term “seller takeover proposal” means any inquiry, proposal or offer (1) for a merger, consolidation, business combination or similar transaction with Agilysys, (2) to acquire in any manner, directly or indirectly, more than 50% of the outstanding equity interests of Agilysys or (3) to acquire in any manner, directly or indirectly, assets of Agilysys or its subsidiaries representing more than 60% of the consolidated assets of Agilysys.

The term “contingent seller proposal” means a seller takeover proposal that is contingent upon termination of the Purchase Agreement.

The term “superior proposal” means a competing transaction or seller takeover proposal contingent upon termination of the Purchase Agreement that our Board of Directors determines in good faith, after consultation with counsel and its financial advisor, (1) is more favorable from a financial point of view to our shareholders than the transactions contemplated by the Purchase Agreement after taking into account the termination fee and any alternative proposal offered by OnX LLC, and (2) is reasonably likely to be completed on the terms proposed in a timely basis. If we terminate the Purchase Agreement and enter into an agreement with any third party with respect to a superior proposal, we will be required to pay the termination fee of $2.25 million. See “The Purchase Agreement — Termination Fee” on page [    ].

Access to Information

From the date of the Purchase Agreement until the closing of the TSG Sale, we agreed that, subject to certain limitations, we shall, and shall cause the TSG Subsidiaries to, (1) afford OnX LLC reasonable access, upon reasonable notice during normal business hours to all properties, books, contracts, tax returns and records of the TSG Subsidiaries, and (2) furnish promptly to OnX LLC at our expense, any information concerning the TSG Subsidiaries that OnX LLC may reasonably request.

Further Assurances; Reasonable Best Efforts

Subject to certain limitations, we, Agilysys LLC and Purchasers each agreed to use our reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things, necessary or desirable under applicable law to consummate, in the most expeditious manner practicable, the transactions contemplated by the Purchase Agreement, including:

•

(1) prepare, as soon as practicable, all filings and other presentations in connection with seeking any required regulatory approval, exemption or other authorization from any governmental entity necessary to consummate the transactions contemplated by the Purchase Agreement; (2) prosecute such filings and other presentations with diligence; (3) oppose any objections to, appeals from or petitions to reconsider or reopen any such approval by third parties; (4) use reasonable best efforts to facilitate obtaining any final order or orders approving, or remove any impediment to, the transactions contemplated by the Purchase Agreement; and (5) use reasonable best efforts to furnish all information in connection with the approvals of or filings with regard to required regulatory approvals with any government entity; and

•

Prior to and continuing one year after the closing of the TSG Sale, at the respective party’s own expense, obtain, and to cooperate in obtaining, all consents and waivers from third parties necessary or appropriate to permit consummation of the TSG Sale and the continuation of all contracts of the TSG Business without giving rise to any termination or right of termination.

Further, except as prohibited by any applicable representative of any applicable governmental authority, and subject to any applicable laws, we and Purchasers have agreed to:

•

Promptly notify the other party of any material communication received from any antitrust authority, any state attorney general or any other governmental authority regarding any of the transactions contemplated by the Purchase Agreement or the TSG Sale, and of any understandings, undertakings or agreements (oral or written) proposed to be made or entered into with any governmental entity in connection with the transactions contemplated by the Purchase Agreement;

•

Not participate independently in any meeting with any governmental authority in respect of any filings or inquiry in connection with the TSG Sale without giving the other party prior notice of the meeting and the opportunity to attend and participate; and

•

Consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if required, in connection with the transactions contemplated by the TSG Sale.

Further, we agreed that, in the event we cannot obtain a consent required under the Purchase Agreement for the continuation of a TSG Business contract, we shall:

•	Provide the benefits of the contract to OnX LLC and OnX LLC shall bear the burden thereunder as if such contract were transferred to OnX LLC;

•	Enforce for the benefit of OnX LLC any and all rights against a third party to the contract, and OnX LLC shall perform the obligations thereunder; and

•

As promptly as practicable, but no later than five business days after receipt, pay to OnX LLC all monies received by us or any of our affiliates under such contract, as long as OnX LLC is in compliance at the time of any such payment with any obligations under the arrangements discussed above.

Shareholder Authorization

We and OnX LLC each agreed to cooperate in the preparation and filing of this proxy statement with the SEC as soon as practicable following the date of the Purchase Agreement, to the extent specified in the Purchase Agreement.

We agreed to duly call, give notice of, convene and hold a meeting of our shareholders, as soon as practicable after the date of the Purchase Agreement, for the purpose of authorizing the TSG Sale. Subject to our Board of Directors withdrawing, qualifying or modifying its recommendation pursuant to and in accordance with specific provisions of the Purchase Agreement, Agilysys, through our Board of Directors, will recommend that our shareholders vote to authorize the TSG Sale at the Annual Meeting.

Expenses; Transfer Taxes

Except as otherwise set forth in the Purchase Agreement, all costs and expenses incurred in connection with the Purchase Agreement and transactions contemplated thereby shall be paid by the party incurring the expense, provided that if the transactions contemplated in the Purchase Agreement are consummated, the transaction expenses of Agilysys, the TSG Subsidiaries and their respective affiliates will be paid by Agilysys and not the TSG Subsidiaries. OnX LLC has agreed to bear the filing fee of the notification and report form, if any, required for the transactions contemplated pursuant to the HSR Act.

Employee Matters

Agilysys will be responsible for the first $3 million of severance pay obligations arising solely under employee plans (as defined in the purchase agreement) in effect on the date of the Purchase Agreement to any terminated employee or retained employee in connection with the termination of such employee on or prior to the closing of the TSG Sale, and OnX LLC will be responsible for any severance pay obligations in excess of $3 million. Agilysys will be solely responsible for any liability or obligation arising under the WARN Act in connection with the termination of any retained employee, terminated employee and transferred employee on or prior to the closing of the TSG Sale.

From and after the closing of the TSG Sale, OnX LLC is free to cause one or more of the TSG Subsidiaries to determine any base salary, conditions to participation in employee benefit plans, programs, policies and arrangements and any bonus, incentive, commission or other variable compensation programs in its sole discretion.

OnX LLC may, in its sole discretion, establish as of the closing of the TSG Sale, one or more medical expense and/or dependent care flexible spending account plans. To the extent that OnX LLC establishes a flexible spending account plan that is comparable to a flexible spending account existing under one of our employee plans, such OnX LLC-established flexible spending account plan will recognize the elections that such TSG Business employees had in effect for purposes of calendar year 2011. In addition, any such flexible spending account plan established by OnX LLC will (i) assume the obligations of our applicable flexible spending account plans with respect to the TSG Business employees as of the closing of the TSG Sale and (ii) provide for the same level of medical expense and/or dependent care expense reimbursement account benefits as those provided under our flexible spending account plans through the end of the plan year in effect as of the closing of the TSG Sale. On the closing of the TSG Sale, to the extent OnX LLC establishes a flexible spending account plan, Agilysys will transfer to OnX LLC any amounts withheld or collected by Agilysys and its affiliates under the applicable flexible account plan from TSG Business employees during the plan year prior to the closing of the TSG Sale.

All TSG Business employees who are participants in Agilysys’ U.S. tax-qualified defined contribution plan (the “Seller 401(k) Plan”) will retain their accrued benefits (subject to the terms of the Seller 401(k) Plan, including the vesting provisions contained therein) under the Seller 401(k) Plan as of the closing of the TSG Sale, and the Seller 401(k) Plan shall retain sole liability for the payment of such benefits as and when such TSG Business employees become eligible under the Seller 401(k) Plan. In addition, prior to the closing of the TSG Sale, Agilysys will amend the Seller 401(k) Plan, to the extent necessary, (i) to allow for the direct rollover of any participant loans outstanding under the Seller 401(k) Plan with respect to accounts of the TSG Employees to a tax-qualified defined contribution plan established for the TSG Business employees by OnX LLC on or after the closing of the TSG Sale, and (ii) such that no participant loan with respect to accounts of the TSG Business employees will be placed into default during the period beginning on the date of the closing of the TSG Sale through the date any such loan is rolled over, on an in kind basis, into a tax-qualified defined contribution plan established by OnX LLC, as long as each such participant continues making loan repayments on a timely basis, in accordance with reasonable procedures acceptable to Agilysys during such period.

Names Following Closing

Subject to the terms of the Purchase Agreement, we have retained all right, title and interest in and to the Agilysys name. We exclusively own any other trademarks, logos of Agilysys or our affiliates, together with all variations, derivatives and acronyms thereof and all trademarks, service marks, domain names, trade names, trade dress, company names and other identifiers of source or goodwill containing, incorporating or associated with any of the foregoing, and the TSG Subsidiaries’ rights to use these retained names shall, subject to the terms of the Purchase Agreement, terminate as of the closing date of the TSG Sale. Subject to the terms of the Purchase Agreement, Purchasers shall amend or terminate any certificate of assumed name or “d/b/a filings” to eliminate its use of the retained names or similar name, and shall amend the TSG Subsidiaries’ organizational documents to change the names thereof to a name not including or similar to any retained name.

OnX LLC and its affiliates shall have the right to sell existing inventory and use existing packaging, labeling, containers, stationery, business forms, supplies, advertising and promotional materials and any similar materials bearing the retained names for 120 days following the closing of the TSG Sale, except that OnX LLC shall make clear to all other applicable parties that OnX LLC is the party entering into or conducting the contractual relationship and that personnel of OnX LLC or its affiliates shall not, and shall not have the authority to, hold themselves out as agents of Agilysys or any of our affiliates. OnX LLC agrees to use reasonable best efforts to minimize use of the retained names as soon as practicable and in any event within 120 days of closing the TSG Sale.

Additional Agreements

The Purchase Agreement contains additional agreements between us and Purchasers relating to, among other things:

•	Consultations regarding public announcements;

•	Notification of certain matters;

•	Termination of intercompany agreements and debt;

•	Treatment of bank accounts shared between us and the TSG Subsidiaries;

•	Release of certain confidentiality obligations;

•	Compliance by OnX LLC with provisions under the WARN Act or similar applicable law; and

•

Allow, to the extent required, OnX LLC or its affiliates to make claims under third party liability insurance policies and any workers’ compensation insurance policies and/or workers’ compensation self-insurance programs sponsored by Agilysys or its affiliates.

Conditions to Completion of the TSG Sale

The obligations of us and Purchasers to complete the TSG Sale are subject to the satisfaction or waiver of the following conditions:

•	Any required regulatory approvals shall have been obtained;

•

The absence of any statute, rule, regulation, order, injunction or decree that has been enacted, entered, promulgated or enforced by any governmental authority that prohibits, or makes illegal the closing of the TSG Sale; and

•	The receipt of our shareholder authorization.

In addition, the obligations of Purchasers to complete the TSG Sale are subject to the satisfaction by us or waiver by Purchasers of conditions, including the following:

•

Our representations and warranties shall be true and correct in all material respects as of the date of the closing of the TSG Sale, except those representations and warranties which address matters only as of a particular date need only be true and correct as of such date;

•	We shall have performed and complied in all material respects with each of the covenants, agreements and obligations we are required to perform under the Purchase Agreement;

•	We and Agilysys LLC shall have delivered or cause to be delivered to OnX Limited or OnX LLC, as the case may be, all of the deliveries required of us and Agilysys LLC under the Purchase Agreement;

•	Consummation of all of the transactions necessary to effect the Restructuring;

•	The TSG Subsidiaries shall have no indebtedness for borrowed money outstanding as of the closing of the TSG Sale; and

•	All liens on the subject shares and, other than permitted liens, on the TSG Business assets shall have been released prior to the closing of the TSG Sale.

In addition, our obligation to complete the TSG Sale is subject to the satisfaction by OnX LLC or waiver by us of conditions, including the following:

•

OnX LLC’s representations and warranties shall be true and correct in all material respects as of the date of the closing of the TSG Sale, except those representations and warranties which address matters only as of a particular date need only be true and correct as of such date;

•	OnX LLC shall have performed and complied in all material respects with each of the covenants, agreements and obligations Purchasers are required to perform under the Purchase Agreement; and

•	OnX LLC and OnX Limited shall have delivered all of the deliveries required of each of them under the Purchase Agreement.

Termination

We and OnX LLC may by mutual written consent terminate the Purchase Agreement at any time prior to the completion of the TSG Sale.

In addition, either we or OnX LLC may, in writing, terminate the Purchase Agreement at any time prior to the effective time of the TSG Sale:

•

If the TSG Sale has not been completed on or before November 30, 2011, referred to as the “outside date” (the outside date will be extended to December 30, 2011, without any action on the part of the parties to the Purchase Agreement (and such date will become the outside date), if on November 30, 2011 all conditions to the closing of the TSG Sale either have been fulfilled or are then capable of being fulfilled, except the governmental approval condition, the injunctions and restraints condition and the shareholder approval condition) provided that a party whose breach of any provision of the Purchase Agreement results in the failure of the TSG Sale to be consummated by the outside date will not be able to terminate under this provision; or

•	If the authorization of the Purchase Agreement by our shareholders has not been obtained at the Annual Meeting or any adjournment thereof by reason of the failure to obtain the required vote.

We may terminate the Purchase Agreement, by written notice to OnX LLC, if:

•

OnX LLC fails to perform or comply with any of its representations, warranties, agreement or covenants contained in the Purchase Agreement, which breach or failure to perform or comply would give rise to the failure of certain conditions to completion of the TSG Sale being satisfied and such breach or failure has not been waived by us; or

•

Pursuant to the terms of the Purchase Agreement, and prior to the receipt of shareholder authorization, our Board of Directors has approved, and we have concurrently with such termination entered into, a definitive agreement with respect to a superior proposal.

OnX LLC may terminate the Purchase Agreement, by written notice to us, if:

•

We fail to perform or comply with any of our representations, warranties, agreement or covenants contained in the Purchase Agreement, which breach or failure to perform or comply would give rise to the failure of certain conditions to completion of the TSG Sale being satisfied and such breach or failure has not been waived by OnX LLC; or

•

We or our Board of Directors (or any committee of the Board of Directors) has (1) withdrawn or modified in a manner adverse to OnX LLC its recommendation in support of the TSG Sale, (2) approved, recommended or entered into any proposal for a competing transaction or a seller takeover proposal that is contingent upon our termination of the Purchase Agreement, or (3) formally resolved or publicly authorized or proposed to take any of the foregoing actions.

Termination Fee

We will be obligated to pay OnX LLC a termination fee equal to $2.25 million, by wire transfer of immediately available funds, if the Purchase Agreement is terminated:

•	By us to approve a definitive agreement relating to a superior proposal;

•

By OnX LLC because our Board of Directors (or any committee of the Board of Directors) withdraws or modifies its recommendation regarding the TSG Sale or approves, recommends or enters into a competing transaction or a contingent seller proposal;

•

Following public disclosure or direct delivery to our shareholders of a competing transaction, by OnX LLC or by us because either (1) the closing of the TSG Sale has not occurred by the outside date or (2) the TSG Sale is not authorized by our shareholders; or

•	By OnX LLC or us because we are in breach of the no solicitation provisions under the Purchase Agreement and the TSG Sale is not authorized by our shareholders.

If the Purchase Agreement is terminated by us or OnX LLC because our shareholders fail to authorize the TSG Sale and the termination fee described above is not otherwise payable, then we shall reimburse OnX LLC and its affiliates up to $1.25 million of their reasonable out-of-pocket fees and expenses incurred in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the Purchase Agreement and the transactions contemplated thereby.

Amendment

Subject to applicable law, the Purchase Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of our shareholders contemplated by the Purchase Agreement, by mutual written agreement of the parties, at any time prior to the closing of the TSG Sale; provided, however, that after our shareholders authorize the TSG Sale, no such amendment, modification or supplement shall alter or change (1) the purchase price, (2) the amount or kind of liabilities to be assumed by Purchasers pursuant to the Purchase Agreement, the TSG Sale or the other transactions contemplated thereby to any material extent; or (3) any other terms and conditions of the Purchase Agreement if such alterations or changes, alone or in the aggregate, would materially adversely affect Agilysys or any shareholder of Agilysys.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data for the Company as of the dates and for the periods indicated. The consolidated financial data and the consolidated operations data for fiscal years 2007 through 2011 have been derived from our audited consolidated financial statements included in our filings on Form 10-K for each of the respective periods.

	For the year ended March 31
(In thousands, except per share data)	2011	2010	2009	2008	2007
Operating results (a)(b)(c)(d)
Net sales	$675,470	$634,320	$720,957	$760,168	$453,740
Restructuring charges (credits)	1,195	823	40,801	(75)	(2,531)
Asset impairment charges	37,721	293	231,856	—	—
(Loss) income from continuing operations, net of taxes	$(55,475)	$3,576	$(282,187)	$1,858	$(9,927)
(Loss) income from discontinued operations, net of taxes	—	(29)	(1,947)	1,801	242,782

Net (loss) income	$(55,475)	$3,547	$(284,134)	$3,659	$232,855

Per share data (a)(b)(c)(d)
Basic
(Loss) income from continuing operations	$(2.44)	$0.16	$(12.49)	$0.07	$(0.32)
(Loss) income from discontinued operations	—	—	(0.09)	0.06	7.91

Net (loss) income	$(2.44)	$0.16	$(12.58)	$0.13	$7.59

Diluted
(Loss) income from continuing operations	$(2.44)	$0.15	$(12.49)	$0.07	$(0.32)
(Loss) income from discontinued operations	—	—	(0.09)	0.06	7.91

Net (loss) income	$(2.44)	$0.15	$(12.58)	$0.13	$7.59

Cash dividends declared per common share	$—	$0.06	$0.12	$0.12	$0.12

Weighted-average shares outstanding
Basic	22,785,192	22,626,586	22,586,603	28,252,137	30,683,766
Diluted	22,785,192	23,087,741	22,586,603	28,766,112	30,683,766

Financial position
Total assets	$312,398	$330,449	$374,436	$695,871	$893,716
Long-term obligations (e)	$1,461	$384	$157	$255	$3
Total shareholders’ equity	$148,104	$198,924	$192,717	$479,465	$626,844

(a)

In fiscal year 2008, the Company acquired Stack Computer (“Stack”), InfoGenesis, Inc. (“InfoGenesis”), Innovative Systems Design, Inc. (“Innovative”), and Eatec Corporation (“Eatec”). In fiscal year 2009, the Company acquired Triangle Hospitality Solutions Limited (“Triangle”). Accordingly, the results of operations for these acquisitions are included in the Company’s audited consolidated financial statements since the acquisition date.

(b)

In fiscal years 2010, 2009, and 2008, discontinued operations primarily represent the TSG Business’ China and Hong Kong operations and the resolution of certain contingencies. The Company sold the stock of the TSG Business’ China operations and certain assets of the TSG Business’ Hong Kong operations in January 2009. In fiscal year 2007, discontinued operations primarily represent the TSG Business’ China and Hong Kong operations and the Company’s KeyLink System Distribution Business, which was sold in fiscal year 2007.

(c)

In fiscal year 2007, the Company included the operating results of Visual One Systems Corporation (“Visual One”), a company that was acquired in January 2007, in the results of operations from the date of acquisition.

(d)

In fiscal year 2008, an impairment charge of $4.9 million was recognized on the Company’s equity investment in Magirus AG (“Magirus”). In fiscal year 2007, the Company recognized an impairment charge of $5.9 million ($5.1 million after taxes) on its equity method investment in Magirus.

(e)	The Company’s long-term obligations consist of the non-current portion of capital lease obligations.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma financial statements are based on the historical consolidated financial statements of Agilysys after giving effect to the TSG Sale, the receipt of net proceeds from the TSG Sale, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The unaudited condensed consolidated pro forma statements of operations for the fiscal years ended March 31, 2011, 2010, and 2009 give effect to the TSG Sale and adjustments as if they had occurred on April 1, 2008 and carried forward through the latest period presented. The unaudited pro forma consolidated balance sheets as of March 31, 2011 and 2010 give effect to the TSG Sale and adjustments as if it occurred on the date of the balance sheet.

The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in our 2011 Annual Report.

The unaudited condensed consolidated pro forma financial statements, including the notes thereto, are not necessarily indicative of what the actual financial results would have been had the TSG Sale taken place on the dates indicated and do not purport to indicate the results of future operations.

The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this Proxy Statement.

The unaudited condensed consolidated pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

Unaudited Condensed Consolidated Pro Forma Statement of Operations For the Fiscal Year Ended March 31, 2011

	As Reported	Sale of TSG Business		Pro-Forma Adjustments		RemainCo Pro-Forma
	(In thousands, except share and per share amounts)
Net sales	$675,470	$474,052	(a)	$—		$201,418
Cost of goods sold	517,779	392,000	(a)	—		125,779

Gross margin	157,691	82,052	(a)	—		75,639

Operating expenses:
Selling, general, and administrative expenses	173,211	76,236	(a)	119	(b)	96,856
Asset impairment charges	37,721	36,762	(a)	—		959
Restructuring charges	1,195	790	(a)	—		405

Operating (loss) income	(54,436)	(31,736)	(a)	(119)		(22,581)

Other (income) expenses:
Other income, net	(2,320)	(11)	(a)	—		(2,309)
Interest expense, net	1,171	—		—		1,171

(Loss) income before income taxes	(53,287)	(31,725)	(a)	(119)		(21,443)
Income tax expense (benefit)	2,188	(626)	(c)	—	(c)	2,814

(Loss) income from continuing operations	$(55,475)	$(31,099)	(a)	$(119)		$(24,257)

Loss per share from continuing operations
Basic and diluted	$(2.44)					$(1.07)

Weighted average shares outstanding:
Basic and diluted	22,785,192					22,785,192

Unaudited Condensed Consolidated Pro Forma Statement of Operations For the Fiscal Year Ended March 31, 2010

	As Reported	Sale of TSG Business		Pro-Forma Adjustments		RemainCo Pro-Forma
	(In thousands, except share and per share amounts)
Net sales	$634,320	$440,887	(a)	$—		$193,433
Cost of goods sold	472,793	353,386	(a)	—		119,407

Gross margin	161,527	87,501	(a)	—		74,026

Operating expenses:
Selling, general, and administrative expenses	167,248	78,040	(a)	(260)	(b)	89,468
Asset impairment charges	293	55	(a)	—		238
Restructuring charges	823	—	(a)	—		823

Operating (loss) income	(6,837)	9,406	(a)	260		(16,503)

Other (income) expenses:
Other income, net	(6,176)	(274)	(a)	—		(5,902)
Interest expense, net	939	—		—		939

(Loss) income before income taxes	(1,600)	9,680	(a)	260		(11,540)
Income tax (benefit) expense	(5,176)	5,505	(c)	148	(c)	(10,829)

Income (loss) from continuing operations	$3,576	$4,175	(a)	$112		$(711)

Earnings (loss) per share from continuing operations
Basic	$0.16					$(0.03)
Diluted	$0.15					$(0.03)

Weighted average shares outstanding:
Basic	22,626,586					22,626,586
Diluted	23,087,742					22,626,586

Unaudited Condensed Consolidated Pro Forma Statement of Operations For the Fiscal Year Ended March 31, 2009

	As Reported	Sale of TSG Business			Pro-Forma Adjustments			RemainCo Pro-Forma
	(In thousands, except share and per share amounts)
Net sales	$720,957	$500,128	(a	)	$—			$230,592
Cost of goods sold	524,864	391,639	(a	)	—			142,988

Gross margin	196,093	108,489	(a	)	—			87,604

Operating expenses:
Selling, general, and administrative expenses	198,867	90,145	(a	)	(1,424)	(b	)	110,146
Asset impairment charges	231,856	84,456	(a	)	—			147,400
Restructuring charges	40,801	23,573	(a	)	—			17,228

Operating (loss) income	(275,431)	(89,685)	(a	)	1,424			(187,170)

Other (income) expenses:
Other expenses (income), net	7,180	(370)	(a	)	—			7,550
Interest expense (income), net	672	(22)			—			694

(Loss) income before income taxes	(283,283)	(89,293)	(a	)	1,424			(195,414)
Income tax (benefit) expense	(1,096)	3,931	(c	)	(61)	(c	)	(4,966)

(Loss) income from continuing operations	$(282,187)	$(93,224)	(a	)	$1,485			$(190,448)

Loss per share from continuing operations
Basic and diluted	$(12.49)							$(8.43)

Weighted average shares outstanding:
Basic	22,586,603							22,586,603

Unaudited Condensed Consolidated Pro Forma Balance Sheet March 31, 2011

	Consolidated As Reported	Sale of TSG Business			Pro-Forma Adjustments			RemainCo Pro-Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$74,354	$4,214	(d	)	$55,906	(e	)	$126,046
Accounts receivable, net	123,666	91,719	(d	)				31,947
Inventories, net	20,632	9,711	(d	)				10,921
Prepaid expenses	3,063	334	(d	)				2,729
Other current assets	6,494	150	(d	)				6,344
Income taxes receivable	1,583	—						1,583

Total current assets	229,792	106,128						179,570

Goodwill	20,569	5,358	(d	)				15,211
Intangible assets, net	22,535	—						22,535
Other non-current assets	12,959	1,250	(d	)				11,709

Property and equipment, net	26,543	1,380	(d	)				25,163

Total assets	$312,398	$114,116						$254,188

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$93,486	$75,598	(d	)				$17,888
Deferred revenue	27,914	3,919	(d	)				23,995
Accrued liabilities	23,887	9,402	(d	)				14,485
Income taxes payable	156	—						156
Deferred income taxes — current, net	77	—						77
Capital leases — current	1,267	150	(d	)				1,117

Total current liabilities	146,787	89,069						57,718

Deferred income taxes — non-current, net	3,894	—						3,894
Capital leases — non-current	1,461	441	(d	)				1,020
Other non-current liabilities	12,152	180	(d	)				11,972

Shareholders’ equity	148,104				31,480	(f	)	179,584

Total liabilities and shareholders’ equity	$312,398	$89,690						$254,188

Unaudited Condensed Consolidated Pro Forma Balance Sheet March 31, 2010

	Consolidated As Reported	Sale of TSG Business			Pro-Forma Adjustments			RemainCo Pro-Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$65,535	$2,943	(d	)	$55,906	(e	)	$118,498
Accounts receivable, net	104,808	70,195	(d	)				34,613
Inventories, net	14,446	4,384	(d	)				10,062
Deferred income taxes — current	144	—						144
Prepaid expenses	4,399	1,878	(d	)				2,521
Other current assets	726	—						726
Income taxes receivable	10,394	—						10,394

Total current assets	200,452	79,400						176,958

Goodwill	50,418	35,409	(d	)				15,009
Intangible assets, net	32,510	8,755	(d	)				23,755
Deferred income taxes — non-current, net	899	—						899
Other non-current assets	18,175	1,580	(d	)				16,595

Property and equipment, net	27,995	657	(d	)				27,338

Total assets	$330,449	$125,801						$260,554

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$70,171	$53,123	(d	)				$17,048
Deferred revenue	23,810	2,781	(d	)				21,029
Accrued liabilities	17,183	4,656	(d	)				12,527
Capital leases — current	311	—						311

Total current liabilities	111,475	60,560						50,915

Deferred income taxes — non-current, net	412	—						412
Capital leases — non-current	384	—						384
Other non-current liabilities	19,254	61	(d	)				19,193

Shareholders’ equity	198,924				(9,274)	(f	)	189,650

Total liabilities and shareholders’ equity	$330,449	$60,621						$260,554

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

The unaudited condensed consolidated pro forma statements of operations for the fiscal years ended March 31, 2011, 2010, and 2009 reflect the following adjustments:

(a)	Elimination of operating results of the TSG Business. These amounts represent the unaudited statements of operations for the TSG Business for the fiscal years ended March 31, 2011, 2010, and 2009.

(b)

Reflects corporate overhead allocations originally charged to the TSG Business in the operating results identified under (a) that would be recorded as an expense of the retained business; or amounts not charged to the TSG Business in the operating results identified under (a) that would be a recorded expense of the TSG Business.

(c)

Reflects the tax effect of the TSG Sale and pro forma adjustments calculated at the effective rates of a benefit of 2.0% for the fiscal year ended March 31, 2011 and expense of 56.9% and 4.4% for the fiscal years ended March 31, 2010 and 2009, respectively.

The unaudited pro forma condensed consolidated balance sheets as of March 31, 2011 and 2010 reflect the following adjustments:

(d)

Assets sold and liabilities assumed by Purchaser under the Purchase Agreement. These unaudited amounts represent the TSG Business assets and liabilities which will be sold to Purchaser as if the TSG Sale had occurred on March 31, 2011.

(e)

Reflects estimated proceeds to be received at the closing of the TSG Sale. The sale price of $64.0 million was reduced by $8.1 million of expenses for estimated transaction-related costs. The unaudited condensed consolidated pro forma statements of operations do not reflect the recognition of these expenses as they are non-recurring in nature; however, these expenses will be reflected in the Company’s historical financial statements when the TSG Sale is consummated. Additionally, there is potential for a working capital adjustment. Pursuant to the Purchase Agreement, if the net working capital balance at the time of closing is less than the target net working capital, as defined in the Purchase Agreement, then the purchase price will be adjusted downward in an amount equal to the deficiency.

(f)	Reflects the excess of the estimated proceeds identified under (e) over the following:

(i).	The net book value of the TSG Business net assets sold of $24.4 million and $65.2 million at March 31, 2011 and 2010, respectively.

(ii).

Estimated tax benefit of $9.8 million and $26.1 million, at March 31, 2011 and 2010, respectively, computed using a 40% statutory income tax rate. However, since Agilysys is in a net operating loss carryforward position, the full amount of the tax benefit would be offset by a valuation allowance, resulting in no income tax receivable or payable.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE TSG BUSINESS

Agilysys has prepared the following unaudited consolidated financial statements to show the balance sheets, statements of operations and statements of cash flows of the TSG Business on a stand-alone basis. The unaudited consolidated financial statements represent the results of operations and financial position of the TSG Business, which include certain cost allocations and reflect the assets acquired and liabilities assumed as stipulated in the Purchase Agreement.

The following unaudited financial consolidated statements of the TSG Business are presented:

Unaudited consolidated balance sheets — March 31, 2011 and 2010

Unaudited consolidated statements of operations — fiscal years ended March 31, 2011, 2010, and 2009

Unaudited consolidated statements of cash flows — fiscal years ended March 31, 2011, 2010, and 2009

Notes to unaudited consolidated financial statements

The unaudited consolidated financial statements of the TSG Business should be read in conjunction with the related notes thereto included in this Proxy Statement.

The unaudited consolidated financial statements of the TSG Business, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the audited historical financial statements and notes thereto included in the 2011 Annual Report.

The unaudited consolidated financial statements of the TSG Business are not necessarily indicative of what the actual financial results would have been had Agilysys operated the TSG Business as a separate entity.

THE TSG BUSINESS

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31
	2011	2010
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,214	$2,943
Accounts Receivable, net	91,719	70,195
Inventories, net	9,711	4,384
Prepaid expenses	334	1,878
Other current assets	150	—

Total current assets	106,128	79,400

Goodwill	5,358	35,409
Intangible assets, net	—	8,755
Other non-current assets	1,250	1,580

Property and equipment:
Furniture and equipment	5,237	2,906
Software	245	245
Leasehold improvements	916	448
Project expenditures not yet in use	3	—

	6,401	3,599
Less: accumulated depreciation and amortization	5,021	2,942

Property and equipment, net	1,380	657

Total assets	$114,116	$125,801

LIABILITIES AND DIVISION CONTROL ACCOUNT
Current liabilities
Accounts payable	$75,598	$53,123
Deferred revenue	3,919	2,781
Accrued liabilities	9,402	4,656
Capital lease obligations — current	150	—

Total current liabilities	89,069	60,560

Capital lease obligations — non-current	441	—
Other non-current liabilities	180	61

Division control account	24,426	65,180

Total liabilities and division control account	$114,116	$125,801

The accompanying notes are an integral part of these financial statements.

THE TSG BUSINESS

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31
	2011	2010	2009
	(In thousands)

Net sales	$474,052	$440,887	$500,128
Cost of goods sold	392,000	353,386	391,639

Gross margin	82,052	87,501	108,489

Selling, general and administrative expenses	76,236	78,040	90,145
Asset impairment charges	36,762	55	84,456
Restructuring charges	790	—	23,573

Operating (loss) income	(31,736)	9,406	(89,685)

Other income:
Other income, net	(11)	(274)	(370)
Interest income, net	—	—	(22)
(Loss) income before income taxes	(31,725)	9,680	(89,293)
Income tax (benefit) provision	(626)	5,505	3,931

Net (loss) income	$(31,099)	$4,175	$(93,224)

The accompanying notes are an integral part of these financial statements.

THE TSG BUSINESS

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31
	2011	2010	2009
	(In thousands)
Operating activities:
Net (loss) income	$(31,099)	$4,175	$(93,224)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	783	638	1,008
Amortization	2,097	5,780	15,665
Goodwill and asset impairment charges	36,762	55	84,456
Non-cash restructuring charges	790	—	20,571
Changes in working capital:
Accounts receivable	(22,181)	41,600	12,646
Inventory	(5,326)	9,442	(7,395)
Accounts payable	22,004	(34,531)	6,611
Accrued liabilities	4,706	(53)	(8,904)
Other	1,511	(793)	(1,924)
Other non-cash items, net	791	337	(23)

Total adjustments	41,937	22,475	122,711

Net cash provided by operating activities	10,838	26,650	29,487

Investing activities:
Capital expenditures	(914)	(103)	(50)

Financing activities:
Principal payments under long term obligations	(39)	—	—
Division control account activity, net	(9,189)	(25,752)	(32,152)

Effect of exchange rate changes on cash	575	(914)	384

Net change in cash	1,271	(119)	(2,331)
Cash at beginning of period	2,943	3,062	5,393

Cash at end of period	$4,214	$2,943	$3,062

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE TSG BUSINESS

1.	Basis of Presentation and Adjustments

Agilysys provides innovative IT solutions to corporate and public-sector customers with special expertise in select vertical markets, including retail, hospitality, and technology solutions. The Company operates extensively in North America and has sales offices in the United Kingdom and in Asia.

On May 28, 2011, Agilysys entered into the Purchase Agreement to sell the TSG Business to Purchasers for an aggregate purchase price of $64.0 million in cash, subject to a possible working capital adjustment and other terms and conditions set forth in the Purchase Agreement. The TSG Sale is subject to certain closing conditions, including Agilysys shareholder authorization.

The TSG Business is a leading provider of IBM, HP, Oracle, EMC2, Hitachi Data Systems, and NetApp enterprise IT solutions for the complex needs of customers in a variety of industries – including education, finance, government, healthcare, and telecommunications, among others. The solutions offered include enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management, and business continuity.

In fiscal 2009 and 2010, TSG was an aggregation of the Company’s IBM, HP, and Sun reporting units due to the similarity of their economic and operating characteristics. During the fourth quarter of fiscal 2009, the Stack reporting unit was integrated into the HP reporting unit. In fiscal 2011, along with the implementation of a new Oracle ERP system, the Company re-configured its former HP, IBM, and Sun reporting units into IBM, East, West, and Service Providers (which is primarily comprised of sales to telecommunication and cable company service providers) reporting units. The Company continued to aggregate the IBM, East, West, and Service Providers reporting units due to their similar economic and operating characteristics. Later in fiscal 2011, the Company streamlined its routine business review process and no longer provided financial information below the operating segment level to its chief operating decision maker (“CODM”). Therefore, during the fourth quarter of fiscal 2011, TSG is considered a single reporting unit as well as a single reportable segment.

Agilysys has prepared these unaudited financial statements to present the assets and liabilities of the TSG Business included in the TSG Sale as of March 31, 2011 and 2010, as well as the operating results and cash flows of the TSG Business for the fiscal years ended March 31, 2011 and 2010. In preparation of the statements of operations, revenues, and expenses directly relating to the TSG Business were included as well as an allocation of indirect overhead costs. Indirect overhead costs have been allocated based on number of employees, facility usage, and other applicable factors in estimating the proportion of indirect expenses to allocate to the TSG Business. Management believes that these allocations were made on a reasonable basis and approximate the incremental costs it would have incurred had the TSG Business been operating on a stand-alone basis. However, there has been no independent study or any attempt to obtain quotes from third parties to determine what the actual direct costs of obtaining such services would have been. The statements of cash flows have been derived based on analysis of the operating results of the TSG Business and changes in the assets and liabilities included in the TSG Sale. As the sold assets do not include the cash generated from the operating results of the portion of the TSG Business located in the United States, the statements of cash flows include a financing category titled “division control, net” to arrive at a zero change in cash.

2.	Summary of Significant Accounting Policies

The accompanying financial statements were prepared in accordance with U.S. generally accepted accounting principles. The following briefly describes the significant accounting policies used in the preparation of the financial statements of the TSG Business.

Use of estimates. Preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Contingencies. The TSG Business is the subject of various threatened or pending legal actions and contingencies in the normal course of conducting its business. The TSG Business provides for costs related to these matters when a loss is probable and the amount can be reasonably estimated. The effect of the outcome of these matters on the TSG Business’ future results of operations and liquidity cannot be predicted because any such effect depends on future results of operations and the amount or timing of the resolution of such matters. While it is not possible to predict with certainty, management believes that the ultimate resolution of such matters will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the TSG Business.

Revenue recognition. The TSG Business derives revenue from the sale of products (i.e., server and storage hardware and software) and services. Revenue is recorded in the period in which the goods are delivered or services are rendered and when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The TSG Business reduces revenue for estimated discounts, sales incentives, estimated customer returns, and other allowances. Discounts are offered based on the volume of products and services purchased by customers. Shipping and handling fees billed to customers are recognized as revenue and the related costs are recognized in cost of goods sold. Revenues are presented net of any applicable taxes collected and remitted to governmental agencies.

Revenue for hardware sales is generally recognized when the product is shipped to the customer and when obligations that affect the customer’s final acceptance of the arrangement have been fulfilled. A majority of hardware sales involve shipment directly from suppliers to the end-user customers. In such transactions, the TSG Business is responsible for negotiating price both with the supplier and the customer, payment to the supplier, establishing payment terms and product returns with the customer, and bears credit risk if the customer does not pay for the goods. As the principal contact with the customer, the TSG Business recognizes revenue and cost of goods sold when it is notified by the supplier that the product has been shipped. In certain limited instances, as shipping terms dictate, revenue is recognized at the point of destination.

The TSG Business offers remarketed software for sale to its customers. Generally, software sales do not require significant production, modification, or customization at the time of shipment (physically or electronically) to the customer. Substantially all of the TSG Business’ software license arrangements do not include acceptance provisions. As such, revenue from remarketed software sales is generally recognized when the software has been shipped. For software delivered electronically, delivery is considered to have occurred when the customer either takes possession of the software via downloading or has been provided with the requisite codes that allow for immediate access to the software based on the U.S. Eastern time zone time stamp.

The TSG Business also offers proprietary and third-party services to its customers. Proprietary services generally include: consulting, installation, integration, training, and maintenance. Revenue relating to maintenance services is recognized evenly over the coverage period of the underlying agreement. For certain long-term proprietary service contracts with fixed or “not to exceed” fee arrangements, the TSG Business estimates proportional performance using the hours incurred as a percentage of total estimated hours to complete the project consistent with the percentage-of-completion method of accounting. Accordingly, revenue for these contracts is recognized based on the proportion of the work performed on the contract. If there is no sufficient basis to measure progress toward completion, the revenues are recognized when final customer acceptance is received. Adjustments to contract price and estimated service hours are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of billings on uncompleted contracts in excess of related costs is shown as a current asset.

In addition to proprietary services, the TSG Business offers third-party service contracts to its customers. In such instances, the supplier is the primary obligor in the transaction and the TSG Business bears credit risk in the event of nonpayment by the customer. Since the TSG Business is acting as an agent or broker with respect to such sales transactions, the TSG Business reports revenue only in the amount of the “commission” (equal to the selling price less the cost of sale) received rather than reporting revenue in the full amount of the selling price with separate reporting of the cost of sale.

Cash and cash equivalents. The TSG Business considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Other highly liquid investments considered cash equivalents with no established maturity date are fully redeemable on demand (without penalty) with settlement of principal and accrued interest on the following business day after instruction to redeem. Such investments are readily convertible to cash with no penalty.

Allowance for doubtful accounts. The TSG Business maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These allowances are based on both recent trends of certain customers estimated to be a greater credit risk as well as historic trends of the entire customer pool. If the financial condition of the TSG Business’ customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. To mitigate this credit risk, management of the TSG Business performs periodic credit evaluations of its customers. The allowance for doubtful accounts was $0.7 million and $0.4 million at March 31, 2011 and March 31, 2010, respectively.

Inventories. The TSG Business’ inventories are comprised of finished goods. Inventories are stated at the lower of cost or market, net of related reserves. The cost of inventory is computed using a weighted-average method. Inventories are monitored to ensure appropriate valuation. Adjustments of inventories to the lower of cost or market, if necessary, are based upon contractual provisions such as turnover and assumptions about future demand and market conditions. If assumptions about future demand change and/or actual market conditions are less favorable than those projected by management of the TSG Business, additional adjustments to inventory valuations may be required. The TSG Business provides a reserve for obsolescence based on several factors, including an analysis of historical sales of products and the age of the inventory. Actual amounts could be different from those estimated. The reserve for obsolete inventory was $0.2 million each at March 31, 2011 and March 31, 2010.

Goodwill. Goodwill represents the excess purchase price paid over the fair value of the net assets of acquired companies. Goodwill is subject to impairment testing at least annually. Goodwill is also subject to testing as necessary, if changes in circumstances or the occurrence of certain events indicate potential impairment. The TSG Business conducts its annual goodwill impairment test on February 1st of each fiscal year. As a result of the analysis performed on February 1, 2011, indicators of impairment arose with respect to the TSG Business’ goodwill. Therefore, the TSG Business initiated a “step-two” analysis to measure the amount of impairment loss by comparing the implied fair value of each reporting unit’s goodwill to its carrying value. The fair value of each reporting unit was calculated using discounted cash flow analyses and weighted average costs of capital of 16.0% to 19.5%, depending on the risks of the various reporting units. Based on the results of the “step-two” analysis, the TSG Business recorded goodwill impairment charges totaling $30.1 million, which were classified within “Asset impairment charges” in the TSG Business’ Unaudited Consolidated Statements of Operations.

As a result of the analysis performed on February 1, 2010, the TSG Business concluded that there was no impairment of the recorded goodwill or other indefinite-lived intangible assets. However, in the first quarter of fiscal 2009, impairment indicators arose with respect to the TSG Business’ goodwill. Therefore, during the first quarter of fiscal 2009, the TSG Business also initiated a “step-two” analysis. The fair value of each reporting unit was calculated using discounted cash flow analyses and a weighted average cost of capital of 12.1% based on the risk of the various reporting units. This “step-two” analysis was not complete as of June 30, 2008. Therefore, the TSG Business recognized an estimated impairment charge of $7.8 million as of June 30, 2008, pending completion of the analysis. This amount did not include $16.8 million in goodwill impairment related to the acquisition of CTS Corporation (“CTS”) that was classified within “Restructuring charges” in the Unaudited Consolidated Statements of Operations in the first quarter of fiscal 2009. The “step-two” analysis was updated and completed in the second quarter of fiscal year 2009, resulting in the TSG Business recognizing an additional goodwill impairment charge of $2.1 million.

The TSG Business conducted its annual goodwill impairment test as of February 1, 2009 and updated the analyses performed in the first and second quarters of fiscal year 2009. Based on the analysis, the TSG Business concluded that a further impairment of goodwill had occurred. As a result, the TSG Business recorded an additional impairment charge of $74.6 million in the fourth quarter of fiscal year 2009. Total goodwill impairment charges recorded during fiscal year 2009 were $84.5 million, not including the $16.8 million classified within restructuring charges in the first quarter of fiscal year 2009. Except for the impairment charges classified within restructuring charges, the goodwill impairment charges recorded during fiscal year 2009 were classified within “Asset impairment charges” in the Unaudited Consolidated Statements of Operations.

There were no new impairment indicators at March 31, 2011.

Intangible assets. Purchased intangible assets with finite lives are primarily amortized using the straight-line method over the estimated economic lives of the assets. Purchased intangible assets relating to customer relationships and supplier relationships are being amortized using an accelerated or straight-line method, which reflects the period the asset is expected to contribute to the future cash flows of the TSG Business. The TSG Business’ finite-lived intangible assets are being amortized over periods ranging from six months to ten years.

In conjunction with the annual goodwill impairment test on February 1, 2011, the Company concluded that certain of its intangible assets related to non-competition agreements, customer relationships, and supplier relationships within the TSG Business were fully impaired. As a result, the Company recorded impairment charges of $6.6 million related to these finite-lived intangible assets, which were classified within “Asset impairment charges” in the TSG Business’ Unaudited Consolidated Statements of Operations.

As a result of the annual impairment test performed on February 1, 2010, the Company concluded that there was no impairment of its finite-lived or indefinite-lived intangible assets. During the first quarter of fiscal year 2009, management took actions to realign its cost structure. These actions included a $3.8 million impairment charge related to the TSG Business’ customer relationship intangible asset that was classified within “Restructuring charges” in the Unaudited Consolidated Statements of Operations. The restructuring actions are described further in Note 4, Restructuring Charges.

Long-lived assets. Property and equipment are recorded at cost. Major renewals and improvements are capitalized, as are interest costs on capital projects. Minor replacements, maintenance, repairs and reengineering costs are expensed as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

Depreciation and amortization are provided in amounts sufficient to amortize the cost of the assets, including assets recorded under capital leases, which make up a negligible portion of total assets, over their estimated useful lives using the straight-line method. The estimated useful lives for depreciation and amortization are as follows: buildings and building improvements — 7 to 30 years; furniture — 7 to 10 years; equipment — 3 to 10 years; software — 3 to 10 years; and leasehold improvements over the shorter of the economic life or the lease term. Internal use software costs are expensed or capitalized depending on the project stage. Amounts capitalized are amortized over the estimated useful lives of the software, ranging from 3 to 10 years, beginning with the project’s completion. Capitalized project expenditures are not depreciated until the underlying project is completed. Total depreciation expense on property and equipment was $0.8 million $0.6 million, and $1.0 million for the fiscal years ended March 31, 2011, 2010, and 2009, respectively. Total amortization expense on capitalized software was minimal for the fiscal years ended March 31, 2011, 2010, and 2009.

The TSG Business evaluates the recoverability of its long-lived assets whenever changes in circumstances or events may indicate that the carrying amounts may not be recoverable. An impairment loss is recognized in the event the carrying value of the assets exceeds the future undiscounted cash flows attributable to such assets. During the fourth quarter of fiscal year 2010, the TSG Business recorded asset impairment charges totaling $0.1 million, primarily related to capitalized property and equipment that management determined was no longer being used to operate the TSG Business. As of March 31, 2011, management concluded that no impairment indicators existed.

Valuation of accounts payable. Accounts payable has been reduced by amounts claimed to vendors for returns and other amounts related to certain incentive programs. Amounts related to incentive programs are recorded as adjustments to cost of goods sold or operating expenses, and are recorded as a reduction of accounts payable to the vendor, or within accounts receivable as a receivable from the vendor, depending on the nature of the program. There is a time delay between the submission of a claim by the TSG Business and confirmation of the claim by our vendors. Historically, estimated claims have approximated amounts agreed to by vendors.

Supplier programs. The TSG Business participates in certain programs provided by various suppliers that enable it to earn volume incentives. These incentives are generally earned by achieving quarterly sales targets. The amounts earned under these programs are recorded as a reduction of cost of goods sold when earned. In addition, the TSG Business receives incentives from suppliers related to cooperative advertising allowances and other programs. These incentives generally relate to agreements with the suppliers and are recorded, when earned, as a reduction of cost of goods sold or advertising expense, as appropriate. All costs associated with advertising and promoting products are expensed in the year incurred. Cooperative reimbursements from suppliers, which are earned and available, are recorded in the period the related advertising expenditure is incurred. Advertising and product promotional expenses, net of cooperative reimbursements received, totaled $0.3 million, $0.2 million, and $0.1 million for the fiscal years ended March 31, 2011, 2010, and 2009, respectively.

Concentrations of supplier risk. For the fiscal years ended March 31, 2011, 2010, and 2009, sales of products and services from the TSG Business’ three largest original equipment manufacturers (“OEMs”) accounted for approximately 60%, 65%, and 80% of the TSG Business’ total sales volume, respectively. Sales of products and services sourced through Oracle accounted for 21%, 26%, and 40% of the TSG Business’ sales volume for the fiscal years ended March 31, 2011, 2010, and 2009, respectively. Sales of products and services sourced through HP accounted for 24%, 22%, and 23% of the TSG Business’ sales volume for the fiscal years ended March 31, 2011, 2010, and 2009, respectively. Sales of products and services sourced through IBM accounted for 15%, 16%, and 16% of the TSG Business’ sales volume for the fiscal years ended March 31, 2011, 2010, and 2009, respectively. The loss of any of the top three OEMs or a combination of certain other OEMs could have a material adverse effect on the TSG Business, its results of operations, and its financial condition unless alternative products manufactured by others are available to the TSG Business. In addition, although the TSG Business believes that its relationships with OEMs are good, there can be no assurance that the TSG Business’ OEMs will continue to supply products on terms acceptable to the TSG Business.

Concentrations of credit risk. Financial instruments that potentially subject the TSG Business to concentrations of credit risk consist principally of accounts receivable. Concentration of credit risk on accounts receivable is mitigated by the TSG Business’ large number of customers and their dispersion across many different industries and geographies. The TSG Business extends credit based on customers’ financial condition and, generally, collateral is not required. To further reduce credit risk associated with accounts receivable, the TSG Business also performs periodic credit evaluations of its customers. In addition, the TSG Business does not expect any party to fail to perform according to the terms of its contract.

For the fiscal years ended March 31, 2011, 2010, and 2009, Verizon Communications, Inc. represented 32%, 39%, and 33% of the TSG Business’ total sales volume, respectively.

Income taxes. The TSG Business’ operating results historically have been included in Agilysys consolidated U.S. and state income tax returns. For presentation purposes in the unaudited statements of income, the statutory tax rates for Agilysys were used to estimate the amount of income tax expense of the TSG Business for each of the periods presented. As part of the Purchase Agreement, all deferred tax assets and liabilities will remain with Agilysys.

Fair value measurements. The TSG Business measures the fair value of financial assets and liabilities on a recurring or non-recurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. In determining fair value of financial assets and liabilities, the TSG Business uses various valuation techniques.

Recently issued accounting pronouncements. In October 2009, the FASB issued authoritative guidance on revenue arrangements with multiple deliverable elements (e.g., hardware with services), which is effective for the TSG Business on April 1, 2011 for new revenue arrangements or material modifications to existing arrangements. The guidance amends the criteria for separating consideration in arrangements with multiple deliverable elements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable based on: (1) vendor-specific objective evidence; (2) third-party evidence; or (3) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of an arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands the required disclosures related to revenue arrangements with multiple deliverable elements. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date, or through retrospective application to all revenue arrangements for all periods presented. Early adoption is permitted. The TSG Business does not believe that this guidance will have material impact on its financial position, results of operations, cash flows, or related disclosures.

In October 2009, the FASB issued authoritative guidance on revenue arrangements that include software elements, which is effective for the TSG Business on April 1, 2011. The guidance changes revenue recognition for tangible products containing software elements and non-software elements as follows: 1) the tangible product element is always excluded from the software revenue recognition guidance even when sold together with the software element; 2) the software element of the tangible product element is also excluded from the software revenue guidance when the software and non-software elements function together to deliver the product’s essential functionality; and 3) undelivered elements in a revenue arrangement related to the non-software element are also excluded from the software revenue recognition guidance. Entities must select the same transition method and same period for the adoption of both this guidance and the guidance on revenue arrangements with multiple deliverable elements. The TSG Business does not believe that this guidance will have a material impact on its financial position, results of operations, cash flows, or related disclosures.

Management of the TSG Business continually evaluates the potential impact, if any, on its financial position, results of operations, and cash flows, of all recent accounting pronouncements and, if significant, makes the appropriate disclosures required by such new accounting pronouncements.

3.	Restructuring Charges

Canada Restructuring

During the fourth quarter of fiscal year 2011, the TSG Business took restructuring actions designed to consolidate its Canadian operations and achieve cost savings, including closing its office in Montreal, Quebec and terminating five employees. In connection with these restructuring actions, the TSG Business recorded $0.8 million in charges for severance costs. The lease for the Montreal, Quebec facility expired on April 14, 2011 and was not renewed. No significant additional charges are expected to be incurred with respect to these restructuring actions.

First and Second Quarters Fiscal Year 2009 Professional Services Restructuring

During the first and second quarters of fiscal year 2009, the TSG Business performed a detailed review of the business to identify opportunities to improve operating efficiencies and reduce costs. As part of this cost reduction effort, management reorganized the professional services go-to-market strategy by consolidating its management and delivery groups, resulting in a workforce reduction that was comprised mainly of service personnel. The TSG Business will continue to offer specific proprietary professional services, including identity management, security, and storage virtualization; however, it will increase the use of external business partners. A total of $23.5 million in restructuring charges were recorded during fiscal year 2009 ($23.1 million and $0.4 million in the first and second quarters of fiscal year 2009, respectively) for these actions. The costs related to one-time termination benefits associated with the workforce reduction ($2.5 million and $0.4 million in the first and second quarters of fiscal year 2009, respectively), and goodwill and intangible asset impairment charges ($20.6 million in the first quarter of fiscal year 2009), which related to the TSG Business’ fiscal 2005 acquisition of CTS. Payment of these one-time termination benefits was complete in fiscal year 2009.

Following is a reconciliation of the beginning and ending balances of the restructuring liability:

	Severance and Other Employment Costs	Goodwill and Finite Lived Intangible Assets	Total
Balance at April 1, 2008	$—	$—	$—
Additions	3,002	20,571	23,573
Write off of intangible assets	—	(20,571)	(20,571)
Payments	(3,002)	—	(3,002)

Balance at April 1, 2009	$—	$—	$—
Additions	—	—	—
Payments	—	—	—

Balance at April 1, 2010	$—	$—	$—
Additions	790	—	790
Payments	—	—	—

Balance at March 31, 2011	$790	$—	$790

Of the remaining $0.8 million liability at March 31, 2011, $0.7 million of severance and other employment costs are expected to be paid during fiscal year 2012 and $0.1 million is expected to be paid in fiscal year 2013.

4.	Goodwill and Intangible Assets

The TSG Business allocates the cost of its acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the cost over the fair value of the identified net assets acquired is recorded as goodwill.

Goodwill

The TSG Business tests goodwill for impairment at the reporting unit level upon identification of impairment indicators, or at least annually. A reporting unit is the operating segment or one level below the operating segment (depending on whether certain criteria are met). Goodwill was allocated to the TSG Business’ reporting units that are anticipated to benefit from the synergies of the business combinations generating the underlying goodwill.

The TSG Business conducted its annual goodwill impairment test on February 1, 2011. As a result of this analysis, the TSG Business concluded that impairment indicators existed. Those impairment indicators included a significant decrease in market capitalization and a decline in recent operating results. Therefore, the TSG Business initiated a “step-two” analysis to measure the amount of impairment loss by comparing the implied fair value of each reporting unit to its carrying value.

The calculation of the goodwill impairment in the “step-two” analysis includes hypothetically valuing all of the tangible and intangible assets of the impaired operating segments or reporting units as if the operating segments or reporting units had been acquired in a business combination. The GAAP definition of fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value assumes the highest and best use of the asset by market participants, considering the use of the asset that is physically possible, legally permissible, and financially feasible at the measurement date. Highest and best use is determined by market participants, even if the Company’s intended use of the asset is different.

Based on the results of the “step-two” analysis, the TSG Business recorded goodwill impairment charges totaling $30.1 million, which were classified within “Asset impairment charges” in the TSG Business’ Unaudited Statements of Income. The excess of the fair value over the carrying value of the TSG Business’ other reporting units ranged from 35% to 335%.

As a result of the annual goodwill impairment test conducted on February 1, 2010, the TSG Business concluded that there was no impairment of the recorded goodwill or other indefinite-lived intangible assets. During fiscal year 2009, indictors of potential impairment caused the TSG Business to conduct interim impairment tests in addition to its annual goodwill impairment test. Those indicators included the following: (1) a significant decrease in market capitalization; (2) a decline in recent operating results; and (3) a decline in the TSG Business’ future outlook primarily due to the macroeconomic environment during fiscal year 2009. Excluding the $16.8 million classified as restructuring charges, the TSG Business recorded goodwill impairment charges totaling $63.9 million in fiscal year 2009. The total fiscal year 2009 goodwill impairment charges related to the TSG Business were $84.5 million.

The changes in the carrying amount of goodwill for the fiscal years ended March 31, 2011 and 2010 are as follows:

Balance at April 1, 2010	$119,864
Accumulated impairment losses as of April 1, 2010	(84,456)

35,408
Goodwill impairment losses	(30,109)
Impact of foreign currency translation	59

Balance at March 31, 2011	$5,358

Balance at April 1, 2009	$119,642
Accumulated impairment losses as of April 1, 2009	(84,456)

35,186
Goodwill adjustment (see Note 2)	—
Impact of foreign currency translation	222

Balance at March 31, 2010	$35,408

The accumulated goodwill impairment losses for the TSG Business as of March 31, 2011 were $114.6 million.

Intangible Assets

The following table summarizes the TSG Business’ intangible assets at March 31, 2011, and 2010:

	2011			2010
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Amortized intangible assets:
Customer relationships	$12,481	$(12,481)	$—	$12,481	$(12,182)	$299
Supplier relationships	28,280	(28,280)	—	28,280	(22,584)	5,696
Non-competition agreements	6,700	(6,700)	—	6,700	(3,940)	2,760

Total intangible assets	$47,461	$(47,461)	$—	$47,461	$(38,706)	$8,755

Customer relationships are amortized over estimated useful lives between two and seven years; non-competition agreements are amortized over estimated useful lives between two and eight years; supplier relationships are amortized over estimated useful lives between two and ten years.

In conjunction with the annual goodwill impairment test on February 1, 2011, the Company concluded that certain of its intangible assets related to non-competition agreements, customer relationships, and supplier relationships were fully impaired. As a result, the TSG Business recorded impairment charges of $6.6 million related to these finite-lived intangible assets, which were classified within “Asset impairment charges” in the TSG Business’ Unaudited Consolidated Statements of Operations.

The Company conducted its annual goodwill impairment tests on February 1, 2010 and 2009 and concluded that there was no impairment of the recorded indefinite-lived intangible asset amounts. However, during the first quarter of fiscal year 2009, the Company recorded a $3.8 million impairment charge related to a customer relationship intangible asset that was classified within “Restructuring charges” in the TSG Business’ Unaudited Consolidated Statements of Operations.

Amortization expense relating to intangible assets for the fiscal years ended March 31, 2011, 2010, and 2009 was $2.1 million, $5.7 million, and $15.6 million, respectively.

5.	Additional Balance Sheet Information

Additional information related to the TSG Business’ balance sheets is as follows:

	March 31
	2011	2010
	(In thousands)
Accrued liabilities:
Salaries and wages	$5,431	$3,514
Other taxes payable	2,316	800
Restructuring liabilities	790	—
Other	865	342

Total	$9,402	$4,656

6.	Lease Commitments

The TSG Business leases certain office and warehouse facilities and equipment under non-cancelable operating leases which expire at various dates through 2020. The following is a schedule by years of future minimum rental payments required under operating leases, excluding real estate taxes and insurance, which have initial or remaining non-cancelable lease terms in excess of a year as of December 31, 2010:

Year Ended March 31	Amount
(In thousands)
2012	$1,386
2013	883
2014	777
2015	535
2016	303
Subsequent to 2016	1,514

Total minimum future payments	$5,398

Rental expense for all non-cancelable operating leases amounted to $1.6 million, $1.7 million, and $1.5 million for the fiscal years ended March 31, 2011, 2010, and 2009, respectively.

7.	Employee Benefit Plans

Employees of the TSG Business meeting certain service requirements participated in the 401(k) Plan. Generally, the 401(k) Plan allows eligible employees to contribute a portion of their compensation, with Agilysys matching a percentage thereof. Agilysys may also make discretionary contributions each year for the benefit of all eligible employees under the 401(k) Plan. On September 7, 2009, Agilysys suspended profit-sharing and matching contributions to the 401(k) Plan. The matching contributions to the 401(k) Plan were reinstated effective January 1, 2011. Total profit-sharing and matching contributions to the 401(k) Plan for employees of the TSG Business were $0.4 million, $0.2 million, and $0.5 million for the fiscal years ended March 31, 2011, 2010, and 2009, respectively.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines (the “Governance Guidelines”) adopted by the Board provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. Under the Governance Guidelines, the Board exercises its role in overseeing the Company by electing qualified and competent officers, and by monitoring the performance of the Company. The Governance Guidelines state that the Board and its Committees exercise oversight of executive officer compensation and Director compensation, succession planning, Director nominations, corporate governance, financial accounting and reporting, internal controls, strategic and operational issues, and compliance with laws and regulations. The Governance Guidelines also state Board policy regarding eligibility for the Board, including Director independence and qualifications for Board candidates, events that require resignation from the Board, service on other public company boards, and stock ownership guidelines. The Nominating and Corporate Governance Committee annually reviews the Governance Guidelines and makes recommendations for changes to the Board. The Governance Guidelines are available on our website at www.agilysys.com, under Investor Relations.

Code of Business Conduct

Our Code of Business Conduct adopted by the Board applies to all Directors, officers, and employees of the Company and incorporates additional ethics standards applicable to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers of the Company, and any person performing a similar function. The Code of Business Conduct is reviewed annually by the Audit Committee, and recommendations for change are submitted to the Board for approval. The Code of Business Conduct is available on our website at www.agilysys.com, under Investor Relations.

The Company has in place a hotline available for use by all employees, as described in the Code of Business Conduct. Any employee can anonymously report potential violations of the Code of Business Conduct through the hotline, which is managed by an independent third party. Reported violations are promptly reported to and investigated by the Company. Reported violations are addressed by the Company and, if related to accounting, internal accounting controls, or auditing matters, the Audit Committee.

Director Independence

The NASDAQ listing standards provide that at least a majority of the members of the Board must be independent, meaning free of any material relationship with the Company, other than his or her relationship as a Director. The Governance Guidelines state that the Board should consist of a substantial majority of independent Directors. A Director is not independent if he fails to satisfy the standards for Director independence under NASDAQ listing standards, the rules of the SEC, and any other applicable laws, rules, and regulations. During the Board’s annual review of Director independence, the Board considers transactions, relationships, and arrangements, if any, between each Director or a Director’s immediate family members and the Company or its management.

In May 2011, the Board performed its annual Director independence review, and as a result of such review determined that each of Thomas A. Commes, R. Andrew Cueva, Howard V. Knicely, Keith M. Kolerus, Robert A. Lauer, Robert G. McCreary, III, and John Mutch qualify as independent Directors. In May 2011, Director James H. Dennedy was appointed as Interim President and Chief Executive Officer, replacing Mr. Ellis, who stepped down from his position. Please see the Compensation Discussion and Analysis discussion under “Fiscal Year 2012 Leadership” on page [    ] for more information about this transition. Mr. Dennedy qualified as an independent Director until his appointment, and he continues to serve on the Board as a non-independent Director. Mr. Ellis is not independent because of his service as President and Chief Executive Officer.

Director Attendance

The Board held nine meetings during fiscal year 2011, and no Director attended less than 75% of the aggregate of the total number of Board meetings and meetings held by Committees of the Board on which he served, held during the periods that he served as a Director, and the average attendance of all Directors for all Board and Committee meetings was 98.9%. Independent Directors meet regularly in executive session at Board and Committee meetings, and executive sessions are chaired by the Chairman of the Board at Board meetings and by the appropriate Committee Chairman at Committee meetings. It is the Board’s policy that all of its members attend the Annual Meeting absent exceptional cause. All of the Directors were in attendance at the 2010 Annual Meeting except Mr. Dennedy.

Shareholder Communication with Directors

Shareholders and others who wish to communicate with the Board as a whole, or with any individual Director, may do so by sending a written communication to such Director(s) in care of our Secretary at our headquarters address, and our Secretary will forward the communication to the specified Director(s).

Committees of the Board

Director	Audit	Compensation	Nominating and Corporate Governance	Special Committee
Thomas A. Commes (1)	Chairman		X
R. Andrew Cueva	X		X	X
James H. Dennedy (2)				X
Howard V. Knicely		Chairman	X
Keith M. Kolerus		X
Robert A. Lauer	X	X		Chairman
Robert G. McCreary, III	X		Chairman
John Mutch (1)		X

(1)	Qualify as Audit Committee Financial Experts.

(2)	Mr. Dennedy served as an independent Director on the Audit Committee until his appointment as Interim President and Chief Executive Officer.

Committee Charters

The Board adopted a charter for each Committee described below, and each Committee is responsible for the annual review of its respective charter. Charters for the Audit, Compensation, and Nominating and Corporate Governance Committees are available on our website at www.agilysys.com, under Investor Relations.

Audit Committee

The Audit Committee held four meetings during fiscal year 2011. The Audit Committee: reviews with our independent registered public accounting firm the proposed scope of our annual audits and audit results, as well as interim reviews of quarterly reports; reviews the adequacy of internal financial controls; reviews internal audit functions; is directly responsible for the appointment, determination of compensation, retention, and general oversight of the independent registered public accounting firm; reviews related person transactions; oversees the Company’s implementation of its Code of Business Conduct; and reviews any concerns identified by either the internal or external auditors. The Board determined that all Audit Committee members are financially literate and independent under NASDAQ listing standards for audit committee members. The Board also determined that Thomas A. Commes and John Mutch each qualify as an “audit committee financial expert” under SEC rules.

Compensation Committee

The Compensation Committee held eight meetings during fiscal year 2011. The purpose of the Compensation Committee is to enhance shareholder value by ensuring that pay available to the Board, Chief Executive Officer, and other executive officers enables us to attract and retain high-quality leadership and is consistent with our executive pay philosophy. As part of its responsibility, the Compensation Committee: oversees our pay plans and policies; annually reviews and determines all pay, including base salary, annual cash incentive, long-term stock incentive, and retirement and perquisite plans; administers our incentive programs, including establishing performance goals, determining the extent to which performance goals are achieved, and determining awards; administers our equity pay plans, including making grants to our executive officers; and regularly evaluates the effectiveness of the overall executive pay program and evaluates our incentive plans to determine if the plans’ measures or goals encourage inappropriate risk-taking by our employees. A more complete description of the Compensation Committee’s functions is found in the Compensation Committee Charter.

Our Law and Human Resources Departments support the Compensation Committee in its work and, in some cases, as a result of delegation of authority by the Compensation Committee, fulfill various functions in administering our pay programs. In addition, the Compensation Committee has the authority to engage the services of outside consultants and advisers to assist it. In fiscal year 2011, the Compensation Committee relied on the services of Pearl Meyer & Partners, LLC (“PM&P”), an executive pay consulting firm, to provide input to facilitate the Compensation Committee’s decision-making process regarding executive officer pay programs. PM&P provided input on executive pay levels among a peer group of companies and from published and private salary surveys. Additionally, in October 2010, the Compensation Committee retained Towers Watson as its compensation consultant, and Towers Watson provided input on risk assessment related to peer group consideration, risk assessment related to compensation plans, and new SEC mandates related to the Dodd-Frank Act of 2010.

While the Compensation Committee directly retained PM&P and Towers Watson, in carrying out their respective assignments each interacted with our Chief Executive Officer and our General Counsel, Secretary and Senior Vice President of Human Resources, who provided data and insight on our compensation programs and business strategies. These executive officers attend Compensation Committee meetings when executive compensation, Company performance, and individual performance are discussed and evaluated by Compensation Committee members, and they provide their thoughts and recommendations on executive pay issues during these meetings and provide updates on financial performance, industry status, and other factors that may impact executive compensation. Decisions regarding the Chief Executive Officer’s compensation were based solely on the Compensation Committee’s deliberations, while compensation decisions regarding other executive officers took into consideration recommendations from the Chief Executive Officer. Only Compensation Committee members make decisions on executive compensation and approve all outcomes.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) held five meetings during fiscal year 2011. The Nominating Committee assists the Board in: finding and nominating qualified people for election to the Board; reviewing shareholder-recommended nominees; assessing and evaluating the Board’s effectiveness; and establishing, implementing, and overseeing our governance programs and policies.

The Nominating Committee is responsible for reviewing the qualifications of, and recommending to the Board, individuals to be nominated for membership on the Board. The Board adopted Governance Guidelines for Qualifications and Nomination of Director Candidates (“Nominating Guidelines”), and the Nominating Committee considers nominees using the criteria set forth in the Nominating Guidelines. At a minimum, a Director nominee must:

•	Be of proven integrity with a record of substantial achievement;

•	Have demonstrated ability and sound business judgment based on broad experience;

•	Be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	Be analytical and constructive in the objective appraisal of management’s plans and programs;

•	Be committed to maximizing shareholder value and building a sound Company, long-term;

•	Be able to develop a professional working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company;

•	Be able to exercise independent and objective judgment and be free of any conflicts of interest with the Company; and

•	Be able to maintain the highest level of confidentiality.

The Nominating Committee considers the foregoing factors, among others, in identifying nominees; however, there is no policy requiring the Nominating Committee to consider the impact of any one factor by itself. The Nominating Committee also will consider the Board’s current and anticipated needs in terms of number, diversity, specific qualities, expertise, skills, experience, and background. In addition, the Corporate Governance Guidelines state that the Board should have a balanced membership, with diverse representation of relevant areas of experience, expertise, and backgrounds. The Nominating Committee seeks nominees that collectively will build a capable, responsive, and effective Board, prepared to address strategic, oversight, and governance challenges. The Nominating Committee believes that the backgrounds and qualifications of the Directors as a group should provide a significant mix of experience, knowledge, and abilities that will enable the Board to fulfill its responsibilities.

The Nominating Committee will consider shareholder recommendations for nominees for membership on the Board. Shareholders may make a nominee recommendation by sending the nomination to the Chairman of the Nominating Committee, to the attention of our Secretary at our headquarters. The recommendation must include (i) the name and address of the nominee; (ii) a biography of the nominee, including his or her employment for the last ten years, educational background and, if applicable, any financial or accounting education, background, and experience; (iii) an explanation of why the nominee is qualified to serve as a Director of the Board; (iv) a description of all agreements between the shareholder and the nominee and any other persons regarding the recommendation for nomination; and (v) the nominee’s signed consent to serve as a Director if nominated and elected and to be named in the Company’s Proxy Statement if recommended by the Board.

The Nominating Committee may request additional information from such nominee to assist in its evaluation. The Nominating Committee will evaluate any shareholder-recommended nominees in the same way it evaluates nominees recommended by other sources, as described above.

Special Committee

During fiscal year 2011, the Special Committee was formed to consider potential strategic alternatives for the Company. The Special Committee was comprised solely of independent Directors, and its objectives were to: support the Board in a number of matters directly related to the execution of Agilysys’ strategic plan; evaluate a range of alternatives that maximize shareholder value; and review and provide recommendations to the Board on these matters for full Board consideration. The Special Committee met 28 times in fiscal year 2011 and was disbanded in May 2011.

Board Leadership

Pursuant to the Governance Guidelines, it is our policy that the positions of Chairman of the Board and Chief Executive Officer be held by different individuals, except as otherwise determined by the Board. The Board determined that having an independent Director serve as Chairman of the Board is in the best interest of shareholders at this time. This structure has been particularly important as the Board has considered strategic alternatives and direction and implemented changes in the executive management team. The structure ensures a greater role for our independent Directors in the oversight of the Company and the active participation in setting agendas and establishing priorities and procedures for the Board.

Risk Oversight

Management is responsible for the day-to-day management of risks facing the Company, while the Board, as a whole and through its Committees, is actively involved in the oversight of such risks. The Board’s role in risk oversight includes regular reports at Board and Audit Committee meetings from members of senior management on areas of material risk to the Company, including strategic, financial, operational, and legal and regulatory compliance risks. The Company utilizes an Enterprise Risk Management (“ERM”) approach to articulate to the Board any event or group of events that would materially impact the Company. The ERM approach serves to regularly identify and update, among other items, the population of possible risks for the Company, assign risk ratings, prioritize the risks, assess likelihood of risk occurrence, develop risk mitigation plans for prioritized risks, and assign roles and responsibilities to implement mitigation plans. Risks are ranked by evaluating each risk’s likelihood of occurrence and magnitude.

Our Compensation Committee of the Board, in consultation with management, evaluates our incentive plans to determine if the plans’ measures or goals encourage inappropriate risk-taking by our employees. As part of its evaluation, our Compensation Committee determined that the performance measures and goals were tied to our business, financial, and strategic objectives. Our Compensation Committee performed a risk assessment evaluation of our incentive plans and believes that our incentive plans do not encourage risk-taking outside of the range of risks contemplated by the Company’s business plan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2011 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and none of our executive officers served on the compensation committee (or other committee serving an equivalent function) or board of any company that employed any member of our Compensation Committee or our Directors.

DIRECTOR COMPENSATION

The following information and discussion summarize our non-employee Directors’ fiscal year 2011 annual compensation.

•	Each Director received a cash retainer of $30,000.

•	The Chairman of the Board was paid an additional retainer of $50,000.

•	The Chairs of the Nominating, Compensation, and Special Committees received an additional $10,000 cash retainer.

•	The Chair of the Audit Committee received an additional $15,000 cash retainer.

•	The Audit, Nominating, Compensation, and Special Committees’ members received an additional $15,000 cash retainer (including each Chair).

•	Each Director received an award of restricted shares valued at $80,000 on the grant date.

Director Compensation for Fiscal Year 2011

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thomas A. Commes	75,000	80,000	155,000
R. Andrew Cueva	67,500	—	67,500
James H. Dennedy	52,500	80,000	132,500
Howard K. Knicely	70,000	80,000	150,000
Keith M. Kolerus	95,000	80,000	175,000
Robert A. Lauer	72,500	80,000	152,500
Robert G. McCreary, III	70,000	80,000	150,000
John Mutch	45,000	80,000	125,000

(1)	Refer to discussion above for retainer and Committee fees payable to Directors. Fees are paid quarterly.

(2)

Refer to discussion above regarding fiscal year 2011 restricted shares grant. Amounts in this column represent the grant date fair value of the restricted shares computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. As of March 31, 2011, the aggregate number of unexercised stock options held by each current non-employee Director was as follows: Mr. Commes, 37,500; Mr. Knicely, 30,000; Mr. Kolerus, 22,500; Mr. Lauer, 37,500; and Mr. McCreary, 37,500.

The fiscal year 2011 equity award of 12,903 restricted shares, based on a $6.20 grant date price, was granted under the 2006 Stock Incentive Plan. The restricted shares vested on March 31, 2011 and provided for pro-rata vesting upon retirement prior to March 31, 2011. The Board approved the grant based on the results from the formal compensation study conducted by the Compensation Committee’s consultant that took place for fiscal year 2009. Mr. Cueva declined the award given the significant ownership in the Company by his firm, MAK Capital. We pay no additional fees for Board or Committee meeting attendance. All compensation received by Mr. Ellis is for his service as an executive officer, and he receives no other payment for his service as a Director. Mr. Dennedy ceased receiving compensation for his service as a Director upon his appointment as Interim President and Chief Executive Officer.

Our Directors are subject to share ownership guidelines that require ownership of either (i) three times the Director’s respective annual cash retainer within two years of service and six times the Directors respective annual cash retainer within four years of service; or (ii) 15,000 shares within the first two years following the Director’s election to the Board and 45,000 shares within four years of election. All of our Directors meet these guidelines.

PROPOSAL 2 AMENDMENT OF THE COMPANY’S REGULATIONS TO REDUCE THE NUMBER OF DIRECTORS

The Board voted unanimously to approve and recommend that shareholders amend our Regulations to reduce the number of Directors required to be on the Board to a minimum of three and maximum of nine (this Proposal 2) and to reduce the number of Board classes from three to two (Proposal 3 set forth below).

The proposed amendments to Article II, Section I of the Regulations relating to a reduction in the number of Directors (Proposal 2) and a reduction in the number of Board classes (Proposal 3) are separated to allow shareholders to focus separately on each significant change; however, Proposals 2 and 3 should be considered together in light of the following:

•	If shareholders do not approve Proposal 2, Proposal 3 will not be brought before the Annual Meeting to be voted on, and Article II, Section I of the Regulations will not be amended.

•	If shareholders approve both Proposals 2 and 3, Article II, Section I of the Regulations will be amended and adopted, as set forth below, to reduce the required number of Directors and Board classes.

•	If shareholders approve Proposal 2 and do not approve Proposal 3, Article II, Section I of the Regulations will be amended and adopted, as set forth below, to reduce the required number of Directors.

The chart below sets forth the contingent relationship between Proposals 2 through 5. The Board recommends that shareholders approve Proposals 2 and 3 and therefore vote on Proposal 4 and elect one Director to a two-year term, as shown in the shaded boxes below.

Currently, Article II, Section 1 of the Regulations states that the total number of Directors shall not be less than nine or more than eleven members, and that the Board shall be divided into three classes. To allow the Board to achieve savings in Board costs, and because the Board believes that a reduction in the size of the Board is appropriate given the size of the Company, Proposal 2 provides that the minimum number of Directors be reduced to three and the maximum number be reduced to nine. The Ohio General Corporation Law (“Ohio Law”), specifically O.R.C. §1701.57(B), provides that the number of Directors in each class may not be fewer than three; and, therefore, a classified Board of less than nine Directors must have two classes. If both Proposals 2 and 3 are approved by shareholders, it is the Board’s intent to set the Board size at seven Directors, and the reduction in the number of authorized Directors from nine to seven will be accomplished as follows:

•

R. Andrew Cueva, a Class B Director since 2008 whose term will expire at the 2011 Annual Meeting, will stand for re-election to the Board at the 2011 Annual Meeting and, if re-elected, will serve a two-year term to expire at the 2013 Annual Meeting with the Class A Directors.

•

Thomas A. Commes, a Director since 1999, and Howard V. Knicely, a Director since 2002, both Class B Directors whose terms will expire at the 2011 Annual Meeting, will not stand for re-election to the Board at the 2011 Annual Meeting.

•

At the 2012 Annual Meeting for which the terms of the current three Class C Directors, to be renamed Class B Directors, will expire, three Class B Directors will stand for election or re-election to the Board to serve two-year terms to expire at the 2014 Annual Meeting.

•

At the 2013 Annual Meeting for which the terms of the current three Class A Directors and Mr. Cueva will expire, four Class A Directors will stand for election or re-election to the Board, as Class A Directors, to serve two-year terms to expire at the 2015 Annual Meeting.

•	At and after the 2014 Annual Meeting, Directors whose terms expire will be elected or re-elected for two-year terms and until their successors are duly elected and qualified.

If Proposal 3 is not voted on or is not approved by shareholders, the current three Class B Directors, Messrs. Commes, Cueva, and Knicely, will stand for re-election to the Board to serve three-year terms to expire at the 2014 Annual Meeting. Any Director elected to fill a vacancy will hold office for a term that coincides with the remaining term of that class.

If shareholders approve both Proposals 2 and 3, Article II, Section I of the Regulations will be amended and adopted as follows, with the deletion of the words with strikethroughs and the addition of the underlined words:

The Board of Directors shall be divided into ~~three~~ two classes to be known as Class A~~,~~ and Class B ~~and Class C~~. The number of Directors in each class may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than ~~nine (9)~~ three (3) or more than ~~eleven (11)~~ nine (9) members, and no class shall consist of less than three (3) Directors. Unless and until otherwise so fixed or changed, there shall be four (4) ~~three (3)~~ Class A Directors~~,~~ and three (3) Class B Directors ~~and three (3) Class C Directors~~. One class of Directors shall be elected each year and the Directors in each class shall hold office for a term of ~~three~~ two years and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors of any class, any additional Directors provided for and elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.

If shareholders approve Proposal 2 and do not approve Proposal 3, Article II, Section I of the Regulations will be amended and adopted as follows, with the deletion of the words with strikethroughs and the addition of the underlined words:

The Board of Directors shall be divided into three classes to be known as Class A, Class B and Class C. The number of Directors in each class may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than ~~nine (9)~~ three (3) or more than ~~eleven (11)~~ nine (9) members, and no class shall consist of less than three (3) Directors. Unless and until otherwise so fixed or changed, there shall be three (3) Class A Directors, three (3) Class B Directors and three (3) Class C Directors. One class of Directors shall be elected each year and the Directors in each class shall hold office for a term of three years and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors of any class, any additional Directors provided for and elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.

The affirmative vote of the holders of at least two-thirds of the issued and outstanding common shares of the Company will be required to approve Proposal 2. The effect of an abstention or of a broker non-vote is the same as a vote “AGAINST” Proposal 2.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 2 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

PROPOSAL 3 AMENDMENT OF THE COMPANY’S REGULATIONS TO REDUCE THE NUMBER OF BOARD CLASSES FROM THREE TO TWO (To be voted on only if Proposal 2 is approved)

The Board voted unanimously to approve and recommend to shareholders amending our Regulations to reduce the number of Board classes from three to two (this Proposal 3). As noted above, Proposals 2 and 3 are separated to allow shareholders to focus separately on each significant change; however, Article II, Section I of the Regulations will be amended and adopted to reduce the number of Board classes, as set forth above, only if shareholders approve both Proposals 2 and 3. Therefore, Proposals 2 and 3 should be considered together.

Currently, the Regulations state that the Board shall be divided into three classes and that the number of Directors in each class may be fixed or changed by the Board or Company, provided that the total number of Directors shall not be less than nine or more than eleven members. Ohio Law requires that the number of Directors in each class may not be fewer than three. As the Board recommends a reduction in the Board size to seven Directors, if shareholders approve Proposal 2, the Board further recommends a corresponding amendment to reduce the number of Board classes from three to two so that, in compliance with Ohio Law, no class would contain less than three Directors. If both Proposals 2 and 3 are approved, after the transition of the terms as set forth above, each Director will serve a two-year term instead of a three-year term and, unless and until otherwise fixed or changed, there will be four Class A Directors and three Class B Directors.

The Board believes it is important to preserve a classified Board to maintain stability on the Board and to provide continuity of direction for the Company, particularly in the challenging economic environment. The Board also believes it is important to retain the balance of skills among the Directors and to preserve the historical Company knowledge acquired by the Directors during their time of service, also supporting the continuation of a classified Board.

The affirmative vote of the holders of at least two-thirds of the issued and outstanding common shares of the Company will be required to approve Proposal 3. Additionally, under Ohio Law, specifically O.R.C. §1701.11(A)(2), changing the classification of the Board from three classes to two also requires the affirmative vote of the holders of a majority of disinterested shares voted, which exclude shares held by executive officers, Directors, other affiliates and associates of the Company, and holders of 10% or more voting power of the Company’s shares. The effect of an abstention or of a broker non-vote is the same as a vote “AGAINST” Proposal 3.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 3 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

PROPOSAL 4 ELECTION OF ONE DIRECTOR (To be voted on only if Proposals 2 and 3 are approved)

If shareholders approve both Proposals 2 and 3 at the Annual Meeting, shareholders will be asked to consider one nominee for election to our Board to serve for a two-year term, as a Class A Director, until the 2013

Annual Meeting (this Proposal 4). Mr. Cueva is the Board’s nominee for Proposal 4. If Proposal 3 is not voted on or is not approved by shareholders, Proposal 4 will not be brought before the Annual Meeting to be voted on, and instead Proposal 5 will be brought for vote in its place.

Mr. Cueva has indicated his willingness to serve as a Director, if elected. The accompanying proxy card will not be voted for more than one Director nominee or for anyone other than the Company’s Director nominee, or a substitute designated by the Board if the nominee becomes unavailable, for Proposal 4.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF MR. CUEVA FOR PROPOSAL 4. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF MR. CUEVA FOR PROPOSAL 4 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

PROPOSAL 5 ELECTION OF THREE DIRECTORS (To be voted on only if Proposal 3 is not voted on or not approved)

If Proposal 3 is not voted on or is not approved by shareholders, shareholders will be asked to consider three nominees for election to our Board to serve for a three-year term, as Class B Directors, until the 2014 Annual Meeting (this Proposal 5). Messrs. Commes, Cueva, and Knicely are the Board’s nominees for Proposal 5.

Each of the nominees has indicated his willingness to serve as a Director, if elected. The accompanying proxy card will not be voted for more than three Director nominees or for anyone other than the Company’s three Director nominees, or any substitute designated by the Board if any nominee becomes unavailable, for Proposal 5.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. COMMES, CUEVA, AND KNICELY FOR PROPOSAL 5. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF MESSRS. COMMES, CUEVA, AND KNICELY FOR PROPOSAL 5 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

DIRECTOR NOMINEES

Current Class B Directors

Thomas A. Commes	Age: 69	Director Since: 1999

Retired President and Chief Operating Officer of The Sherwin-Williams Company, a manufacturer and distributor of paints and painting supplies, from June 1986 to March 1999, where he also served as a Director from 1980 until his retirement. Director of Applied Industrial Technologies, Inc., Pella Corporation, and The Cleveland Clinic Foundation, and previously Director of U-Store-It Trust.

As a former President, Chief Operating Officer, and Chief Financial Officer of a Fortune 300 company, Mr. Commes’ qualifications and experience include acquisitions, global business operations and administration, financial management and strategy, capital markets, and sales management and marketing. In addition, Mr. Commes has experience in executive compensation, having served as the Chair of the compensation committee of a NYSE-listed company.

If both Proposals 2 and 3 are approved by shareholders, Mr. Commes will not run for re-election. If Proposal 3 is not voted on or is not approved by shareholders, Mr. Commes will run for a term expiring at the 2014 Annual Meeting.

R. Andrew Cueva	Age: 40	Director Since: 2008

Managing Director of MAK Capital Fund, L.P., a value-oriented hedge fund, since 2005. Portfolio manager and analyst at Green Cay Asset Management from 2002 to 2004.

As Managing Director of MAK Capital, the Company’s largest shareholder, Mr. Cueva is uniquely qualified to represent the interests of the Company’s shareholders. Additionally, Mr. Cueva’s qualifications and experience include capital markets, investment strategy, and financial management.

If both Proposals 2 and 3 are approved by shareholders, Mr. Cueva will run for a term expiring at the 2013 Annual Meeting. If Proposal 3 is not voted on or is not approved by shareholders, Mr. Cueva will run for a term expiring at the 2014 Annual Meeting.

Howard V. Knicely	Age: 75	Director Since: 2002

Retired Executive Vice President, Human Resource & Communications of TRW Inc., a provider of advanced technology products and services in the aerospace and automotive industries (prior to its acquisition by Northrop Grumman), from 1995 through 2002. Executive Vice President, Human Resources, Communications and Information Systems at TRW Inc. from 1989 to 1995. Mr. Knicely also served as a Director of TRW Inc. from 2001 through 2002.

As a former Director and head of Human Resources and Communications at a Fortune 150 Company, Mr. Knicely has extensive qualifications and experience in compensation, talent management, organizational restructuring, global business operations, corporate governance, and communications.

If both Proposals 2 and 3 are approved by shareholders, Mr. Knicely will not run for re-election. If Proposal 3 is not voted on or is not approved by shareholders, Mr. Knicely will run for a term expiring at the 2014 Annual Meeting.

CONTINUING DIRECTORS

Current Class C Directors (Term Expires in 2012)

James H. Dennedy	Age: 45	Director Since: 2009

Interim President and Chief Executive Officer of the Company since May 2011. Principal and Chief Investment Officer with Arcadia Capital Advisors, LLC, an investment management company making active investments in public companies, from April 2008 to May 2011. President and Chief Executive Officer of Engyro Corporation, an enterprise software company offering solutions in systems management, from January 2005 to August 2007. Previously a director of Entrust, Inc., I-many, Inc., and NaviSite, Inc.

As a former President of a division of a publicly-held software company and as a Chief Executive Officer of a private software company, Mr. Dennedy has experience in the technology industry. In addition, Mr. Dennedy has extensive experience in investment strategy, capital structure, financial strategy, mergers and acquisitions, and significant public company board experience.

In June 2009, in connection with a Settlement Agreement with Ramius LLC, a shareholder of the Company, the Board appointed Mr. Dennedy to fill a vacancy created by the resignation of Mr. Steve Tepedino, who was initially appointed by Ramius LLC. Ramius LLC recommended Mr. Dennedy as a Director candidate, and Mr. Dennedy was re-elected by shareholders at the 2009 Annual Meeting.

Martin F. Ellis	Age: 46	Director Since: 2008

President and Chief Executive Officer of the Company from October 2008 to May 2011. Executive Vice President and Chief Financial Officer of the Company from June 2005 to October 2008. Executive Vice President Corporate Development and Investor Relations of the Company from June 2003 to June 2005. Mr. Ellis will continue to serve as advisor to the Chairman of the Board and as a Director until the Annual Meeting.

Mr. Ellis’ experiences at the Company have provided him with significant qualifications in performance measurement, restructuring, strategy, capital markets, capital structure and financial strategy, mergers, acquisitions and divestitures, and investor relations.

John Mutch	Age: 54	Director Since: 2009

Chief Executive Officer of BeyondTrust, a security software company, since October 2008. Founder and a Managing Partner of MV Advisors, LLC, a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies, from 2006 to 2008. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems Inc., a global enterprise software provider, to assist Peregrine’s development of a plan of reorganization, which led to Peregrine’s emergence from bankruptcy. From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine, during which time he restructured and stabilized its business operations and led Peregrine through its acquisition by Hewlett-Packard. Director of Adaptec, Inc., and previously Director of Edgar Online, Inc. and Aspyra, Inc.

Mr. Mutch has been an operating executive and investor in the technology industry for over 25 years and has a long, sustained track record of creating shareholder value through both activities. As a Chief Executive Officer of an IT company, Mr. Mutch has extensive experience in the technology industry, restructuring, financial management and strategy, capital markets, sales management, and marketing.

In March 2009, Mr. Mutch was appointed to the Company’s Board at the recommendation of Ramius LLC, a shareholder of the Company, in connection with a Settlement Agreement with Ramius, and Mr. Mutch was re-elected by shareholders at the 2009 Annual Meeting.

Current Class A Directors (Term to Expire in 2013)

Keith M. Kolerus	Age: 65	Director Since: 1998

Chairman of the Board of the Company since October 2008. Retired Vice President, American Division, National Semiconductor, a producer of semiconductors and a leader in analog power management technology, from 1996 to February 1998. Mr. Kolerus served as Chairman of the Board of Directors, National Semiconductor Japan Ltd., from 1995 to 1998, and Chairman of the Board of Directors of ACI Electronics, LLC, from 2004 to 2008.

Mr. Kolerus has extensive experience in engineering, global operations, private and public companies, software and hardware technology companies, government contracting, capital markets, financial management, and the technology industry. Mr. Kolerus’ prior experiences as a board chairman uniquely qualify him to lead the Board as its Chairman.

Robert A. Lauer	Age: 67	Director Since: 2001

Retired from Accenture, a consulting firm (formerly known as Andersen Consulting), in August 2000. Mr. Lauer held numerous operational positions covering regional, national, and global responsibilities during his 31-year career, most recently serving as Managing Partner Global Human Performance Services and Managing Partner Change Management Global Communications and High Tech Industries.

Mr. Lauer’s career in the information technology industry provided him with extensive experience and qualifications in global business operations, corporate and organizational restructurings, management of professional services personnel, and the development, implementation and deployment of large-scale business application software solutions in numerous industry verticals.

Robert G. McCreary, III	Age: 59	Director Since: 2001

Founder and currently a principal of CapitalWorks, LLC, a private equity group, since 1999. Mr. McCreary has served in numerous managing partner positions in investment banking firms and as a partner in a large regional corporate law firm.

Mr. McCreary has extensive experience and qualifications in law, corporate governance, financial strategy, capital markets, investment strategy and mergers and acquisitions, and governance of portfolio companies.

PROPOSAL 6 AMENDMENT OF THE COMPANY’S ARTICLES TO PERMIT THE BOARD TO AMEND THE REGULATIONS

At the Annual Meeting, shareholders will be asked to vote on a proposal (Proposal 7 below) to permit the Board to amend the Regulations, without shareholder approval, to the extent permitted by Ohio Law, which the Board unanimously recommends that shareholders approve. In order to permit the Board the authority sought under Proposal 7, shareholders must first approve this Proposal 6, which proposes, in part, amending the Company’s Articles to delete a parenthetical clause in Article Eight that states that the Regulations may only be amended by shareholders, which was consistent with Ohio Law prior to 2006 (as discussed in Proposal 7 below). This amendment must be approved before shareholders can approve Proposal 7 to give the Board authority to amend the Regulations without shareholder approval, except as limited by Ohio Law. Additionally, as the remainder of the language in Article Eight, as set forth below, is not required to be included in the Articles, and is true regardless of whether it is stated within the Articles, the Board recommends deleting Article Eight in its entirety. If shareholders do not approve Proposal 6, Proposal 7 will not be brought before the Annual Meeting to be voted on by shareholders. If shareholders approve Proposal 6, the Articles will be amended and adopted by deleting Article Eight in its entirety, as follows:

~~EIGHTH. The Code of Regulations previously set forth in the Agreement of Consolidation contained in the Certificate of Consolidation filed in the office of the Secretary of the State of Ohio on February 4, 1963, has from time to time thereafter been amended by the shareholders in accordance with Section 1701.11 of the Ohio Revised Code. Such Code of Regulations as so amended is contained in the minutes of the proceedings of the shareholders of the corporation, and such regulations as so amended shall (until hereafter amended by the shareholders, or until new regulations are adopted by the shareholders) be the regulations for the government of the corporation, the conduct of its affairs and the management of its property.~~

The Board unanimously recommends that shareholders approve Proposal 6. If shareholders approve Proposal 6, the amendment to the Articles will become effective upon the filing of the required Certificate of Amendment with the Secretary of State of the State of Ohio, and the Company will file the Certificate of Amendment immediately after Proposal 6 has been approved before proceeding to Proposal 7.

The affirmative vote of the holders of at least two-thirds of the issued and outstanding common shares of the Company will be required to approve Proposal 6. The effect of an abstention or of a broker non-vote is the same as a vote “AGAINST” Proposal 6.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 6. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 6 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

PROPOSAL 7 AMENDMENT OF THE COMPANY’S REGULATIONS TO AUTHORIZE THE BOARD TO AMEND THE REGULATIONS TO THE EXTENT PERMITTED BY OHIO GENERAL CORPORATE LAW (To be voted on only if Proposal 6 is approved)

The Board unanimously recommends that shareholders amend the Regulations to authorize the Board to make future amendments to the Regulations, but only to the extent permitted by Ohio Law (this Proposal 7). Article X of our Regulations currently provides that shareholders only are permitted to amend the Regulations, and Ohio Law previously did not permit the Board to amend the Regulations. Ohio Law was amended in October 2006 to allow boards of Ohio corporations to amend the Regulations without shareholder approval, with certain limitations, as set forth below. Furthermore, under Ohio Law, shareholders can always override amendments made by the Board, and the Regulations may never divest the shareholders of the power to adopt, amend, or repeal the Regulations. The amended Ohio Law, however, requires us to first seek shareholder approval in order for the Board to make future amendments to the Regulations.

Our Regulations were first adopted in 1968, and subsequent revisions to our Regulations have amended a limited number of provisions. Our Board believes it is beneficial to shareholders for the Board to take advantage of the Ohio Law changes to modernize our Regulations to take advantage of technological advances in communicating with and conducting meetings of Directors and shareholders, among other corporate governance matters, and to reflect modern corporate governance standards, or to enhance our Regulations as the corporate governance landscape evolves. Additionally, the approval of Proposal 7 would allow the Board to make ministerial and other permitted changes to the Regulations without the time and expense of seeking shareholder approval.

Under the 2006 Ohio Law amendments, the Board is not permitted to amend the Regulations in various areas that impact fundamental shareholder rights. Specifically, the Board may not amend the Regulations to do any of the following:

•	Define, limit, or change the authority of shareholders;

•	Establish or change the percentage of shares that must be held by shareholders to call a shareholder meeting or change the time period required for notice of a shareholders meeting;

•	Establish or change the quorum requirements at shareholder meetings;

•	Prohibit the shareholders or Directors from taking action by written consent without a meeting;

•	Change Directors’ terms of office or provide for the classification of Directors;

•	Change the quorum or voting requirements at Director meetings; or

•	Remove the requirement that a control share acquisition must be approved by shareholders.

In addition, the Board may not delegate the authority to amend the Regulations to a Board Committee. Proposal 7 does not seek to change in any way these limitations placed on the Board under Ohio Law with respect to amendments to the Regulations, and only would allow the Board to amend the Regulations to the extent permitted by Ohio Law.

The Board also voted unanimously to approve and recommend to shareholders, as part of Proposal 7, amending the Regulations to delete the proviso that requires that a copy of amended Regulations adopted without a meeting of the shareholders be mailed by the Secretary of the Company to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof. Ohio Law, specifically O.R.C. §1701.11(D)(2), states that any corporation that files periodic reports with the SEC under Section 13 or 15(d) of the Securities Exchange Act may satisfy the notice to shareholders requirement by including a copy of the amended Regulations in a report filed with the SEC under such Section 13 or 15(d), and any amendment adopted by the Board under the authority granted to the Board pursuant to Proposal 7 would be included on a Form 8-K filed with the SEC within four business days of the adoption of the amendment. As such, the costly and impractical mailing requirement of the proviso is unnecessary.

If shareholders approve Proposal 7, Article X of the Regulations will be amended and adopted as follows, with the deletion of the words with strikethroughs and the addition of the underlined words:

“These Regulations may be amended or repealed or new Regulations adopted at any meeting of shareholders by the affirmative vote of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. These Regulations may also be amended by the Directors to the extent permitted by the Ohio General Corporate Law. ~~;provided, however, that if the Regulations are amended or new Regulations are adopted at any meeting of shareholders, notice of the proposed new Regulations, or the proposed amendment or repeal, shall be included in the notice of such meeting, or if the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.”~~

The affirmative vote of the holders of at least two-thirds of the issued and outstanding common shares of the Company will be required to approve Proposal 7. The effect of an abstention or of a broker non-vote is the same as a vote “AGAINST” Proposal 7.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 7. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 7 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table shows the number of common shares beneficially owned as of June 14, 2011 by (i) each current Director; (ii) our Chief Executive Officer during fiscal year 2011; (iii) each individual who served as Chief Financial Officer during fiscal year 2011; (iv) the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2011 whose total compensation exceeded $100,000 (together with the individuals covered by (ii) and (iii) above, the “Named Executive Officers”); (v) all Directors and executive officers as a group; and (vi) each person who is known by us to beneficially own more than 5% of our common shares.

Name	Common Shares	Shares Subject to Exercisable Options	Restricted Shares (1)	Total Shares Beneficially Owned (1)	Percent of Class (2)
Directors
Thomas A. Commes	62,830	37,500	—	100,330	*
R. Andrew Cueva	5,284,648 (3)	—	—	5,284,648	22.95
James H. Dennedy	30,182	—	—	30,182	*
Howard V. Knicely	43,830	30,000	—	73,830	*
Keith M. Kolerus	90,237	22,500	—	112,737	*
Robert A. Lauer	47,830	37,500	—	85,330	*
Robert G. McCreary, III	54,614 (4)	37,500	—	92,114	*
John Mutch	24,616	—	—	24,616	*
Named Executive Officers
Henry R. Bond	17,112	50,000	—	67,112	*
Martin F. Ellis	131,505	615,500	—	747,005	3.16
Kenneth J. Kossin	2,157	(5)	(5)	2,157	*
Anthony Mellina	12,087	133,600	—	145,687	*
Tina Stehle	7,748	123,767	—	131,515	*
Kathleen A. Weigand	17,350	139,600	10,000	166,950	*
All Directors and Executive Officers (17 persons)	5,836,552	1,502,967	10,000	7,353,481	30.0
Other Beneficial Owners
MAK Capital One, LLC et al 590 Madison Avenue, 9th Floor New York, New York 1022	7,056,934(6)				30.62

Dimensional Fund Advisors LP 6300 Bee Cave Road Palisades West, Building One Austin, Texas 78746	1,811,632 (7)				7.86

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,278,309 (8)				5.54

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,501,276 (9)				5.61
(1)

Beneficial ownership of the shares comprises both sole voting and dispositive power, or voting and dispositive power that is shared with a spouse, except for restricted shares for which individual has sole voting power but no dispositive power until such shares vest.

(2)	Indicates beneficial ownership of less than 1% on June 14, 2011.

(3)

Includes Comprised entirely of shares beneficially owned by MAK Capital Fund L.P. and excludes shares beneficially owned by Paloma International L.P. Mr. Cueva may be deemed to share beneficial ownership in shares that MAK Capital Fund L.P. may be deemed to beneficially own; however, Mr. Cueva disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest in MAK Capital Fund L.P.’s interest in such shares. The inclusion in this table of the shares beneficially owned by MAK Capital Fund L.P. shall not be deemed an admission by Mr. Cueva of beneficial ownership of all of the reported shares.

(4)	On December 1, 2010, Mr. McCreary contributed 30,000 shares to a grantor retained annuity trust pursuant to which Mr. McCreary retains beneficial ownership of the shares.

(5)

Mr. Kossin’s employment with the Company terminated in October 2010. As a result, he forfeited his restricted shares, stock options, and SSARs after termination, in accordance with the applicable award agreement.

(6)

As reported on a Schedule 13D/A dated May 31, 2011. MAK Capital One LLC has shared voting and dispositive power with respect to all of the shares. MAK Capital One LLC serves as the investment manager of MAK Capital Fund LP (“MAK Fund”) and other funds and accounts. MAK GP LLC is the general partner of MAK Fund. Michael A. Kaufman, managing member and controlling person of MAK GP LLC and MAK Capital One LLC, has shared voting and dispositive power with respect to all of the shares. MAK Fund and R. Andrew Cueva have shared voting and dispositive power with respect to 5,284,648 shares. Paloma International L.P. (“Paloma”), through its subsidiary Sunrise Partners Limited Partnership, and S. Donald Sussman, controlling person of Paloma, have shared voting and dispositive power with respect to 1,772,286 shares. The principal business address of MAK Capital One LLC, MAK GP LLC and Messrs. Kaufman and Cueva is 590 Madison Avenue, 9th Floor, New York, New York 10022. The principal address of MAK Fund is c/o Dundee Leeds Management Services Ltd., 129 Front Street, Hamilton, HM 12, Bermuda. The principal address of Paloma and Sunrise Partners Limited Partnership is Two America Lane, Greenwich, Connecticut 06836-2571. The principal business address for Mr. Sussman is 6100 Red Hook Quarters, Suites C1-C6, St. Thomas, US Virgin Islands 00802-1348.

On May 28, 2011, the Company entered into a Stock and Asset Purchase Agreement (the “Acquisition Agreement”) among OnX Acquisition LLC (“OnX”), OnX Enterprise Solutions Limited (“OnX Enterprise” and, together with OnX, the “Purchasers”), the Company, and Agilysys Technology Solutions Group, LLC, pursuant to which the Company agreed to sell to Purchasers its Technology Solutions Group business (the “Acquisition”). MAK Fund, Sunrise Partners Limited Partnership, and OnX entered into a Voting Agreement (the “Lock Up Agreement”), pursuant to which MAK Fund and Sunrise Partners Limited Partnership (the “Lock Up Parties”) have agreed to (a) cause all common shares beneficially owned by the Lock Up Parties to be counted as present for purposes of establishing a quorum at any meeting of the Company’s shareholders held to vote to approve the Acquisition and (b) with respect to common shares beneficially owned by the Lock Up Parties over which the Lock Up Parties retain voting control under the terms of the Voting Trust Agreement (see below) (the “Covered Shares”), vote the Covered Shares (i) in favor of the Acquisition and (ii) against any proposal (x) to sell the Technology Solutions Group business to a third party, and (y) certain other transactions that could reasonably be expected to impede, interfere with, delay or adversely affect the Acquisition. In addition, the Lock Up Parties granted to and appointed OnX irrevocable proxy and attorney-in-fact to vote the Covered Shares in the manner indicated in clause (b) of the preceding sentence. The Lock Up Agreement and the proxy granted pursuant thereto remain in effect until the earliest of (a) the termination of the Acquisition Agreement, (b) the day following the aforementioned meeting and (c) November 30, 2011, which may under certain circumstances be extended to December 31, 2011.

On May 31, 2011, MAK Fund, Paloma and Computershare Trust Company, N.A., a national banking association (the “Trustee”) entered into an Amended and Restated Voting Trust Agreement (the “Revised Voting Trust Agreement”) to address corporate governance concerns and clarify the effect on the voting trust created by the Voting Trust Agreement dated as of December 31, 2009, were the reporting persons (named above) to beneficially own one-third or more of the Company’s outstanding voting securities (including the Company’s commons shares and other voting securities) as a result of a decrease in the total number of voting securities outstanding. In such event, pursuant to the Revised Voting Trust Agreement, regardless of how large the reporting persons’ economic interest in the Company becomes, its voting power will be effectively limited to no more than 23% or 27% of the voting securities in the event of a shareholder vote on (i) a merger, consolidation, conversion, sale or disposition of stock, a sale or disposition of assets or other business combination transaction, which requires approval of two-thirds of the Company’s voting power (a “Strategic Transaction”) or (ii) a transaction or action other than a Strategic Transaction, which requires approval of two-thirds of the Company’s voting power (an “Other Transaction”), respectively. As a result of the Revised Voting Agreement, in connection with a Strategic Transaction or Other Transaction, the reporting persons would continue to possess the total voting power only over a number of voting securities that would equal the total voting power it would possess were it to hold only one-third of the voting securities. The Revised Voting Trust Agreement will become effective at such time, if any, that the number of common shares owned by the reporting persons equals or exceeds one-third of the voting securities then outstanding as a result of a decrease in the total number of voting securities outstanding. Until the effectiveness of the Revised Voting Trust Agreement, the Voting Trust Agreement will remain in full force and effect.

The Voting Trust Agreement provides that, for transactions requiring at least two-thirds of the voting power to approve, Trustee will vote the reporting person’s shares as follows: (i) for a Strategic Transaction, vote shares that exceed 20% of the outstanding shares in favor of, against, or abstaining from voting in the same proportion as all other shares voted by shareholders (including reporting persons’ shares that do not exceed the 20% threshold); and (ii) for Other Transactions, vote shares that exceed 25% of the outstanding shares in favor of, against, or abstaining from voting in the same proportion as all other shares voted by shareholders (including reporting persons’ shares that do not exceed the 25% threshold). The Voting Trust Agreement terminates (i) if the vote necessary to approve all forms of transactions is lowered to the affirmative vote of holders of shares entitling them to exercise at least a majority of the voting power on the proposal to approve such transactions (from two-thirds); (ii) if MAK Fund and Paloma are no longer members of a “group” for purposes of Section 13(d) of the Securities Exchange Act, then the Voting Trust Agreement terminates with respect to any of MAK Fund and Paloma that beneficially owns not more than 20% of the outstanding shares; (iii) on February 18, 2020, or February 18, 2025 if MAK Fund continues to hold 20% of the outstanding shares; or (v) if another person or entity holds greater than 20% of the outstanding shares that are not subject to a similar voting agreement.

(7)

As reported on a Schedule 13G/A dated February 11, 2011. Dimensional Fund Advisors LP has sole voting power with respect to 1,797,832 shares and sole dispositive power with respect to 1,811,632 shares.

(8)

As reported on a Schedule 13G/A dated February 10, 2011. The Vanguard Group, Inc. has sole voting and shared dispositive power with respect to 25,733 shares and sole dispositive power with respect to 1,252,576 shares.

(9)	As reported on a Schedule 13G/A dated February 3, 2011. BlackRock, Inc. has sole voting and dispositive power with respect to all of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of the Company’s common shares to file reports of and changes in ownership with the SEC. Based solely on the Company’s review of copies of SEC filings it has received or filed, the Company believes that each of its Directors, executive officers, and beneficial owners of more than 10% of the shares satisfied the Section 16(a) filing requirements during fiscal year 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Highlights

Our executive compensation structure is designed to align executive pay and shareholders’ interests, and our 2011 compensation structure significantly linked executive compensation for Named Executive Officers to performance and shareholder value. Our Chief Executive Officer’s targeted pay was over 70% performance-based, and over 50% of each of our other Named Executive Officer’s targeted pay was performance-based, tied directly to annual goals or long-term equity awards, the value of which is tied directly to an increase in share price. Additionally, as we did in fiscal year 2010, we took aggressive action in fiscal year 2011 to continue to reduce current and future compensation costs.

Reduction in Compensation Costs and Programs

Throughout fiscal years 2009 and 2010, the Company commenced significant reductions to compensation arrangements in response to performance and poor macroeconomic conditions, and the Company continued these cost reduction initiatives throughout fiscal year 2011, including the following specific initiatives:

•	The supplemental executive retirement plan, which provided our Chief Executive Officer with a defined benefit pension plan, was terminated effective March 25, 2011.

•

The benefit equalization plan, which provided executive officers and certain senior managers the ability to defer compensation in excess of Internal Revenue Service 401(k) annual deferral limits and receive a Company matching contribution, was terminated effective March 31, 2011.

•	The Company match for participants in our 401(k) plan remained suspended until January 2011.

•	Salary increases averaged 3% for all employees, and all salary increases were deferred until August 1, 2010.

Performance Linked Compensation

Our Compensation Committee set fiscal year 2011 compensation, including financial and business targets for performance-based compensation, for our Named Executive Officers in May 2010. As discussed below, targeted annual goals were primarily based on significant improvements over fiscal year 2010 results for revenue, gross profit, and adjusted EBITDA (defined as operating income plus depreciation and amortization, excluding restructuring charges and asset impairment charges, and hereinafter referred to as “EBITDA”). The EBITDA annual goal was supplemented by revenue and gross profit annual goals to further incentivize growth and profitable revenue. Annual incentive payouts ranged from 24% to 100% of target for the Named Executive Officers, as gross profit and EBITDA goals were not achieved at the corporate level, and only Ms. Stehle, SVP HSG, achieved gross profit and EBITDA goals at the business segment level. Payouts based on revenue were paid at threshold levels. As discussed below, each Named Executive Officer received a portion of their targeted annual incentive payout based on achievement of individual management by objective goals. Furthermore, Compensation in excess of Internal Revenue Service 401(k) annual deferral limits and receive a Company relating contribution, the Named Executive Officers’ fiscal year 2011 long-term incentives were comprised entirely of stock-settled stock appreciation rights. As of March 31, 2011, no value was realized with respect to these awards, as the year-end market value of the common shares was less than the respective exercise price for each award.

Chief Executive Officer Compensation

Our Chief Executive Officer’s fiscal year 2011 compensation reflected both a commitment to link pay to performance and to reduce compensation costs:

•	Salary increased 4.4%, which still positioned his salary significantly below median salaries for comparable positions based on peer data;

•	Targeted compensation was significantly tied to performance, with 71% of compensation “at risk” based on performance and 29% fixed as salary;

•	Annual incentive payout of 46% of targeted payout was earned based on performance;

•	Realized no value for long-term incentive due to market value of common shares at fiscal year-end; and

•	Future participation in the supplemental executive retirement plan was surrendered in line with ongoing efforts to reduce compensation costs.

References within this Compensation Discussion and Analysis and within our executive compensation tables below to our Chief Executive Officer refer to Mr. Ellis, our fiscal year 2011 Chief Executive Officer. In May 2011, Mr. Ellis stepped down from his position and Director James Dennedy was appointed as Interim President and Chief Executive Officer.

Chief Financial Officer Compensation

In September 2010, the Company announced the departure of Kenneth J. Kossin, Senior Vice President and Chief Financial Officer, effective October 18, 2010, to pursue other interests after successfully integrating the finance, IT, and operations functions. Mr. Kossin remained with the Company until November 10, 2010 as Chief Accounting Officer to assist in the transition of his responsibilities to his replacement. The Company concurrently announced that Henry R. Bond was appointed to replace Mr. Kossin as Senior Vice President and Chief Financial Officer of the Company, effective October 18, 2010.

Pursuant to his employment agreement, upon termination, Mr. Kossin received his target annual incentive and one year continuation of his salary, medical and dental coverage programs, and his auto allowance. Pursuant to a separation agreement he entered into with the Company, he received payment for his accrued and unused personal days through his last day of employment, outplacement services for a period of nine months, capped at $25,000, and a $25,000 retention bonus for remaining with the Company through the transition of his position to Mr. Bond, which coincided with the Company’s earnings release and quarterly report filing. Additional details regarding Mr. Kossin’s severance and Mr. Bond’s compensation are discussed below.

Compensation Philosophy, Objectives, and Structure

Our Compensation Committee adopted its pay philosophy, objectives, and structure for Named Executive Officers to achieve financial and business goals and create long-term shareholder value. Following input from its executive compensation consultant, our Compensation Committee reaffirmed the pay philosophy, objectives, and structure for fiscal year 2011.

Compensation Philosophy and Objectives

Our Compensation Committee’s pay philosophy is to pay a base salary and provide target annual cash incentives and long-term stock incentives, each at the 50th percentile of comparative peer group compensation, and to annually review these compensation components based on peer group comparisons and tie compensation to our business strategy. The Compensation Committee’s objective is to establish an overall compensation package to:

•	Reward the achievement of business objectives approved by our Board;

•	Tie a significant portion of compensation to the long-term performance of our common shares;

•	Provide a rational, consistent, and competitive executive compensation program that is well understood by those to whom it applies; and

•	Attract, retain, and motivate executives who can significantly contribute to our success.

Compensation Structure

Our compensation structure is comprised of:

•

Base Salary — Base salary provides fixed pay at a level aimed to attract and retain executive talent. Variations in salary levels among Named Executive Officers are based on each executive’s roles and responsibilities, experience, functional expertise, and individual performance. For fiscal year 2011, salary comprised 29% of total compensation at target for our Chief Executive Officer and between 34% and 47% for our other Named Executive Officers.

•

Annual Incentives — Annual incentives provide cash variable pay for achievement of the Company’s financial, strategic, and operational goals and individual goals, with target incentives set as a percentage of salary, designed to reward achievement of goals with an annual cash payment. Variations in incentive components and mix among Named Executive Officers are based on each executive’s respective business segment or corporate goals and each executive’s individual goals and corporate-wide initiatives.

•

Long-Term Incentives — Long-term incentives are variable, equity incentives designed to drive improvements in performance that build wealth and create long-term shareholder value by tying the value of earned incentives to the long-term performance of our common shares. Target incentives are set as a percentage of salary. Variations in awards among Named Executive Officers are determined by our Compensation Committee after a review of various factors, including recommendations from our executive compensation consultant based on market data, individual ability to influence results, length of time in current role or similar role at another company, and recommendations from our Chief Executive Officer.

Compensation Key Considerations

Annual Goal Setting

At the beginning of each fiscal year, while the outcome for such fiscal year is substantially uncertain, written goals are established for our Named Executive Officers. These goals are tied to our financial, strategic, and operational goals and include business specific financial targets relating to our goals. Each Named Executive Officer’s annual incentive goals are established by our Compensation Committee, with input from our Chief Executive Officer (other than for himself). At fiscal year-end, the Compensation Committee evaluates the performance of each Named Executive Officer and determines an appropriate award based on established goals, with input from our Chief Executive Officer (other than for himself) on individual goals. Our Compensation Committee establishes our Chief Executive Officer’s annual incentive goals and determines his appropriate award based on established goals.

Variable Pay at Risk

Our philosophy drives the provision of greater at-risk pay to our Named Executive Officers, and variable pay at risk comprised 71% of target annual compensation for our Chief Executive Officer and more than 50% for all other Named Executive Officers. Our Named Executive Officers have greater opportunities for long-term, equity-based incentive compensation than annual cash incentive compensation, as our philosophy is to tie a significant portion of compensation to the long-term performance of our common shares. As a result, greater emphasis is placed on long-term shareholder value creation than on annual financial performance, thereby minimizing excessive risk taking by our executives.

Peer Groups

In 2010, the Compensation Committee established a peer group of comparable companies for which the Company benchmarked fiscal year 2011 total compensation and pay mix for its executive officers. Given the limited number of publicly held companies in comparable industries and of comparable size to the Company, the Compensation Committee had difficulty selecting a suitable peer group. The peer group used for purpose of our shareholder return performance chart in our 2011 Annual Report (Computer and Computer Peripheral Equipment and Software) was selected for purposes of financial performance comparisons and includes companies significantly larger than us, whereas the peer groups selected by the Compensation Committee for purpose of benchmarking executive compensation are more similar in size to us. Ultimately, a separate peer group for corporate and for each business segment was selected to align each Named Executive Officer with a peer group in the industry in which it operates to enhance the accuracy of benchmarking. PM&P benchmarked each executive officer within the applicable peer group and reported the results of its review to management and the Compensation Committee, and this information served as the basis for determining fiscal year 2011 compensation.

Each peer group applicable to the Named Executive Officers includes companies within the “information technology” Global Industry Classification Standard (“GICS”) economic sector. The corporate and TSG peer groups applicable to Messrs. Ellis, Bond, Mellina, and Kossin and Ms. Weigand include both the “software & services” and “technology hardware & equipment” GICS industry groups. The HSG peer group, applicable to Ms. Stehle, includes the “software & services” GICS industry group. The peer groups, and revenue and enterprise value ranges used within these industry groups, are set forth below.

Corporate Peer Group
Revenues: $400 million to $1.3 billion Enterprise Value: $25 million to $1.25 billion

ADC Telecommunications, Inc.	JDS Uniphase Corporation	PC Mall, Inc.
Avid Technology, Inc.	L-1Identity Solutions, Inc.	Powerwave Technologies, Inc.
Black Box Corporation	Lawson Software, Inc.	Progress Software Corporation
Blue Coat Systems, Inc.	Lionbridge Technologies, Inc.	Quest Software, Inc.
CIBER, Inc.	MAXIMUS, Inc.	Richardson Electronics, Ltd.
Ciena Corporation	Mentor Graphics Corporation	Sapient Corporation
Epicor Software Corporation	MTS Systems Corporation	SED International Holdings, Inc.
ePlus inc.	Ness Technologies, Inc.	TESSCO Technologies Incorporated
Fair Isaac Corporation	NETGEAR, Inc.	TIBCO Software, Inc.
GTSI Corp.	Novell, Inc.
Hughes Communications, Inc.	NU Horizons Electronics Corp.

HSG Peer Group
Revenues: $50 million to $200 million Enterprise Value: $50 million to $110 million

American Software, Inc.	Keynote Systems, Inc.	Presstek, Inc.
ATS Corporation	LaserCard Corporation	Rimage Corporation
CalAmp Corp.	Marchex, Inc.	Saba Software, Inc.
Double-Take Software, Inc.	NYFIX, Inc.	Spectrum Control, Inc.
EasyLink Services International Corporation	OpenTV Corp.	Symyx Technologies, Inc.
eLoyalty Corporation	Openwave Systems Inc.	The Hackett Group, Inc.
EMCORE Corporation	PLATO Learning, Inc.	Unica Corporation
Guidance Software, Inc.	PLX Technology, Inc.	Zygo Corporation
Intelligroup, Inc.	Phoenix Technologies Ltd.

TSG Peer Group
Revenues: $400 million to $1.3 billion Enterprise Value: $75 million to $250 million

Audiovox Corporation	Gerber Scientific, Inc.	Nu Horizons Electronics Corp.
CDI Corp.	GTSI Corp.	RealNetworks, Inc.
COMSYS IT	Harris Stratex Networks, Inc.	Super Micro Computer, Inc.
ePlus inc.	Navarre Corporation	THQ Inc.

Tally Sheets

Our Compensation Committee analyzes tally sheets at the beginning of the fiscal year to review overall compensation and pay mix for each Named Executive Officer. Tally sheets include a three-year look-back of total compensation, including annual cash compensation, long-term incentive awards granted and earned, and benefits and perquisites. Tally sheets also include retirement benefits, including a three-year look-back of cumulative values in retirement plans, a three-year look-back of equity share holdings and values, and, for

Mr. Ellis, his estimated lump-sum payment as a result of the termination of the supplemental executive retirement plan. Tally sheets bring together, in one place, all elements of Named Executive Officers’ actual compensation and information about wealth accumulation so that our Compensation Committee can analyze the individual elements and mix of compensation and the aggregate total amount of annual and accumulated compensation. Tally sheets are also used by the Compensation Committee in evaluating internal pay equity among the Named Executive Officers and the impact of employment termination or change of control events. Our Compensation Committee determined that annual compensation set for our Named Executive Officers for fiscal year 2011 was consistent with expectations and with the established compensation philosophy and the pay mix guidelines driven by that philosophy.

Fiscal Year 2011 Compensation

Salary

For each Named Executive Officer, salary is based on the individual’s role and responsibilities, experience, performance, and relation to peer pay levels, as well as changes in salaries in the overall general market and for all employees of the Company. Salaries are reviewed annually by our Compensation Committee, and changes in salary are based on these factors and input from our Chief Executive Officer, other than for himself. None of the factors are weighted according to any specific formula. New salaries generally are based on the Compensation Committee’s discretion and judgment but may be based on input from its compensation consultant and peer pay levels.

The Compensation Committee received input from PM&P in determining fiscal year 2011 salaries for the Named Executive Officers. In its analysis, PM&P considered executive compensation peer data, the Company’s pay philosophy, and the Company’s fiscal year 2011 average salary increase of 3% for all employees. The peer data included average values and values at the 25th, 50th (market-median), and 75th percentiles. While most of the Named Executive Officers’ salaries were below the applicable peer group median, to control costs and in light of the challenging economy, our Compensation Committee determined, upon the recommendation of the Chief Executive Officer, to limit salary increases for our Named Executive Officers for fiscal year 2011, consistent with treatment of all employees, and salary increases for the Named Executive Officers, other than Mr. Ellis, ranged from 0% to 2.3%. Mr. Ellis received a 4.4% increase, as his 2010 fiscal year salary was significantly lower than both the average and median salaries for chief executive officers in the applicable peer group. In setting his 2010 fiscal year salary, the Compensation Committee considered his newness to his position, which he assumed in October 2008, and thus, for fiscal year 2011, determined it was appropriate to increase his salary by 4.4%, resulting in a salary still significantly lower than average and median salaries for chief executive officers in the peer group. For Mr. Bond, the Compensation Committee considered his previous salary level and prior experience in his current role in setting his salary upon joining the Company.

Annual Incentives

In May 2010, our Compensation Committee set the performance measures, objectives, and weightings for each Named Executive Officer’s 2011 annual incentive award, except for Mr. Bond, whose award was set upon his hire in October 2010. The Compensation Committee set performance levels for fiscal year 2011 annual incentives to require target level improvements of 12% over fiscal year 2010 gross profit, 15% over fiscal year 2010 revenues, and 91% over fiscal year 2010 EBITDA. In addition, the threshold for payout based on gross profit was set a 90% of target, the threshold for payout based on revenue was set at 88% of target, and the threshold for payout based on EBITDA was set at 80% of target. The Compensation Committee believed that the plan involved moderate difficulty at the threshold level, a high degree of difficulty at the 100% target level, given continuing competition and pricing pressure in the market, and significant difficulty at the maximum level, requiring significant improvement over fiscal year 2010 results, in each case relative to future expectations at the time the levels were set.

PM&P provided survey data, including average values and values at the 25th, market-median, and 75th percentiles, showing that for most of the Named Executive Officers annual incentives were below the applicable peer group median but within a competitive range. For all Named Executive Officers, fiscal year 2011 target annual incentives were set as a percentage of salary. Mr. Ellis had a greater percentage of salary as target incentive compared to the other Named Executive Officers due to his greater ability to influence corporate goals and initiatives and to directly link a significant portion of his pay to performance, when combined with long-term incentives. For all Named Executive Officers, except for Mr. Ellis, the fiscal year 2011 target percentages of salary were set at 50%, which was substantially the same percentages as set for fiscal year 2010, except for Mr. Bond, who did not have a fiscal year 2010 annual incentive award. Mr. Bond’s target incentive was set to be comparable to the other senior managers. The target percentages were consistent with recommendations from PM&P based on peer group survey data. Mr. Ellis’ fiscal year 2011 target percentage was set at 85% to put substantial emphasis on linking his pay to performance. Peer group data showed that the median annual incentive percentage of salary increased from the prior year for the chief executive officer position; therefore, PM&P recommended that Mr. Ellis’ percentage be increased to 85% of salary to maintain the same percentage below market median as in the prior year.

The chart below sets forth the fiscal year 2011 annual incentive opportunity for each Named Executive Officer, except for Mr. Kossin, and the components, weightings, and actual annual incentive payouts based on the Compensation Committee’s review of the achievement of the performance measures. At the corporate level, threshold gross profit and EBITDA goals were not achieved, resulting in no payout for those components. At the business segment level, only Ms. Stehle achieved gross profit and EBITDA goals, resulting in threshold and target level payouts, respectively, for achievement of those goals within HSG. Mr. Mellina achieved threshold level attainment of TSG’s revenue goal, which largely contributed to the threshold level attainment of the corporate level revenue goal, resulting in threshold level payouts for Mr. Mellina and the corporate Named Executive Officers for their respective revenue goals. The attainment by each Named Executive Officer of certain management by objective goals (“MBOs”) is discussed below. Mr. Kossin’s annual incentive award was set at the same percentage of salary and performance metrics as for Ms. Weigand and Mr. Bond; however, Mr. Kossin forfeited his annual incentive award upon termination and was paid his target annual incentive under his employment agreement.

Target Incentive as a Percent of Salary	Performance Metrics				Annual Incentive
	Component	Weight (%)	Target ($)	Actual ($)	Target ($)	Payout ($)
Martin F. Ellis – 85%	Gross Profit: AGYS	20	181.2M	157.7M	79,900	—
	EBITDA: AGYS	20	17.2M	(1.9M)	79,900	—
	Revenue: AGYS	20	738.4M	675.5M	79,900	24,769
	MBO	40			159,800	159,800

					399,500	184,569

Henry R. Bond – 50%	Gross Profit: AGYS	25	181.2M	157.7M	17,098	—
(Pro-rated from date of hire)	EBITDA: AGYS	25	17.2M	(1.9M)	17,098	—
	Revenue: AGYS	10	738.4M	675.5M	6,839	2,120
	MBO	40			27,356	27,356

					68,391	29,476

Kathleen A. Weigand – 50%	Gross Profit: AGYS	25	181.2M	157.7M	37,938	—
	EBITDA: AGYS	25	17.2M	(1.9M)	37,937	—
	Revenue: AGYS	10	738.4M	675.5M	15,175	4,704
	MBO	40			60,700	90,807

					151,750	95,511

Tina Stehle – 50%	Gross Profit: HSG	30	57.7M	54.7M	41,663	19,998
	EBITDA: HSG	30	9.3M	11.3M	41,662	67,910
	EBITDA: AGYS	15	17.2M	(1.9M)	20,831	—
	MBO	25			34,719	34,719

					138,875	122,627

Anthony Mellina – 50%	Gross Profit: TSG	15	95.9M	82.1M	23,025	—
	EBITDA: TSG	15	26.9M	8.7M	23,025	—
	EBITDA: AGYS	15	17.2M	(1.9M)	23,025	—
	Revenue: TSG	30	520.0M	474.1M	46,050	13,355
	MBO	25			38,375	23,025

					153,500	36,380

Gross profit was selected as an annual goal component for all Named Executive Officers given the desire to balance sales and margins, as both are manageable by our Named Executive Officers. For the corporate Named Executive Officers, including Messrs. Ellis, Bond, and Kossin and Ms. Weigand, gross profit goals related to the consolidated Company results, and for the business segment heads, gross profit goals related to their respective business segments. The higher percentage for gross profit applicable to the business segment heads rewards profitable revenue, incentivizing quality sales, sales of higher margin product mix, and expense management. The threshold for earning a payout based on gross profit was set at 90% of target, which approximated fiscal year 2010’s gross profit and was intended to result in a payout only for improvement over the prior fiscal year.

EBITDA was selected as an annual goal component because it is a profitability measure and a key driver of shareholder value and because EBITDA is manageable by our Named Executive Officers. As with gross profit, EBITDA goals focus on sales, product mix, margins, and expense management, all key factors that align management’s goals with the Company’s overall strategic business objectives related to total revenue and effective cost management. Target annual incentive payout is achieved only if this strategy is affected. While all Named Executive Officers have corporate EBITDA as an annual goal component, the business segment heads have a lesser weighting of this component, as each has an additional EBITDA component for their respective business segment. The threshold for earning a payout based on EBITDA was set at approximately 50% higher than fiscal year 2010 EBITDA, intending to result in a payout only for significant improvement over the prior fiscal year.

Additionally, for the corporate Named Executive Officers and for Mr. Mellina, revenue was selected as an annual goal component to drive revenue building behavior, particularly in TSG, the largest business segment of the Company. Mr. Mellina had a higher weighting for this component because, while corporate management can facilitate and influence revenue building behavior company-wide, revenue for the Company overall is largely driven by TSG’s sales. Mr. Ellis had a higher revenue component weighting than the other corporate Named Executive Officers due to his ability to manage the business segment heads and due to his relationships with customers.

Additional detail about threshold and maximum incentives are disclosed in the Grants of Plan-Based Awards for Fiscal Year 2011 table on page [    ]. Performance percentages for payouts were based on varying levels of achievement of fiscal year 2011 budgeted results, as set forth below.

Component	Threshold		Maximum
	Payout (% of target incentive)	Required Achievement of Performance Measures (%)	Payout (% of target incentive)	Required Achievement of Performance Measures (%)
Revenue	1	87.51	250	118.75
Gross Profit	1	90.1	250	115
EBITDA	50	80.0	250	150

MBOs are established as a portion of each Named Executive Officer’s annual incentive and represent individual performance-based goals, with both quantitative and qualitative measures, relative to individual responsibilities. MBOs emphasize the importance of specific tasks and company-wide initiatives; however, MBOs receive a lesser weighting than the combined weighting for the gross profit, revenue, and EBITDA components due to their indirect and lesser impact on shareholder value. The corporate Named Executive Officers had a higher percentage allocated to MBOs compared to the business segment heads due to their greater ability to manage and facilitate company-wide strategic initiatives through specific MBOs, while the business segment heads have the greater ability to manage revenue, gross profit, and EBITDA results. All Named Executive Officers’ MBOs included improvement of the consolidated Company’s or applicable business segment’s days’ sales outstanding (“DSO”) by five days, with each one-day improvement earning 20% of the allocated opportunity (“DSO Improvement”). DSO relates to the dollar value of receivables relative to sales and measures the average number of days we take to collect payment after a sale is made. DSO is calculated as: (net accounts receivable ÷ total sales) x 365. DSO was selected as an operational goal because working capital management drives improvements in cash flow and shareholder value and is manageable by management. Accounts receivable represents the largest asset on our balance sheet, and the management of accounts receivable to ensure timely collection and high quality receivables is important to overall working capital management.

The Compensation Committee has discretion in deciding whether each MBO was achieved and in determining the level of achievement, and thus payout for the MBO components of annual incentives are within the Compensation Committee’s discretion. Achievement of MBOs results in a payout ranging from the target MBO amount to 150% for maximum achievement, and Named Executive Officers are eligible for proportionate payouts between the target and maximum achievement levels. While MBOs were originally established during the first quarter of fiscal year 2011, the Company changed its strategic direction during the year to pursue the TSG Sale. This change materially impacted where corporate resources and initiatives were focused, and, as a result, MBOs were subsequently modified for the corporate Named Executive Officers to align their efforts with the Company’s strategic direction as it developed. Fiscal year 2011 MBO goals and percentage payouts based on achievement were as follows:

•

Mr. Ellis’ MBOs were based 50% on strategic planning and 50% on operational improvements. Strategic planning goals were based on the Company’s restructuring strategy and the continued development of the corporate strategic plan, with complementing functional strategic plans. Operational improvements were based 10% on DSO Improvement and 40% on improvements regarding organizational structure, pipeline processes for the businesses, and customer relationships. Mr. Ellis earned 100% of his target MBO payout based on his leadership and efforts in the Company’s restructuring plan, which ultimately led to the proposed TSG Sale.

•

Mr. Bond’s MBOs were based 40% on continued implementation of the ERP system and strengthening controls (operational goals), 40% on the Company’s restructuring strategy, and 20% on DSO Improvement. Mr. Bond earned 100% of his target MBO payout based on achievement of his operational goals and his efforts related to the proposed TSG Sale.

•

Ms. Weigand’s MBOs were based 20% on operation and legal compliance improvements (operational goals), 70% on the Company’s restructuring strategy, and 10% on DSO Improvement. Ms. Weigand earned 150% of her target MBO payout based on high level achievement of her operational goals and high level efforts related to the proposed TSG Sale, from both a legal and human resources perspective.

•

Mr. Mellina’s MBOs were based 80% on implementation of his strategic plan and 20% on DSO Improvement for his business segment. His strategic plan half focused on enhancements to customer relations systems and business segment pipelines processes and half focused on customer and sales strategies, including customer centric initiatives, go-to-market strategies, branding, servicing, compensation plans, and operational support. Mr. Mellina earned 60% of his target MBO payout based on the execution of his strategic plan and achievement of business segment pipeline process goals.

•

Ms. Stehle’s MBOs were based 80% on implementation of her strategic plan and 20% on DSO Improvement for her business segment. Her strategic plan largely focused on opportunities for substantial growth for proprietary solutions, particularly in international markets, and additionally on enhancements to customer relations systems and business segment pipelines processes. Ms. Stehle earned 96% of her target MBO payout based on achievement of all her strategic goals and slightly less than target achievement for DSO improvement within her business segment.

Long-Term Incentives

Our Compensation Committee approved the fiscal year 2011 long-term incentive awards (the “2011 LTIP”) consisting of stock-settled stock appreciation rights (“SSARs”) pursuant to the Company’s shareholder approved 2006 Stock Incentive Plan. The Compensation Committee considered various long-term award alternatives, including performance awards, restricted shares, SSARs, stock options, and a combination of equity awards. The 2011 LTIP was awarded to drive improvements in performance that build wealth and create long-term value for our shareholders, and the Compensation Committee believes that SSARs provide an instrument that provides gains to recipients only if returns are realized by shareholders and that enhance executive retention. The Compensation Committee determined that any long-term award must have a substantial link to performance, which supported the award of SSARs over restricted shares, and also desired to incentivize performance for longer than a one-year period, as with the prior year’s performance award. SSARs, similar to stock options, were selected because appreciation vehicles, such as SSARs and stock options, have greater motivational potential and reflect actual shareholder returns. SSAR recipients derive no value from a vested SSAR until and unless the share price increases above the share price on the grant date, with the amount of value derived directly proportional to the amount of the share price increase. In comparison to stock options, SSARs are less dilutive to the Company’s shareholders.

In determining total awards for Named Executive Officers under the 2011 LTIP, the Compensation Committee reviewed survey data and recommendations from PM&P based on peer group long-term award value comparisons. The data included long-term incentive average values and values at the 25th, market-median, and 75th percentiles, and long-term incentives as a percentage of base salary at those values. The data showed that, for the chief executive and chief financial officer positions, long-term incentive market median values increased. Therefore, while market median was targeted for the other Named Executive positions, consistent with the Compensation Committee’s philosophy, recommendations were for values lower than market median for those two positions, rather than targeting a median that would have resulted in a significant single-year increase. The Compensation Committee also received input and recommendations from our Chief Executive Officer regarding each Named Executive Officer’s relative ability to influence results in a business segment or in the corporate office and recommended 2011 LTIP award values.

As a result of the foregoing analysis and input, the 2011 LTIP awards were valued at a minimum of 70% of each Named Executive Officer’s salary. Our Chief Executive Officer had the highest percentage of salary as long-term incentive as compared to the other Named Executive Officers, at 180% of salary, in line with peer data for his position and due to his greater ability to influence long-term shareholder return and the Compensation Committee’s objective to tie a significant portion of Mr. Ellis’ compensation to an increase in the value of the common shares, when combined with annual incentives. Mr. Bond’s 2011 LTIP award, granted upon his hire in October 2010, was comprised of SSARs and restricted shares and was based on a review of his current total compensation, current long-term incentive award, PM&P’s peer group analysis, as discussed above, for the chief executive financial officer position, and negotiations with Mr. Bond for his hire. As with all the Named Executive Officers, Mr. Bond’s 2011 LTIP award was intended to substantially base his compensation on an increase in shareholder value, and his high percentage of salary reflects his greater ability, along with Mr. Ellis, to influence long-term shareholder return. Additionally, given his hire late in the fiscal year, more emphasis was directed toward compensation based on long-term goals versus annual goals. The 2011 LTIP total awards for each Named Executive Officer were set as follows:

Name	Percent of Salary	SSARs (#)	Restricted Shares (#)
Martin F. Ellis	180%	185,500	—
Henry R. Bond	145%	50,000	30,000
Kenneth J. Kossin	75%	45,000	—
Kathleen A. Weigand	75%	50,000	—
Tina Stehle	72%	44,000	—
Anthony Mellina	74%	50,000	—

Except for Mr. Bond’s award, the SSARs were originally set to vest in one-third increments on March 31, 2011, 2012 and 2013. The SSARs were granted at an exercise price $6.20 per share, and $7.30 for Mr. Bond (the closing price of the common shares on the grant date), have a seven-year term, and are settled in common shares upon exercise. Mr. Bond’s SSARs were originally set to vest as follows: 16,500 on March 31, 2011 and 2012, and 17,000 on March 31, 2013. Mr. Bond’s 30,000 restricted shares, granted under the 2006 Stock Incentive Plan, were originally set to vest in one-third increments on March 31, 2011, 2012, and 2013. In accordance with the 2006 Stock Incentive Plan, all SSARs vested in full upon the announcement of the TSG Sale. Mr. Kossin’s SSARs were forfeited upon his termination.

Fiscal Year 2012 Leadership

In May 2011, the Company announced that Mr. Ellis stepped down as President and Chief Executive Officer to pursue other career interests and that Mr. Dennedy was appointed as Interim President and Chief Executive Officer. Mr. Dennedy will continue to serve as a Director, and Mr. Ellis will continue to serve as a Director and as special advisor to the Chairman of the Board until the Annual Meeting. The Company concurrently announced that it entered into an agreement to sell its TSG business segment, subject to shareholder approval. The transaction is expected to close by the end of the Company’s second fiscal quarter, and, going forward, Mr. Dennedy will focus the Company’s efforts on improving the operating and financial performance of the remaining core businesses. Mr. Dennedy’s base salary is $350,000 and his fiscal year annual incentive opportunity is $350,000, and base salaries and incentive opportunities for other Named Executive Officers will be determined as the Company refines its goals in connection with its current strategy.

Supplemental Compensation and Benefits

Deferred Compensation Plan

During fiscal year 2011, our senior managers, including our Named Executive Officers, were eligible to defer pay into a nonqualified deferred compensation plan, called the Benefit Equalization Plan (the “BEP”). We established the BEP to provide our executives with the ability to contribute amounts for retirement in excess of the contribution amounts allowed under The Retirement Plan of Agilysys, Inc., our tax-qualified Section 401(k) Plan (“401(k) Plan”). The BEP was an unfunded plan and Company-owned life insurance was purchased as a source of funds to pay BEP benefits. BEP participants were eligible to receive Company matches and annual profit sharing contributions that were allocated among participants, although Company matches in the BEP were suspended in September 2009. To continue expense reduction initiatives, the Company terminated the BEP effective March 31, 2011. Additionally, no fiscal year 2011 profit sharing contribution was made to the BEP or 401(k) Plan.

Retirement Benefits

Our Supplemental Executive Retirement Plan (the “SERP”) was established during fiscal year 2000 to provide defined benefits to a select group of executive officers and key management employees. The SERP provides cash benefits in an annual amount not to exceed 50% of the executive’s final average annual earnings, including both salary and annual incentives. The cash benefit amount is reduced by other Company-funded retirement benefits, such as the match provided in the 401(k) Plan and BEP, profit sharing amounts, and 50% of Social Security retirement benefits. To reduce compensation costs, the SERP was closed to new participants in January 2009, leaving Mr. Ellis as the only remaining active employee in the SERP. As a continuation of expense reduction initiatives, effective March 25, 2011, the Company terminated the SERP. Information regarding Mr. Ellis’ accrued benefits under the SERP and distributions resulting from the SERP’s termination are set forth in the Pension Benefits table on page [    ].

Hiring and Retention Benefits

As an inducement for his hire, in addition to his salary, annual incentive, and 2011 LTIP award discussed above, Mr. Bond received a hiring bonus of $75,000 upon joining the Company, which he must repay if he voluntarily terminates his employment (other than for reasons set forth in his employment agreement, as described below under Change of Control and Employment Agreements) prior to his two-year employment anniversary. Mr. Bond will receive an additional $75,000 retention bonus at his two-year employment anniversary. Additionally, Mr. Bond received relocation benefits as disclosed in the footnotes to the Summary Compensation Table below on page [    ]. The Compensation Committee offered Mr. Bond his hiring and retention benefits to fairly compensate Mr. Bond for his experience, to offer a compensation package competitive with his prior compensation, and to promote his retention, given the significant amount of time and expense spent by the Compensation Committee in its search for our Chief Financial Officer. Additionally, as the Company made Mr. Bond aware of its intention to sells its TSG business segment during the hiring process, the inducements for his hire were made to incentivize his participation in considering strategic alternatives and successfully implementing the Company’s ultimate strategic plan.

Additional Compensation – Executive Benefits

We provide executive benefits to our Named Executive Officers including additional life and long-term disability insurance plans, umbrella liability coverage, and automobile allowances. Named Executive Officers also may participate in supplier sponsored events. These executive benefits are further described in the Summary Compensation Table on page [    ]. We believe these benefits enhance the competitiveness of our overall executive compensation package. We have, however, limited executive benefits offered to reduce compensation costs. Additionally, welfare benefits offered to our Named Executive Officers are the same level of benefits offered to all Company employees, except that we pay for the cost of physicals to promote the health and well-being of our executives.

Change of Control and Employment Agreements

The material termination and change of control provisions of various agreements are summarized below for each Named Executive Officer and are covered in more detail in the Termination and Change of Control table and accompanying discussion on page [    ].

Upon Mr. Ellis’ termination following a change of control, or termination of his employment by him for good reason, we must pay cash equal to twenty-four times the greater of his highest monthly base salary paid during the twelve months prior to the change of control or his highest monthly base salary paid or payable by us at any time from the ninety-day period preceding a change of control through his termination date. We also must pay Mr. Ellis a sum equal to two times his target annual incentive at the time of termination, and no additional severance payments will be made. We will continue to provide group benefits and executive benefits for two years. He is also entitled to excise tax gross-up payments. Severance is provided under Mr. Ellis’ Non-Competition Agreement. If he is terminated for cause or voluntarily terminates his employment, he is subject to a two-year noncompetition period. If he is terminated without cause, we must pay severance equal to twenty-four months of salary and two times his target annual incentive, and we must provide group benefits and executive benefits for twenty-four months. The Non-Competition Agreement contains non-disclosure and non-interference provisions. In the event of a change of control, the provisions of the Change of Control Agreement will supersede those of the Non-Competition Agreement with respect to severance and non-competition terms.

The Compensation Committee established the terms of Mr. Ellis’ Change of Control Agreement to enhance our ability to maintain a shareholder focused approach to change of control situations and provide our Chief Executive Officer reasonable assurance of transitional employment support following both a change of control and termination (commonly called a “double trigger” requirement). The Compensation Committee believes Mr. Ellis’ change of control and severance payments are reasonable, particularly in light of the double trigger requirement upon a change of control, and consistent with market practice for chief executive officer compensation.

For the other Named Executive Officers, severance is provided under his or her respective Employment Agreement. Upon termination by us of Messrs. Bond and Mellina and Mmes. Stehle and Weigand, without cause, we must pay severance equal to one year’s salary and target annual incentive. In addition, we must continue to provide medical and dental coverage programs available to the Company’s employees and auto allowance for the duration of the severance period. None of these Named Executive Officers is entitled to excise tax gross-up payments. If the executive’s position is changed such that his or her responsibilities are substantially lessened or if the executive is required to relocate to a facility more than 50 miles away (each a “Change in Position”), the executive may terminate his or her employment within 30 days of the Change in Position, and the termination will be deemed to be a termination without cause. Additionally, under Mr. Bond’s Employment Agreement, he will receive the aforementioned severance benefits in the event of a change of control followed by a termination of employment without cause (which includes a Change in Position), or a delisting of the Company’s common shares following a change of control if Mr. Bond terminates his employment within the 30-day period following the first anniversary of the delisting; provided, Mr. Bond will not be eligible to receive such benefits more than one time.

Our Compensation Committee believes that the terms of each Employment Agreement enhance our ability to retain our Named Executive Officers and contain severance costs by providing reasonable severance benefits competitive with market practice. Severance costs are contained by limiting pay to one year, limiting personal benefits, not providing accelerated vesting for awards under the agreements, and narrowly defining a voluntary termination that triggers severance benefits. The Employment Agreement offer the same level of severance benefits as are offered to our vice president level managers. Only Mr. Bond has a change of control provision in his Employment Agreement, which was negotiated during his hire. The Compensation Committee determined it reasonable to include such provision given the stipulation of requiring a double trigger for payout and the economic challenges facing the Company at the time of his hire. Additionally, the Company benefits greatly from the non-competition, non-disclosure, and non-interference clauses contained in each of the Employment Agreements. As discussed above, upon his separation, Mr. Kossin received the aforementioned severance benefits, pursuant to his employment agreement, and additional benefits pursuant to his separation agreement. The Compensation Committee determined that Mr. Kossin’s benefits enabled the Company to properly transition his responsibilities, particularly in light of the timing of the Company’s public disclosure obligations.

Pursuant to a Retention Agreement, if Ms. Weigand continues her employment with the Company for twelve months after a change of control, or until released by a senior executive, if earlier, she will be paid $200,000. The Retention Agreement was negotiated as part of Ms. Weigand’s compensation package and offered as an inducement for her to join the Company. No other forms of compensation or benefits are provided under the Retention Agreement.

Vesting is accelerated to the date of a change of control for all stock options, SSARs, and restricted shares (including performance shares), except that Ms. Weigand’s grant of restricted shares and SSARs in December 2009 as a retirement benefit vest one-third of the unvested award upon a change of control. In 2009, we increased the change of control trigger in the 2006 Stock Incentive Plan for future awards from a 20% ownership level to a 33- 1/3% ownership level in light of MAK Capital’s then potential control share acquisition to own more than 20% but less than one-third of our outstanding common shares. The Compensation Committee believes that during a change of control situation, a stable business environment is in the shareholders’ best interests, and accelerated vesting provisions provide stability. The accelerated vesting provisions are applicable to all employees who receive equity awards, not just executive management.

Additional Compensation Policies

Recoupment of Bonuses, Incentives, and Gains and Cancellation of Equity Awards

In May 2010, the Board approved a “clawback” policy that states if the Board (or an appropriate Committee) determines that our financials are restated due directly or indirectly to fraud, ethical misconduct, intentional misconduct, or a breach of fiduciary duty by one or more executive officers or vice presidents, then the Board (or Committee) will have the sole discretion to cancel any stock-based awards granted and to take such action, as permitted by law, as it deems necessary to recover all or a portion of any bonus or incentive compensation paid and recoup any gains realized in respect of equity-based awards, provided recoveries cannot extend back more than three years. Additionally, under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of our securities during those 12 months.

Annual Grant Timing

The Compensation Committee awards annual grants in accordance with its policy for timing of equity-based awards. Upon the Compensation Committee’s determination of the appropriate value of each equity-based award, equity grants will be made within a week after the release of our earnings, such that equity awards are determined during a period for which the Company has an “open window” trading period for its executive officers.

Stock Ownership Guidelines

To underscore the importance of strong alignment between the interests of management and shareholders, in April 2009, the Board approved revised stock ownership guidelines for Directors and executives, with our Chief Executive Officer having the highest ownership requirement. Director and executive compensation is designed to provide a significant opportunity to tie individual rewards to long-term Company performance. The objective of our stock ownership guidelines is to support this overall philosophy of alignment and to send a positive message to our shareholders, customers, suppliers, employees, and other stakeholders in the Company of our commitment to shareholder value.

Each Director and executive officer is expected to acquire and maintain minimum share ownership, either: i) a multiple of base salary or Director annual retainer, or ii) the number of shares listed below at a market value equal to the following:

Title	Multiple of Director Annual Retainer and Executive Base Salary		Number of Shares
	2 Years	4 Years	2 Years	4 Years
Director	3x	6x	15,000	45,000
Chief Executive Officer	2.5x	5x	125,000	250,000
Senior Vice President	0.5x	2x	15,000	75,000
LTIP Participants	—	0.5x	2,500	15,000

Stock ownership that is included toward attainment of the guidelines includes (i) shares held of record or beneficially owned, either directly or indirectly, including by trust, spouse, or minor children; (ii) shares acquired upon exercise of stock options or SSARs; (iii) vested restricted or deferred shares; (iv) phantom or deferred share units held in a deferred compensation plan; and (v) shares or deferred shares acquired by dividend reinvestment.

Directors and executives are expected to attain the specified target ownership levels within both two and four years from the later of the effective date of this policy or becoming a Director or an executive, and remain at or above that level until retirement. Annually, the Board reviews progress toward achieving these ownership levels. Director and executives who have not attained the specified ownership guidelines will be required to hold 75% of shares acquired upon exercise of stock options and SSARs or vesting of performance or restricted shares until they meet their target ownership level. If ownership guidelines are not met within two and four years, our Compensation Committee has the right to pay an executive’s annual incentives in shares until ownership guidelines are achieved.

Impact of Tax and Accounting Considerations

In general, the Compensation Committee considers the various tax and accounting implications of the pay mechanisms used to provide pay to our Named Executive Officers, including the accounting cost associated with long-term incentive grants, when determining compensation. Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for pay to the chief executive officer and the three other highest compensated executive officers (other than the chief financial officer) in excess of $1 million in any taxable year. Exceptions are made for certain qualified performance-based pay. It is the Compensation Committee’s objective to maximize the effectiveness of our executive pay plans in this regard. The pay instruments used, including salaries, annual incentives, and equity, are tax deductible to the extent that they are performance based or less than $1 million for such Named Executive Officer in a given year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated into the Company’s 2011 Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and this Proxy Statement.

The Compensation Committee of the Board of Directors

Howard V. Knicely, Chairman

Keith M. Kolerus

Robert A. Lauer

John Mutch

RELATIONSHIP WITH COMPENSATION COMMITTEE CONSULTANT

During fiscal year 2011, the Compensation Committee retained PM&P and Towers Watson as compensation consultant for executive compensation matters. All fees paid to PM&P in fiscal year 2011 were for executive compensation consultation, and all fees paid to Towers Watson in fiscal year 2011 were for executive compensation consultation, except that the Company engaged Towers Watson for a nominal fee to assist in determining the present value of certain benefits for recording and reporting purposes.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and related notes provide information regarding fiscal year 2011 compensation for our Named Executive Officers, including our fiscal year 2011 Chief Executive Officer, each Chief Financial Officer who served during fiscal year 2011, and the other three most highly compensated executive officers whose total compensation exceeded $100,000 for fiscal year 2011.

Summary Compensation Table for Fiscal Year 2011

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
Martin F. Ellis President and Chief Executive Officer	FY11	463,333	—	—	727,160	184,569	38,698	33,944	1,447,704
	FY10	450,000	—	530,008	268,320	150,750	12,683	40,242	1,452,003
	FY09	392,396	218,500	—	189,000	—	251,902	321,302	1,373,100

Henry R. Bond Senior Vice President and Chief Financial Officer	FY11	137,500	75,000	219,000	216,500	29,476	—	66,309	743,785

Kenneth J. Kossin Former Senior Vice President and Chief Financial Officer	FY11	184,381	—	—	176,400	—	—	485,752	846,533
	FY10	285,000	—	144,113	72,584	74,100	—	15,112	590,909
	FY09	249,340	166,500	—	141,625	—	—	16,701	574,166

Kathleen A. Weigand General Counsel, Secretary and SVP – Human Resources	FY11	302,333	—	—	196,000	95,511	—	27,851	621,695
	FY10	300,000	—	394,938	295,734	65,500	—	13,610	1,069,782

Tina Stehle Senior Vice President and General Manager	FY11	276,833	—	—	172,480	122,627	—	27,802	599,742
	FY10	275,000	—	144,113	72,584	71,044	—	22,817	585,558
	FY09	275,000	—	—	110,280	65,771	—	42,906	493,957

Anthony Mellina Senior Vice President and General Manager	FY11	304,667	—	—	196,000	36,380	—	26,955	564,002
	FY10	300,000	—	161,188	81,184	22,500	—	17,148	582,020

(1)

Mr. Bond was hired as of October 18, 2010, and his fiscal year 2011 salary reflects a pro-rated amount of his annual salary of $300,000 from his hire date through 2011 fiscal year-end. Mr. Ellis was promoted to Chief Executive Officer from Chief Financial Officer in October 2008, and his fiscal year 2009 salary reflects a portion of his salary as Chief Financial Officer and a portion as Chief Executive Officer.

(2)

The amount set forth in this column for Mr. Bond includes a $75,000 hiring bonus paid upon his joining the Company, which he must repay if he voluntarily terminates his employment (other than for reasons set forth in his Employment Agreement). The amounts set forth in this column for Messrs. Ellis and Kossin include discretionary cash bonus payments based on their achievement of individual qualitative performance objectives for fiscal year 2009. For Mr. Kossin, the amount also includes a cash retention payment of $100,000 which was conditioned upon his remaining employed with the Company through fiscal year 2009 while the Company pursued strategic alternatives.

(3)

The Stock Awards column includes grants of restricted shares and performance shares. The Option Awards column includes grants of stock options and SSARs. Amounts reported in these columns do not represent the economic value received by the Named Executive Officers in connection with the equity grants. The value, if any, recognized upon the exercise of a SSAR or stock option will depend upon the market price of the shares on the date the SSAR or stock option is exercised. The value, if any, recognized for restricted shares and performance shares will depend upon the market price of the shares upon vesting.

In accordance with SEC disclosure rules, the values for restricted shares and performance shares, stock options, and SSARs set forth in these columns are equal to the aggregate grant date fair value for each award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The values for restricted shares and performance shares are based on the closing price of the shares on the grant date. The values for stock options and SSARs are based on the Black-Scholes option pricing model. A discussion of the assumptions used in determining these valuations is set forth in Note 16 of the Notes to Consolidated Financial Statements of the Company’s 2011 Annual Report. Additional information regarding restricted shares and SSARs granted to the Named Executive Officers during fiscal year 2011 is set forth in the Compensation Discussion and Analysis on page [    ] and/or the Grants of Plan-Based Awards table on page [    ] and the Outstanding Equity Awards at Fiscal Year-End table on page [    ].

(4)

Stock awards for each Named Executive Officer (excluding Mr. Bond) in fiscal year 2010 include performance shares granted under the 2010 LTIP. These amounts represent the grant date fair value of shares that would have been earned for achievement of target performance, which was the probable outcome on the grant date. If maximum performance had been achieved, the Named Executive Officer would have earned 175% of the target award, and the grant date fair value of such maximum award for each Named Executive Officer is set forth below. It was determined, as of March 31, 2010, based on pre-established performance criteria that a portion of the performance shares was earned by each Named Executive Officer as set forth below, with the value of those shares based on the grant date fair value. One-third of the earned shares vested in 2010 and on March 31, 2011, and the balance will vest on March 31, 2012.

Name	Target (#)	Max (#)	Max ($)	Earned (#)
Martin F. Ellis	77,600	135,800	927,514	38,971
Kenneth J. Kossin	21,100	36,925	252,198	10,596
Kathleen A. Weigand	23,600	41,300	282,079	11,852
Tina Stehle	21,100	36,925	252,198	12,320
Anthony Mellina	23,600	41,300	282,079	16,742

(5)

Amounts in this column represent annual incentive payments received in 2011, 2010, and 2009 based on pre-set incentive goals established at the beginning of each fiscal year and tied to the Company’s financial, strategic, and operational goals. Additional details regarding annual incentive payments made in 2011 are set forth in the Compensation Discussion and Analysis under “Annual Incentives” on page [    ], and the Grants of Plan-Based Awards table on page [    ]. Mr. Bond’s 2011 award was pro-rated from his hire date through 2011 fiscal year-end.

(6)

Amounts in this column represent amounts accrued by the Company in 2011, 2010, and 2009 in accordance with the requirements of FASB ASC Topic 715 as they relate to the change in present value of the accumulated benefit obligation to Mr. Ellis under the SERP. No other Named Executive Officer participates in the SERP or any other pension plan. The change in value from year to year is a function primarily of age, years of service, salary, and time to retirement. The SERP was terminated effective March 25, 2011, and the amount in this column for fiscal year 2011 is based on the fiscal-year end accrued benefit, as a distribution of Mr. Ellis’ accrued benefit will not be made until after March 25, 2012. See the Pension Benefits table on page [    ] for more information about the distribution of Mr. Ellis’ accrued benefit upon termination of the SERP. None of the Named Executive Officers had above-market or preferential earnings on nonqualified deferred compensation.

(7)

All other compensation includes the following payments made on behalf of our Named Executive Officers. All amounts are calculated based on the aggregate incremental cost to the Company of the benefits noted.

All Other Compensation for Fiscal Year 2011

Name	401(k) Match ($)(a)	Executive Life Insurance ($)	Relocation ($)(b)	Severance ($)(c)	Gross-ups ($)(d)	All Other ($)(e)	Total ($)
M. Ellis	4,113	1,651	—	—	4,766	23,414	33,944
H. Bond	2,625	817	46,915	—	12,756	3,196	66,309
K. Kossin	—	873	—	468,457	3,912	12,510	485,752
K. Weigand	2,656	2,727	—	—	4,996	17,474	27,852
T. Stehle	2,430	3,614	—	—	4,010	17,746	27,802
A. Mellina	2,686	2,869	—	—	5,021	16,379	26,955

(a)	This column includes Company matching contributions to the 401(k) Plan, for which the Company reinstated in January 2011.

(b)

Mr. Bond received travel and relocation assistance during his transition to the Company’s headquarters, including expenses for travel, temporary housing, car rental, moving, and incidentals. Amount disclosed represents actual cost to the Company, or amount reimbursed to Mr. Bond, for such expenses.

(c)

Mr. Kossin’s severance benefits included one-year salary continuation, his target annual incentive, medical and dental benefits, auto allowance, payment for accrued an unused personal days through his termination, and a $25,000 retention bonus for remaining with the Company through the transition of his position to Mr. Bond.

(d)

This column includes tax gross-ups for the cost of executive physical exams for Ms. Weigand, Ms. Stehle and Mr. Mellina, for the attendance at a supplier sponsored event for all Named Executive Officers except Mr. Bond, and for relocation expenses for Mr. Bond.

(e)

This column includes executive physical exams as noted above, and for all Named Executive Officers (including Mr. Kossin, up through his termination) includes auto allowances, executive long-term disability coverage, personal umbrella liability coverage, and, except for Mr. Bond, attendance at a supplier sponsored event.

Grants of Plan-Based Awards

The following table and related notes summarize grants of equity and non-equity incentive compensation awards to our Named Executive Officers for fiscal year 2011. All equity awards were made under the Company’s 2006 Stock Incentive Plan.

Grants of Plan-Based Awards for Fiscal Year 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock (2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards (4)($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin F. Ellis	4/1/10	41,548	399,500	838,950
	6/7/10								185,500	6.20	727,160

Henry R. Bond (5)	10/18/10	8,788	68,391	143,621
	10/18/10								50,000	7.30	216,500
	10/18/10							30,000			219,000

Kenneth J. Kossin (6)	4/1/10	18,311	142,500	299,250
	6/7/10								45,000	6.20	176,400

Kathleen A. Weigand	4/1/10	19,500	151,750	318,675
	6/7/10								50,000	6.20	196,000

Tina Stehle	4/1/10	31,664	138,875	312,469
	6/7/10								44,000	6.20	172,480

Anthony Mellina	4/1/10	23,716	153,500	345,375
	6/7/10								50,000	6.20	196,000

(1)

Amounts shown in the columns under Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent fiscal year 2011 annual threshold, target, and maximum cash-based annual incentives granted under the Annual Incentive Plan. Total threshold, target, and maximum payouts were conditioned on achievement of weighted goals based on revenue, gross profit, EBITDA, and achievement of individual MBOs as applicable for each Named Executive Officer. For revenue, receipt of a threshold payout of 1% of the target incentive required achievement of 87.51% of the performance measure, while the maximum payout of 250% of the target incentive required achievement of 118.75% of the performance measure. For gross profit, receipt of a threshold payout of 1% of the target incentive required achievement of 90.1% of the performance measure, while the maximum payout of 250% of the target incentive required achievement of 115% of the performance measure. For EBITDA, in dollars, receipt of a threshold payout of 50% of the target incentive required achievement of 80% of the performance measure, while the maximum payout of 250% of the target incentive required achievement of 150% of the performance measure. Achievement of MBOs results in a payout ranging from the target MBO amount to 150% for maximum achievement, and Named Executive Officers are eligible for proportionate payouts between the target and maximum achievement levels. Fiscal year 2011 payouts for each Named Executive Officer pursuant to these

awards are shown in the Summary Compensation Table on page [    ] in the column titled Non-Equity Incentive Plan Compensation, and further explanation and payouts by component are set forth in the Compensation, Discussion and Analysis under “Annual Incentives” on page [    ].

(2)

The share amount shown represents a grant of restricted shares to Mr. Bond upon his hire in October 2010. The restricted shares vest in thirds, with 10% vesting on March 31, 2011, 2012, and 2013; however, in accordance with the 2006 Stock Incentive Plan, all SSARs vested upon the announcement of the TSG Sale.

(3)

The share amounts represent SSARs granted at the fair market value of the shares on the grant date as fiscal year 2011 long-term incentive awards. The SSARs are exercisable in thirds beginning on March 31, 2011, except, for Mr. Bond, 16,500 SSARs vest on March 31, 2011 and 2012, and 17,000 SSARs vest on March 31, 2013; however, in accordance with the 2006 Stock Incentive Plan, all SSARs vested upon the announcement of the TSG Sale. All SSARs have a seven-year term.

(4)

The dollar amount shown for each equity grant represents the grant date fair value of the SSARs and restricted shares, calculated in accordance with FASB ASC Topic 718. The actual value, if any, recognized upon the exercise of a SSAR or vesting of restricted shares will depend upon the market price of the shares on the date the SSAR is exercised or restricted shares vest.

(5)	For Mr. Bond, amounts shown in the columns under Estimated Future Payouts Under Non-Equity Incentive Plan Awards are pro-rated from his date of hire through 2011 fiscal year-end.

(6)

Mr. Kossin forfeited his fiscal year 2011 annual incentive and long-term equity awards upon his termination. Mr. Kossin’s severance benefits are discussed in the Compensation, Discussion and Analysis under “Change of Control and Severance Agreements” on page [    ].

Outstanding Equity Awards

The following table and related notes summarize information regarding the outstanding equity awards held by the Named Executive Officers as of March 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Date Expiration	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock That Have Not Vested ($)(3)
		Exercisable	Unexercisable (1)
Martin F. Ellis	7/1/2003	40,000			8.33	7/1/2013
	7/28/2004	37,000			13.76	7/28/2014
	4/28/2005	50,000			13.57	4/28/2015
	5/23/2006	15,000			16.58	5/23/2016
	7/28/2006	60,000			15.85	7/28/2016
	11/14/2008	150,000			2.19	11/14/2018
	5/22/2009	52,000	26,000	(a)	6.83	5/22/2016	13,251	76,061
	6/7/2010	61,833	123,667	(b)	6.20	6/7/2017

Henry R. Bond	10/18/10	16,500	33,500	(c)	7.30	10/18/2017	20,000	114,800

Kenneth J. Kossin (4)	—

Kathleen A. Weigand	3/4/2009	45,000			3.77	3/4/2019
	5/22/2009	15,733	7,867	(d)	6.83	5/22/2016	4,030	23,132
	12/18/2009	14,000	21,000	(e)	9.35	12/18/2019	15,000	86,100
	6/7/2010	16,666	33,334	(f)	6.20	6/7/2017

Tina Stehle	5/23/2006	5,000			16.58	5/23/2016
	7/28/2006	3,000			15.85	7/28/2016
	5/21/2007	12,000			22.21	5/21/2017
	5/23/2008	12,000			9.82	5/23/2018
	11/13/2008	26,667			2.51	11/13/2018
	5/22/2009	14,066	7,034	(g)	6.83	5/22/2016	4,188	24,039
	6/7/2010	14,666	29,334	(h)	6.20	6/7/2017

Anthony Mellina	11/13/2008	60,000			2.51	11/13/2018
	5/22/2009	15,733	7,867	(d)	6.83	5/22/2016	5,692	32,672
	6/7/2010	16,666	33,334	(f)	6.20	6/7/2017

(1)	As of March 31, 2011, the vesting schedule for the time-vested SSARs was as follows:

(a) 26,000 on March 31, 2012

(b) 61,833 on March 31, 2012 and 61,834 on March 31, 2013

(c) 16,500 on March 31, 2012 and 17,000 on March 31, 2013

(d) 7,867 on March 31, 2012

(e) 3,500 on each March 31 from 2012 through 2017

(f) 16,667 on March 31, 2012 and on March 31, 2013

(g) 7,034 on March 31, 2012

(h) 14,667 on March 31, 2012 and on March 31, 2013

Subsequent to March 31, 2011, the Company announced the proposed TSG Sale, which triggered vesting of all unvested SSARs, except for Ms. Weigand’s December 2009 grant, for which one-third of the unvested shares vested upon the announcement.

(2)

The number of shares for each Named Executive Officer granted on May 22, 2009 represents performance shares earned and unvested as of March 31, 2011, pursuant to the 2010 LTIP. One-third of the earned shares vested on June 10, 2010 and on March 31, 2011, and the last third was originally set to vest on March 31, 2012. The number of shares for Mr. Bond’s October 18, 2010 grant represents the unvested two-thirds of restricted shares granted, one-third of which was originally set to vest on March 31, 2012 and one-third of which was originally set to vest on March 31, 2013. The number of shares for Ms. Weigand’s December 18, 2009 grant represents the unvested 60% of the restricted shares granted, of which 10% was originally set to vest on each March 31 from 2012 through 2017.

The foregoing vesting schedule is as of March 31, 2011. The announcement of the proposed TSG Sale triggered vesting of all restricted shares, except for Ms. Weigand’s December 2009 grant, for which one-third of the unvested shares vested upon the announcement.

(3)	Calculated based on the closing price of the shares on March 31, 2011 of $5.74 per share.

(4)	All of Mr. Kossin’s stock options, SSARs, and restricted shares were forfeited upon or after his termination in accordance with the applicable award agreement.

Option Exercises and Stock Vested

The following table and related notes summarize information regarding the exercise of stock options and/or SSARs and the vesting of other stock awards by the Named Executive Officers during fiscal year 2011.

Option Exercises and Stock Vested for Fiscal Year 2011

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Martin F. Ellis	—	—	12,860	73,816
Kenneth J. Kossin	45,000	157,950	—	—
Henry R. Bond	—	—	10,000	57,400
Kathleen A. Weigand	—	—	13,911	79,849
Tina Stehle	—	—	4,066	23,339
Anthony Mellina	—	—	5,525	31,714

(1)

The value realized on option exercise is determined by multiplying the number of shares underlying the stock awards exercised by the difference between the closing price on the date of exercise and the exercise price.

(2)

For each Named Executive Officer except Messrs. Kossin and Bond, the amounts include earned performance shares granted on May 22, 2009. The performance shares were earned as of March 31, 2010, vest in one-third increments, and the second one-third vested on March 31, 2011. Mr. Kossin forfeited his unvested performance shares upon termination, and Mr. Bond was not with the Company in May 2009. For Mr. Bond, the amount includes vesting of the first one-third of restricted shares granted in October 2010. For Ms. Weigand, the amount also includes vesting of the first 40% of restricted shares granted in December 2009.

(3)	The value realized on vesting of stock awards is determined by multiplying the number of shares underlying the stock awards by the closing price of the shares on the vesting date of the awards.

Retirement Benefits

Mr. Ellis is the only Named Executive Officer that participated in the SERP during fiscal year 2011. As part of the Company’s continued efforts to reduce compensation expenses, the SERP was terminated effective March 25, 2011. The following table provides information relating to Mr. Ellis’ accumulated SERP benefits at 2011 fiscal year-end, as distribution of Mr. Ellis’ accumulated benefits will be made after March 25, 2012.

The SERP is a nonqualified defined benefit plan that we implemented on April 1, 2000. In February 2009, the Compensation Committee determined not to add participants to the SERP. The SERP provides benefits equal to 50% of covered pay, defined as annual salary plus actual annual incentive pay paid in a given year. The average of the highest three years of covered pay in the last five consecutive fiscal years prior to retirement is used as the basis for calculating benefits. The benefit formula is defined as 3.33% of final average covered pay multiplied by the number of years of continuous service, capped at 15 years. The SERP benefit is offset by our matching and profit sharing contributions under both the 401(k) Plan and the BEP, as well as 50% of the participant’s estimated Social Security retirement benefits payable at age 62, attributable to wages earned from the date of hire. Normal retirement is at age 65 with early retirement defined as the attainment of age 55 plus seven years of continuous service. The benefit is actuarially reduced for any benefits taken prior to age 60. Benefits may be taken in the form of life or joint-and-survivor annuities or as a lump sum.

Pension Benefits for Fiscal Year 2011

	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Martin F. Ellis	SERP	7	484,200	—

Nonqualified Deferred Compensation Plan

The table below sets forth deferred compensation under the BEP for the Named Executive Officers. Participants in the BEP must make irrevocable and timely elections to defer salary and annual incentive amounts into the BEP. We have provided both profit sharing and matching amounts in the BEP as if the amounts deferred by the participant in the BEP were the equivalent to a pre-tax participant contribution to the 401(k) Plan. The BEP disregards certain government regulatory limitations that are applicable to the 401(k) Plan. Participants may direct the investment of their accounts by choosing from among a group of investment funds. In September 2009, we suspended our match to the BEP, and we did not make a profit sharing contribution to the BEP for fiscal year 2011. In January 2011, the BEP was terminated effective March 31, 2011.

Under the BEP (prior to its termination), participants receive amounts upon separation from service. If separation is due to disability or qualifies as early or normal retirement (age 55 with seven years of service or age 65 regardless of service, respectively) the account is paid pursuant to the elected number of installments. Participants may elect to have benefits paid in a lump sum or in a series of substantially equal installments, which may range between two and twenty years. In the event of a termination of employment for reason of death, the participant’s entire account is paid to their beneficiary in a single sum. If a participant’s employment is terminated for cause, amounts credited for matching and profit sharing purposes are forfeited, although salary and annual incentive amounts deferred by the participant are still paid.

Upon the BEP’s termination, participants were entitled to receive a distribution of their BEP balance either immediately or, if required for compliance under Section 409A of the Internal Revenue Code of 1986, no sooner than April 1, 2012 and no later than March 31, 2013.

Nonqualified Deferred Compensation for Fiscal Year 2011

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distribution ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Martin F. Ellis	30,150	—	42,211	48,111	534,616
Henry R. Bond	—	—	—	—	—
Kenneth J. Kossin	—	—	—	—	247
Kathleen A. Weigand	113,229	—	(17,666)	—	273,094
Tina Stehle	—	—	13,359	—	121,977
Anthony Mellina	22,675	—	4,500	—	32,529

(1)	None of the amounts under Aggregate Earnings in Last Fiscal Year represent above-market or preferential earning required to be disclosed in the Summary Compensation Table on page [ ].

(2)

A portion of Mr. Ellis’ aggregate BEP balance was payable and distributed as of March 31, 2011, the termination date of the BEP. The remainder of his aggregate balance, and all aggregate balances for each other Named Executive Officer, will be distributed no sooner than March 31, 2012, in compliance with Section 409A of the Internal Revenue Code.

(3)

Amounts previously reported as compensation in summary compensation tables for previous years for each Named Executive Officer are as follows: Mr. Ellis: $473,527; Mr. Bond: $0; Mr. Kossin: $245; Ms. Weigand: $133,125; Ms. Stehle: $33,555; and Mr. Mellina: $5,000. Amounts were previously disclosed as salary, bonus, and/or All Other Compensation as BEP matches and profit sharing for each year the Named Executive Officer appeared in the summary compensation table for the fiscal year.

Termination and Change of Control

The following table and related notes and discussion summarize certain information related to the total potential payments which would have been made to the Named Executive Officers in the event of termination of their employment with the Company, including in the event of a change of control, effective March 31, 2011, the last business day of fiscal year 2011, except for Mr. Kossin, for whom disclosure reflects his actual severance benefits received.

Please also refer to the Compensation Discussion and Analysis under “Change of Control and Employment Agreements” on page [    ] for additional related information.

Change of Control Agreement and Non-Competition Agreement with Mr. Ellis

In June of 2003, we entered into a Change of Control Agreement with Mr. Ellis, and we entered into a Non-Competition Agreement (severance agreement) with Mr. Ellis in April of 2005, both of which were subsequently amended to make administrative changes. Under Mr. Ellis’ Change of Control Agreement, if during the 12-month period following a change of control (as defined in the Change of Control Agreement) he is terminated without cause or voluntarily terminates his employment for good reason, we must pay cash equal to twenty-four times the greater of his highest monthly base salary paid during the twelve months prior to the change of control or his highest monthly base salary paid or payable by the Company at any time from the ninety-day period preceding a change of control through the termination date. He is also entitled to a sum equal to two times his target annual incentive, and we will continue to provide group benefits and executive benefits for two years, paid in accordance with the terms of the Change of Control Agreement. Under the Change of Control Agreement, “cause” is defined as (i) material breach of the Change of Control Agreement or the employee’s duties or responsibilities; (ii) an act of personal dishonesty by the employee and intended to result in his personal enrichment at our expense; (iii) intentional misconduct that materially injures the Company; or (iv) the employee’s conviction of a felony. “Good reason” is defined as (i) a material adverse change in responsibilities; (ii) a substantial reduction in target annual compensation; or (iii) any requirement that the employee relocate to a facility that is more than 50 miles from his current location. Under an amendment to his Change of Control Agreement in 2005, if any payment received by Mr. Ellis in connection with a change of control is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of such Section 280G(b), he will be entitled to a cash payment equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment.

Under Mr. Ellis’ Non-Competition Agreement, if we terminate his employment without cause, he is entitled to his salary, target annual incentive, group benefits, and executive benefits for twenty-four months following such termination. If his employment is terminated for cause or he voluntarily resigns his position, we have no obligations for such payments or benefits coverage under the agreement. If he is terminated for cause or voluntarily terminates his employment, he is prohibited for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating, or similar involvement, directly or indirectly, with a business that competes with us, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance, and professional services in the geographical area in which we conduct our business. The Non-Competition Agreement contains non-disclosure and non-interference provisions. In the event of a change of control, the provisions of the Change of Control Agreement described above will supersede those of the Non-Competition Agreement with respect to severance and non-competition terms.

In December 2008, the payment terms in Mr. Ellis’ Change of Control Agreement and Non-Competition Agreement were amended to comply with Section 409A of the Internal Revenue Code of 1986, or an exception thereto, to enable him to avoid certain negative tax consequences that might otherwise be triggered by our payment of benefits to him. Under the amendments, we modified the payment structure so that the severance payments and the change of control payments are the same. In the event that a benefit payment is triggered, subject to a six-month delay if necessary to comply with Section 409A, we will make payments on regularly scheduled intervals for one year after termination and, within thirty days after the one-year anniversary of the termination date, we will pay the remainder of the total amount owed in a lump sum.

Employment Agreements

Effective April 1, 2007, we entered into employment agreements with Messrs. Kossin and Mellina and Ms. Stehle, and on March 4, 2009, we entered into an employment agreement with Ms. Weigand, the terms of which are the same (the “Employment Agreements”). On October 18, 2010, we entered into an Employment Agreement with Mr. Bond, and the differences in his terms are set forth below. Under the Employment Agreements, in the event we terminate an executive’s employment without cause, the executive is entitled to his or her monthly salary, target annual incentive, and applicable medical and dental coverage, and auto allowance for twelve months following such termination. In the event that the Company changes an executive’s position such that his or her responsibilities are substantially lessened or if the executive is required to relocate to a facility more than 50 miles away (each, a “Change in Position”), such executive may terminate his or her employment within 30 days of the Change in Position. Such termination will be deemed to be a termination without cause. In the event an executive’s employment is terminated for any other reason, we have no obligations for such payments or benefits coverage under the Employment Agreements. If any of these executives is terminated for cause or voluntarily terminates his or her employment for any reason other than a Change in Position, such executive is prohibited under the Employment Agreements for a one-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with a business that competes with us, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance, and professional services in the geographical area in which we conduct our business. In the event that the executive is terminated without cause, we may, in our sole discretion, elect to pay the executive his or her regular salary and target annual incentive for all or any part of the Noncompetition Period, which payments are in lieu of the severance payments and benefits coverage described above and, so long as we make such payments, the executive will be bound by the non-competition provisions described above. The Executive Agreements also contain an indefinite non-disclosure provision for the protection of the Company’s confidential information and a one-year non-interference provision. Under Mr. Bond’s Employment Agreement, he will receive the aforementioned severance benefits in the event of a change of control followed by a termination of employment without cause (which includes a Change in Position), or a delisting of the Company’s common shares following a change of control if Mr. Bond terminates his employment within the 30-day period following the first anniversary of the delisting; however, Mr. Bond will not be eligible to receive such benefits more than one time.

Pursuant to a Retention Agreement, if Ms. Weigand continues her employment with the Company for twelve months after the change of control, or until released by a senior executive, if earlier, she will be paid $200,000. No other forms of compensation or personal benefits are offered under the agreement.

Vesting is accelerated, as set forth in an individual’s award agreement, to the date of a change of control for all stock options, SSARs, and restricted shares (including performance shares).

Termination and Change of Control

Voluntary Termination or Termination with Cause ($)	Martin F. Ellis	Henry R. Bond	Kenneth J. Kossin	Kathleen A. Weigand	Tina Stehle	Anthony Mellina
Base & Incentive	—	—	—	—	—	—
Stock & SSARs – Accelerated Vesting	—	—	—	—	—	—
Termination without Cause or by Employee for Change in Position (1)($)
Base & Incentive (2)	1,739,000	450,000	427,500	455,250	416,625	460,500
Stock & SSARs – Accelerated Vesting	—	—	—	—	—	—
Auto Allowance (3)	24,000	5,400	5,400	5,400	5,400	5,400
Health Insurance (4)	22,460	11,170	1,062	—	3,732	10,870
Additional Amounts (5)	—	—	34,495	—	—	—

Total	1,785,460	466,570	468,457	460,650	425,757	476,770
Change of Control: Termination without Cause or by Employee for Good Reason (6)($)
Severance – Base & Incentive (2)	1,739,000	450,000	—	—	—	—
Retention (7)	—	—	—	200,000	—	—
SSARs – Accelerated Vesting (8)	—	—		—	—	—
Stock – Accelerated Vesting (9)	76,055	114,800		51,830	24,044	32,673
SERP (10)	—	—	—	—	—	—
Auto Allowance (3)	24,000	5,400	—	—	—	—
Health Insurance (4)	22,460	11,170	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—	—

Total	1,861,515	581,370	—	251,830	24,044	32,673
Death/Disability/Normal Retirement (11)
SSARs – Accelerated Vesting (8)	—	—		—	—	—
Stock – Accelerated Vesting (9)	76,055	114,800		51,830	24,044	32,673

(1)

Termination without cause is covered for Mr. Ellis under his Non-Competition Agreement. “Change of Position” is not applicable to Mr. Ellis under his Non-Competition Agreement. Termination without cause or for “Change of Position” is covered for the other Named Executive Officers under their employment agreements. “Change of Position” is (i) a change in the executive’s position such that their responsibilities or compensation are substantially lessened; or (ii) any requirement that the executive relocate to a facility that is more than 50 miles from his or her current location.

(2)

For Mr. Ellis, the amount reflects the sum of 24 months regular base pay and an amount equal to two times the annual incentive plan target applicable to Mr. Ellis at the time of termination. The amount of this payment is the same with or without a change of control; however, no duplicate severance payment is made in the event of a change of control. For the other Named Executive Officers the amount reflects the sum of 12 months regular base pay and an amount equal to the annual incentive plan target applicable to the executive at the time of termination.

(3)	Represents the sum of 24 months of auto allowance for Mr. Ellis and 12 months for the other Named Executive Officers.

(4)

Health Insurance consists of health care and dental care benefits. The amount reflects the sum of 24 months of health and dental benefits for Mr. Ellis and 12 months of benefits for the other Named Executive Officers. These benefits have been calculated based on actual cost to us for calendar year 2011. Mr. Kossin elected to receive health and dental care benefits for only one month into his severance period.

(5)

Mr. Kossin entered into a separation agreement with the Company whereby, in addition to the benefits set forth in his Employment Agreement, he received a $25,000 retention bonus to remain with the Company through November 10, 2010 and payment for accrued and unused personal time through his termination date.

(6)

Pursuant to Mr. Bond’s Employment Agreement, he is entitled to his severance benefits upon a change of control if his employment is terminated without cause, which includes a Change in Position. Pursuant to Mr. Ellis’ Change of Control Agreement, his is entitled to his severance benefits upon a change of control if his employment is terminated without cause or if he terminates his employment for “Good Reason,” defined in his Change of Control Agreement, as amended, as (i) a material adverse change in responsibilities; (ii) a substantial reduction in target annual compensation; or (iii) any requirement that the executive relocate to a facility that is more than 50 miles from his current location.

(7)	Pursuant to Ms. Weigand’s Retention Agreement.

(8)

SSARs vest upon a change of control and are calculated using the closing price of $5.74 per share on March 31, 2011 less the exercise price per share for the total number of SSARs accelerated. The potential payment from the accelerated SSARs includes only the proceeds from the exercise of SSARs with an exercise price less than $5.74 since there would be no proceeds upon the exercise of “underwater” SSARs. All stock options are currently vested, as all unvested stock options vested upon MAK Capital reaching 20% ownership in the Company during fiscal year 2011.

(9)

Upon a change in control, 33.3% of Ms. Weigand’s restricted shares would vest as of March 31, 2011, and are valued at the closing price of $5.74 per share. All performance shares earned by the Named Executive Officers as of March 31, 2010, and all of Mr. Bond’s restricted shares, would vest, and are valued at $5.74 per share.

(10)	The SERP was terminated effective March 25, 2011, and a change of control would not affect Mr. Ellis’ distribution in connection with the SERP’s termination.

(11)	Normal retirement is defined as age 65.

TSG Sale — Termination and Change of Control

We are asking shareholders to authorize the TSG Sale (Proposal 1) and, in light of the proposal, in addition to the information regarding the material aspects the change of control and employment agreements between the Company and the Named Executive Officers presented above, we are summarizing, as follows, certain information related to the total potential payments which would be made to the Named Executive Officers in the event of termination of their employment with the Company, including in the event of a change of control, effective as of [            ], 2011, the latest practicable date before this proxy statement was printed. Mr. Ellis is the only Named Executive Officer with a change of control agreement (under which a change in control includes the date on which MAK Capital acquired 20% ownership in the Company in 2010), and he will receive his severance benefits pursuant to his Change of Control Agreement upon his separation from the Company after the Annual Meeting. Severance payments for other Named Executive Officers, except Mr. Kossin, pursuant to his or her respective Employment Agreement may be triggered after the TSG Sale if certain conditions under these Employment Agreements are met. Mr. Kossin separated from the Company on November 10, 2010 and has no outstanding equity. As such, no payments would be due to Mr. Kossin as a result of the TSG Sale.

The following table sets forth an estimate of the benefits that our Named Executive Officers would be entitled to receive following the TSG Sale, in each case assuming that the applicable triggering event occurred as of [            ], 2011, the latest practicable date before this Proxy Statement was printed, and that the price per common share is the closing market price as of [            ], 2011. Accordingly, all payments set forth below, other than equity awards, are considered double trigger benefits meaning that in order for any of our Named Executive Officers to receive such payment after the TSG Sale, such Named Executive Officer would have to be terminated other than for cause. These payments are consistent with the information in the table and footnotes above. The equity awards are single trigger meaning the unvested portion of those awards immediately vested upon the announcement of the TSG Sale on May 31, 2011.

Name	Cash ($)	Equity (1)($)	Perqs/ Benefits ($)	Total ($)
Martin F. Ellis	1,739,000	[ ]	46,460	[ ]
Henry R. Bond	450,000	[ ]	16,570	[ ]
Kathleen Weigand	655,250	[ ]	5,400	[ ]
Tina Stehle	416,625	[ ]	9,132	[ ]
Anthony Mellina	460,500	[ ]	16,270	[ ]

(1)

SSARs that vested on May 31, 2011 are calculated using the closing price of $[            ] per share on [June [    ], 2011] less the exercise price per share for the total number of SSARs accelerated. The potential payment from the accelerated SSARs includes only the proceeds from the exercise of SSARs with an exercise price less than $[            ] since there would be no proceeds upon the exercise of “underwater” SSARs. All stock options are currently vested, as all unvested stock options vested upon MAK Capital reaching 20% ownership in the Company during fiscal year 2011. On May 31, 2011, all restricted performance shares earned by the Named Executive Officers as of March 31, 2010, all of Mr. Bond’s restricted shares, and one-third of Ms. Weigand’s restricted shares vested and are valued at $[            ] per share.

PROPOSAL 8 ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and SEC rules require us to allow our shareholders to vote, on a non-binding, advisory basis, on whether to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement, in accordance with the SEC’s compensation disclosure rules. As described more fully in our Compensation Discussion and Analysis section of this Proxy Statement, our compensation programs applicable to our Named Executive Officers are designed to retain executives who can significantly contribute to our success, reward the achievement of specific annual and long-term goals and strategic objectives, and tie a significant portion of compensation to the long-term performance of our shares to align executive pay and shareholders’ interests. The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure the alignment of our executive compensation structure with our shareholders’ interests and market practices. As a result of this review, the Compensation Committee:

•

Imposed minimal salary increases to ensure that a significant amount of our Named Executive Officers’ pay is variable, based on achievement of annual performance goals and long-term gains in shareholder value, with our Chief Executive Officer having the highest variable pay percentage, at 71%, to link a substantial percentage of target pay to performance;

•

Added revenue and gross profit components to the EBITDA component for the Named Executive Officers’ annual goals to focus a majority of the annual reward on growth over the prior fiscal year and profitability;

•	Structured long-term incentive awards to directly tie realization of any value of the award received by the Named Executive Officers to improved share price;

•	Tailored peer groups to corporate and business segment functions to enhance accuracy of executive compensation benchmarking;

•

Imposed a “clawback” policy to allow the broad recoupment of compensation in the event that our financials are restated due directly or indirectly to fraud, ethical misconduct, intentional misconduct, or a breach of fiduciary duty, provided recoveries do not extend back more than three years; and

•	Continues to enforce share ownership guidelines to align management’s interests with those of our shareholders, with our Chief Executive Officer having the highest share ownership requirement.

We are asking shareholders to approve our Named Executive Officers’ compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation, and the philosophy, objectives, and structure applicable to such compensation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the discussion under Executive Compensation, including the 2011 compensation tables and the related disclosure and narratives to those tables.”

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to consider Proposal 8 approved by shareholders. The effect of an abstention is the same as a vote “AGAINST” Proposal 8, and a broker non-vote will have no effect on Proposal 8.

The advisory vote on Proposal 8 is not binding on the Company, the Compensation Committee, or our Board. Our Board and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against Proposal 8, the Company, Compensation Committee, and Board, as appropriate, will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 8. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 8 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

PROPOSAL 9 ADVISORY VOTE REGARDING FREQUENCY OF ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

In addition to providing shareholders an advisory vote on executive compensation, the Dodd-Frank Act and SEC rules require us to allow our shareholders to vote to indicate, on a non-binding, advisory basis, how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, such as Proposal 8 included in this Proxy Statement. In voting on this Proposal 9, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years, or may choose to abstain from voting.

After careful consideration, our Board determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative and therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation. In determining its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, objectives, and practices as disclosed in the Proxy Statement every year. Additionally, an annual vote will allow the Compensation Committee to consider, on a timely basis, concerns of our shareholders, and to consider the different views of shareholders as to what is the best approach for the Company, that might be indicated from the results of the advisory vote on executive compensation.

Shareholders are not voting to approve or disapprove the Board’s recommendation. Rather, the proxy card provides shareholders with four choices with respect to Proposal 9. Please mark your proxy card to indicate your preferred voting frequency by choosing the option of one year, two years, or three years, or you may abstain from voting on Proposal 9.

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders present in person or represented by proxy and entitled to vote will be the frequency for the advisory vote on executive compensation selected by shareholders. Abstentions and broker non-votes will have no effect on Proposal 9. This vote is advisory and not binding on the Company, the Board, or the Compensation Committee in any way, and the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD RECOMMENDS THAT, FOR PROPOSAL 9, SHAREHOLDERS VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION PURSUANT TO SEC RULES. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED FOR THE OPTION OF ONCE EVERY YEAR FOR PROPOSAL 9 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2011.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders (2000 Stock Incentive Plan, 2000 Stock Option Plan for Outside Directors, and 2006 Stock Incentive Plan)	3,185,185	$9.63	203,011
Equity compensation plans not approved by shareholders	0	0	0

Total	3,185,185	$9.63	203,011

PROPOSAL 10 APPROVAL OF AGILYSYS, INC. 2011 STOCK INCENTIVE PLAN

The Board voted unanimously to approve and recommend to shareholders the approval of the 2011 Stock Incentive Plan (the “Stock Plan”) (this Proposal 10), the principal provisions of which are described below. The following is a summary of the material terms of the Stock Plan and is qualified in its entirety by the full text of the Stock Plan as set forth as Annex D to this Proxy Statement.

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The Stock Plan promotes the Company’s compensation philosophy and objectives by (i) providing long-term incentives to those persons with significant responsibility for the success and growth of the Company; (ii) motivating participants to achieve the long-term success and growth of the Company; (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares; (iv) enabling the Company to attract and retain skilled and qualified officers, other employees, directors, and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals; (v) facilitating ownership of the Company’s shares; and (vi) aligning the personal interests of officers, employees, and others in the Company’s long-term growth and profitability with the interests of the Company’s shareholders. The Stock Plan will replace the Company’s 2006 Stock Incentive Plan that was approved by shareholders at the 2006 Annual Meeting (the “2006 Plan”). As of May 31, 2011, approximately 206,000 shares were available for grant under the 2006 Plan, and the Board approved the Stock Plan to provide a sufficient pool, and broad variety, of stock and stock-based awards. Subject to shareholder approval at the Annual Meeting, the Stock Plan will be effective as of May 19, 2011. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented in the Equity Compensation Plan Information table on page [    ].

The Stock Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals. The Stock Plan is also designed to allow compliance with Section 162(m) of the Internal Revenue Code (the “Code”). It is intended that awards under the Stock Plan with a performance component (which does not include time-vested share awards) generally will satisfy the requirements for performance-based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three other highest-paid executives (excluding the chief financial officer) during a tax year; unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the Stock Plan.

Summary of the Stock Plan

Shares Subject to the Stock Plan

The aggregate number of common shares that may be issued under the Stock Plan is 3,000,000. The Stock Plan provides for appropriate adjustments in the number of shares subject to the Stock Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation, or forfeiture of the award, then those shares would again be available for inclusion in future grants. Upon the effective date of the Stock Plan, prior Company equity plans for which shares remain available for grant will be terminated. The shares available under such prior plans will be made available for grant under the Stock Plan, as well as shares subject to outstanding awards under such prior plans which thereafter are forfeited, settled in cash or cancelled, or expire; provided that all outstanding awards under such prior plans remain outstanding and are administered and settled in accordance with the provisions of the prior plans, as applicable.

Other Share Limitations

The maximum number of shares subject to restricted shares or restricted share units that may be granted under the Stock Plan is 1,000,000. The maximum number of shares subject to restricted shares or restricted share units that may be granted to an individual in a calendar year is 400,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 800,000 shares.

Eligible Participants

Officers and employees of the Company, any consultant to the Company, and the Company’s non-employee Directors are eligible to receive awards under the Stock Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth. As of March 31, 2011, approximately 50 employees, including eight executive officers, and eight non-employee Directors were eligible to receive equity awards.

Administration

The Stock Plan is administered by a committee (“Committee”) consisting of at least three Directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Unless determined otherwise by the Board, the Compensation Committee will administer the Stock Plan and has the authority under the Stock Plan to (i) select the employees, consultants, and Directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the Stock Plan; (iv) determine whether an award is, or is intended to be, performance-based compensation within the meaning of 162(m) of the Code; (v) determine whether terms, conditions, and objectives have been met or, if permissible, should be modified or waived, not inconsistent with the terms of the Stock Plan; (vi) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (vii) determine administrative rules, guidelines, and practices governing the Stock Plan; and (viii) interpret the provisions of and otherwise supervise the administration of the Stock Plan.

Stock Options

Stock options granted under the Stock Plan must be in the form of either incentive stock options (“ISOs”), which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed seven years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on The Nasdaq Stock Market on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the Stock Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the Stock Plan. The Stock Plan prohibits stock option repricing.

Code Limitations on Incentive Stock Options

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the Stock Plan, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such stock option will no longer qualify as an ISO and shall be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding shares.

Stock Appreciation Rights

The Committee may grant a stock appreciation right (“SAR”) separately or in connection with a stock option granted under the Stock Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed seven years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the Stock Plan. The Stock Plan prohibits SAR repricing.

Restricted Share and Restricted Share Unit Awards

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Participants who hold restricted shares have voting rights with respect to the shares and have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder the rights of a shareholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the Stock Plan.

Performance-Based Exception

The Committee may grant awards in a manner that is intended to qualify for the performance-based exception to the deductibility limitations of Section 162(m) of the Code and conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, return on equity, working capital, total assets, net assets, return on assets, return on sales, return on invested capital, earnings, gross margin, costs, shareholders’ equity, shareholder return and/or specific, objective and measurable non-financial objectives, productivity, or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m) of the Code, to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance-based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the Stock Plan), subject to such terms and conditions as the Committee may impose. All Awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee.

Termination of Employment

Generally, awards are forfeited upon a participant’s termination of employment; however, the Stock Plan provides that the Committee: (i) may allow a participant to exercise vested stock options or SARs for a period of time after termination, if not terminated for cause; and (ii) has discretion to provide the extent to which, if any, the vesting of any award is accelerated or forfeited due to a participant’s, death, disability, or retirement, provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m) of the Code, no vesting may occur or no distribution may be made prior to the attainment of the performance goals.

Change in Control

Except as otherwise provided in an award agreement, upon a “change in control” as defined in the Stock Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Discontinuation of Stock Plan, Amendments, and Award Substitutions

The Board of Directors may amend, alter, or discontinue the Stock Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations, or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The Stock Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No Awards shall be made under the Stock Plan after the tenth anniversary of the effective date.

New Stock Plan Benefits

No benefits or amounts have been granted, awarded, or received under the Stock Plan, and the amount of awards payable under the Stock Plan to any participant is not determinable, as awards are discretionary and participation is determined each fiscal year.

Certain Federal Tax Consequences with Respect to Awards

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Stock Plan under current law. This is not intended to constitute tax advice, and tax consequences for an individual may be different.

There are no Federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the shares on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is generally entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the Stock Plan requires the participant to pay to the Company any amount necessary to satisfy applicable Federal, state, or local tax withholding requirements. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of and any gain will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised. The participant’s tax treatment upon a disposition of shares acquired through the exercise of a stock option is dependent upon the length of time the shares have been held. There is no tax consequence to the Company in connection with the disposition of the shares except that the Company would be entitled to a tax deduction, in an amount equal to the ordinary income recognized by the participant, in the case of a disposition of shares acquired upon exercise of an ISO before the ISO holding period has been satisfied.

Generally, no taxes are due upon a grant of restricted shares or restricted share units. An award of restricted shares becomes taxable when it is no longer subject to a substantial risk of forfeiture (i.e., becomes vested or transferable). The taxation of restricted shares may be accelerated by an election under Section 83 of the Code, if permitted. Income tax is paid at ordinary income rates on the value of the restricted shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of restricted share units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions.

Grants may qualify as performance-based compensation under Section 162(m) of the Code. This status is intended to preserve Federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) of the Code that is in excess of $1 million and paid to the Company’s chief executive officer and three next most highly compensated executive officers, excluding the chief financial officer. To qualify, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting, or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” The Stock Plan permits 162(m) qualified grants but also permits the Committee to grant awards which do not qualify where it deems that appropriate.

Tax withholding requirements may be satisfied through the withholding of shares deliverable in connection with an award, as determined by the Committee. Shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions of restricted shares or the exercise of options or SARs granted under the Stock Plan or upon any other payment of issuance of shares under the Stock Plan will not become available for issuance under the Stock Plan.

Finally, the Stock Plan is designed to meet requirements for exemptions from coverage under Section 409A of the Code governing nonqualified deferred compensation. The Committee is expressly authorized to take such actions as may be necessary to avoid adverse tax consequences thereunder.

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant and exercise of awards under the Stock Plan. It does not purport to be complete and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Required Vote and Recommendation

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 10. The effect of an abstention is the same as a vote “AGAINST” Proposal 10, and a broker non-vote will have no effect on Proposal 10.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 10. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 10 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

PROPOSAL 11 APPROVAL OF AGILYSYS, INC. ANNUAL INCENTIVE PLAN

The Board voted unanimously to approve and recommend to shareholders the approval of the Agilysys, Inc. Annual Incentive Plan (the “Incentive Plan”) (this Proposal 11), the principal provisions of which are described below. The following is a summary of the material terms of the Incentive Plan and is qualified in its entirety by the full text of the Incentive Plan as set forth as Annex E to this Proxy Statement.

The Board believes that the Incentive Plan promotes the Company’s compensation philosophy and objectives by: (i) providing short-term financial awards to executive officers to improve the Company’s operating results; (ii) promoting achievement of the business objectives approved by the Board; and (iii) enabling the Company to recruit and retain such executive officers by making the Company’s overall compensation program competitive with the compensation programs of similar companies. The Incentive Plan will replace the Company’s Annual Incentive Plan that was approved by shareholders at the 2005 Annual Meeting. Subject to shareholder approval at the Annual Meeting, the Incentive Plan will be effective as of May 19, 2011.

Incentive awards made under the Incentive Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, and Section 1.162-27 of the Treasury Regulations promulgated thereunder. Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to its chief executive officer and three next most highly compensated executive officers, excluding the chief financial officer, in excess of $1.0 million for any year, unless that compensation is performance-based. One of the requirements of performance-based compensation is that the compensation be paid pursuant to objective performance goals under a plan that has been approved by a majority of the Company’s shareholders. The proposed Incentive Plan is intended to provide the Compensation Committee with flexibility to determine whether 162(m) qualified incentive grants under the Incentive Plan are in the best interests of the Company.

Summary of the Incentive Plan

Administration

The Compensation Committee is authorized to administer the Incentive Plan, provided that the Compensation Committee consists entirely of persons who meet the definition of “outside director” set forth in the regulations under Section 162(m) of the Code. The Compensation Committee has the exclusive right to: (i) interpret the Incentive Plan; (ii) determine eligibility for participation in, and participants of, the Incentive Plan; (iii) decide all questions concerning eligibility for and the amount of awards payable under the Incentive Plan; (iv) establish and administer the performance goals and certify whether, and to what extent, they are attained; (v) construe any ambiguous provisions of the Incentive Plan and correct any default, supply any omission, and reconcile any inconsistency in the Incentive Plan and related documents; (vi) issue administrative guidelines, regulations, and forms as necessary as an aid to administering the Incentive Plan; and (vii) decide any and all questions arising in the administration, interpretation, and application of the Incentive Plan and related documents. All decisions of the Compensation Committee and its action with respect to the Incentive Plan are final, binding, and conclusive upon any person claiming a right or interest in or under the Incentive Plan.

Eligible Participants

All executive officers of the Company are eligible to receive compensation under the Incentive Plan, as these employees have the greatest ability among employees of the Company to achieve and influence the achievement of the business objectives established by the Board. As of March 31, 2011, eight executive officers were eligible to participate in the Incentive Plan.

Establishment of Performance Goals

Within the first 90 days of a fiscal year, and while the fiscal year outcome is substantially uncertain, the Compensation Committee will establish the performance goal(s) which, if attained, will result in awards to the participants under the Incentive Plan (including relative weighting in the event that more than one performance goal is established), and will designate which eligible employees are selected for participation in the Incentive Plan. The performance goals may be based on any of the following business criteria (applied to a participant, a business unit, or the Company and related entities as a whole): stock price, revenue, operating income, operating profit, market share, sales, profitability, earnings per share, return on equity, return on capital, return on invested capital, and costs. Performance goal(s) may be designed in an all-or-nothing manner, or in a manner that provides for different levels of payment based on the level of attainment of such goal(s). The Committee retains the discretion to change the targets under the performance goal(s) subject to any restrictions of Section 162(m).

The actual level of achievement of the performance goals will serve as the basis for establishing the amount of the award payable to a participant for the fiscal year. If the threshold level of attainment is not achieved, no payment will be made under the Incentive Plan for such fiscal year.

Payment of Awards

Awards will be paid under the Incentive Plan following certification of the attainment of the established performance goal(s) for the fiscal year, and only to participants who were employed by the Company on the last day of such fiscal year, or under certain termination circumstances described below. As soon as practicable after the Company’s financial results for the fiscal year are approved by the Board or the Audit Committee, the Compensation Committee will certify in writing whether the performance goal(s) and other material terms were in fact satisfied. Awards will be paid in cash as soon as reasonably practicable after the Compensation Committee’s certification, subject to such terms, conditions, restrictions, and limitations as the Compensation Committee may determine, provided that such terms, conditions, restrictions, and limitations are not inconsistent with the terms of the Incentive Plan.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, including any policy adopted to comply with applicable laws, regulations, or exchange requirements.

Termination of Employment

If a participant’s employment is terminated during a fiscal year by reason of his disability or death, or, subject to the limitations of Code Section 162(m), his involuntary termination of employment other than for cause, or his voluntary termination of employment for good reason, or his retirement, and such participant has been a participant in the Incentive Plan for at least three months of such fiscal year, the participant will be eligible to receive a pro-rated award for such fiscal year; provided, such pro-rated award will be based on the target incentive, in the case of death or disability, and on actual performance for all other cases.

Amendment and Termination

The Board may suspend or terminate the Incentive Plan at any time with or without prior notice. In addition, the Board may, from time to time and with or without prior notice, amend the Incentive Plan in any manner, which could result in an increased cost to the Company, but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to applicable laws, regulations, or exchange requirements.

Limitation on Awards

Notwithstanding any other provision, no payments will be made for a fiscal year in which any minimum level of performance established under the relevant performance goal(s) is not attained, and no award to any participant for a fiscal year may exceed $5,000,000.

New Incentive Plan Benefits

No benefits or amounts have been granted, awarded, or received under the Incentive Plan, and the amount of awards payable under the Incentive Plan to any participant is not determinable, as awards are discretionary and participation is determined each fiscal year.

Required Vote and Recommendation

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 11. The effect of an abstention is the same as a vote “AGAINST” Proposal 11, and a broker non-vote will have no effect on Proposal 11.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 11. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 11 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee’s activities are governed by a written charter adopted by the Board. The Board adopted an Amended and Restated Audit Committee Charter, which is available on the Company’s website at www.agilysys.com. The Audit Committee currently consists of four Directors, all of whom are independent in accordance with the rules of the NASDAQ Stock Market, Section 10A(m) of the Securities Exchange Act of 1934, and the rules and regulations of the SEC. The Board has determined that Directors Thomas A. Commes and John Mutch each qualify as an “audit committee financial expert” as defined by the SEC.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on whether those financial statements conform with United States generally accepted accounting principles, and also audits the internal controls over financial reporting and management’s assessment of those controls. The Audit Committee hires the Company’s independent registered public accounting firm and monitors these processes.

In carrying out its responsibilities, the Audit Committee has reviewed and has discussed with the Company’s management the Company’s 2011 audited financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles. In addition, the Audit Committee discussed with the Company’s financial management and independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the audit, their evaluation of the Company’s internal controls over financial reporting, including both the design and usefulness of such internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

The Audit Committee has also received annual written disclosures from Ernst & Young LLP regarding their independence from the Company and its management as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm their independence, and has considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s 2011 audited financial statements be included in the Company’s 2011 Annual Report and Form 10-K for the fiscal year ended March 31, 2011.

Submitted by the Audit Committee of the Board of Directors as of June 7, 2011

Thomas A. Commes, Chairman

R. Andrew Cueva

Robert A. Lauer

Robert G. McCreary, III

PROPOSAL 12 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

By NASDAQ and SEC rules, appointment of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee, and the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012. Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (this Proposal 12) is not required by our governing documents or otherwise; however, the Board has determined to seek shareholder ratification of that selection to provide shareholders an avenue to express their views on this important matter. If our shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for the vote against ratification and will take those views into account in this and future appointments. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 12. The effect of an abstention is the same as a vote “AGAINST” Proposal 12.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 12. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 12 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

The Audit Committee has reviewed the fees of Ernst & Young LLP, our independent registered public accounting firm. Fees for services rendered by Ernst & Young for fiscal years 2011 and 2010 were:

Fiscal Year	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2011	1,244,288	101,365	82,250	—
2010	1,446,755	167,230	218,000	—

“Audit Fees” consist of fees billed for professional services provided for the annual audit of our financial statements, annual audit of internal control over financial reporting, review of the interim financial statements included in quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings. “Audit-Related Fees” generally include fees for employee benefits plan audits, business acquisitions, and accounting consultations. “Tax Fees” include tax compliance and tax advice services. “All Other Fees” generally relate to services provided in connection with non-audit acquisition activities.

It is the Audit Committee’s policy that all audit, non-audit, and tax services are pre-approved by the Audit Committee. Consistent with its charter, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee between meetings when it is necessary to expedite services, provided that any pre-approvals so delegated are reported to the Audit Committee at its next scheduled meeting. All audit, non-audit, and tax services were pre-approved by the Audit Committee consistent with this policy during fiscal years 2011 and 2010.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

RELATED PERSON TRANSACTIONS

All related person transactions with the Company require the prior approval of or ratification by our Audit Committee. The Board adopted Related Person Transaction Procedures to formalize the procedures by which our Audit Committee reviews and approves or ratifies related person transactions. The procedures set forth the scope of transactions covered, the process for reporting such transactions, and the review process. Covered transactions include any transaction, arrangement, or relationship with the Company in which any Director, executive officer, or other related person has a direct or indirect material interest, except for business travel and expense payments, share ownership, and executive compensation approved by the Board. Transactions are reportable to the Company’s General Counsel, who will oversee the initial review of the reported transaction and notify the Audit Committee of transactions within the scope of the procedures, and the Audit Committee will determine whether to approve or ratify the transaction. Through our Nominating Committee, we make a formal yearly inquiry of all of our executive officers and Directors for purposes of disclosure of related person transactions, and any such newly revealed related person transactions are conveyed to the Audit Committee. All officers and Directors are charged with updating this information with our internal legal counsel.

PROPOSAL 13 TO APPROVE ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING

At the Annual Meeting, shareholders may be asked to approve any proposals to adjourn or postpone the Annual Meeting (this Proposal 13), if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual Meeting to establish a quorum or to approve any of the proposals brought to vote at the Annual Meeting, including the TSG Sale.

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 13. The effect of an abstention is the same as a vote “AGAINST” Proposal 13.

If you do not provide instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will have the authority to vote on an adjournment or postponement proposal except for any proposal to adjourn or postpone the Annual Meeting solely relating to the solicitation of proxies to authorize the TSG Sale. Broker non-votes, in this case, will have no effect.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 13. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” PROPOSAL 13 UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE ON THE PROXY CARD.

OTHER MATTERS

The Board is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend, to the extent permitted by law, to vote using their best judgment on such matters.

PROXY SOLICITATION

The cost of solicitation of proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement, and proxy card, will be borne by us. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. Our officers, Directors, and employees may, without additional compensation, personally or by other appropriate means request the return of proxies. Additionally, we have retained Georgeson to assist in the solicitation of proxy cards at a cost of $8,500, plus reimbursement of reasonable out-of-pocket expenses, and we have agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

SHAREHOLDER PROPOSALS

Any shareholder that intends to present a proposal at the 2012 Annual Meeting of Shareholders must ensure the proposal is received by our Corporate Secretary at our principal executive offices no later than [February 25, 2012], for inclusion in the Proxy Statement and proxy card relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of common shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the SEC. It is too late to present a proposal at the Company’s 2011 Annual Meeting of Shareholders, unless the Company changes the date of the 2011 Annual Meeting by more than 30 days from the date of the 2010 Annual Meeting, in which case the deadline for submission of proposals is a reasonable time before the Company begins to print and send its proxy materials for the 2011 Annual Meeting. We may use our discretion in voting proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended March 31, 2012, unless we receive notice of such proposals prior to [May 11, 2012].

Any shareholder entitled to vote at the Annual Meeting on July 28, 2011 may make a request in writing and we will mail, at no charge, a copy of our 2011 Annual Report, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the most recent fiscal year. Written requests for such 2011 Annual Report should be directed to Agilysys, Inc., Attn: Treasurer, 28925 Fountain Parkway, Solon, Ohio 44139.

Please sign and return your proxy card promptly. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

ADDITIONAL INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room maintained by the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and other information statements, and other information regarding issuers that file electronically with the SEC.

The SEC allows us to “incorporate by reference” into this Proxy Statement information that we file with the SEC. This means we can disclose important information to you by referring you to the documents containing this information. The information we incorporate by reference is considered to be part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this Proxy Statement. This Proxy Statement incorporates by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Proxy Statement to the date of the Annual Meeting; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

Document	Filing Date
Our annual report on Form 10-K for the year ended March 31, 2011	June 14, 2011

A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IS AVAILABLE FROM AGILYSYS, EXCLUDING ANY EXHIBITS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE AS EXHIBITS TO THIS PROXY STATEMENT, WITHOUT CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON. ANY REQUESTED DOCUMENTS WILL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, AT THE FOLLOWING ADDRESS: AGILYSYS, INC., ATTN: SECRETARY, 28925 FOUNTAIN PARKWAY, SOLON, OHIO, 44139, TELEPHONE: (440) 519-8700.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement, and the documents to which we refer you to in this Proxy Statement, contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or similar expressions or the negative of those terms. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions; expected benefits and outcomes from our recent ERP implementation; business strategies; future financial results; unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services; unanticipated difficulties integrating acquisitions; new laws and government regulations, interest rate changes; consequences related to the concentrated ownership of our outstanding shares by MAK Capital; unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences; and uncertainties associated with the proposed sale of the Company’s TSG Business to Purchasers, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, and the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized. Actual results could differ materially from those predicted by these forward-looking statements.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s 2011 Annual Report filed with the SEC, under Item 1A. “Risk Factors.” Copies are available from the SEC or the Agilysys website.

This Proxy Statement also contains certain disclosure regarding executive and Director compensation which may constitute forward-looking information. These amounts include estimates of future amounts payable under awards, plans, and agreements, or the present value of such future amounts, as well as estimated values as of a certain dates, including grant date fair values. In estimating the values of certain plans or unvested awards, we were required to make certain assumptions about the extent to which certain conditions will be satisfied and the rate at which awards will vest. Estimating future payments, values, and vesting of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict, and requires us to make assumptions as to a number of variables which may, and in many cases will, differ from future actual outcomes. These variables include the price of the common shares, the date of termination of employment, applicable tax rates, stock volatility, and other assumptions. We do not undertake to update or revise any forward-looking information even if events make it clear that any projected results or outcomes will not be realized.

Annex A

EXECUTION VERSION

STOCK AND ASSET PURCHASE AGREEMENT

BETWEEN

AGILYSYS, INC.,

AGILYSYS TECHNOLOGY SOLUTIONS GROUP, LLC,

ONX ACQUISITION LLC

and

ONX ENTERPRISE SOLUTIONS LIMITED

Dated as of May 28, 2011

-A-i-

EXHIBIT A -	Form of Bill of Sale and Assignment Agreement
EXHIBIT B -	Form of Non-Competition Agreement
EXHIBIT C -	Form of Transition Services Agreement
EXHIBIT D -	Form of Assignment and Assumption Agreement

-A-ii-

This STOCK AND ASSET PURCHASE AGREEMENT, dated as of May 28, 2011, is made by and between Agilysys, Inc., an Ohio corporation (“Seller”), Agilysys Technology Solutions Group, LLC, a Delaware limited liability company (“Agilysys LLC”), OnX Acquisition LLC, a Delaware limited liability company (“Purchaser”) and OnX Enterprise Solutions Limited, an Ontario company (“Asset Purchaser”).

WHEREAS, Seller (i) owns (x) all of the issued and outstanding common shares (the “Agilysys Canada Shares”) of Agilysys Canada Inc., a company organized under the laws of Ontario (“Agilysys Canada”), and (y) all of the issued and outstanding shares (the “Agilysys Europe Shares”) of Agilysys Europe Technology Solutions Limited, a company organized under the laws of England and Wales (“Agilysys Europe”), and (ii) is the sole member (such interest, the “Agilysys LLC Equity” and, together with the Agilysys Canada Shares and the Agilysys Europe Shares, the “Subject Shares”) of Agilysys LLC. Agilysys Canada, Agilysys Europe and Agilysys LLC are referred to herein collectively as the “Companies”, and each individually, a “Company”.

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of the Subject Shares upon the terms and conditions contained in this Agreement.

WHEREAS, Agilysys LLC owns all of the assets, properties and rights, whether tangible or intangible, real, personal or mixed, accrued or contingent (including goodwill) set forth on Section 1.01(b) of the Seller Disclosure Letter (the “Purchased Assets”).

WHEREAS, Agilysys LLC desires to sell to Asset Purchaser and Asset Purchaser desires to purchase from Agilysys LLC, all right, title and interest of the Agilysys LLC in and to the Purchased Assets upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

Purchase and Sale of the Subject Shares and Purchased Assets; Closing

SECTION 1.01.    Purchase and Sale of the Subject Shares and Purchased Assets.

(a) Purchase and Sale of the Purchased Assets. At the Closing, Agilysys LLC shall sell, transfer and deliver to Asset Purchaser, and Asset Purchaser shall purchase from Agilysys LLC, all of Agilysys LLC’s right, title and interest, direct or indirect, in and to the Purchased Assets.

(b) Purchase and Sale of the Subject Shares. At the Closing, Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to Purchaser, and Purchaser shall purchase from Seller, the Subject Shares.

SECTION 1.02.    Consideration. In full consideration for the Subject Shares and the Purchased Assets, (i) the Purchaser shall pay to the Seller $63,000,000 for the Subject Shares and (ii) the Asset Purchaser shall pay to the Agilysys LLC $1,000,000(the “Asset Purchase Price”) for the Purchased Assets, totaling an aggregate purchase price of $64,000,000 (the “Purchase Price”), payable as set forth below in Section 1.03(b) and subject to adjustment as provided in Section 1.04. The purchase and sale of the Subject Shares is referred to in this Agreement as the “Entity Acquisition” and the purchase and sale of the Purchased Assets is referred to in this Agreement as the “Asset Acquisition”. The Entity Acquisition and the Asset Acquisition, collectively, is referred to in this Agreement as the “Acquisition”.

SECTION 1.03.    Closing Date; Closing Deliveries.

(a) Closing Date. The closing of the Acquisition (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, at 10:00 a.m. on the second business day following the satisfaction of the conditions set forth in Article VI (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing by Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Closing Deliveries.

(i)    At the Closing, Asset Purchaser shall deliver to Agilysys LLC the following:

(A)    payment, by wire transfer to one or more bank accounts designated in writing by Agilysys LLC (such designation to be made by Agilysys LLC at least two business days prior to the Closing Date), an amount in immediately available funds equal, in the aggregate, to the Asset Purchase Price; and

(B)    a counterpart to the Bill of Sale and Assignment Agreement attached as Exhibit A hereto (the “Bill of Sale”), duly executed by Asset Purchaser.

(ii)    At the Closing, Agilysys LLC shall deliver to Asset Purchaser the following:

(A)    the Purchased Assets, free and clear of all Liens, other than Permitted Liens;

(B)    evidence reasonably satisfactory to Asset Purchaser of removal of all Liens, other than Permitted Liens, from the Purchased Assets; and

(C)    a counterpart to the Bill of Sale duly executed by Agilysys LLC and such other deeds, bills of sale, endorsements, assignments and other instruments of conveyance and assignment reasonably necessary or appropriate to vest in the Asset Purchaser all right, title and interest in, to and under the Transferred Assets.

(iii)    At the Closing, Purchaser shall deliver to Seller the following:

(A)    payment, by wire transfer to one or more bank accounts designated in writing by Seller (such designation to be made by Seller at least two business days prior to the Closing Date), an amount in immediately available funds equal, in the aggregate, to the Share Purchase Price;

(B)    the certificate to be delivered pursuant to Section 6.03;

(C)    a counterpart to the Non-Competition Agreement attached as Exhibit B hereto (the “Non-Competition Agreement”), duly executed by Purchaser;

(D)    a counterpart to the Transition Services Agreement attached as Exhibit C hereto (the “Transition Services Agreement”), duly executed by Purchaser; and

(E)    a counterpart to the assignment and assumption agreement attached as Exhibit D hereto, pursuant to which Seller will assign to Purchaser or its designee all of Seller’s right, title and interest in the Assumed Contracts and Purchaser or its designee will assume all executory obligations accruing or arising thereunder from and after the Closing Date (the “Assignment and Assumption Agreement”), duly executed by Purchaser or its designee.

(iv)    At the Closing, Seller shall deliver to Purchaser the following:

(A)    the Subject Shares, free and clear of all Liens, other than Permitted Liens, and certificates representing the Subject Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer;

(B)    evidence reasonably satisfactory to Purchaser of removal of all Liens, other than Permitted Liens, from the Subject Shares and the assets of the Companies;

(C)    the certificate to be delivered pursuant to Section 6.02;

(D)    duly signed resignations, effective upon the Closing, of the officers and directors of each of the Companies as set forth on Section 1.03(b) of the Seller Disclosure Letter including a general release of each such Company from any and all claims, liabilities and obligations related to events, acts, conduct or omissions on or prior to the Closing Date;

(E)    a counterpart of the Non-Competition Agreement duly executed by Seller;

(F)    a counterpart of the Transition Services Agreement duly executed by Seller;

(G)    a counterpart to the Assignment and Assumption Agreement duly executed by Seller.

(H)    original corporate record books and stock record books and other books and records of each of the Companies (including, without limitation, the records of any Business employees, contractors or consultants and any log-in and security information relating to Company state registrations); and

(I)    evidence reasonably satisfactory to Purchaser of the accomplishment of the Restructuring in accordance with the terms of this Agreement.

SECTION 1.04.    Purchase Price Adjustment.

(a) At least three (3) business days prior to the Closing Date, Seller shall prepare, or cause to be prepared, using then available information, and deliver to Purchaser a working capital statement, together with the detailed work papers which support such statement (collectively, the “Estimated Working Capital Statement”) setting forth in reasonable detail Seller’s good faith estimate of the Net Working Capital as of the Closing Date (the “Estimated Working Capital”), which statement shall be prepared in accordance with the Accounting Standards. The Purchase Price to be paid at the Closing shall (i) be decreased dollar for dollar by the amount the Estimated Working Capital is less than the Target Working Capital or (ii) not be adjusted if the Estimated Working Capital is greater than the Target Working Capital (the Purchase Price, as decreased or not adjusted pursuant to this sentence, minus the Asset Purchase Price, the “Share Purchase Price”).

(b) Within ninety (90) days from the Closing Date (or such reasonable extension thereof as approved by Seller, such approval not to be unreasonably withheld), the Purchaser shall prepare a working capital statement setting forth the Net Working Capital as of the Closing Date (the “Closing Working Capital”), which statement shall be prepared in accordance with the Accounting Standards (such statement, the “Closing Date Working Capital Statement”). To the extent necessary to verify and confirm the accuracy of the Closing Date Working Capital Statement, Seller shall have the right to review the books and records of the Companies for a period of thirty (30) days following delivery by the Purchaser to the Seller of the Closing Date Working Capital Statement (the “Objection Deadline”). The Closing Date Working Capital Statement shall be binding and conclusive upon, and deemed accepted by, Seller unless Seller shall have notified Purchaser in writing by the Objection Deadline of any good faith objection thereto, which objection can only be (i) that the Closing Working Capital, as reflected on the Closing Date Working Capital Statement, (A) has not been prepared in accordance with the Accounting Standards or (B) contains mathematical errors on its face and/or (ii) that the underlying amounts used to calculate the Closing Working Capital, as reflected in the Closing Date Working Capital Statement, are incorrect (any such objection, the “Seller’s Objection”), indicating in reasonable detail the basis for its objections and the specific adjustments to the Closing Working Capital reflected on the Closing Date Working Capital Statement which Seller believes should be made. Purchaser and Seller shall meet and confer in an effort to resolve such disagreement in good faith. Any items not disputed in a valid Seller’s Objection shall be deemed to have been accepted by Seller. If Seller and Purchaser are unable to resolve all of their disputes with respect to the calculation of the Closing Working Capital within thirty (30) days following Purchaser’s receipt of Seller’s Objection to the Closing Date Working Capital Statement and the aggregate net effect of all amounts remaining in dispute is less than or equal to $50,000, such disputed amounts shall be deemed to have been resolved in favor of the calculation of the Closing Working Capital set forth in the Closing Date Working Capital Statement delivered by Purchaser to Seller, but if the aggregate net effect of all amounts remaining in dispute exceeds $50,000, then the parties shall refer their remaining differences to an independent public accounting firm mutually agreed to by the parties (the “Accounting Firm”) for decision, which decision shall be final and binding on the parties upon delivery of the Accounting Firm’s written opinion. Within thirty (30) days following the reference of such dispute to the Accounting Firm, Seller shall submit any unresolved elements of Seller’s Objection to the Accounting Firm in writing (with a copy to Purchaser), supported by any documents and/or affidavits upon which it relies. Failure to do so without reasonable cause shall constitute a withdrawal by Seller of Seller’s Objection with respect to any unresolved element to which such failure relates. Within thirty (30) days following Seller’s submission of the unresolved elements of Seller’s Objection as specified in the immediately preceding sentence, Purchaser shall submit its response to the Accounting Firm in writing (with a copy to Seller), supported by any documents and/or affidavits upon which it relies. The Accounting Firm shall act as an expert and not as an arbitrator to determine based solely on the provisions of this Section 1.04 and the submissions of Purchaser and Seller, and not by independent review, only those issues still in dispute and only as to whether: (i) such amounts were arrived at in conformity with the Accounting Standards and Section 1.04(a) hereof; (ii) the Closing Date Working Capital Statement contains mathematical errors on its face and/or (iii) the underlying amounts used to calculate the Closing Working Capital as reflected in the Closing Date Working Capital Statement were incorrect. The Accounting Firm shall review the written submissions from Seller and Purchaser and shall deliver its written opinion setting forth the proper amount of any disputed item within the scope of its review within a reasonable time following its receipt of such written submissions of Purchaser and Seller. The scope of the disputes to be resolved by the Accounting Firm is limited to the unresolved portion of the Seller’s Objection submitted by Seller and the Accounting Firm may not assign a value to any disputed item greater than the greatest value for such item claimed by any party or less than the lowest value for such item claimed by any party. Purchaser and Seller shall make readily available to the Accounting Firm all relevant books and records and any work papers (including those of the parties’ respective accountants) relating to Seller’s Objection and the Closing Date Working Capital Statement, respectively, and all other items reasonably requested by the Accounting Firm. The fees and expenses of the Accounting Firm, if any, shall be paid by the parties based on the outcome of the dispute referred to the Accounting Firm: the party whose calculation of the Net Working Capital as of the Closing Date is farthest from the calculation thereof by the Accounting Firm shall pay such fees and expense and if the difference between the calculations of the Net Working Capital as of the Closing Date by Purchase and Seller, respectively, and the calculation thereof by the Accounting Firm is equal, the parties shall equally split such fees and expenses.

(c) The Closing Date Working Capital Statement shall become final and binding on the parties upon the earliest of (i) if no Seller’s Objection has been timely filed, the Objection Deadline, (ii) the date of an agreement in writing by Seller and Purchaser that the Closing Date Working Capital Statement, together with any modifications thereto agreed by Seller and Purchaser, shall be final and binding and (iii) the date on which the Accounting Firm shall issue its written determination with respect to any dispute relating to the Closing Date Working Capital Statement. The Closing Date Working Capital Statement, (A) as submitted by Purchaser if no timely Seller’s Objection has been given, (B) as adjusted pursuant to any agreement between the parties or (C) as determined pursuant to the decision of the Accounting Firm, as the case may be, is herein referred to as the “Final Working Capital Statement.”

(d) If the Estimated Working Capital is less than the Target Working Capital, the Share Purchase Price shall be adjusted as follows: (i) if the Net Working Capital as of the Closing Date set forth in the Final Working Capital Statement (the “Final Working Capital”) is less than the Estimated Working Capital, the Share Purchase Price shall be decreased dollar for dollar by the amount the Estimated Working Capital exceeds the Final Working Capital; (ii) if the Final Working Capital is greater than the Estimated Working Capital but less than or equal to the Target Working Capital, the Share Purchase Price shall be increased dollar for dollar by the amount the Final Working Capital exceeds the Estimated Working Capital; and (iii) if the Final Working Capital is greater than the Target Working Capital, the Share Purchase Price shall be increased dollar for dollar by the amount the Purchase Price was decreased pursuant to Section 1.04(a). If Target Working Capital is less than Estimated Working Capital, the Share Purchase Price shall be adjusted as follows: (i) if the Final Working Capital is less than the Target Working Capital, the Share Purchase Price shall be decreased dollar for dollar by the amount the Target Working capital exceeds the Final Working Capital and (ii) if the Final Working Capital is greater than the Target Working Capital, there shall be no adjustment of the Share Purchase Price. Any adjustments to the Share Purchase Price made pursuant to this Section 1.04(d) shall be paid by wire transfer of immediately available funds to the account or accounts specified by Purchaser or Seller, as the case may be, within five (5) business days after the issuance of the Final Working Capital Statement.

ARTICLE II

Representations and Warranties

Relating to Seller and the Subject Shares

Except as set forth in corresponding section of the letter from Seller, dated the date of this Agreement, addressed to Purchaser (the “Seller Disclosure Letter”), it being understood that the information and disclosures contained in any particular section of the Seller Disclosure Letter shall be deemed to be disclosed and incorporated by reference in any other section of the Seller Disclosure Letter as though fully set forth therein to the extent that the applicability of such information and disclosure to such other section is reasonably apparent on its face, Seller hereby represents and warrants to Purchaser as of the date of this Agreement, and as of the Closing, as follows:

SECTION 2.01.    Organization, Standing and Power. Seller is duly organized, validly existing and in good standing under the Laws of the State of Ohio and has full corporate power and authority to own the Subject Shares, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Seller to (i) perform its obligations under this Agreement or (ii) consummate the Acquisition and the other transactions contemplated hereby (a “Seller Material Adverse Effect”).

SECTION 2.02.    Authority; Execution and Delivery; Enforceability. Seller has full power and authority to execute each of this Agreement and the Ancillary Agreements and, subject to the receipt of the Seller Shareholder Approval, to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement, the Ancillary Agreements and the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, subject to the receipt of the Seller Shareholder Approval. The Seller board of directors has unanimously adopted resolutions authorizing and recommending that the shareholders of Seller vote in favor of authorizing the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements (the “Seller Board Recommendation”). Seller has duly executed and delivered this Agreement, and this Agreement constitutes, and the Ancillary Agreements, when executed and delivered, will constitute, its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity (the “General Enforceability Exceptions”).

SECTION 2.03.    No Conflicts; Consents. The execution and delivery by Seller of each of this Agreement and the Ancillary Agreements does not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller under, any provision of (i) its articles of incorporation or code of regulations, (ii) any Contract to which Seller is a party or by which any of

Seller’s properties or assets is bound other than those related to the Business or (iii) any Judgment or Law applicable to Seller or Seller’s properties or assets other than those related to the Business; other than, in the case of clauses (ii) and (iii), any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. No material consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (A) the filing with the SEC of the Proxy Statement relating to the Shareholders Meeting, and (B) those that may be required solely by reason of Purchaser’s (as opposed to any other third party’s) participation in the Acquisition and the other transactions contemplated hereby.

SECTION 2.04.    The Subject Shares. Seller owns all of the issued and outstanding Agilysys Canada Shares and Agilysys Europe Shares and is the sole member of Agilysys LLC, and has good and valid title to the Subject Shares, free and clear of all Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Subject Shares, upon delivery to Purchaser at the Closing of certificates representing the Subject Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller’s receipt of the Purchase Price, good and valid title to the Subject Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its Affiliates. Other than this Agreement, the Subject Shares are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Subject Shares.

SECTION 2.05.    Voting. The Seller Shareholder Approval is the only vote of the holders of any class or series of the capital stock of Seller necessary (under the articles of incorporation and code of regulations of Seller, other applicable Laws or otherwise) to approve and authorize this Agreement, the Acquisition and the other transactions contemplated by this Agreement.

ARTICLE III

Representations and Warranties

Relating to the Companies and the Business

Except as set forth in the corresponding section of the Seller Disclosure Letter, it being understood that the information and disclosures contained in any particular section of the Seller Disclosure Letter shall be deemed to be disclosed and incorporated by reference in any other section of the Seller Disclosure Letter as though fully set forth therein to the extent that the applicability of such information and disclosure to such other section is reasonably apparent on its face, Seller hereby represents and warrants to Purchaser as of the date of this Agreement, and as of the Closing, as follows:

SECTION 3.01.    Organization; Standing and Power; Authority; Execution and Delivery; Enforceability.

(a) Each of the Companies (i) is an entity duly organized, validly existing and (where such term is of legal significance) in good standing under the Laws of its jurisdiction of organization, (ii) has full corporate power and authority to carry on its business as presently conducted, (iii) is duly qualified and (where such term is of legal significance) in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except, in the case of clauses (ii) and (iii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Seller has made available to Purchaser true and complete copies of (i) the (A) certificate and articles of incorporation and by-laws of Agilysys Canada, (B) certificate of incorporation, memorandum of association and articles of association of Agilysys Europe and (C) certificate of formation and operating agreement of Agilysys LLC, in each case, as amended to date (or equivalent organizational documents) (collectively, the “Company Organizational Documents”), and (ii) the stock certificate and transfer books and the minute books of each of the Companies.

(c) Agilysys LLC has full power and authority to execute each of this Agreement and the Ancillary Agreements to which it is a party and to consummate the Asset Acquisition and the other transactions to be performed by Agilysys LLC contemplated hereby or thereby. The execution and delivery by Agilysys LLC of this Agreement, the Ancillary Agreements to which it is a party and the consummation of the Asset Acquisition and the other transactions to be performed by Agilysys LLC contemplated hereby or thereby have been duly authorized by all necessary corporate action. Agilysys LLC has duly executed and delivered this Agreement, and this Agreement constitutes, and the Ancillary Agreements to which it is a party, when executed and delivered, will constitute, its valid and binding obligation, enforceable against Agilysys LLC in accordance with its terms, subject to the General Enforceability Exceptions.

SECTION 3.02.    Capital Stock of the Companies.

(a) The authorized capital stock of Agilysys Canada consists of 13,000,000 common shares, with no par value, of which 13,000,000 shares are issued and outstanding. The authorized capital stock of Agilysys Europe consists of 1,000 shares, par value £1 per share, of which 1,000 shares are issued and outstanding. Except for the Subject Shares, there are no shares of capital stock, membership interests or other equity securities of any of the Companies issued, reserved for issuance or outstanding. The Subject Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or subscription right, the Company Organizational Documents or any Contract to which any of the Companies is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of any of the Companies having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Subject Shares may vote (“Voting Company Debt”). There are not any options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, Contracts or undertakings of any kind to which any of the Companies is a party or by which any of them is bound (i) obligating any of the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, any of the Companies or any Voting Company Debt or (ii) obligating any of the Companies to issue, grant, extend or enter into any such option, warrant, call, right, unit, Contract or undertaking. There are not any outstanding contractual obligations of any of the Companies to repurchase, redeem or otherwise acquire any shares of capital stock or equity interests of any of the Companies.

(b) As of the date of this Agreement, no Company owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. As of the date of this Agreement, no Company has any outstanding loans, advances or capital contributions to, or investments in, any other Person.

SECTION 3.03.    No Conflicts; Consents. The consummation of the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Companies or Seller under, any provision of (i) the Company Organizational Documents, (ii) any Company Contract or (iii) any Judgment or Law applicable to any of the Companies, their respective properties or assets or the Seller’s property or assets related to the Business. No material consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of the Companies in connection with the execution, delivery and performance of each of this Agreement and the Ancillary Agreements or the consummation of the Acquisition or the other transactions contemplated hereby or thereby, other than (A) the filing with the SEC of the Proxy Statement relating to the Shareholders Meeting and (B) those that may be required solely by reason of Purchaser’s (as opposed to any other third party’s) participation in the Acquisition and the other transactions contemplated hereby.

SECTION 3.04.    Financial Statements. Section 3.04 of the Seller Disclosure Letter sets forth true and complete copies of the unaudited balance sheets of the Business as at December 31, 2010 (the “Balance Sheet”) and as at March 31, 2011 (together with the Balance Sheet, the “Balance Sheets”), and the unaudited statement of EBITDA for the Business for the nine months ended December 31, 2010, and for the twelve month period from April 1, 2010, through March 31, 2011 (together with the Balance Sheets, the “Financial Statements”). The Financial Statements have been prepared in conformity with GAAP consistently applied (except for the absence of footnote disclosure) and in accordance with the accounting principles, practices, methodologies and policies set forth on Section 3.04 of the Seller Disclosure Letter (the “Accounting Standards”) and on that basis fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Companies as of the respective dates thereof and for the respective periods indicated.

SECTION 3.05.    Absence of Changes or Events. From December 31, 2010 (the “Balance Sheet Date”), until the date hereof, (a) other than the Restructuring, the Business has been conducted only in the ordinary course consistent with past practice, (b) other than the Restructuring, there has been no change or development or combination of changes or developments that has had or would reasonably be expected to have a Company Material Adverse Effect and (c) Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01(i), (iii), (x), (xi), (xiv), (xv) (with respect to loans or advances in any other Person), (xvii) and (xviii) (with respect to each of the sub-sections referenced in this Section 3.05(c)). From March 30, 2011, until the date hereof, Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01(iv) and (v).

SECTION 3.06.    Undisclosed Liabilities. None of the Companies has any liability (and to Seller’s Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability), except for: (a) liabilities set forth on the face of the Balance Sheet (rather than in the notes thereto); (b) liabilities (other than indebtedness for borrowed money) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date ; and (c) liabilities set forth on Section 3.06 of the Seller Disclosure Letter. The Companies have no capital lease obligations, contingently or otherwise, as obligor or guarantor, and have no agreement or understanding with any Person to enter into or assume any such obligations.

SECTION 3.07.    Assets Other than Real Property Interests.

(a) The Companies collectively have good and valid title to all the assets reflected on the Balance Sheet or thereafter acquired, other than ordinary course sales of inventory disposed of since the Balance Sheet Date, in each case, free and clear of all Liens, except (i) such Liens as are set forth in Section 3.07 of the Seller Disclosure Letter and (ii) Permitted Liens. The Purchased Assets are not subject to any restrictions with respect to their transferability.

(b) This Section 3.07 does not relate to real property or interests in real property, such items being exclusively governed by Section 3.08, or to Intellectual Property, such items being exclusively governed by Section 3.09.

SECTION 3.08.    Real Property. The Companies do not hold fee or comparable title to any real property. Section 3.08 of the Seller Disclosure Letter sets forth a complete list of all real property and interests in real property leased by any of the Companies (individually, a “Leased Property”). The Companies collectively have good and valid title to the leasehold estates in all Leased Property (a Leased Property being sometimes referred to herein, individually, as a “Company Property”), in each case free and clear of all Liens, except (i) such Liens as are set forth in Section 3.08 of the Seller Disclosure Letter, (ii) Permitted Liens, and (iii) any Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding any other representation or warranty contained in this Article III, except for Section 3.03, Section 3.10 and the last sentence of Section 3.06, the representations and warranties contained in this Section 3.08 constitute the sole representations and warranties of Seller relating to the Company Property.

SECTION 3.09.    Intellectual Property.

(a) Section 3.09 of the Seller Disclosure Letter sets forth a true and complete list of each item of material Company Intellectual Property that is Registered, indicating for each such item the registration or application number and the applicable filing jurisdiction.

(b) The Companies own all right, title and interest in and to each item of Company Intellectual Property. The Companies have valid licenses to use the Licensed Intellectual Property in connection with the Business as presently conducted, which licenses shall not terminate, be terminable, or put any Company in breach of such licenses as a consequence of the transactions contemplated by this Agreement. To the Knowledge of Seller, the Company Intellectual Property, together with (A) the Licensed Intellectual Property, (B) any Intellectual Property that is licensed to the Companies from any third party pursuant to any “shrink-wrap” or “click-wrap” license or any license concerning generally commercially available software, and (C) any Intellectual Property for which no license is required under applicable Law, includes all of the Intellectual Property used by the Companies in connection with the Business as presently conducted. No Company Intellectual Property that is Registered and, to the Knowledge of Seller, no Licensed Intellectual Property or other Company Intellectual Property is subject to any outstanding order, judgment, decree or Contract adversely affecting the Companies’ use thereof or rights thereto. To the Knowledge of Seller, the conduct of the Business as presently conducted does not infringe the Intellectual Property of any third party, and no Proceedings alleging any such infringement are pending or, to the Knowledge of Seller, threatened or asserted. To the Knowledge of Seller, no third party is infringing any Company Intellectual Property.

(c) For purposes of this Agreement, (i) “Intellectual Property” means all patents and patent applications, trademarks, service marks, trade names, trade dress, and domain names together with the goodwill associated exclusively therewith, copyrights, including copyrights in computer software, confidential and proprietary information, including trade secrets and know-how, and registrations and applications for registration of the foregoing, (ii) “Company Intellectual Property” means all Intellectual Property owned by the Companies, (iii) “Licensed Intellectual Property” means all Intellectual Property that is licensed to the Companies from any third party pursuant to any Contract other than any “shrink-wrap” and “click-wrap” license or any license concerning generally commercially available software, and (iv) “Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

(d) Notwithstanding any other representation or warranty contained in this Article III, the representations and warranties contained in this Section 3.09 constitute the sole representations and warranties of Seller relating to Intellectual Property.

SECTION 3.10.    Contracts.

(a) Section 3.10 of the Seller Disclosure Letter sets forth a complete and correct list of each Contract (each such Contract, a “Company Contract”):

(i)    with customers, manufacturers and vendors or, to the Knowledge of Seller, any other Person (A) to which Seller is a party that is used primarily in the Business and (B) to which any of the Companies is a party, in each case, that is reasonably likely to involve consideration of more than $3,500,000, in the aggregate, with respect to Contracts other than vendor/reseller Contracts, and more than $1,000,000, in the aggregate, with respect to vendor/reseller Contracts, in each case, over a twelve-month period of such Contract;

(ii)    that, to the Knowledge of Seller, (x) limits, or purports to limit, the ability of any of the Companies to compete in any line of business or with any Person or in any geographic area or during any period of time, (y) other than pursuant to Contracts with customers, manufacturers or vendors entered into in the ordinary course of business, restricts the right of any of the Companies to sell to or purchase from any Person or to hire any Person, or (z) grants the other party or any third person “most favored nation” status; and

(iii)    other than pursuant to Contracts with customers, manufacturers or vendors entered into in the ordinary course of business, that, to the Knowledge of Seller, provides for indemnification to or from any Person to which any of the Companies is a party, in each case, with respect to liabilities relating to any current or former business of the Companies or any predecessor Person, in each case, that could involve liability in excess of $1,000,000.

(b) Seller has delivered or made available to Purchaser a correct and complete copy of each Company Contract. Each Company Contract is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms, subject to the General Enforceability Exceptions, and no Company is in breach or violation of, or default under, any Company Contract. To the Knowledge of Seller, no third party is in breach or violation of, or default under, any Company Contract or intends to terminate any Company Contract.

(c) No Company Contract requires the consent of any Person as a result of the transactions contemplated by this Agreement, and no Company Contract shall terminate, be terminable, or put any Company in breach of such Company Contract as a result of the transactions contemplated by this Agreement.

SECTION 3.11.    Taxes.

(a) Each of the Companies has (i) timely filed all Tax Returns required to be filed by it under applicable Law, and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with applicable Law, (ii) paid all Taxes of the Companies that have become due or payable, and (iii) withheld or paid all other Taxes in connection with, relating to, or arising out of its business and operations for which a notice of assessment or demand for payment has been received, except for Taxes that are being contested in good faith by appropriate Proceedings and are disclosed in Section 3.11(a) of the Seller Disclosure Letter. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Companies.

(b) No foreign, federal, state, or local Tax audits or administrative or judicial Tax Proceedings are pending or being conducted with respect to Agilysys Canada, Agilysys Europe, and Agilysys LLC. Agilysys Canada, Agilysys Europe, and Agilysys LLC have not received from any Taxing Authority (including in jurisdictions where Agilysys Canada, Agilysys Europe, and Agilysys LLC have not filed Tax Returns) any written (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against Agilysys Canada, Agilysys Europe, and Agilysys LLC. Seller has delivered to Purchaser correct and complete copies of all foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Agilysys Canada and Agilysys Europe filed or received since December 31, 2007. Agilysys LLC does not file separate federal Tax Returns, and is and at all times since its formation has been a disregarded entity for federal and state income tax purposes.

(c) The Companies have no liability for the Taxes of any Person under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise. None of the Companies is a party to or bound by any agreement, whether written or unwritten, providing for payment, indemnity, sharing, or allocation in respect of Taxes.

(d) The Companies have not distributed stock of another Person, nor has any Company had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361.

(e) Agilysys Canada, Agilysys Europe, and Agilysys LLC have not agreed to any extension or waiver of the statute of limitations applicable to any Tax Returns, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. No power of attorney granted by the Companies with respect to any Taxes is currently in force.

(f) All Taxes that the Companies are legally required to withhold or collect in connection with any amount paid or owing to any employee of or independent contractor to the Companies have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(g) None of the Companies that are organized in a jurisdiction other than the United States (i) is a passive foreign investment company within the meaning of the Code, (ii) is, or at any time has been, engaged in the conduct of a trade or business within the United States, (iii) is or has been subject to Tax in the United States, (iv) has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code; (v) has or has had any material amount of “subpart F income” as defined in Section 952 of the Code, and (vi) has made an election to be treated as a disregarded entity for United States federal or state income tax purposes.

(h) Notwithstanding any other representation or warranty contained in this Article III, the representations and warranties contained in this Section 3.11 constitute the sole representations and warranties of Seller relating to the Taxes of the Companies.

(i) For purposes of this Agreement:

“Tax” or “Taxes” shall mean all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, escheat, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts.

“Taxing Authority” shall mean any Governmental Entity exercising Tax regulatory authority.

“Tax Return” or “Tax Returns” shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, in each case that is required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

SECTION 3.12.    Proceedings. There are no Proceedings or claims pending or, to the Knowledge of Seller, threatened against any of the Companies, the Business or the Purchased Assets.

SECTION 3.13.    Benefit Plans. Section 3.13 of the Seller Disclosure Letter sets forth a correct and complete list identifying each bonus, pension, ill-health, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, paid time off, employment, consulting, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, employee assistance, educational assistance, service award, redundancy, severance or other employee benefit plan, agreement, arrangement or understanding which is maintained, administered or contributed to by the Companies or any of their ERISA Affiliates (or, with respect to entities not organized in the United States of America, Affiliates) or pursuant to which the Companies have any liability (contingent or otherwise). Such plans are referred to collectively herein as the “Employee Plans.” Each Employee Plan is in writing. True and correct copies of each Employee Plan have been delivered or made available to Purchaser, along with for each Employee Plan, where applicable, (i) the most recent annual report on Form 5500 (including schedules) filed with the Department of Labor, (ii) the most recent summary plan description and any summaries of material modifications to such summary plan description for each Plan, and (iii) the most recent favorable Internal Revenue Service determination or opinion letter (or similar type of letter from Her Majesty’s Revenue & Customs). Each Employee Plan has been administered in accordance with its terms and in compliance with applicable Law and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favorable tax treatment for the Companies and/or the participants in the Employee Plans have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval. The Companies have made all required contributions to the Employee Plans through the date of this Agreement and through the Closing Date except for required contributions to the Employee Plans that are reflected as liabilities on the Final Working Capital Statement, and no Company has any financial liability to any Employee Plans relating to any period on or before the Closing Date. None of the Companies nor any of their respective ERISA Affiliates maintain, contribute to or sponsor a multiemployer plan as defined in Section 3(37) of ERISA or a plan that is otherwise subject to Title IV of ERISA. None of the Companies or any of their respective ERISA Affiliates have incurred any liability (contingent or otherwise) with respect to a plan subject to Title IV of ERISA. There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan that could result in any liability to the Companies. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of any of the Companies to severance pay or any other payment that is or will be paid by the Companies, (ii) accelerate the time of payment, vesting or funding, or increase the amount of compensation due any such employee, consultant or officer or (iii) cause or result in a limitation on the right of the Companies to amend, merge, terminate or receive a reversion of assets from any Employee Plan or related trust. No amount paid or payable by the Companies in connection with the transactions contemplated by this Agreement, whether alone or in combination with another event, will be an “excess parachute payment” within the meaning of Section 280G or Section 4999 of the Code. Notwithstanding any other representation or warranty contained in this Article III, the representations and warranties contained in this Section 3.13 and in Section 3.15 constitute the sole representations and warranties of Seller relating to the Employee Plans, labor, labor relations or employment.

SECTION 3.14.    Compliance with Applicable Laws; Permits.

(a) The Companies are in compliance with all applicable Laws in all material respects. No Company has received any written notice since January 1, 2008 from a Governmental Entity alleging that any of the Companies is not in compliance in any material respect with any applicable Law. This Section 3.14 does not relate to matters with respect to Taxes or Employee Plans, such items being exclusively governed by Sections 3.11 and 3.13, respectively, or Environmental Laws, for which no representations or warranties are being made by Seller.

(b) The Companies have all governmental permits, licenses, franchises, variances, exemptions, exceptions, orders and other governmental authorizations, consents, clearances and approvals necessary to conduct the Business as presently conducted (collectively, the “Permits”) in compliance with applicable Law, which Permits shall not terminate, be terminable, or put any Company in breach of such Permits as a result of the transactions contemplated by this Agreement. The Companies have filed or caused to be filed all reports, notifications and filings with, and have paid all regulatory fees to, the applicable Governmental Entity necessary to maintain all of the Permits in full force and effect, except in each case for any Permits the failure of which to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.15.    Labor Relations.

(a) There are no Contracts, collective bargaining agreements and other labor agreements between any of the Companies, on the one hand, and any certified or lawfully recognized labor organization representing Employees employed by any of the Companies, on the other hand.

(b) No labor strike, work stoppage or slowdown is pending or, to Knowledge of Seller, threatened.

(c) The Companies have not committed any unfair labor practice or other violation of employment or wage Law, and there is no charge, claim or complaint against any of the Companies by a Governmental Entity or Employee pending or, to Knowledge of Seller, threatened. The Companies and their respective Affiliates have complied in all material respects with all applicable laws, rules and regulations relating to labor, labor relations or employment.

(d) The Companies have withheld and paid to the appropriate governmental authority or are holding for payment not yet due to such governmental authority all amounts required to be withheld from employees of the Companies and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any applicable laws relating to the employment of labor. The Companies have paid in full to all their respective employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees.

(e) Notwithstanding any other representation or warranty contained in this Article III, the representations and warranties contained in this Section 3.13 and in Section 3.15 constitute the sole representations and warranties of Seller relating to the Employee Plans, labor, labor relations or employment.

SECTION 3.16.    Affiliate Transactions. Other than as set forth in Schedule 3.16 of the Seller Disclosure Letter or as reflected in the Financial Statements, there are no transactions or agreements between any of the Companies, on the one hand, and any Affiliate (other than any of the Companies) of Seller or the Companies, on the other hand, that require the fulfillment of any obligations, liabilities or payments by any of the Companies on or after the Closing Date (collectively, “Intercompany Agreements”). None of the Companies are indebted or liable to Seller or any of their respective Affiliates (other than other Companies), and all other amounts owed for advances or indebtedness for borrowed money owed by the Companies to Seller or any of their Affiliates have been repaid or otherwise eliminated in connection with the Restructuring (collectively, “Intercompany Debt”).

SECTION 3.17.    Sufficiency of Assets. The assets currently owned or leased by the Companies, together with the assets being transferred to the Companies prior to the Closing pursuant to the Restructuring, the Assumed Contracts (including those maintained for the benefit of Purchaser under Section 5.05(d)), the services to be provided by Seller pursuant to the Transition Services Agreement and the Purchased Assets to be sold to the Asset Purchaser hereunder, are sufficient for the continued conduct of the Business from and after the Closing Date in substantially the same manner as the Business is currently conducted.

SECTION 3.18.    Brokers. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Seller or its Affiliates (other than the Companies), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Companies.

SECTION 3.19.    Customers and Suppliers. No material customer of or material supplier to the Business has notified the Companies, Seller or any of their Affiliates of an intent to discontinue or substantially reduce the business it does with the Business, or to materially change the terms thereof.

SECTION 3.20.    Shared Bank Accounts. Section 3.20 of the Seller Disclosure Letter sets forth a true and complete list of each bank account that Seller and/or its Affiliates (other than the Companies) share with one of more of the Companies (the “Shared Bank Accounts”).

ARTICLE IV

Representations and Warranties of Purchaser and Asset Purchaser

Each of Purchaser (with respect to the representations by Purchaser set forth in Section 4.01 through Section 4.07, inclusive) and Asset Purchaser (with respect to the representations by Asset Purchaser set forth in Section 4.01 through Section 4.04, inclusive, Section 4.06 and Section 4.07) (each, as the case may be, a “Representing Party”), hereby represents and warrants to Seller, as of the date hereof, and as of the Closing, as follows:

SECTION 4.01.    Organization, Standing and Power. Such Representing Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to carry on its business as presently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Representing Party to (i) perform its obligations under this Agreement or (ii) consummate the Entity Acquisition or the Asset Acquisition, as the case may be, and the other transactions to be performed by such Representing Party contemplated hereby (a “Purchaser Material Adverse Effect”).

SECTION 4.02.    Authority; Execution and Delivery; Enforceability. Such Representing Party has full power and authority to execute each of this Agreement and the Ancillary Agreements to which it is a party and to consummate the Entity Acquisition or the Asset Acquisition, as the case may be, and the other transactions to be performed by such Representing Party contemplated hereby or thereby. The execution and delivery by such Representing Party of this Agreement, the Ancillary Agreements to which it is a party and the consummation of the Entity Acquisition or Asset Acquisition, as the case may be, and the other transactions to be performed by such Representing Party contemplated hereby or thereby have been duly authorized by all necessary corporate action. Such Representing Party has duly executed and delivered this Agreement, and this Agreement constitutes, and the Ancillary Agreements to which it is a party, when executed and delivered, will constitute, its valid and binding obligation, enforceable against each such Representing Party in accordance with its terms, subject to the General Enforceability Exceptions.

SECTION 4.03.    No Conflicts; Consents. The execution and delivery by such Representing Party of each of this Agreement and the Ancillary Agreements to which it is a party does not, and the consummation of the Entity Acquisition or the Asset Acquisition, as the case may be, and the other transactions to be performed by such Representing Party contemplated hereby and thereby and compliance by such Representing Party with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Representing Party or any of its subsidiaries under, any provision of (i) the certificate of incorporation or bylaws (or equivalent organizational documents) of such Representing Party, (ii) any Contract to which such Representing Party is a party or by which any of its properties or assets is bound or (iii) any Judgment or Law applicable to such Representing Party or its properties or assets, other than any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. No material consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to such Representing Party in connection with the execution, delivery and performance of this Agreement or the consummation of the Entity Acquisition or the Asset Acquisition, as the case may be, or the other transactions to be performed by such Representing Party contemplated hereby.

SECTION 4.04.    Proceedings. There are no Proceedings or claims pending or, to the Knowledge of Purchaser, threatened against such Representing Party or any of its Affiliates that, if determined adversely to such Representing Party or such Affiliate, would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

SECTION 4.05.    Securities Law Compliance. The Subject Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Subject Shares so acquired by it in violation of any of applicable securities Laws.

SECTION 4.06.    Financing; Availability of Funds. Such Representing Party has, or shall have at the Closing, cash available that is sufficient to enable it to consummate the Entity Acquisition or the Asset Acquisition, as the case may be, and the other transactions to be performed by such Representing Party contemplated by this Agreement.

SECTION 4.07.    Financial Position of Purchaser After the Closing. At or immediately after the Closing, and after giving effect to the transactions contemplated by this Agreement, such Representing Party will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature.

ARTICLE V

Covenants

SECTION 5.01.    Covenants Relating to Conduct of Business. Except as set forth in Section 5.01 of the Seller Disclosure Letter or as required by applicable Law or as otherwise expressly permitted or required by the terms of this Agreement, from the date of this Agreement to the Closing, Seller shall cause the Business to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted including without limitation with respect to the invoicing, collection and payment of payables and receivables, and, to the extent consistent therewith, use reasonable best efforts to keep intact the respective businesses of the Companies, keep available the services of their current employees and preserve the good will of their customers, suppliers, licensors, licensees, distributors and others with whom they deal; provided, however, that Seller shall not be obligated to, directly or indirectly, provide any funds to any of the Companies other than ordinary working capital, consistent with past practice. In addition (and without limiting the generality of the foregoing), except as provided in Section 5.08(a) or as set forth in Section 5.01 or Section 5.12 of the Seller Disclosure Letter or as required by applicable Law or as otherwise expressly permitted or required by the terms of this Agreement, Seller shall not permit any of the Companies to do any of the following without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed):

(i)    amend the Company Organizational Documents;

(ii)    (A) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, (B) issue, deliver or sell any shares of its capital stock or any option, warrant or right relating thereto or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, (C) adjust, split, combine or reclassify its capital stock, (D) grant any Person any right or option to acquire any shares of its capital stock, or enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

(iii)    make, declare or pay any dividend or distribution on any shares of its capital stock;

(iv)     adopt or amend in any material respect any Employee Plan (or any plan that would be an Employee Plan if adopted);

(v)    grant to any executive officer or Employee any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or as may be required under existing Contracts and except for any increases for which Seller or its Affiliates (other than the Companies) shall be solely obligated;

(vi)    hire any new Employee, except for Employees transferred in compliance with Section 5.08(a);

(vii)    incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or, except in the ordinary course of business, incur or assume any other liabilities or obligations;

(viii)    permit, allow or suffer any of its assets to become subjected to any Lien of any nature whatsoever that would have been required to be set forth in Section 3.07 of the Seller Disclosure Letter if existing on the date of this Agreement;

(ix)    make any change in any method of accounting or accounting practice or policy other than those required by GAAP or other applicable Laws (to the extent so required);

(x)    acquire by merging or consolidating with, or by purchasing the assets or equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material;

(xi)    make or incur any capital expenditures that are not currently approved or budgeted and expressly disclosed to Purchaser and that, in the aggregate, are in excess of $100,000;

(xii)    sell, lease, license or otherwise dispose of any of its assets in excess of $100,000, except inventory sold in the ordinary course of business and consistent with past practice;

(xiii)    subject to Section 5.02, (A) enter into any Company Contract or into any Contract (i) with Seller or its Affiliates, (ii) providing for exclusivity or otherwise restricting the ability of any Company to operate and compete in any field, product line, geographic area, or in any other manner, or (iii) providing for most favored nation pricing, or (B) terminate, cancel or amend in any material respect any Company Contract, other than new customer or supplier contracts entered into in the ordinary course of business and in consultation with Purchaser;

(xiv)    make or revoke any material Tax election, settle or compromise any material Tax claim, file any material amended Return, but only to the extent that any such action could have an adverse effect on the Tax liability of the Companies following the Closing;

(xv)    make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(xvi)    enter into any Contract with Seller or any Affiliates of Seller;

(xvii)    accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand, except in the ordinary course of business consistent with past practice; or

(xviii)    authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

SECTION 5.02.    No Solicitation.

(a) From and after the date of this Agreement, Seller shall not, and shall ensure that its subsidiaries do not, and shall ensure that any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative (collectively, the “Company Representatives”) of, Seller or any of its subsidiaries do not, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any TSG Proposal, (ii) enter into any agreement with respect to any TSG Proposal or (iii) provide any non-public information regarding the Companies or the Business to any third party in connection with any TSG Proposal or engage in any negotiations or substantive discussions regarding any TSG Proposal; provided, however, that prior to the receipt of the Seller Shareholder Approval, Seller, its subsidiaries and the Company Representatives may, in response to a TSG Proposal that was not solicited, provide any non-public information regarding the Companies to any third party making the TSG Proposal or engage in any negotiations or substantive discussions with such third party regarding any TSG Proposal, in each case, only if Seller’s board of directors determines in good faith, after consultation with Seller’s financial advisor and legal counsel, that such TSG Proposal either is a Superior Proposal, or would be reasonably likely to lead to a Superior Proposal, and, after consultation with legal counsel, that failing to take such action would be inconsistent with their fiduciary duties under applicable Law. Seller shall, and shall cause each of its subsidiaries and Company Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Seller, any of its subsidiaries or any Company Representative, with any parties conducted heretofore that has made or indicated an intention to make a TSG Proposal.

(b) Neither Seller’s board of directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the Seller Board Recommendation (an “Adverse Recommendation Change”) or (ii) approve or recommend, or propose publicly to approve or recommend, any TSG Proposal. Notwithstanding the foregoing, at any time after the date hereof and prior to receipt of the Seller Shareholder Approval, and in each case subject to the Seller’s compliance with its, its subsidiaries and the Company Representatives’ obligations in this Section 5.02, (x) in response to a TSG Proposal which was not solicited or a Contingent Seller Proposal, Seller’s board of directors may terminate this Agreement pursuant to Section 7.01 (including, if applicable, payment of the Breakup Fee or costs and expenses pursuant to Section 7.02) and cause Seller to enter into an agreement with respect to any Superior Proposal or make an Adverse Recommendation Change, in each case, if and to the extent that Seller’s board of directors determines in good faith, after consultation with Seller’s financial advisor and legal counsel, that such TSG Proposal or Contingent Seller Proposal either is a Superior Proposal, or would be reasonably likely to lead to a Superior Proposal, and, after consultation with legal counsel, that failing to take such action would be inconsistent with their fiduciary duties under applicable Law, but only (1) at a time that is after the fifth business day following Seller’s delivery to Purchaser of written notice advising Purchaser that Seller’s board of directors is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and contemporaneously furnishing a copy of the relevant acquisition agreement or other relevant transaction documents (provided that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by Seller and three additional business days plus the remaining days, if any, from the five business day period above), and affording Purchaser an opportunity to make an alternative proposal, (2) if Seller waives the standstill provisions applicable to Purchaser in the Confidentiality Agreement (unless the Superior Proposal constitutes a TSG Proposal, in which case no such waiver shall be required) and (3) prior to the expiration of such five business day period, Purchaser does not make a proposal to adjust the terms and conditions of this Agreement that the Seller board of directors determines in good faith (after consultation with Seller’s financial advisor and legal counsel) to be at least as favorable as the Superior Proposal after giving effect to, among other things, the payment of the Breakup Fee or other costs and expenses pursuant to Section 7.02(b), and (y) in the absence of a TSG Proposal or a Seller Takeover Proposal, Seller’s board of directors may make an Adverse Recommendation Change if a material development or change in circumstances occurs or arises after the date of this Agreement that was not known by the Seller’s board of directors as of the date of this Agreement (such material development or change in circumstances, an “Intervening Event”) and Seller’s board of directors determines in good faith, after consultation with its legal counsel, that in light of such Intervening Event, failure to make an Adverse Recommendation Change would be inconsistent with their fiduciary duties under applicable Law and Seller provides Purchaser with five business days prior written notice of its board of directors’ intention to take such action, specifying in reasonable detail the reasons and basis therefor. The term “TSG Proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, business combination or other similar transaction solely with respect to one or more of the Companies or the Business, (ii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, substantially all of the Subject Shares or any other equity interests of the Companies or any resulting parent company of the Companies (other than Seller), or (iii) any inquiry proposal or offer to acquire in any manner, directly or indirectly, assets of the

Companies representing substantially all of the consolidated assets solely of the Companies, in each case, other than the transactions contemplated by this Agreement. The term, “Seller Takeover Proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, business combination or other similar transaction involving Seller, (ii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, more than 50% of the outstanding equity interests of Seller or any resulting parent company of Seller, or (iii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, assets of Seller or its subsidiaries representing more than 60% of the consolidated assets of Seller. The term “Superior Proposal” means a TSG Proposal or a Seller Takeover Proposal contingent upon termination of this Agreement (a “Contingent Seller Proposal”), in each case, that Seller’s board of directors determines in good faith, after consultation with counsel and Seller’s financial advisor (x) is more favorable from a financial point of view to the shareholders of Seller than the transactions contemplated by this Agreement after taking into account the Breakup Fee and any alternative proposal offered by Purchaser and (y) is reasonably likely of being completed on the terms proposed on a timely basis.

(c) Seller promptly (and in any event, within 48 hours of receipt of a TSG Proposal or Contingent Seller Proposal) shall advise Purchaser orally and in writing of the receipt of any TSG Proposal or Contingent Seller Proposal and of the material terms of any such TSG Proposal or Contingent Seller Proposal and of any changes thereto. Seller promptly shall advise Purchaser orally and in writing of the commencement of any discussions with any third party or its representatives regarding any TSG Proposal or Contingent Seller Proposal by such third party. Seller shall keep Purchaser informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within 48 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such TSG Proposal or Contingent Seller Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions.

(d) Nothing contained in this Section 5.02 or in Sections 5.06 or 5.09 shall prohibit Seller or its board of directors from taking and disclosing to Seller’s shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to Seller’s shareholders if, in the good faith judgment of Seller’s board of directors after consultation with legal counsel, the failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event shall this Section 5.02(d) affect the obligations of Seller specified in Sections 5.02(b) and 5.02(c); provided, further, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 7.01(a)(vii)) unless the Seller board of directors expressly reaffirms the Seller Board Recommendation to its shareholders at least two business days prior to the Shareholders Meeting.

SECTION 5.03.    Access to Information. Seller shall, and shall cause the Companies to, afford to Purchaser reasonable access, upon reasonable notice during normal business hours during the period prior to the Closing, to all the Company Representatives, properties, books, Contracts, Tax Returns and records of the Companies, and, during such period shall furnish promptly to Purchaser, at Seller’s expense, any information concerning the Companies as Purchaser may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of the Companies and no environmental sampling or testing may be performed at any Company Property without Seller’s prior written consent.

SECTION 5.04.    Confidentiality. Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and Seller dated January 4, 2011, as amended (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Companies; provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller or the Company Representatives concerning Seller or any of its Affiliates (other than the Companies) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

SECTION 5.05.    Further Assurances; Reasonable Best Efforts; Contractual Consents.

(a) Purchaser, Asset Purchaser, Seller and Agilysys LLC will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other party to this Agreement in doing, all things necessary or desirable under applicable Law to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(b) Purchaser and Seller will use their reasonable best efforts to: (i) prepare, as soon as practicable, all filings and other presentations in connection with seeking any Required Regulatory Approval, exemption or other authorization from any Governmental Entity necessary to consummate the transactions contemplated by this Agreement; (ii) prosecute such filings and other presentations with diligence; and (iii) oppose any objections to, appeals from or petitions to reconsider or reopen any such approval by Persons not party to this Agreement. Purchaser and Seller will use their reasonable best efforts to facilitate obtaining any final order or orders approving the transactions contemplated by this Agreement, or to remove any impediment to the consummation of the transactions contemplated hereby. Purchaser and Seller will use their reasonable best efforts to furnish all information in connection with the approvals of or filings with regard to the Required Regulatory Approvals with any Governmental Entity and will promptly cooperate with and furnish information in connection with any such requirements imposed upon Purchaser or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby. Purchaser and Seller will use their reasonable best efforts to obtain any Required Regulatory Approval, or any exemption thereto, and to remove any impediment imposed by any Governmental Entity to allow the consummation of the transactions contemplated hereby. Seller and its Affiliates shall not have any liability for the failure to obtain any Required Regulatory Approval or other consent, approval or authorization in connection with the transactions contemplated by this Agreement. Purchaser and Seller will each advise the other party promptly of any material communication received by such party or any of its Affiliates from any Governmental Entity regarding any of the transactions contemplated by this Agreement, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with or any Governmental Entity in connection with the transactions contemplated hereby. Neither Seller nor Purchaser will independently participate in any meeting with any Governmental Entity in respect of any findings or inquiry in connection with the transactions contemplated hereby without giving the other prior notice of the meeting and the opportunity to attend and/or participate, in each case, unless prohibited by the Governmental Entity. Seller and Purchaser will consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if required, in connection with the transactions contemplated hereby.

(c) Prior to and continuing for one year after the Closing, each party shall, and shall cause its Affiliates to, use its reasonable best efforts (at its own expense) to obtain, and to cooperate in obtaining, all consents and waivers from third parties necessary or appropriate to permit the consummation of the Acquisition and the continuation of all Contracts of the Business in compliance with their terms and without giving rise to any termination or right of termination (the “Consents”); provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than nominal filing or application fees). If a Consent is obtained, Seller shall, and shall cause its Affiliates to, promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, if applicable, such Contract to Purchaser. Purchaser acknowledges that those Consents with respect to the transactions contemplated by this Agreement set forth on Section 3.10(c) of the Seller Disclosure Letter may be required from parties to the Contracts listed in the Seller Disclosure Letter and that such Consents have not been obtained. Provided that Seller and its Affiliates reasonably perform their obligations hereunder to assist in obtaining such Consents, and subject to subsection (d) of this Section 5.05, Seller and its Affiliates shall not have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract as a result thereof. Purchaser acknowledges that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such Consent, (ii) any such termination or (iii) any

Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such termination, in each case, provided that Seller reasonably performs its obligations under subsection (d) of this Section 5.05.

(d) At the Closing, Seller shall assign and Purchaser or its designee shall assume, and shall thereafter perform and observe fully and timely, all rights and executory liabilities and executory obligations of Seller accruing or arising from and after the Closing Date under, the Assumed Contracts; provided, however, that this Agreement shall not constitute an agreement to assign any Assumed Contract or any claim or right or any benefit arising thereunder or resulting therefrom if and for so long as such assignment, without the Consent of a third party thereto, would constitute a breach or other contravention of such Contract or in any way adversely affect the rights of Purchaser (or its designee) or Seller thereunder. If a Consent is not obtained, Seller or its Affiliates shall (i) provide to Purchaser (or its designee) the benefits of such Contract (or, in the case of a Shared Contract, the portion of the benefits of such Contract attributable to the Business), and Purchaser (or its designee) shall bear the burden thereunder (or, in the case of a Shared Contract, the portion of the burden attributable to the Business thereunder) as if such Contract were transferred (or, in the case of a Shared Contract, as if the portion of such Contract attributable to the Business was separated and transferred) to Purchaser (or its designee) in accordance with this Agreement, including pursuant to any subcontracting, sublicensing or subleasing arrangements as may be agreed to between the parties, (ii) enforce for the benefit of Purchaser (or its designee) any and all of the rights (or, in the case of a Shared Contract, any and all of the rights attributable to the Business) against a third party thereto, and Purchaser (or its designee) shall perform the obligations thereunder (or, in the case of a Shared Contract, the portion of the obligations attributable to the Business thereunder), and (iii) promptly, and no later than five business days after receipt, pay to Purchaser (or its designee) when received all monies received by Seller or any of its Affiliates under any such Contract (or, in the case of a Shared Contract, only the portion of monies received that are attributable to the Business), provided that Purchaser (or its designee) is at the time of any such payment in compliance with its obligations under the arrangements described in clauses (i) and (ii) of this Section 5.05(d). Any out-of-pocket costs incurred by or on behalf of Seller or any of its Affiliates to implement the arrangements contemplated by this Section 5.05(d) shall be borne by Purchaser (or its designee). The term “Shared Contract” means a Contract to which Seller or one or more of its Affiliates (other than the Companies) is party that is used in, but is not used exclusively in, the Business (other than Contracts that are addressed in the Transition Services Agreement).

SECTION 5.06.    Preparation of Proxy Statement; Shareholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement (and in any event within 20 business days after the date hereof), Seller shall, with the assistance of Purchaser, prepare the proxy statement to be sent to the shareholders of Seller in connection with the Shareholders Meeting (as amended or supplemented, the “Proxy Statement”). Purchaser and Seller will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, (i) Seller will provide Purchaser with a reasonable opportunity to review and comment on the Proxy Statement and (ii) upon Seller’s request, Purchaser will promptly furnish to Seller the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act and (ii) the rules and regulations of The NASDAQ Stock Market.

(b) Seller agrees that none of the information supplied or to be supplied by Seller for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of Seller and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Purchaser agrees that none of the information supplied or to be supplied by Purchaser for inclusion in the Proxy Statement will, at the date it is first mailed to the shareholders of Seller and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Seller or any Affiliate thereof will be deemed to have been supplied by Seller and information concerning or related to Purchaser or any Affiliate thereof will be deemed to have been supplied by Purchaser.

(c) Each of Seller and Purchaser agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Seller shall as soon as reasonably practicable notify Purchaser of the receipt of any comments from or other correspondence with the SEC staff with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information (and promptly deliver a copy of such comments, correspondence or request to Purchaser).

(d) As soon as reasonably practicable following the date of this Agreement, Seller, acting through its board of directors, and in accordance with applicable Law, shall (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of authorizing this Agreement, the Acquisition and the other transactions contemplated hereby (the “Shareholders Meeting”) and (ii) (A) include in the Proxy Statement the Seller Board Recommendation and (B) use its reasonable best efforts to obtain the necessary approval of the transactions contemplated by this Agreement by the shareholders of Seller; provided, however, in the case of clause (ii), that the Seller board of directors may fail to take any such actions and/or may withdraw, modify or change in a manner adverse to Purchaser all or any portion of the Seller Board Recommendation solely in accordance with Section 5.02(b). Without limiting the generality of the foregoing, Seller agrees that its obligations pursuant to clause (i) of the foregoing sentence of this Section 5.06(d) shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other Person of any TSG Proposal, Seller Takeover Proposal or the occurrence of any Adverse Recommendation Change.

SECTION 5.07.    Expenses; Transfer Taxes.

(a) Whether or not the Closing takes place, and except as set forth in this Section, Section 7.02 and Article VIII, all costs and expenses incurred in connection with this Agreement and the transactions contemplated shall be paid by the party incurring such expense; provided that if the transactions contemplated hereby are consummated transaction expenses of Seller, the Companies and their respective Affiliates shall be borne and paid by Seller and not by the Companies. Purchaser shall bear the filing fee of the notification and report form, if any, required for the transactions contemplated hereby pursuant to the HSR Act.

(b) Each party shall use reasonable best efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 5.08.    Employee Matters.

(a) Employees. Seller and Purchaser agree to the undertakings set forth on Section 5.08(a) of the Seller Disclosure Letter.

(b) Compensation Arrangements and Employee Benefits. From and after the Closing Date, Purchaser shall be free to, and shall be free to cause one or more of the Companies to, determine any base salary, conditions to participation in employee benefit plans, programs, policies and arrangements and any bonus, incentive, commission or other variable compensation programs in its sole discretion.

(c) Flexible Spending Accounts. Purchaser may, in its sole discretion, establish (or cause an Affiliate of Purchaser to establish) as of the Closing Date one or more medical expense and/or dependent care flexible spending account plans (the “Purchaser Flexible Account Plans”). To the extent the Purchaser establishes a Purchaser Flexible Account Plan for the Employees that is comparable to a flexible spending account under an Employee Plan (a “Seller Flexible Account Plan”), such Purchaser Flexible Account Plan will recognize the elections that such Employees had in effect for purposes of calendar year 2011 under the applicable Seller

Flexible Account Plan. In addition, any such Purchaser Flexible Account Plan will (i) assume the obligations of the applicable Seller Flexible Account Plan with respect to Employees as of the Closing Date and (ii) provide the same level of medical expense and/or dependent care expense reimbursement account benefits as those provided under the Seller Flexible Account Plan through the end of the plan year in effect as of the Closing. On the Closing Date, to the extent one or more Purchaser Flexible Account Plans are established and assume the obligations described in this Section 5.08(c), Seller shall transfer to Purchaser any amounts withheld or collected by Seller and its Affiliates under the applicable Seller Flexible Account Plan from Employees during the plan year in effect as of the Closing reduced by any reimbursements actually paid by Seller and its Affiliates under the Seller Flexible Account Plan for such plan year prior to the Closing Date.

(d) 401(k) Plan. All Employees who are participants in Seller’s U.S. tax-qualified defined contribution plan (the “Seller 401(k) Plan”) shall retain their accrued benefits (subject to the terms of the Seller 401(k) Plan, including the vesting provisions contained therein) under the Seller 401(k) Plan as of the Closing Date, and the Seller 401(k) Plan shall retain sole liability for the payment of such benefits (and any benefits under such plans owed in respect of any other Employee) as and when such Employees become eligible therefor under the Seller 401(k) Plan. In addition, Seller shall, prior to the Closing Date, amend the Seller 401(k) Plan, to the extent necessary, to allow for the direct rollover of any participant loans outstanding under the Seller 401(k) Plan with respect to accounts of the Employees to a tax-qualified defined contribution plan established for the Employees by Purchaser on or after the Closing Date (the “Purchaser 401(k) Plan”). Further, the Seller shall, prior to the Closing Date, amend the Seller 401(k) Plan, to the extent necessary, such that no participant loan with respect to accounts of the Employees will be placed into default during the period beginning on the Closing Date through the date any such loan is rolled over, on an in kind basis, into the Purchaser 401(k) Plan, as long as each such participant continues making loan repayments on a timely basis, in accordance with reasonable procedures acceptable to the Seller during such period.

(e) No Third Party Rights. This Section 5.08 is for the exclusive benefit of Seller and nothing in this Section 5.08 shall create any third-party beneficiary rights in favor of any Person or shall change the at-will nature of employment of employees of the Companies. Nothing in this Section 5.08, whether express or implied, shall confer upon any current or former employee of any of the Companies any rights or remedies whatsoever, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Section 5.08. No provision of this Section 5.08 is intended to modify, amend or create any employee benefit plan or arrangement of the Companies and/or Purchaser.

SECTION 5.09.    Publicity. Except as provided in Section 5.02, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that Seller and Purchaser may make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding the transactions contemplated hereby.

SECTION 5.10.    Names Following Closing.

(a) Purchaser hereby acknowledges that all right, title and interest in and to the names set forth in Section 5.10 of the Seller Disclosure Letter and any other trademarks or logos of Seller or any of its Affiliates, together with all variations, derivatives and acronyms thereof and all trademarks, service marks, domain names, trade names, trade dress, company names and other identifiers of source or goodwill containing, incorporating or associated with any of the foregoing (collectively, the “Retained Names”) are owned exclusively by Seller, and that, except as provided in this Section 5.10, any and all right of the Companies to use the Retained Names shall terminate as of the Closing Date and shall immediately revert to Seller, along with any and all goodwill associated therewith. Purchaser further acknowledges that it has no rights, and is not acquiring any rights, to use the Retained Names, except as provided in this Section 5.10.

(b) Immediately following the Closing, except as otherwise provided in this Section 5.10, Purchaser shall amend or terminate any certificate of assumed name or d/b/a filings so as to eliminate its or its Affiliates’ right to use the Retained Names, or any name that, in the reasonable judgment of Seller, is similar to the Retained Names, and Purchaser and its Affiliates shall not thereafter use any Retained Names or other names confusingly similar thereto, except as provided in this Section 5.10. Purchaser shall also amend the Company Organizational Documents to change the names thereof to a name not including or similar to any of the Retained Names.

(c) After the Closing, Purchaser and its Affiliates shall have the right to (i) sell existing inventory and (ii) use existing packaging, labeling, containers, stationery, business forms, supplies, advertising and promotional materials and any similar materials bearing the Retained Names (“Existing Materials”) for 120 days following the Closing; provided, however, that neither Purchaser nor any of its Affiliates shall take any action that could reasonably be expected to impair the value of the Retained Names; provided further, however, that when using the Existing Materials in the context of entering into or conducting contractual relationships, Purchaser shall make clear to all other applicable parties that Purchaser, rather than Seller or its Affiliates, is the party entering into or conducting the contractual relationship; provided further, however, that personnel of Purchaser or its Affiliates using the Existing Materials shall not, and shall have no authority to, hold themselves out as officers, employees or agents of Seller or any Affiliate of Seller. Purchaser and its Affiliates shall comply with all applicable Laws in any use of packaging or labeling containing the Retained Names.

(d) Purchaser shall use reasonable best efforts to minimize its use of the Retained Names, and, in any event, shall cease using the Retained Names on fixed assets as soon as practicable and in any event within 120 days after the Closing. Notwithstanding any provision hereof to the contrary, for 120 days after the Closing, Purchaser and its Affiliates may indicate that the Business was “formerly known as Agilysys TSG” (or similar reference).

(e) Except as expressly provided in this Section 5.10, no other right to use the Retained Names is granted by Seller to Purchaser or its Affiliates, whether by implication or otherwise, and nothing hereunder permits Purchaser or any of its Affiliates to use the Retained Names on any documents, materials, products or services other than in connection with the Existing Materials. Purchaser shall ensure that all use of the Retained Names as provided in this Section 5.10 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Retained Names were used in the Business prior to the Closing. Any and all goodwill generated by the use of the Retained Names under this Section 5.10 shall inure solely to the benefit of Seller. In no event shall Purchaser or its Affiliates use the Retained Names in any manner that may damage or tarnish the reputation of Seller or the goodwill associated with the Retained Names.

(f) Purchaser agrees that Seller shall not have any responsibility for claims by third parties arising out of, or relating to, the use by Purchaser or its Affiliates of any Retained Names after the Closing. Notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges that Seller, in addition to any other remedies available to it for any breach or threatened breach of this Section 5.10, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining Purchaser and any of its Affiliates from any such breach or threatened breach.

SECTION 5.11.    WARN Act. For the ninety-one (91)-day (inclusive) period immediately following the Closing Date, Purchaser shall not, and shall cause any successor or permitted assign of any portion of the Business (including, for the avoidance of doubt, the Employees and any assets transferred to the Companies pursuant to the Restructuring) not to, cause or permit to be implemented any plant closing, mass layoff or other termination (whether actual or constructive) of Employees which, either alone or in the aggregate (with each other and/or with any plant closing, partial closing, mass layoff or other termination of Employees occurring on or prior to the Closing Date), would reasonably be expected to create any liability to Seller under the WARN Act or similar applicable Law.

SECTION 5.12.    Transfer of Certain Assets. Prior to the Closing, Seller shall, on the terms set forth in Section 5.12 of the Seller Disclosure Schedule, use reasonable best efforts to perform or cause to be performed all of the actions set forth in Section 5.12 of the Seller Disclosure Letter and such other actions mutually agreed upon in writing by Seller and Purchaser to effect the transfer to one or more of the Companies of all assets of Seller and its Affiliates (other than the Companies) that are either (i) used, or held for use, primarily in the Business, or (ii) necessary to operate the Business in substantially the same manner it is operated on the date of this Agreement (the “Restructuring”). Seller shall, at Seller’s expense, prior to and continuing after the Closing, execute all such further documents and instruments as may be reasonably necessary or advisable to accomplish the Restructuring and to properly register all transferred assets in the name of the Companies.

SECTION 5.13.    Termination of Intercompany Agreements and Debt. Effective upon the Closing, (a) all Intercompany Agreements (other than this Agreement and any documents or agreements contemplated hereby, including the Transition Services Agreement), shall be terminated, and (b) all Intercompany Debt shall be terminated including any trade payables and receivables.

SECTION 5.14.    Treatment of Shared Bank Accounts; Payments. Section 5.14 of the Seller Disclosure Letter sets forth the party hereto (or its designated Affiliate) that will own and control each Shared Bank Account from and after the Closing (the “Bank Account Party”). From and after the Closing, Purchaser and Seller shall work in good faith and use reasonable best efforts to as promptly as practicable end all use of the Shared Bank Accounts by or on behalf of parties that are not owned or controlled by the Bank Account Party. From and after the Closing, the Bank Account Party will hold and will promptly transfer and deliver to parties that are not owned or controlled by the Bank Account Party, as and when received by the Bank Account Party, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash) or other property that they may receive from and after the Closing which is attributable to or properly belongs to such party, and will account to such party for all such receipts. Without limiting the generality of the foregoing, within three days following receipt, Seller or its Affiliates (other than the Companies) will remit to the Companies, without offset, all funds and payments intended for the Companies and received in a Shared Bank Account for which Seller or one of its Affiliates (other than the Companies) is the Bank Account Party, and Purchaser shall cause the Companies to remit to Seller, without offset, all funds and payments intended for Seller or one of its Affiliates (other than the Companies) and received in a Shared Bank Account for which one of the Companies is the Bank Account Party.

SECTION 5.15.    Insurance. From and after the Closing Date, with respect to events or circumstances relating to the Companies or the Business that occurred or existed prior to the Closing Date that are covered by third party liability insurance policies and any workers’ compensation insurance policies and/or comparable workers’ compensation self-insurance programs sponsored by Seller and/or its Affiliates, Purchaser or its Affiliates may make claims under such policies and programs and Seller and its Affiliates shall use commercially reasonable efforts to assist Purchaser and its Affiliates in those efforts and to the extent required, make claims and collect such amounts on Purchaser’s or its Affiliates’ behalf and remit such amounts upon receipt to Purchaser and/or its assignee.

ARTICLE VI

Conditions Precedent

SECTION 6.01.    Conditions to Each Party’s Obligation. The obligation of Purchaser to purchase and pay for the Subject Shares and the obligation of Seller to sell the Subject Shares to Purchaser is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Governmental Approvals. Any Required Regulatory Approvals shall have been obtained.

(b) No Injunctions or Restraints. No applicable Law or Judgment or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

(c) Shareholder Approval. The Seller Shareholder Approval shall have been obtained.

SECTION 6.02.    Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Subject Shares is further subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and correct in all material respects at and as of the Closing (without regard to any qualifications therein as to materiality, Seller Material Adverse Effect or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date). Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

(b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, including the Restructuring, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

(c) Closing Deliveries. Agilysys LLC and Seller shall have delivered, or caused to be delivered, to Asset Purchaser or Purchaser, as the case may be, all of the deliveries required by Section 1.03(b)(ii) and Section 1.03(b)(iv), respectively.

(d) Restructuring. All transactions necessary to effect the Restructuring shall have been consummated (including, without limitation, obtaining all Consents in connection therewith).

(e) No Indebtedness. The Companies shall have no indebtedness for borrowed money outstanding as of the Closing.

(f) No Liens. All Liens on the Subject Shares and, except for Permitted Liens, the assets of the Companies or the Business (including the Purchased Assets) shall have been released prior to or effective as of the Closing.

SECTION 6.03.    Conditions to Obligation of Seller. The obligation of Seller to sell the Subject Shares to Purchaser is further subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing (without regard to any qualifications therein as to materiality or Purchaser Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date). Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(c) Closing Deliveries. Asset Purchaser and Purchaser shall have delivered, or caused to be delivered, to Agilysys LLC or Seller, as the case may be, all of the deliveries required by Section 1.03(b)(i) and Section 1.03(b)(iii), respectively.

SECTION 6.04.    Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use reasonable best efforts to cause the Closing to occur as required by Section 5.05.

ARTICLE VII

Termination; Effect of Termination

SECTION 7.01.    Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i)    by mutual written consent of Seller and Purchaser;

(ii)    by Seller if any of the conditions set forth in Sections 6.01 or 6.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

(iii)    by Purchaser if any of the conditions set forth in Sections 6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

(iv)    by Seller or Purchaser, if the Closing does not occur on or prior to November 30, 2011 (the “Outside Date”); provided, however, that, if, on the Outside Date, any of the conditions to the Closing set forth in Section 6.01 shall not have been fulfilled but all other conditions to the Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties hereto, be extended to December 30, 2011, and such date shall become the Outside Date for purposes of this Agreement;

(v)    by Seller or Purchaser, if the Shareholders Meeting (including any adjournment or postponement thereof) has concluded and the Seller Shareholder Approval was not obtained;

(vi)    by Seller, at any time after the date hereof and prior to receipt of the Seller Shareholder Approval and in accordance with and subject to the terms and conditions of Section 5.02, if Seller’s board of directors shall have approved, and Seller has concurrently with such termination entered into, a definitive agreement providing for the implementation of the transactions contemplated by a Superior Proposal; or

(vii)    by Purchaser, if Seller or Seller’s board of directors (or any committee thereof) shall have (i) withdrawn or modified in a manner adverse to Purchaser the Seller Board Recommendation, (ii) approved, recommended or entered into any TSG Proposal or Contingent Seller Proposal or (iii) formally resolved or publicly authorized or proposed to take any of the foregoing actions;

provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b) In the event of termination by Seller or Purchaser pursuant to this Section 7.01, written notice thereof shall immediately be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

(i)    Purchaser shall return all documents and other material received from Seller or any of its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

(ii)    all confidential information received by Purchaser with respect to the businesses of Seller and the Companies shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

SECTION 7.02.    Effect of Termination.

(a) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.04 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it, (ii) Section 5.07 relating to certain expenses, (iii) Section 7.01 and this Section 7.02, (iv) Section 5.09 relating to publicity and (v) Article IX. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any breach by such party of its obligations under this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

(b) Seller shall pay, or cause to be paid, to Purchaser by wire transfer of immediately available funds an amount equal to $2,250,000 (the “Breakup Fee”), if:

(i)    this Agreement is terminated by Seller pursuant to Section 7.01(a)(vi), such payment to be made before or concurrently with such termination and in the absence of such payment any such purported termination shall be invalid;

(ii)    this Agreement is terminated by Purchaser pursuant to Section 7.01(a)(vii), such payment to be made within five business days of such termination;

(iii)    (A) a TSG Proposal (whether or not conditional) or intention to make a TSG Proposal (whether or not conditional) shall have been made directly to Seller’s shareholders or otherwise publicly disclosed and (B) this Agreement is thereafter terminated by Seller or Purchaser pursuant to Section 7.01(a)(iv) or Section 7.01(a)(v), such payment to be made before or concurrently with such termination and in the absence of such payment any such purported termination shall be invalid; or

(iv)    Seller is in breach of Section 5.02 and this Agreement is terminated by Purchaser or Seller pursuant to Section 7.01(a)(v), such payment to be made within five business days of such termination.

(c) In the event that this Agreement is terminated (i) by Seller or Purchaser pursuant to Section 7.01(a)(v), (ii) by Seller pursuant to Section 7.01(a)(ii) based on the Seller Shareholder Approval being incapable of being fulfilled or (iii) by Purchaser pursuant to Section 7.01(a)(iii) based on the Seller Shareholder Approval being incapable of being fulfilled, in any such case, under circumstances in which the Breakup Fee is not payable pursuant to Section 7.02(b)(iii) or Section 7.02(b)(iv), then Seller shall reimburse Purchaser and its Affiliates for up to $1,250,000 of their reasonable out-of-pocket fees and expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to Purchaser and its Affiliates) incurred by Purchaser or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Purchaser Expenses”); provided, that the payment by Seller of the Purchaser Expenses pursuant to this Section 7.02(c) shall not relieve Seller from any liability or damage resulting from a breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, Seller shall not be required to pay to Purchaser the amount due pursuant to Section 7.02(b) or Section 7.02(c) more than once. The parties acknowledge and agree that (x) the Breakup Fee constitutes liquidated damages and is not a penalty and shall be the sole and exclusive remedy, including on account of punitive damages, for recovery by Purchaser in the event of the termination of this Agreement by Seller pursuant to Section 7.01(a)(vi) or by Purchaser pursuant to Section 7.01(a)(v) (in the case where Purchaser is paid the Breakup Fee pursuant to Section 7.02(b)(iii)) or Section 7.01(a)(vii) and (y) the Purchaser Expenses constitute liquidated damages and is not a penalty and shall be the sole and exclusive remedy, including on account of punitive damages, for recovery by Purchaser in the event of the termination of this Agreement by Seller pursuant to Section 7.01(a)(ii), Section 7.01(a)(iii) or Section 7.01(a)(v) (in the case where Purchaser is paid the Purchaser Expenses pursuant to Section 7.02(c)). If this Agreement has been terminated pursuant to any such provision referenced in the immediately prior sentence, in no event shall Seller be subject to any liability in excess of the Purchaser Expenses or the Breakup Fee, as the case may be, for any or all losses or damages relating to or arising out of this Agreement, the Acquisition or the other transactions contemplated by this Agreement, and in no such event shall Purchaser seek equitable relief or seek to recover any money damages in excess of such amount from Seller if Purchaser has been paid the Purchaser Expenses or the Breakup Fee, as the case may be.

ARTICLE VIII

Tax Matters

SECTION 8.01.    Tax Indemnification; Return Filings.

(a) Tax Indemnification. Seller shall indemnify the Companies and Purchaser from and against (i) all Taxes (or the non-payment thereof) of the Companies (including Taxes related to the Purchased Assets other than Canadian Transfer Taxes relating only to the transfer of the Purchased Assets) with respect to any taxable period that ends on or before the Closing Date (a “Pre-Closing Tax Period”), (ii) Taxes of the Companies (including Taxes related to the Purchased Assets other than Canadian Transfer Taxes relating only to the transfer of the Purchased Assets) that are due with respect to periods (“Straddle Periods”) that include but do not end on the Closing Date to the extent attributable to the portion of the Straddle Period ending at the close of business on the Closing Date; (iii) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Companies (or any predecessor of any of the foregoing) are or were a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or as a result of any of the Companies being treated as a division of Seller or any analogous or similar state, local, or foreign Law; (iv) any and all Taxes of any Person imposed on the Companies as transferees or successors, by Contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing and (v) any and all Taxes resulting from the transactions contemplated by this Agreement (including Transfer Taxes other than Canadian Transfer Taxes relating only to the transfer of the Purchased Assets); provided, however, that the Seller shall not be required to indemnify the Purchaser or the Companies for any Tax to the extent the dollar amount of such Tax is accrued as a liability for Taxes and reflected in the Final Working Capital Statement.

(b) Tax Returns of Seller. Seller or its designee shall prepare and timely file or shall cause to be prepared, and Seller or its designee shall timely file (i) all consolidated, combined or unitary Tax Returns for Taxes of Seller or any of its Affiliates, which include any of the Companies with respect to a Pre-Closing Tax Period, and (ii) all other Tax Returns for Taxes of the Companies with respect to any Pre-Closing Tax Period, provided that if the Seller fails to prepare any Tax Return referred to in clause (ii), the Purchaser shall have the right to prepare such Tax Returns. If applicable, Purchaser shall be responsible for signing and timely filing any Tax Returns described in this Section 8.01(b). All Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with past practice with respect to such items, unless otherwise required by Law or a Taxing Authority. At least 30 calendar days prior to the due date for the filing of such Tax Returns (including extensions), preparing party shall provide the other party with drafts of all Tax Returns described in the second preceding sentence required to be prepared and filed with respect to any Pre-Closing Tax Period. At least 15 calendar days prior to the due date for the filing of such Tax Returns (including extensions), or such shorter period as is necessary to allow for the timely filing of such Tax Return, the other party shall notify the preparing party of the existence of any objection (specifying in reasonable detail the nature and basis of such objection) the other party may have to any items set forth on such draft Tax Returns (a “Dispute Notice”). Purchaser and Seller agree to consult and resolve in good faith any such objection. Except to the extent included in the calculation of Final Net Working Capital, Seller shall pay or shall cause to be paid any and all Taxes shown as due with respect to Tax Returns described in the first sentence of this Section 8.01(b).

(c) Tax Returns of Purchaser. Purchaser shall prepare and file or cause the Companies to prepare and file all Tax Returns with respect to the Companies that are attributable to any taxable period that begins after the Closing Date (a “Post-Closing Tax Period”) and any Straddle Period. Purchaser shall pay or cause to be paid any and all

Taxes due with respect to such Tax Returns and, except to the extent included in the calculation of Final Net Working Capital, Seller shall promptly reimburse Purchaser for any amount owed by Seller with respect to any taxable period that begins before and ends after the Closing Date (a “Straddle Period” and the amount owed by Seller, “Straddle Period Taxes”) pursuant to Section 8.01(d). At least 30 calendar days prior to the due date for the filing of such Tax Returns (including extensions), Purchaser shall provide to Seller drafts of all Tax Returns described in the second preceding sentence required to be prepared and filed with respect to any Pre-Closing Tax Period or Straddle Period. At least 15 calendar days prior to the due date for the filing of such Tax Returns (including extensions), or such shorter period as is necessary to allow for the timely filing of such Tax Return, Seller shall deliver to Purchaser a Dispute Notice indicating the existence of any objection (specifying in reasonable detail the nature and basis of such objection) Seller may have to any items set forth on such draft Tax Returns. Purchaser and Seller agree to consult and resolve in good faith any such objection.

(d) Apportionment. All Taxes and Tax liabilities with respect to the income, property or operations of the Companies that relate to a Straddle Tax Period shall be apportioned to the Pre-Closing Tax Period as follows: (i) in the case of Taxes that are either (A) based upon or related to income, receipts, capital or net worth, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, which shall be governed by Section 5.07(b)), such Taxes apportioned to the Pre-Closing Tax Period shall be deemed equal to the amount that would be payable based on an interim closing of the books as of the close of business on the Closing Date; and (ii) in the case of Taxes imposed on a periodic basis other than those described in clause (i), including but not limited to property taxes and similar ad valorem obligations, such Taxes shall be deemed to be the amount of such Taxes for the entire Straddle Tax Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. Section 5.07(b) shall control the allocation of the Taxes thereunder. Seller and its Affiliates shall be liable for the payment of all Taxes of the Companies shown on any Tax Return prepared pursuant to Section 8.01(b) and Section 8.01(c) that are attributable to any Pre-Closing Tax Period or the pre-closing portion of any Straddle Period. Purchaser shall be liable for the payment of all Taxes that are attributable to any Post-Closing Tax Period or the post-closing portion of any Straddle Period. Upon payment of any Straddle Period Taxes, Purchaser shall present a statement to Seller setting forth the amount of reimbursement to which Purchaser is entitled under this Section 8.01, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. Seller shall make such reimbursement promptly but in no event later than 30 days after the presentation of such statement.

(e) Cooperation. Seller and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns and any Tax audit or other Proceeding, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and its Affiliates, on the one hand, and Purchaser and its Affiliates, on the other hand, will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by each other to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Seller and its Affiliates, on the one hand, and Purchaser and its Affiliates, on the other hand, agree to (i) use their reasonable best efforts to properly retain and maintain such records until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Seller, any extensions thereof) of the respective taxable periods, and (ii) allow the other party and its agents, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting party’s expense.

(f) Refunds and Credits. Any refund or credit of Taxes of the Companies for any taxable period ending on or before the Closing Date shall be for the account of Seller, provided that (i) any amount paid to the Seller with respect to such refund shall be net of any Taxes incurred in respect of the receipt or accrual of such refund or credit and net of any other expenses attributable thereto , be for the account of Seller, and (ii) refunds and credits shall not be for the account of Seller to the extent that they are (x) attributable to a loss, credit or other tax attribute arising in periods beginning after the Closing Date (including the portion of a Straddle Period beginning after the Closing Date), (y) Taxes that are not paid by the Companies or Seller prior to Closing and are not paid by Seller after the Closing or (z) in a similar amount reflected as an asset on the Final Working Capital Statement. Any refund or credit of Taxes of the Companies for any taxable period beginning after the Closing Date shall be for the account of Purchaser. Any refund or credit of Taxes of the Companies for any taxable period that includes (but does not end on) the Closing Date shall be equitably apportioned between Seller and Purchaser. Purchaser shall, if Seller so requests and at Seller’s expense, cause the Companies to file for and obtain any refunds or credits to which Seller is entitled under this Section, provided that if the filing of such a claim could have an adverse effect on the Tax liability of the Companies for a period (or portion thereof) after the Closing Date, the Seller shall not be entitled to require such claim to be filed without the written consent of the Purchaser, not to be unreasonably withheld. Purchaser shall permit Seller to control the prosecution of any such refund claim, provided that Purchaser shall have the right to participate in any proceedings relating to such claim. Seller shall, if Purchaser so requests and at Purchaser’s expense, file for and obtain any refunds or credits to which Purchaser is entitled under this Section. Seller shall permit Purchaser to control the prosecution of any such refund claim. Each party shall, or shall cause its Affiliates to, forward to any other party entitled under this Section to any refund or credit of Taxes any such refund within 10 business days after such refund is received or reimburse such other party for any such credit within 10 business days after the credit is utilized against other Tax liabilities.

(g) Tax Sharing Agreements. Seller shall cause the provisions of any Tax sharing agreement between Seller or any of its Affiliates (other than the Companies), and the Companies, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement and the Companies shall not be bound thereby or have any liability thereunder.

(h) Prior Period Returns. Seller shall be responsible for filing any amended consolidated, combined or unitary Tax Returns for taxable years ending on or prior to the Closing Date that are required as a result of examination adjustments made by the applicable federal, state, or local Taxing Authority for such taxable years as finally determined (“Amended Pre-Closing Returns”). At least 30 calendar days prior to the due date for the filing of such Amended Pre-Closing Returns (including extensions), Seller shall provide to Purchaser drafts of all such Amended Pre-Closing Returns to be prepared and filed. At least 15 calendar days prior to the due date for the filing of such Amended Pre-Closing Returns (including extensions), or such shorter period as is necessary to allow for the timely filing of such Amended Pre-Closing Returns, Purchaser shall deliver to Seller a Dispute Notice indicating the existence of any objection (specifying in reasonable detail the nature and basis of such objection) Purchaser may have to any items set forth on such draft Amended Pre-Closing Returns. Purchaser and Seller agree to consult and resolve in good faith any such objection. For those jurisdictions in which separate Tax Returns are filed by any of the Companies, any required Amended Pre-Closing Returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to such Company for approval in accordance with the foregoing procedure, and unless there is a dispute with respect to such Amended Pre-Closing Return, such Company shall execute and file such Amended Pre-Closing Return at least 10 days prior to the due date for filing such Amended Pre-Closing Return.

(i) Purchase Price Allocation. The Purchaser, Asset Purchaser, Seller and Agilysys LLC agree that the Purchase Price shall be allocated among the Companies, the Purchased Assets and any others assets transferred pursuant to this Agreement in accordance with Section 8.01(i) of the Seller Disclosure Letter. Purchaser and Seller agree that the Purchase Price allocable to Agilysys LLC, any assumed liabilities and other relevant items shall be allocated among the assets of Agilysys LLC that are treated as sold pursuant to this Agreement, in accordance with the rules under Section 1060 of the Code and the Treasury Regulations. Purchaser shall prepare an initial allocation and deliver such allocation to Seller for its review and comment within 60 days after the Closing Date. Such allocation shall be mutually agreed upon between Purchaser and Seller. Purchaser and Seller agree to act in accordance with the computations and allocations as determined pursuant to this Section 8.01(i) in any relevant Tax Returns or filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations or any provisions of local, state and foreign Law, and to cooperate in the preparation of any such forms and to file such forms in the manner required by applicable Law. Within 30 days following receipt by Seller of the initial allocation, Seller shall deliver written notice to Purchaser of any dispute Seller has with respect to the preparation or content of the allocation. In the event of Seller’s notification of such a dispute, Purchaser and Seller shall negotiate in good faith to resolve such dispute. If Purchaser and Seller, notwithstanding a good faith effort, fail to resolve their dispute with respect to the allocation within 15 days after Purchaser advises Seller of its objections, then Purchaser and Seller jointly shall engage the Accounting Firm to resolve their dispute in accordance with the procedures set forth in Section 1.04 whose determination shall be final and binding upon the parties hereto.

(j) Adjustment to Purchase Price. Any payments made by Seller pursuant to Section 1.2 of the Transition Services Agreement shall be treated as a reduction of Purchase Price for Tax purposes.

(k) Closing Date. On the Closing Date, Purchaser shall cause each Company to conduct its business in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit any Company to effect any extraordinary transactions (other than any such transactions expressly required by applicable Law or by this Agreement) that could result in Tax liability to any Company in excess of Tax liability associated with the conduct of its business in the ordinary course.

ARTICLE IX

Indemnity

SECTION 9.01.    Survival.

(a) Except for (i) the representations and warranties set forth in Section 2.04 and in Section 3.02, which representations and warranties shall survive the Closing and for which Purchaser shall have full remedies for breach thereof, and (ii) in the instance of fraud or intentional misrepresentation, in which case the applicable representations and warranties shall survive the Closing and Purchaser shall have full remedies for breach thereof, the representations and warranties set forth in this Agreement shall not survive the Closing, and neither party shall have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation or warranty.

(b) The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing in accordance with their respective terms.

SECTION 9.02.    Indemnification by Seller. From and after the Closing Date, Seller shall indemnify Purchaser, its Affiliates, including the Companies, and their respective officers, directors, managers, employees, agents, successors and permitted assigns (collectively, the “Purchaser Indemnified Persons”) in respect of, and hold Purchaser Indemnified Persons harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation cost of investigation and defense, and attorneys’ and other professional fees and expenses) (collectively, “Damages”) incurred or suffered by a Purchaser Indemnified Person arising or resulting from, or relating to, (a) (i) any misrepresentation of or inaccuracy in any representation or warranty of Seller contained in this Agreement which has survived the Closing in accordance with the provisions of Section 9.01(a), or (ii) any breach of any covenant or agreement of Seller contained in this Agreement; or (b) any Excluded Liability.

SECTION 9.03.    Indemnification by Purchaser and Companies. From and after the Closing, Purchaser and Companies shall indemnify Seller and its Affiliates, and their respective officers, directors, managers, employees, agents, successors and permitted assigns (collectively, the “Seller Indemnified Persons”) in respect of, and hold

Seller Indemnified Persons harmless against, any and all Damages incurred or suffered by a Seller Indemnified Person arising or resulting from, or relating to any breach of any covenant or agreement of Purchaser contained in this Agreement.

SECTION 9.04.    Claims for Indemnification.

(a) Third-Party Claims. All claims for indemnification resulting from a third-party claim against an Indemnified Party (as defined below) or any action, suit or proceeding which is an Excluded Liability shall be made in accordance with the following procedures. A Person entitled to indemnification pursuant to Section 9.02 or Section 9.03 of this Agreement (an “Indemnified Party”) shall give prompt written notification (“Claim Notice”) to the Person from whom indemnification is sought (the “Indemnifying Party”) of (i) the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party (any action, suit or proceeding described in this clause (i), a “New Proceeding”) or (ii) an event, change, circumstance or occurrence in any action, suit or proceeding which is an Excluded Liability and that has commenced or been asserted prior to the date hereof (any action, suit or proceeding described in this clause (ii), an “Existing Proceeding”); provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, in the case of New Proceedings (and then solely to the extent), the Indemnifying Party thereby is prejudiced; provided further, however, that, in the case of New Proceedings, the Indemnifying Party shall not be liable to the Indemnified Party for any attorney’s fees and expenses of legal counsel incurred by the Indemnified Party during any period in which the Indemnified Party shall have failed to give a Claim Notice to the Indemnifying Party. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such third-party claim. In the case of New Proceedings, within ten days after delivery of a Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, and upon written acknowledgement that it is required to indemnify the Indemnified Party for the subject matter of such third party claim, assume control of the settlement or defense of such action, suit, proceeding or claim at its expense with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not be liable to the Indemnified Party for any attorney’s fees and expenses of legal counsel incurred by the Indemnified Party in connection with the defense thereof subsequent to the time that the Indemnifying Party has assumed control of the settlement or defense of such action, suit, proceeding or claim. In the case of Existing Proceedings, the Indemnifying Party shall assume control of the settlement or defense of such action, suit, proceeding or claim at its expense with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes or is required to assume control of such defense, each Indemnified Party shall cooperate in the defense thereof, which cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such third-party claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, in the case of Existing Proceedings, at the Indemnifying Party’s expense. If the Indemnifying Party does not accept liability and assume control of such defense, the Indemnified Party shall control such defense at the expense of the Indemnifying Party. If the Indemnifying Party assumes the defense of any such third party claim but does not pursue the defense of such claims in a commercially reasonable manner, the Indemnified Party may upon written notice to the Indemnifying Party re-assume control of such defense at the expense of the Indemnifying Party. Notwithstanding the foregoing, if, in the opinion of counsel to the Indemnified Party, there is a conflict of interest between the Indemnifying Party and the Indemnified Party, then the Indemnified Party shall be entitled to control the defense at the expense of the Indemnifying Party. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider recommendations made by the other party with respect thereto. If the Indemnifying Party has assumed control of the defense, then the Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to any settlement of such action, suit or proceeding that does not include a complete release of the Indemnified Party or that obligates the Indemnified Party in any manner other than for Damages to be paid by the Indemnifying Party.

(b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification pursuant to Section 9.02 or Section 9.03 of this Agreement that is not subject to Section 9.04(a) shall deliver to the Indemnifying Party a Claim Notice which contains (i) a description and the amount (the “Claimed Amount”) of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within thirty days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), or (ii) contest that the Indemnified Party is entitled to receive the Claimed Amount in whole or in part. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount or if the Indemnifying Party fails to respond, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within thirty days following the delivery by the Indemnifying Party of such response, then either party may file suit in a court of competent jurisdiction.

SECTION 9.05.    Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties for Tax purposes as an adjustment to the Purchase Price.

SECTION 9.06.    Exclusive Remedy. Except in the case of fraud, intentional misrepresentation, a party’s pursuit of specific performance of the covenants or agreements contained herein or a party’s enforcement of rights and remedies under any of the Ancillary Agreements (which, for the avoidance of doubt, shall be enforced on the terms and conditions set forth in each respective Ancillary Agreement), the parties acknowledge that, following the Closing, the parties’ sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Acquisition and the other transactions contemplated hereby (other than the Ancillary Agreements, the transactions contemplated thereby and any documents or certificates delivered in connection therewith) and the Companies shall be pursuant to the indemnification provisions set forth in Article VIII and this Article IX. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the other party and its Affiliates arising under or based upon this Agreement, any document or certificate delivered in connection herewith (other than the Ancillary Agreements and any documents or certificates delivered in connection therewith), any applicable Law or otherwise (except pursuant to the indemnification provisions set forth in Article VIII and this Article IX, in the case of fraud or intentional misrepresentation or a party’s enforcement of rights and remedies under any of the Ancillary Agreements). Notwithstanding any provision herein, no party shall in any event be liable to any Person on account of any indemnity obligation set forth in Article VIII and this Article IX for any indirect, consequential, special, incidental or punitive damages (including lost profits, diminution in value, loss of use, damage to goodwill or loss of business).

ARTICLE X

General Provisions

SECTION 10.01.    No Additional Representations. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, Contracts, insurance policies (or summaries thereof) and other properties and assets of the Companies that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Companies to discuss the Business. Purchaser acknowledges that (i) none of Seller, the Companies or any other Person has made any representation or warranty, expressed or implied, as to the Companies or the accuracy or completeness of any information regarding the Companies furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, (ii) Purchaser has not relied on any representation or warranty from Seller or any other Person in determining to enter into this Agreement, except as expressly set forth in this Agreement and (iii) neither Seller nor any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser’s use of, any such information, including any information, documents or material made available to Purchaser in any “data rooms”, management presentations or in any other form in expectation of the transactions contemplated hereby.

SECTION 10.02.    Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other party hereto; provided, however, that, after Closing, Purchaser may assign this Agreement to any of its affiliates without the prior consent of Seller; provided, further, that no assignment shall limit the assignor’s obligations hereunder. Any attempted assignment in violation of this Section 10.02 shall be void. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.03.    No Third-Party Beneficiaries. Except for the Purchaser Indemnified Persons and the Seller Indemnified Persons, who are intended third party beneficiaries, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 10.04.    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, ten days after mailing (two business days in the case of express mail or courier service, or one business day in the case of overnight courier service), as follows:

(4)	if to Purchaser,

OnX Acquisition LLC

c/o Marlin Equity Partners

2121 Rosecrans Avenue, Suite 4325

El Segundo, CA 90245

Facsimile: (310) 364-0110

Attention: Steve Johnson

with a copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

Facsimile: (213) 229-6504

Attention: Jeffrey Le Sage, Esq.

(5)	if to Seller,

Agilysys, Inc.

28925 Fountain Parkway

Solon, Ohio 44139

Facsimile: (440) 519-8693

Attention: General Counsel

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Facsimile: (216) 579-0212

Attention: Christopher J. Hewitt, Esq.

SECTION 10.05.    Interpretation; Exhibits and Schedules; Certain Definitions. (a) The following provisions shall be applied wherever appropriate herein: (i) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (ii) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (iii) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (iv) all accounting terms not specifically defined herein shall be construed in accordance with GAAP; (v) this Agreement shall be deemed to have been drafted jointly by the parties hereto and this Agreement shall not be construed against any party as the principal draftsperson hereof; (vi) any references herein to a particular Section, Article, Exhibit or disclosure letter means a Section or Article of, or an Exhibit or disclosure letter to, this Agreement unless another agreement is specified; (vii) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such statutes, regulations, or provisions directly or indirectly superseding such statutes, regulations, or provisions; (viii) the Exhibits and disclosure letters attached hereto are incorporated herein by reference and shall be considered part of this Agreement; (ix) the headings in this Agreement are for convenience of identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof; (x) “including” (or any variation thereof) means including, without limitation; and (xi) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The disclosure of any matter or item in any disclosure letter hereto shall not be deemed to constitute an acknowledgement that any such matter is required to be disclosed or is otherwise material. Any matter set forth in any provision, subprovision, section or subsection of any disclosure letter hereto shall be deemed to be disclosed and incorporated by reference in any other provision, subprovision, section or subsection of such disclosure letter as though fully set forth therein to the extent that the applicability of such information and disclosure to such other provision, subprovision, section or subsection is reasonably apparent on its face. Any capitalized terms used in any Exhibit or disclosure letter but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(b) For all purposes hereof:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Ancillary Agreements” means the Transition Services Agreement, the Non-Competition Agreement, the Bill of Sale and the Assignment and Assumption Agreement.

“Assumed Contracts” means all Contracts (including all executory obligations and executory liabilities thereunder) to which Seller and/or one or more of its Affiliates (other than the Companies) is party as of the Closing that are used primarily in the Business that are not being transferred to one or more of the Companies in connection with the Restructuring.

“Business” means the business comprising the reselling of (i) mid-to-high end data center solutions that utilize server, networking and storage hardware, (ii) multiple software technologies, other than software focused on the hospitality and retail software industries (which carve out would not include other software technologies that are sold across industries including to hospitality and retail customers), and (iii) related proprietary services to customers.

“business day” means any day, other than a Saturday or Sunday, on which commercial banks are not required or authorized to close in the City of New York.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means a material adverse effect on the Business, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Company Material Adverse Effect has occurred or would be reasonably likely to occur: (i) the general conditions in the industries in which the Business operates, including competition in any of the geographic areas in which the Business operates or developments or changes therein; (ii) any conditions in the general economy in any of the geographic areas in which the Business operates or developments or changes therein; (iii) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iv) any conditions resulting from natural or manmade disasters or other Acts of God, (v) compliance by Seller or the Companies with its covenants and agreements contained in this Agreement; (vi) any action taken or omitted to be taken by or at the request or with the consent of Purchaser; (vii) the announcement of this Agreement or the transactions contemplated hereby; (viii) currency exchange rates, including any fluctuations or other changes therein; (ix) changes in any Laws or accounting principles; or (x) the failure of the Business to meet internal projections or budgets for any period prior to, on or after the date of this Agreement; provided, however, that with respect to any failure described in clause (x), any effect that may have contributed to or caused such failure may independently constitute a Company Material Adverse Effect to the extent not otherwise excluded by clauses (i) through (ix) of this definition; provided, further, that with respect to clauses (i) and (ii), the effect resulting from such matters does not materially and disproportionately affect the Business, taken as a whole.

“Contamination” means the emission, discharge, release, spill, disposal or dumping of any Hazardous Material to, on, onto or into the environment.

“Contract” means any written contract, lease, license, loan or credit agreement, indenture, agreement, commitment or other legally binding arrangement.

“Data Room” means the data rooms maintained by Seller and/or its Affiliates and made available to Purchaser and its representatives in connection with the transactions contemplated hereby, and all other materials provided or made available to Purchaser and its representatives prior to the date of this Agreement in response to due diligence requests from such parties.

“$” or “dollars” means lawful money of the United States of America.

“EBITDA” means Earnings, Before Interest, Taxes, Depreciation and Amortization, which is equal to operating income plus depreciation and amortization plus any restructuring charges.

“Employee” means any individual who is employed by any of the Companies as of the Closing.

“Environmental Laws” means, collectively, any and all Laws, Judgments or Permits concerning Contamination, protection of the environment, protection of natural resources, or protection of human health and safety relating to exposures of any Person to Hazardous Material.

“ERISA Affiliate” means any entity, trade or business, whether or not incorporated, that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Seller and/or any of its Subsidiaries, or that is, or was at the relevant time, a member of the same “controlled group” as the Seller and/or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” means the liabilities set forth on Section 10.05(b)(i) of the Seller Disclosure Letter.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any national, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Hazardous Material” shall mean any substance, chemical, material or waste that is subject to regulation under any Law with regard to protection of the environment or protection of health and safety with respect to exposures to hazardous or toxic substances including petroleum or asbestos.

“Judgment” means any judgment, injunction, order or decree of any Governmental Entity.

“Knowledge” means the actual knowledge without inquiry into the matter, with respect to Seller, of any Person listed in Section 10.05(b)(ii) of the Seller Disclosure Letter, and with respect to Purchaser, of any officer of Purchaser.

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Entity.”

“Lien” means any mortgage, lien, security interest, charge, easement, lease, sublease, covenant, right of way, option, claim, restriction or encumbrance of any kind, other than any license of Intellectual Property.

“Net Working Capital” means the current assets of the Companies on a consolidated basis (excluding, for purposes of this Agreement, the cash and cash equivalents of the Companies), minus the current liabilities of the Companies on a consolidated basis, in each case, as calculated in accordance with GAAP and the accounting principles, practices, methodologies and policies set forth on Section 3.04 of the Seller Disclosure Letter.

“Permitted Liens” means (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (ii) Liens that secure obligations that are reflected as liabilities on the Balance Sheet, (iii) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted, (iv) leases, subleases and similar agreements set forth in Section 3.10 of the Seller Disclosure Letter, (v) easements, covenants, rights-of-way and other similar restrictions of record, (vi) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to the Closing, (vii) (A) zoning, building and other similar restrictions and (B) Liens that have been placed by any developer, landlord or other third party on property over which any of the Companies has easement rights or on any Leased Property and subordination or similar agreements relating thereto.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Proceeding” means any judicial, administrative, investigative or arbitral actions, suits or proceedings by or before any Governmental Entity, or any other arbitration, mediation or similar proceeding.

“Required Regulatory Approval” means any consents, approvals or authorizations of, or filings with or notifications to Governmental Entities that Seller and Purchaser mutually agree are required to consummate the Acquisition; provided that if it is reasonable for a neutral third party to conclude that any such consent, approval, approval, authorization, filing or notification is required to in order to consummate the Acquisition, such agreement between Seller and Purchaser shall be deemed to have occurred.

“SEC” means the United States Securities and Exchange Commission.

“Seller Shareholder Approval” means the affirmative vote of two-thirds of the votes entitled to be cast by the holders of the outstanding voting power of Seller at the Shareholders Meeting in favor of authorizing this Agreement, the Acquisition and the other transactions contemplated hereby.

“subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another subsidiary of such first Person.

“Target Working Capital” means $30,000,000.

“Transfer Taxes” shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, value added, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees (including any penalties and interest) arising on the transactions effectuated pursuant to this Agreement.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

(c) Location of Additional Defined Terms. Set forth below is a list of terms defined elsewhere in this Agreement:

Term	Section
Accounting Firm	1.04(b)
Accounting Standards	3.04
Acquisition	1.02
Adverse Recommendation Change	5.02(b)
Amended Pre-Closing Returns	8.01(i)
Asset Acquisition	1.02
Asset Purchase Price	1.02
Asset Purchaser	Preamble
Assignment and Assumption Agreement	1.03(b)
Agilysys Canada	Recitals
Agilysys Canada Shares	Recitals
Agilysys Europe	Recitals
Agilysys Europe Shares	Recitals
Agilysys LLC	Recitals
Agilysys LLC Equity	Recitals
Balance Sheet(s)	3.04
Balance Sheet Date	3.05
Bank Account Party	5.14
Bill of Sale	1.03(b)
Breakup Fee	7.02(b)
Claim Notice	9.03
Claimed Amount	9.04(b)
Closing	1.03(a)
Closing Date	1.03(a)
Share Purchase Price	1.04(a)
Closing Date Working Capital Statement	1.04(b)
Closing Working Capital	1.04(b)
Companies	Recitals
Company Contract	3.10(a)

Term	Section
Company Intellectual Property	3.09(c)
Company Organizational Documents	3.01(b)
Company Property	3.08
Company Representatives	5.02(a)
Confidentiality Agreement	5.04
Consents	5.05(c)
Contingent Seller Proposal	5.02(b)
Damages	9.02
Dispute Notice	8.01(b)
Employee Plans	3.13
Entity Acquisition	1.02
Estimated Working Capital	1.04(a)
Estimated Working Capital Statement	1.04(a)
Existing Materials	5.10(c)
Existing Proceeding	9.04(a)
Final Working Capital	1.04(c)
Final Working Capital Statement	1.04(c)
Financial Statements	3.04
Financing	4.05
Financing Commitment	4.05
General Enforceability Exceptions	2.02
HSR Act	5.05(b)
Indemnified Party	9.04(a)
Indemnifying Party	9.04(a)
Intellectual Property	3.09(c)
Intercompany Agreements	3.16
Intercompany Debt	3.16
Intervening Event	5.02(b)
Leased Property	3.08
Licensed Intellectual Property	3.09(c)
New Proceeding	9.04(a)
Non-Competition Agreement	1.03(b)
Objection Deadline	1.04(b)
Outside Date	7.01(a)
Permits	3.14(b)
Post-Closing Tax Period	8.01(c)
Pre-Closing Tax Period	8.01(a)
Proxy Statement	5.06(a)
Purchase Price	1.02
Purchased Assets	Recitals
Purchaser	Preamble
Purchaser Expenses	7.02(c)
Purchaser Flexible Account Plans	5.08(c)
Purchaser 401(k) Plan	5.08(d)
Purchaser Health Reimbursement Accounts	5.08(d)
Purchaser HRA Plan	5.08(d)
Purchaser Indemnified Persons	9.02
Purchaser Material Adverse Effect	4.01
Registered	3.09(c)
Restructuring	5.12
Retained Names	5.10(a)

Term	Section
Seller	Preamble
Seller Board Recommendation	2.02
Seller Disclosure Letter	Article II Preamble
Seller Flexible Account Plan	5.08(c)
Seller 401(k) Plan	5.08(d)
Seller Health Reimbursement Accounts	5.08(d)
Seller Indemnified Persons	9.03
Seller Material Adverse Effect	2.01
Seller Takeover Proposal	5.02(b)
Seller’s Objection	1.04(b)
Shared Bank Accounts	3.20
Shared Contract	5.05(d)
Shareholders Meeting	5.06(d)
Straddle Period	8.01(c)
Straddle Period Taxes	8.01(c)
Subject Shares	Recitals
Superior Proposal	5.02(b)
Tax Return	3.11(b)
Taxes	3.11 (b)
Taxing Authority	3.11(b)
Transition Services Agreement	1.03(b)
TSG Proposal	5.02(b)
Voting Company Debt	3.02
waiving party	6.05

SECTION 10.06.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each party and delivered to the other party. The electronic transmission of any signed original counterpart of this Agreement shall be deemed to be the delivery of an original counterpart of this Agreement.

SECTION 10.07.    Entire Agreement. This Agreement, along with the Seller Disclosure Letter and the Exhibits hereto, the Confidentiality Agreement and the Ancillary Agreements, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

SECTION 10.08.    Amendments, Modifications and Waivers. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of Seller contemplated by this Agreement, by written agreement of the parties to this Agreement, at any time prior to the Closing with respect to any of the terms and conditions contained in this Agreement; provided, however, that after the Seller Shareholder Approval, no such amendment, modification or supplement shall alter or change (a) the Purchase Price, (b) the amount or kind of liabilities to be assumed by Purchaser pursuant to this Agreement, the Acquisition and the other transactions contemplated hereby to any material extent; or (c) any other terms and conditions of this Agreement if such alterations or changes, alone or in the aggregate, would materially adversely affect Seller or any shareholder of Seller. By an instrument in writing Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

SECTION 10.09.    Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

SECTION 10.10.    Governing Law and Jurisdiction.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Ohio, without regard to the laws that might otherwise govern under applicable principles of conflicts of law.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Ohio (and if jurisdiction in the courts of the State of Ohio shall be unavailable, the Federal courts of the United States of America of the Northern District of Ohio), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby, and each party hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the courts of the State of Ohio (and if jurisdiction in the courts of the State of Ohio shall be unavailable, the Federal courts of the United States of America of the Northern District of Ohio), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the courts of the State of Ohio (and if jurisdiction in the courts of the State of Ohio shall be unavailable, the Federal courts of the United States of America of the Northern District of Ohio), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding the courts of the State of Ohio (and if jurisdiction in the courts of the State of Ohio shall be unavailable, the Federal courts of the United States of America of the Northern District of Ohio), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the courts of the State of Ohio (and if jurisdiction in the courts of the State of Ohio shall be unavailable, the Federal courts of the United States of America sitting in the State of Ohio). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.04. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

SECTION 10.11.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereto certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party acknowledges that it and the other party hereto has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.11.

SECTION 10.12.    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 10.10(b), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

AGILYSYS, INC.

/s/ Martin F. Ellis
Name: Martin F. Ellis
Title: President and Chief Executive Officer

AGILYSYS TECHNOLOGY SOLUTIONS GROUP, LLC

/s/ Martin F. Ellis
Name: Martin F. Ellis
Title: President

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

ONX ACQUISITION LLC

By:	Marlin Equity Partners III, L.P.,
its Manager

By:	Marlin Ultimate GP, LLC,
its General Partner

By:	/s/ Stephen Johnson
Name: Stephen Johnson
Title: Authorized Signatory

ONX ENTERPRISE SOLUTIONS LIMITED

/s/ Stephen Johnson
Name: Stephen Johnson
Title: Authorized Signatory

[Signature Page to Stock Purchase Agreement]

Annex B

[LETTERHEAD OF BOFA MERRILL LYNCH]

May 27, 2011

The Board of Directors

Agilysys, Inc.

28925 Fountain Parkway

Solon, Ohio 44139

The Board of Directors:

We understand that Agilysys, Inc. (“Agilysys”) proposes to enter into a Stock and Asset Purchase Agreement (the “Agreement”) among Agilysys, Agilysys Technology Solutions Group, LLC, a wholly owned subsidiary of Agilysys (“Agilysys Sub”), OnX Acquisition LLC (“Acquisition Sub I”) and OnX Enterprise Solutions Limited (“Acquisition Sub II”), each a subsidiary of Marlin Equity Partners, LLC (“Marlin Equity”), pursuant to which, among other things, Agilysys will sell to Acquisition Sub I all of the outstanding (i) common shares of Agilysys Canada Inc., (ii) shares of Agilysys Europe Technology Solutions Limited and (iii) membership interests in Agilysys LLC, which companies comprise Agilysys’ technology solutions group (such business segment, “TSG”), and Agilysys Sub will sell to Acquisition Sub II certain assets relating to TSG (such share and asset sale, the “Transaction”) for aggregate consideration of $64 million in cash (the “Aggregate Consideration”), subject to certain adjustments set forth in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to Agilysys of the Aggregate Consideration to be received by Agilysys in the Transaction.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to TSG;

(ii)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of TSG furnished to or discussed with us by the management of Agilysys, including certain financial forecasts relating to TSG prepared by the management of Agilysys under two cases reflecting alternative assumptions as to the timing of the projected growth in TSG’s future financial performance (collectively, the “TSG Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of TSG with members of senior management of Agilysys;

(iv)	compared certain financial information of TSG with similar information of companies we deemed relevant;

(v)	compared certain financial terms of the Transaction to financial terms of other transactions we deemed relevant;

(vi)

considered the results of our efforts on behalf of Agilysys to solicit, at the direction of Agilysys, indications of interest and definitive proposals from third parties with respect to a possible acquisition of TSG or any alternative transaction;

(vii)	reviewed a draft, dated May 27, 2011, of the Agreement (the “Draft Agreement”); and

(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

The Board of Directors

Agilysys, Inc.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Agilysys that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the TSG Forecasts, we have been advised by Agilysys, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Agilysys as to the future financial performance of TSG under the alternative assumptions reflected therein. In addition, we have assumed, with the consent of Agilysys, that any adjustments to the Aggregate Consideration will not be material in any respect to our analyses or opinion.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TSG or any other entity, nor have we made any physical inspection of the properties or assets of TSG or any other entity. We have not evaluated the solvency or fair value of TSG or any other party to the Transaction under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Agilysys, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on TSG, Agilysys or the Transaction. We also have assumed, at the direction of Agilysys, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Transaction (other than the Aggregate Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction, any adjustments to or allocation of the Aggregate Consideration among the assets of TSG or otherwise or any other agreement, arrangement or understanding entered into in connection with or related to the Transaction or otherwise. Our opinion is limited to the fairness, from a financial point of view, to Agilysys of the Aggregate Consideration to be received by Agilysys in the Transaction and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Aggregate Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Agilysys or with respect to TSG or in which Agilysys might engage or as to the underlying business decision of Agilysys to proceed with or effect the Transaction. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any related matter.

We have acted as financial advisor to Agilysys in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, Agilysys has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions,

The Board of Directors

Agilysys, Inc.

finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Agilysys, Marlin Equity and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Agilysys and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under certain credit facilities of Agilysys and (ii) having provided or providing certain cash and treasury management services to Agilysys.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Marlin Equity and have received or in the future may receive compensation for the rendering of these services, including having provided or providing certain cash and treasury management services to Marlin Equity.

It is understood that this letter is for the benefit and use of the Board of Directors of Agilysys (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Aggregate Consideration to be received in the Transaction by Agilysys is fair, from a financial point of view, to Agilysys.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Annex C

Dissenters’ Rights under 1701.85 of the Ohio Revised Code

1701.85 Dissenting shareholders — compliance with section — fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger , consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving , new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Annex D

AGILYSYS, INC. 2011 STOCK INCENTIVE PLAN

1.    Purposes.

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.

2.    Definitions.

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a) “Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares or Restricted Share Units, or any or all of them, to a Participant.

(b) “Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award Agreement, (i) the Participant’s conviction or misappropriation of money or other property or conviction of a felony, or a guilty plea or plea of nolo contendere by Participant with respect to a felony, (ii) conduct by the Participant that is in competition with the Company, conduct by a Participant that breaches the Participant’s duty of loyalty to the Company or a Participant’s willful misconduct, any of which materially injures the Company, (iii) a willful and material breach by the Participant of his or her obligations under any agreement entered into between the Participant and the Company that materially injures the Company, or (iv) the Participant’s failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s Disability). For Participants subject to Section 16 of the Exchange Act, the determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(e) “Change in Control” means the occurrence of any of the following events:

(i)    all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors (“Voting Stock”) or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

(ii)    there is a report filed on Scheduled 13D or Scheduled 14D-1, each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), excluding the Company and any employee benefit plan of the Company, including the trustee of any such plan, has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3) of securities representing 33-1/3% or more of the combined voting power of the then-outstanding Voting Stock of the Company; or

(iii)    the individuals who, at the beginning of any period of two consecutive calendar years, constituted the directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s shareholders of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of any such period.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder. Any reference to the Code or a section thereof shall also refer to any successor Code or section.

(g) “Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m), “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.

(h) “Common Share” or “Common Shares” means one or more of the common shares, without par value, of the Company.

(i) “Company” means Agilysys, Inc., a corporation organized under the laws of the State of Ohio, its subsidiaries, divisions and affiliated businesses.

(j) “Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.

(k) “Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition which (i) prevents him or her from performing his or her duties for the Company, as determined by the Committee or its designee, and (ii) results in his or her termination of employment or service with the Company. The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

(l) “Effective Date” has the meaning set forth in Section 13(a).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.

(n) “Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.

(o) “Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares. If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee. In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(p) “Full-Value Award” means Restricted Shares or Restricted Share Units.

(q) “ISO” means an incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(r) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(s) “NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(t) “Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.

(u) “Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(v) “Performance Goals” means the goals established by the Committee, as described Section 6(d)(ii).

(w) “Performance Measures” means the criteria set out in Section 6(d)(iii) that may be used by the Committee as the basis for a Performance Goal.

(x) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(y) “Plan” means the Agilysys, Inc. 2011 Stock Incentive Plan, as amended and restated.

(z) “Prior Plans” means the 2006 Stock Incentive Plan and the 2000 Stock Incentive Plan, both as amended.

(aa) “Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).

(bb) “Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.

(cc) “Restriction Period” means, with respect to any Full-Value Award, the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee, including the Performance Period for Full-Value Awards intended to qualify for the Performance-Based Exception.

(dd) “Retirement” means retirement with the Company at or after age 65 or at or after the later of age 55 and seven years of service.

(ee) “Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.

(ff) “Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SARs are exercised over the Exercise Price established for those SARs at the time of grant, multiplied by the number of Common Shares with respect to which the SARs are exercised.

(gg) “Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time. Stock Options include ISOs and NQSOs.

(hh) “Tandem SAR” means a SAR granted in tandem with a Stock Option.

3.    Administration of the Plan.

(a) Authority of Committee. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):

(i)    select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;

(ii)    determine the type, size and terms of the Awards to be granted to each Participant;

(iii)    determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv)    establish objectives and conditions for earning an Award;

(v)    determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;

(vi)    determine whether conditions for earning an Award have been met, including any such determination required for compliance with Code Section 162(m);

(vii)    modify or waive the terms and conditions of Awards granted under the Plan, not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an Award or cancel or suspend an Award;

(viii)    determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;

(ix)    determine the guidelines and/or procedures for the payment or exercise of Awards;

(x)    determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to an employee should qualify for the Performance-Based Exception;

(xi)    adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

(xii)    construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and

(xiii)    make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.

(b) Binding Authority. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in under the Plan, shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.

(c) Delegation of Authority. To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors, except that no such allocation or delegation shall be permitted with respect to Awards intended to qualify for the Performance-Based Exception, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan.

4.    Eligibility.

Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award. Eligible persons include any of the following individuals: (i) any officer or employee of the Company, (ii) any consultant (as defined in the General Instructions to the Form S-8 registration statement under the Securities Act) to the Company, and (iii) any Non-Employee Director. All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.

5.    Common Shares Subject to the Plan.

(a) Authorized Number of Common Shares. Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is 3,000,000, plus (i) the number of Common Shares that, on the Effective Date, are available to be granted under the Prior Plans but which are not then subject to outstanding awards under the Prior Plans, and (ii) the number of Common Shares subject to outstanding awards under the Prior Plans as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire. Upon the Effective Date, the Prior Plans will terminate; provided that all outstanding awards under the Prior Plans as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plans, as applicable.

(i)    The maximum number of Common Shares available for grant with respect to Full-Value Awards is 1,000,000.

(ii)    Subject to Section 5(b), all of the Common Shares available for issuance under the Plan may be granted with respect to Incentive Stock Options.

(b) Share Counting. The following rules shall apply in determining the number of Common Shares available for grant under the Plan:

(i)    Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.

(ii)    To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of Common Shares being made, the maximum share limitation shall be credited with one Common Share for each Common Share subject to such Award, and such number of credited Common Shares may again be made subject to Awards under the Plan.

(iii)    Any Common Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Common Shares available for issuance under the Plan. Upon exercise of a SAR, the number of Common Shares subject to the Award that are being exercised shall be counted against the maximum aggregate number of Common Shares that may be issued under the Plan on the basis of one Common Share for every Common Share subject thereto, regardless of the actual number of Common Shares used to settle the SAR upon exercise.

(iv)    Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.

(c) Award Limitations. Subject to the adjustment provisions of Section 8, the following limits shall apply with respect to Awards intended to quality for the Performance-Based Exception:

(i)    The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 800,000 Common Shares.

(ii)    The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant shall be 400,000 Common Shares.

(d) Shares to be Delivered. Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

6.    Awards to Participants.

(a) Stock Options.

(i)    Grants. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs. Options may be granted alone or with Tandem SARs. With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.

(ii)    Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.

(iii)    Term. The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed seven years from the Date of Grant.

(iv)    ISO Limits. ISOs may be granted only to Participants who are employees of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant. The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted. The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.

(v)    No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(vi)    Form of Payment. Vested Stock Options may be exercised in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)    to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)     through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)     in cash or its equivalent; or

(D)     by any combination of (A), (B), and (C) above.

(vii)    No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on Stock Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.

(b) Stock Appreciation Rights.

(i)    Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs. With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.

(ii)    Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.

(iii)    Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed seven years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.

(iv)    No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price and, (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(v)    Form of Payment. Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.

(vi)    Tandem SARs. Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO, (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the

Tandem SAR is exercised over the Exercise Price of the underlying ISO, and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.

(vii)    No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on SARs. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.

(c) Restricted Shares and Restricted Share Units.

(i)    Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form.

(ii)    Restrictions. Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), which may be based on one or more Performance Measure, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws. Subject to Sections 9 and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death, Disability or Retirement, in each case as specified in the applicable Award Agreement; provided that the Restriction Period applicable to the first vesting date of an Award subject to pro rata or graded vesting (as referenced in (A) above) may be for less than one year, provided the first vesting date is no earlier than the fiscal year-end date of the fiscal year during which the Award was granted. To the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d).

(iii)    Transfer Restrictions. During the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(iv)    Dividends and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares and shall have the right to vote the Restricted Shares as the record owners; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse. Participants shall have no other rights as a shareholder with respect to Restricted Share Units. Notwithstanding the forgoing, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall provide the Participant with dividend or shareholder rights; provided that an Award Agreement may provide for payment (in money or shares) equal to the dividends paid on the number of Common Shares payable upon vesting of such Restricted Shares or Restricted Share Units.

(v)    Payment of Restricted Share Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.

(vi)    Ownership. Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form. No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.

(vii)    Forfeiture. If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, the Participant shall forfeit the Restricted Shares or Restricted Share Units. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse; however, to the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the provisions of Section 6(d)(iv) will apply.

(d) Performance-Based Exception.

(i)    Grants. Subject to the provisions of the Plan, Full-Value Awards granted in a manner that is intended to qualify for the Performance-Based Exception shall be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.

(ii)    Performance Goals. Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee.

(iii)    Performance Measures. The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, return on equity, working capital, total assets, net assets, return on assets, return on sales, return on invested capital, earnings, gross margin, costs, shareholders’ equity, shareholder return and/or specific, objective and measurable non-financial objectives, productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv)    Treatment of Awards. With respect to any Full-Value Award that is intended to qualify for the Performance-Based Exception: (A) the Committee shall interpret the Plan and this Section 6(d) in light of Code Section 162(m), (B) the Committee shall not amend the Full-Value Award in any way that would adversely affect the treatment of the Full-Value Award under Code Section 162(m), and (C) such Full-Value Award shall not vest or be paid until the Committee shall first have certified that the Performance Goals have been achieved.

7.     Deferred Payments.

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A.

8.     Dilution and Other Adjustments.

In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other distribution (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any such adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A or is exempt from Code Section 409A to become subject to Code Section 409A.

9.     Change in Control.

Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern):

(a) all outstanding Stock Options and SARs vest and become fully exercisable; and

(b) all Full-Value Awards become fully vested.

10.     Termination.

(a) Termination by Death, Disability, or Retirement. The terms and conditions of the Participant’s Award Agreement shall govern the extent, if at all, to which the vesting of any Award is accelerated or forfeited due to a Participant’s death, Disability, or Retirement; provided that, for Full-Value Awards intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made prior to the attainment of the Performance Goals.

(b) Termination for Cause. If a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).

(c) Other Terminations. If a Participant’s employment or service terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or Cause, (i) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (ii) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (iii) all Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination.

(d) Limitation for ISOs. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.

(e) Transfers and Leaves of Absence. The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws. The following leaves of absences are not deemed to be a termination of employment:

(i)     if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;

(ii)     if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and

(iii)     subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.

11.     Recoupment or Recovery Policy.

Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any stock exchange on which the Common Shares are traded or the Securities and Exchange Commission.

12.     Miscellaneous Provisions.

(a) Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.

(b) No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(c) Assignment or Transfer. Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c). Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended.

(d) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the Company deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

(e) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.

(f) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(g) Fractional Shares. Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(h) Unfunded Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i) Severability. If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Limitation of Liability. Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(k) Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l) Code Section 409A Compliance. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance. The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

13.     Effective Date, Amendments, Governing Law and Plan Termination.

(a) Effective Date. The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.

(b) Amendments.

(i)     Amendment of the Plan. The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.

(ii)     Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.

(c) Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Ohio. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1934, and shall be so construed and administered.

(d) Plan Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

Annex E

AGILYSYS, INC. ANNUAL INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE MAY 19, 2011)

ARTICLE I

THE PLAN AND ITS PURPOSE

1.1 Adoption of Plan. The Plan is hereby adopted by the Company, by action of its Board of Directors, effective as of May 19, 2011, as amended, in order to set forth the terms and provisions of the annual incentive program of the Company applicable to Executive Officers of the Company on and after such date. Adoption of this Plan is subject to approval thereof by the shareholders of the Company.

1.2 Purpose. The purpose of the Plan is (a) to provide an incentive to Executive Officers of the Company to encourage them with short-term financial awards to improve the Company’s operating results, (b) to promote achievement of the business objectives approved by the Board of Directors, (c) to enable the Company to recruit and retain such Executive Officers by making the Company’s overall compensation program competitive with compensation programs of similar companies, (d) to satisfy the requirements of Code Section 162(m), and (e) to satisfy the short-term deferral exception to the nonqualified deferred compensation rules of Code Section 409A.

ARTICLE II

DEFINITIONS

Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

2.1 “Award” means the payment earned by a Participant as such payment is determined in accordance with Article VI.

2.2 “Base Salary” means, for any Fiscal Year, the Participant’s annual rate of base salary, determined as of the last day of the Fiscal Year or, for a Participant who terminates employment prior to the last day of any Fiscal Year and who is otherwise entitled to a prorated Award for such Fiscal Year under Section 6.4, the Participant’s annual rate of base salary, determined as of his date of termination of employment.

2.3 “Board of Directors” means the Board of Directors of the Company as it may be constituted from time to time.

2.4 “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

2.5 “Committee” means the Compensation Committee of the Board of Directors as it may be constituted from time to time; provided that if at any time the Compensation Committee is not composed solely of Outside Directors, “Committee” shall mean the committee consisting of at least three (3) Outside Directors appointed by the Board of Directors to administer the Plan.

2.6 “Company” means Agilysys, Inc., an Ohio corporation, or any successor organization.

2.7 “Covered Employee” means a Participant who is a “covered employee” within the meaning of Code Section 162(m).

2.8 “Executive Officer” means an employee designated as an executive officer of the Company or an affiliated company by the Board of Directors.

2.9 “Fiscal Year” means a fiscal year of the Company.

2.10 “Outside Director” means any member of the Board of Directors who meets the definition of “outside director” as contemplated under Code Section 162(m).

2.11 “Participant” means an employee eligible to participate in the Plan, as set forth in Section 3.1, and selected by the Committee for participation in the Plan pursuant to Section 3.2.

2.12 “Performance Goal(s)” has the meaning ascribed to such term in Section 5.1.

2.13 “Plan” means the Agilysys, Inc. Annual Incentive Plan as it may be amended from time to time.

2.14 “Taxable Year” means a tax year of the Participant.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. All Executive Officers are eligible to participate in the Plan.

3.2 Participation. The following rules shall apply to each Participant:

(a) Designation of Participants. Subject to Subsection (b) below, the Committee shall, in its discretion, designate for a Fiscal Year which eligible employees, if any, will be Participants in the Plan for such Fiscal Year. Each Participant will be notified of the selection as soon after approval as is practicable.

(b) No Right To Participate. No employee has, or at any time will have, any right hereunder to be selected for current or future participation in the Plan. Notwithstanding the foregoing or any other provision hereof, the Committee’s right to select Participants shall be subject to the terms of any employment agreement between the Company and the Participant.

ARTICLE IV

PLAN ADMINISTRATION

4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, with respect to the Plan generally and each Fiscal Year individually, the Committee shall have the exclusive right to (a) interpret the Plan, (b) determine eligibility for participation and select Participants in the Plan, (c) decide all questions concerning eligibility for and the amount of Awards payable under the Plan, (d) establish Performance Goal(s) under the Plan and, before payment of any Award hereunder, evaluate performance and certify whether Performance Goal(s) and any other material terms were in fact satisfied, (e) construe any ambiguous provision of the Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the Plan, (j) make regulations for carrying out the Plan and to make changes in such regulations as it from time to time deems proper,

(k) promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan, and (1) decide any and all questions arising in the administration, interpretation and application of the Plan and related documents.

4.3 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and related documents and its determination of participation in and Awards under the Plan. It is the intent of the Company in establishing the Plan that the decisions of the Committee and its action with respect to the Plan will be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

ARTICLE V

PERFORMANCE GOAL(S) AND MEASUREMENT

5.1 Establishment of Performance Goal(s). On or before the 90th day of each Fiscal Year, and while the outcome for such Fiscal Year is substantially uncertain, the Committee shall, in writing, (a) establish the objective Performance Goal(s) applicable to such Fiscal Year, including the amount of or method of calculating the Award that may be payable to each Participant under the Plan and (b) identify the Participant or group of Participants to whom such Performance Goal(s) are applicable in accordance with Section 3.2. In the event more than one Performance Goal for such Fiscal Year is established, the Committee shall also establish in writing the relative weighting of each Performance Goal.

A Performance Goal is a target level or levels of performance for a Fiscal Year, which may be based on one or more business criteria that apply to the Participant, a business unit, or the Company and related entities as a whole. The business criteria which the Committee may use under this Plan are stock price, revenue, operating profit, operating income, market share, sales, profitability, earnings per share, return on equity, return on capital, return on invested capital, or costs. The Committee may design the Performance Goal(s) in a manner that is dependent upon whether the Performance Goal(s) for such Fiscal Year were attained (all or nothing) or that provides for different levels of payment dependent upon the level of attainment of the Performance Goal(s) for such Fiscal Year, as a whole or independently. Payments will not be made if the applicable Performance Goal(s) are not attained. The Committee shall retain the discretion to change the targets under the Performance Goal(s) subject to any restrictions of Code Section 162(m).

A Performance Goal is considered “objective” if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employee. To be objective, the formula must preclude Committee discretion to increase the amount of Award that would otherwise be due upon attainment of the Performance Goal.

ARTICLE VI

PAYMENT OF AWARDS

6.1 Eligibility for Payment of Award. Awards under this Plan will be paid for each Fiscal Year solely following the Committee’s certification of the attainment of the objective Performance Goal(s), as established under Section 5.1. To the extent Awards are payable, Awards only shall be paid to Participants who were employed by the Company (a) on the last day of the Fiscal Year, provided that the Award will be forfeited if the Participant is terminated for cause prior to payment, and (b) except as otherwise permitted under Section 6.4.

6.2 Certification of Attainment of Performance Goal(s). As soon as practicable after the Company’s financial results for the Fiscal Year have been approved by the Board of Directors or the Audit Committee of the Board of Directors, the Committee will certify in writing whether the Performance Goal(s) established for the Fiscal Year and other material terms were, in fact, satisfied.

6.3 Form and Time of Payment. Awards shall be paid in cash, as soon as reasonably practicable after the Committee’s certification of the attainment of the Performance Goal(s) and other material terms, subject to such terms, conditions, restrictions and limitations as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Plan. Notwithstanding the foregoing sentence, Awards shall be paid no later than the later of (a) the date that is 2 1/2 months from the end of the Participant’s first Taxable Year in which the amount is no longer subject to a substantial risk of forfeiture or (b) the date that is 2 1/2 months from the end of the Company’s first Fiscal Year in which the amount is no longer subject to a substantial risk of forfeiture, or such other date as is approved by the Internal Revenue Service or the Secretary of the Treasury for the Plan to satisfy the short-term deferral exception to the nonqualified deferred compensation rules of Code Section 409A.

6.4 Termination of Employment Due to Disability, Death or Certain Other Events. If (a) a Participant’s employment is terminated during a Fiscal Year by reason of his disability or death, or (b) subject to the limitations of Code Section 162(m), if applicable, a Participant’s employment is terminated during the Fiscal Year by reason of his retirement or involuntary termination of employment not for “cause” or voluntary termination for “good reason,” as defined in any employment agreement or similar agreement with the Participant, and (c) the Participant has been a Participant in the Plan for at least three months of such Fiscal Year, then the Participant will be eligible to receive a prorated Award for the Fiscal Year in which such termination of employment occurs, provided that, in the case of (a) within this Section 6.4, such prorated Award is based on the target incentive for such Fiscal Year, and, in the case of (b) within this Section 6.4, such prorated Award is based on actual performance for such Fiscal Year.

6.5 Limitations on Awards. Notwithstanding any provision herein to the contrary, (a) no Award will be paid to any Participant for a Fiscal Year in which performance fails to attain or exceed any minimum level established for the relevant Performance Goal(s), and (b) no Award to a Participant for a Fiscal Year may exceed $5,000,000. In addition, the payment of any Awards under this Plan may be made to a Participant by the Company in any manner appropriate to secure the deductibility thereof. Furthermore, no Award shall be payable under this Plan to any Covered Employee prior to approval of this Plan by the shareholders of the Company.

6.6 Recoupment of Awards. Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board of Directors, as thereafter amended, including any policy adopted pursuant to applicable laws, regulations or exchange requirements.

ARTICLE VII

MISCELLANEOUS

7.1 Employment. Nothing in this Plan will interfere with or limit in any way the right of the Company to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

7.2 Nonassignability. No Award under this Plan may be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance, nor may any Award be payable to anyone other than the Participant to whom it was granted (other than by will or the laws of descent and distribution).

7.3 Laws Governing. This Plan is to be construed in accordance with and governed by the laws of the State of Ohio.

7.4 Withholding Taxes. The Company may deduct from all payments under this Plan any federal, state, local or other taxes or other amounts required by law to be withheld with respect to such payments.

7.5 Plan Binding on Company and Successors. This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

7.6 Amendment and Termination. The Board of Directors may suspend or terminate this Plan at any time with or without prior notice. In addition, the Board of Directors may, from time to time and with or without prior notice, amend this Plan in any manner but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to applicable laws, regulations or exchange requirements.

7.7 Compliance with Section 162(m). With regard to all Covered Employees, the Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Code Section 162 (m). If any provision of this Plan would cause the Awards granted to a Covered Employee not to constitute qualified “performance-based compensation” under Code Section 162(m) for any Fiscal Year, that provision, insofar as it pertains to the Covered Employee, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

7.8 Eligibility of Employees of Related Entities. Notwithstanding any provision of this Plan to the contrary, the Committee may designate an employee of a company related to the Company to be eligible to be a Participant in the Plan provided the relationship of the other company to the Company would result in both being part of an affiliated group of corporations for purposes of Section 162(m).

7.9 Mid-Year Eligibility. In the event an eligible employee described in Section 3.1 commences employment (or is promoted to a position so as to make him eligible for participation in the Plan) after the expiration of the applicable 90-day period described in Section 5.1, the Committee may, in its discretion, identify such individual as a Participant for a portion of such Fiscal Year and modify the Performance Goal(s) in a manner that is reflective of the individual’s period of participation within such Fiscal Year, subject to the application of Code Section 162(m).

Agilysys c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230-3200

ANNUAL MEETING OF SHAREHOLDERS

JULY 28, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James H. Dennedy, Keith M. Kolerus and Kathleen A. Weigand, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Agilysys, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of Agilysys, to be held at the Agilysys headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, at 8:30 a.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given.

When properly executed, this proxy will be voted in the manner directed by the signed shareholder(s); if no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 6, 7, 8, 10, 11, 12 and 13, FOR the nominee listed in Proposal 4, FOR each of the nominees listed in Proposal 5, and for a ONE-YEAR frequency for Proposal 9, all in accordance with the recommendations of the Board of Directors.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on July 28, 2011: The Notice of Annual Meeting of Shareholders and Proxy Statement are available on our website at www.agilysys.com.

IMPORTANT NOTICE TO PARTICIPANTS IN THE RETIREMENT PLAN OF AGILYSYS (THE “PLAN”)

If you, the undersigned, are a participant in the Plan, you hereby instruct the Plan’s trustee, State Street Bank & Trust Company, as to how to vote your Plan shares in connection with the Proxy Statement for the Annual Meeting by completing and signing this proxy card, which will serve as your voting instructions. The Plan’s fund manager, MassMutual Financial Group, will receive a tally of the votes instructed by participants on this card and instruct the Plan’s trustee. If no instruction is provided, the Plan shares that have not been voted will be voted in the same proportion as the Plan shares which have been voted. To allow time for the fund manager to tally votes and instruct the trustee on your behalf, your completed, dated and signed card must be received no later than the close of business on July 25, 2011.

Signature

Signature (if held jointly)

Title

Please sign exactly as your name appears to the left. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such; and if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign.

Dated:

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY CARD

If cumulative voting is in effect, the proxy holders intend to cumulate votes for the election of all or any one or more of the Board of Directors’ nominees, R. Andrew Cueva (for Proposal 4), or Thomas A. Commes, R. Andrew Cueva and Howard V. Knicely (for Proposal 5). THIS PROXY CARD GIVES THE PROXY HOLDERS FULL DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG MESSRS. COMMES, CUEVA AND KNICELY, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD, IN WHICH CASE NO VOTES REPRESENTED BY THIS PROXY CARD WILL BE CAST FOR ANY DIRECTOR FOR WHOM AUTHORITY TO VOTE IS SO WITHHELD.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 6, 7, 8, 10, 11, 12 and 13, FOR each of the nominees in Proposals 4 and 5 and for a ONE-YEAR frequency in Proposal 9.

			For	Against	Abstain
1.	To authorize the sale of the Company’s Technology Solutions Group business segment to OnX Acquisition LLC and OnX Enterprise Solutions Limited (“Purchasers”) pursuant to the terms and conditions of the Stock and Asset Purchase Agreement dated as of May 28, 2011, by and among Agilysys, Inc., Agilysys Technology Solutions Group, LLC, and the Purchasers:		☐	☐	☐

2.	To approve an amendment to the Company’s Code of Regulations to reduce the required number of Directors to a minimum of three and maximum of nine:		☐	☐	☐

3.	If Proposal 2 is approved, to approve an amendment to the Company’s Code of Regulations to reduce the number of Board classes from three to two:		☐	☐	☐

4.	If both Proposals 2 and 3 are approved, to elect one Director for a two-year term:

	Nominee:		For	Withhold
	01 – R. Andrew Cueva		☐	☐

5.	If Proposal 3 is not voted on or is not approved, to elect three Directors, each for a three-year term:

	Nominees:		For	Withhold
	01 – Thomas A. Commes		☐	☐

	02 – R. Andrew Cueva		☐	☐

	03 – Howard V. Knicely		☐	☐

			For	Against	Abstain
6.	To approve an amendment to the Company’s Articles of Incorporation to delete Article that states that amendments to the Company’s Code of Regulations may only be authorized by shareholders:		☐	☐	☐

7.	If Proposal 6 is approved, to approve an amendment to the Company’s Code of Regulations to authorize the Board of Directors to amend the Code of Regulations to the extent permitted by Ohio General Corporation Law:		☐	☐	☐

8.	To vote, on an advisory basis, to approve executive compensation:		☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain
9.	To vote, on an advisory basis, on the frequency of future advisory votes on executive	☐	☐	☐	☐
compensation:
			For	Against	Abstain
10.	To approve the Agilysys, Inc. 2011 Stock Incentive Plan:		☐	☐	☐

11.	To approve the Agilysys, Inc. Annual Incentive Plan:		☐	☐	☐

12.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:		☐	☐	☐

13.	To approve adjournments or postponements of the Annual Meeting:		☐	☐	☐

14.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE